Exhibit 10.4

Agreement of Lease

between

Empire State Building Company L.L.C., as Landlord

and

Coty Inc., as Tenant

dated as of July 14, 2008

for

the entire 14th Floor and a portion of the 15th Floor

at the Empire State Building
350 Fifth Avenue
New York, New York

and ancillary agreements

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
(212) 407-4000

Table of Contents

1.	Lease Digest

2.	Agreement of Lease dated as of July 14, 2008 between Empire State Building Company L.L.C. (“Landlord”), as landlord, and Coty Inc. (“Tenant”), as tenant

3.	Escrow Letter dated July 14, 2008 among Landlord, as landlord, Tenant, as tenant, and David J. Bleckner, P.C., as escrowee

- including a copy of the check for the Escrow Deposit

4.

Non-Disturbance and Attornment Agreement dated as of July 14, 2008 between Empire State Land Associates L.L.C., as fee owner, and Tenant, as subtenant, recorded in the Office of the City Register of the City of New York (the “City Register’s Office”) on July 23, 2008 as CRFN 2008000293470

5.

Subordination, Non-Disturbance and Attornment Agreement dated as of July 14, 2008 between Empire State Building Associates L.L.C., as master lessee, and Tenant, as subtenant, recorded in the City Register’s Office on July 23, 2008 as CRFN 2008000293471

6.

Subordination, Non-Disturbance and Attornment Agreement dated as of July 14, 2008 between Capital One, N.A., as mortgagee, and Tenant, as tenant, recorded in the City Register’s Office on July 23, 2008 as CRFN 2008000293472

AGREEMENT OF LEASE DATED AS OF JULY 14, 2008 BETWEEN
EMPIRE STATE BUILDING COMPANY L.L.C., AS LANDLORD, AND
COTY INC., AS TENANT,
FOR THE ENTIRE 14TH FLOOR, AND A PORTION OF THE 15TH FLOOR,
AT THE EMPIRE STATE BUILDING,
350 FIFTH AVENUE, NEW YORK, NEW YORK

LEASE DIGEST

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
(212) 407-4000

August 28, 2008

LEASE DIGEST

i

LEASE DIGEST

ii

LEASE DIGEST

iii

LEASE DIGEST1

LANDLORD:	EMPIRE STATE BUILDING COMPANY L.L.C., a New York limited liability company

TENANT:	COTY INC., a Delaware corporation

BUILDING:	Empire State Building, 350 Fifth Avenue, New York, New York 10118

DATE OF LEASE:	July 14, 2008

PREMISES: (Preamble)

The entire rentable area of the 14th floor of the Building, consisting of 51,527 rentable square feet (“RSF”), and a portion of the 15th floor of the Building, consisting of 36,329 RSF. The total RSF of the Premises is 87,856.

TERM: (Preamble)	Approximately fifteen (15) years.

COMMENCEMENT DATE: (Article 1A)

The 31st day after the date when the last of the following has occurred: (i) Landlord delivers vacant possession of the Premises to Tenant and (ii) Landlord substantially completes Landlord’s Work (as defined in Article 23B).[2]

EXPIRATION DATE: (Preamble and Article 1E)

The last day of the 15th Lease Year. The term “Lease Year” means the twelve (12) months commencing on the Rent Commencement Date (as hereinafter defined) (or if the Rent Commencement Date is not the first day of a month, the first day of the month following the month in which occurs the Rent Commencement Date) and each subsequent period of twelve (12) months.

RENT:	The date which is ten (10) months after the Commencement

[1]

This digest is a general summary of Tenant’s rights and obligations under the referenced provisions of the Lease. If any questions or issues arise thereunder, the actual provisions of the Lease should be analyzed and consulted. Article references are to the Lease.

[2]

Pursuant to Article 1A, the Commencement Date is also contingent upon Landlord delivering certain non-disturbance agreements to Tenant from each of (i) Landlord’s lender (i.e., Capital One, N.A.), (ii) the ground lessee of the Building (i.e., Empire State Building Associates L.L.C.) and (iii) the fee owner of the Building (i.e., Empire State Land Associates L.L.C.). Landlord delivered such non-disturbance agreements to Tenant at the mutual execution and delivery of the Lease and related documents, which was held at Tenant’s Two Park Avenue offices on July 14, 2008. The non-disturbance agreements were recorded in the Office of the City Register of the City of New York on July 23, 2008.

COMMENCEMENT DATE: (Article 2A)	Date.

FIRST OUTSIDE DATE: (Article 1F(i))

If Landlord fails to substantially complete Landlord’s Work on or before November 14, 2008,[3] then Tenant shall be entitled to a rent credit against fixed annual rent (without electricity) in the amount of $12,516.47 per day for each day after November 14, 2008 that Landlord fails to substantially complete Landlord’s Work.

SELF HELP OUTSIDE DATE: (Article 1F(ii))

If Landlord fails to substantially complete Landlord’s Work on or before December 14, 2008, then Tenant may, at any time on or before February 12, 2009, give Landlord written notice that, unless Landlord substantially completes Landlord’s Work within ten (10) days after such notice has been given to Landlord, Tenant shall perform the work necessary to complete Landlord’s Work. Such notice shall specify (in bold face type and capital letters) that in the event Landlord does not substantially complete Landlord’s Work within such ten (10) day period, then Tenant shall exercise its “self-help” rights under subparagraph (ii) of Article 1F with respect to Landlord’s Work. Landlord shall reimburse Tenant for the commercially reasonable out-of-pocket costs incurred by Tenant in performing such work pursuant to Article 1F(ii). If Tenant exercises such self-help rights, then (i) the rent credit described above in the “First Outside Date” section of this digest will only continue until the earlier to occur of (x) the date that Tenant substantially completes Landlord’s Work or (y) the date (as same may be extended as a result of force majeure) on which Tenant should have completed Landlord’s Work using commercially reasonable efforts to do so, and (ii) Tenant shall no longer have the right to cancel the Lease as described below in the “Termination Outside Date” section of this digest.

TERMINATION OUTSIDE DATE: (Article 1F(iii))

If Landlord fails to substantially complete Landlord’s Work on or before January 14, 2009 (and provided Tenant has not exercised its self-help rights described above in the “Self Help Outside Date” section of this digest), then Tenant may terminate the Lease on ten (10) days’ prior written notice to Landlord given at any time on or before March 15, 2009, and unless Landlord substantially completes Landlord’s Work within ten

[3]

Specific dates have been used in this digest in lieu of defined terms (e.g., Effective Date, First Outside Date, Self Help Outside Date or 60 days after the Self Help Outside Date), to the extent same were known at the time this digest was prepared.

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(10) days after such notice has been received by Landlord, the term of the Lease shall end as if January 14, 2009 was the date originally set in the Lease for the expiration of the term (except that Landlord shall reimburse Tenant for the reasonable out-of-pocket costs to Tenant of all plans and specifications prepared for Tenant in connection with the Lease and the Premises, up to $351,424.00, pursuant to Article 1F(iii)).

FIXED RENT: (Article 2A)	(a) From the Rent Commencement Date through the last day of the fifth Lease Year: $4,568,512.00 per annum ($380,709.33 per month);

(b) From the first day of the sixth Lease Year though the last day of the tenth Lease Year: $4,919,936.00 per annum ($409,994.67 per month); and

(c) From the first day of the eleventh Lease Year though the last day of the fifteenth Lease Year: $5,271,360.00 per annum ($439,280.00 per month).

ELECTRIC SERVICE: (Article 3)	Furnished on a submetering basis at Landlord’s Cost (as defined in Article 3A(i)), plus 6%.

USE: (Article 1G)	Offices relating to the conduct of Tenant’s, or any permitted occupant’s, business and uses incidental and related thereto.

TENANT’S SHARE:	3.2293%

(Article 2B(i)(b), with respect to operating expenses escalations, and Article 2C(i)(b), with respect to tax escalations)

OPERATING EXPENSES: (Article 2B)	Tenant pays, as additional rent, Tenant’s Share of any increases in Expenses (as defined in Article 2B(i)(e)) each comparative year over the base calendar year 2009.

ESCALATION STATEMENTS: (Articles 2B(i)(f) and 2B(iv))

The Escalation Statements (as defined in Article 2B(i)(f)) setting forth the amount of Expenses payable by Tenant for a specified comparative year shall be (i) in writing, (ii) signed by Landlord, (iii) substantially in the form attached to the Lease as Exhibit F and (iv) prepared based on information and computations made in accordance with GAAP by a certified public accountant.

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PAYMENT OF OPERATING EXPENSES:	The first payment of additional rent for the entire first comparative year shall be payable within thirty (30) days after the Escalation Statement relating thereto is delivered to Tenant.

(Article 2B(ii))

Beginning on the first day of the first comparative year and thereafter, all monthly installments of rent shall include one-twelfth (1/12th) of the then current annual amount of such adjustment for Expenses on account of Expenses for the next ensuing comparative year (and such amount shall be payable by Tenant until Landlord delivers the next Escalation Statement to Tenant).

Within thirty (30) days after Landlord delivers the next Escalation Statement to Tenant, Tenant shall pay to Landlord on account of additional rent for the comparative year to which such Escalation Statement relates, an amount equal to the excess of additional rent due on account of increases in Expenses over the amount collected from Tenant on account thereof during the preceding year. If there shall have been a reduction in the Expenses during any ensuing comparative year, the excess of the amount collected by Landlord over the amount paid by Tenant on account of such comparative year shall be credited against amounts payable by Tenant for the current comparative year (or if the term of the Lease shall have expired, refunded to Tenant).

If any Escalation Statement is furnished to Tenant after the commencement of the applicable comparative year, there also shall, within thirty (30) days, be paid by Tenant to Landlord an amount equal to the portion of such monthly adjustments allocable to the part of such comparative year which shall have lapsed prior to the first day of the calendar month next succeeding the calendar month in which such Escalation Statement is furnished to Tenant.

EXTENSION OF PAYMENT OF OPERATING EXPENSES: (Article 2B(ii))

If Landlord fails to substantially complete Landlord’s Work on or before November 14, 2008, then Tenant’s obligation to begin paying operating expenses escalation additional rent shall be extended beyond the first day of the first comparative year by one day for each day after November 14, 2008 that Landlord fails to substantially complete Landlord’s Work.

OPERATING EXPENSES AUDIT RIGHTS; DISPUTES: (Article 2B(iv) and (v))

All Escalation Statements delivered by Landlord to Tenant shall constitute a final determination of the applicable Expenses, unless (i) within two hundred seventy (270) days after they are furnished (time being of the essence), Tenant gives a notice (“Audit Notice”) to Landlord that Tenant wishes to examine

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Landlord’s books and records with respect thereto and (ii) within sixty (60) days after the completion of any such examination (time being of the essence), Tenant gives a notice to Landlord that it disputes the accuracy or appropriateness of the statement which is the subject of such examination (which notice shall specify the particular respects in which such statement is inaccurate or inappropriate).

Tenant may audit and dispute the base year at the same time it disputes or audits the first comparative year.[4]

Pending the resolution of any such audit and dispute, Tenant shall pay the additional rent to Landlord in accordance with the statements furnished by Landlord (without prejudice as to any such dispute).

After payment of such additional rent, Tenant may examine Landlord’s relevant books and records during regular business hours, provided such examination is commenced within forty-five (45) days after the giving of an Audit Notice.

If it is determined that the Expenses reported by Landlord are in excess of one hundred five (105%) percent of the actual amount of Expenses, then if (i) Landlord fails to dispute such finding, (ii) Landlord agrees with such finding, (iii) following a dispute of Tenant’s examination by Landlord the reconciled audits still evidence that Tenant was overcharged by more than five percent (5%) or (iv) in arbitration it is determined that Tenant was overcharged by more than five percent (5%), then Tenant’s reasonable and actual costs of said audit shall be payable by Landlord within thirty (30) days of demand.

Any dispute shall be resolved by arbitration in accordance with Article 41. All audit and dispute rights of Tenant shall survive the expiration or earlier termination of the term of the Lease for a period of two hundred seventy (270) days after the date Tenant receives the Escalation Statement for the last comparative year (or partial comparative year) during the term of the Lease.

FAILURE TO BILL OPERATING EXPENSES; WAIVER OF EXPENSE ESCALATION:

If Landlord fails to bill Tenant for any Expense escalation for a period of more than eighteen (18) months after the comparative year in question, such failure shall constitute a waiver of such Expense escalation, but shall not constitute a waiver of Tenant’s continuing obligation to pay any other Expense escalation under

[4]	We strongly recommend that Tenant exercise its audit rights, particularly with respect to the base year and the first comparative year.

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(ARTICLE 2B(vii))	the Lease.

REAL ESTATE TAXES: (Article 2C)

Tenant pays, as additional rent, Tenant’s Share of any increases in “real estate taxes” (as defined in Article 2C(i)(e)) each comparative year over the New York City real estate base tax year commencing July 1, 2008 and ending June 30, 2009.

PAYMENT OF REAL ESTATE TAXES: (Article 2C(ii)(a))

Before or after the start of each comparative year, Landlord shall furnish to Tenant a statement of the real estate taxes payable for such comparative year, and a statement of the real estate taxes payable during the base tax year (together with copies of the relevant tax bills for such comparative year and base tax year). After Landlord has furnished Tenant with such statement, Tenant shall pay Landlord, together with the monthly installments of fixed annual rent due on June 1 and December 1 of each comparative year, an amount equal to one-half (1/2) of the total sum of the tax escalation additional rent due from Tenant to Landlord pursuant to such statement for the applicable comparative year. If a statement is furnished to Tenant after the commencement of the comparative year in respect of which such statement is rendered, then Tenant shall, within thirty (30) days thereafter, pay to Landlord an amount equal to those installments payable during the period prior to the first day of the month next succeeding the month in which the applicable statement has been furnished.

EXTENSION OF PAYMENT OF REAL ESTATE TAXES: (Article 2C(ii)(a))

If Landlord fails to substantially complete Landlord’s Work on or before November 14, 2008, then Tenant’s obligation to begin paying real estate tax escalation additional rent shall be extended beyond the first day of the first comparative year by one day for each day after November 14, 2008 that Landlord fails to substantially complete Landlord’s Work.

REAL ESTATE TAXES DISPUTES: (Article 2C(ii)(d))

The statement of the real estate taxes to be furnished by Landlord shall be certified by Landlord and shall constitute a final determination of the real estate taxes for the periods represented thereby, unless Tenant within one hundred twenty (120) days after they are furnished shall give a written notice to Landlord that it disputes their accuracy or their appropriateness, which notice shall specify the particular respects in which the statement is inaccurate or inappropriate. If Tenant disputes said statement then, pending the resolution of such dispute, Tenant shall pay the additional rent to Landlord in accordance with the statement furnished by Landlord.

FAILURE TO BILL:	Any delay or failure of Landlord in billing any tax escalation for

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REAL ESTATE TAX ESCALATION; WAIVER OF TAX ESCALATION: (ARTICLE 2C(ii)(e))

a period of more than eighteen (18) months after the underlying real estate taxes are due and have been billed by the applicable taxing authority shall constitute a waiver of such tax escalation, but shall not constitute a waiver of Tenant’s continuing obligation to pay any other tax escalation due under the Lease.

ICIP/BUILDING IMPROVEMENT PROGRAM: (Article 2C(ii)(f))

Landlord has applied for benefits under the New York City Industrial Commercial Incentive Program (“ICIP”) in connection with the Building Improvement Program (as defined in Article 23D). If an abatement in real estate taxes has been granted for the building project for the base tax year by exempting from taxation any portion of a physical assessment pursuant to the ICIP, then when, as and if the abatement is reduced, the amount of real estate taxes that would have been paid (at the tax rate in effect for the base tax year) during the base tax year on that portion of the physical assessment then no longer subject to the ICIP abatement shall be added to the real estate taxes payable in the base tax year. If an ICIP abatement is not granted with respect to the base tax year, then that portion of the real estate taxes payable for the building project for the base tax year and any comparative year due solely by reason of the Building Improvement Program shall be excluded from the real estate taxes for such years when calculating the real estate tax escalation additional rent payable hereunder.

ICIP/BUILDING IMPROVEMENT PROGRAM DISPUTES: (Article 2C(ii)(f))

Any dispute regarding the ICIP provisions described above in the “ICIP/Building Improvement Program” section of this digest shall be resolved by arbitration in accordance with the provisions of Article 41 (provided that the standard to be applied in such arbitration is the correct application of New York law with respect to such matter). Pending the resolution of such dispute, Tenant shall pay Landlord real estate tax escalation additional rent in accordance with Landlord’s determination of the amounts due, but without prejudice to Tenant’s position in such dispute. If, upon resolution of such dispute, it is determined that Tenant overpaid the amount of any real estate tax escalation additional rent actually due under the Lease, then the amount of such overpayment shall be promptly refunded to Tenant with interest thereon at the Applicable Rate (as defined in Article 7) from the date of such overpayment.

BID CHARGE: (Article 2C(i)(e))	Included in real estate taxes.

BROKER:	CB Richard Ellis, Inc. and Colliers ABR, Inc.

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(ARTICLE 40)

LATE CHARGE: (Article 44)

If Tenant fails to pay all or any part of any rental for more than five (5) days after the same has become due and payable, and Landlord thereafter notifies Tenant of such failure, then Tenant shall pay Landlord, within five (5) days after demand, a late charge of (i) three ($.03) cents for each dollar of the amount of such rental which shall not have been paid to Landlord within such five (5) days after becoming due and payable or (ii) interest on such sum from the date when first due at the average of all prime rates published from time to time in The Wall Street Journal (Eastern Edition) plus three percent (3%), whichever is greater; provided, however, that Landlord shall not be required to so notify Tenant more than twice in any twelve (12) month period during the term of the Lease (so that after such second notice such late charge will be due with respect to any subsequent payment by Tenant which is more than five (5) days late, during such Lease Year, without any further notice from Landlord).

LANDLORD’S NOTICE ADDRESS: (Article 28)	Empire State Building Company L.L.C. 350 Fifth Avenue, Third Floor New York, New York 10118 Attention: General Manager

With a copy to:

Wien & Malkin LLC
250 West 57th Street
New York, New York 10165
Attention: Senior Asset Supervisor

LANDLORD’S CONTRIBUTION: (Article 23C(iii))

Landlord shall provide Tenant an allowance of up to $5,998,300.00 (“Landlord’s Contribution”) to defray the cost of construction of any Tenant’s Initial Installation Work (as defined in Article 23C(i)) which is performed prior to the second anniversary of the Commencement Date. Landlord’s Contribution shall be payable against requisitions accompanied by (i) the certification of Tenant’s architect that the applicable work has been substantially completed in accordance with plans and specifications approved by Landlord, (ii) a list specifying the work performed for which such requisition is being submitted and (iii) partial conditional waivers of mechanics’ liens for all work for which such installment of Landlord’s Contribution has been requisitioned, and partial unconditional waivers of mechanics’ liens for all work for which payments

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were made by Landlord with respect to previous requisitions, from each contractor, sub-contractor, vendor and supplier of labor and material (collectively, “Contractor”) for whom and to the extent such installment of Landlord’s Contribution is being requisitioned; provided, however, that Tenant shall not be required to submit such lien waivers for any Contractor performing work or providing materials the cost of which shall be less than $10,000.00. Payments on account of Landlord’s Contribution shall not be payable more frequently than monthly. No portion of Landlord’s Contribution shall be applied by Tenant against expenses for furniture, office equipment or other personal property, and not more than $899,745.00 may be applied by Tenant for architectural and engineering fees or other soft costs relating to Tenant’s Initial Installation Work (which payments of Landlord’s Contribution for such architectural and engineering fees and other soft costs shall be made by Landlord upon Tenant’s submission of invoices therefor (whether before or after the Commencement Date) which have been approved for payment by an officer of Tenant).

LANDLORD’S CONTRIBUTION DISPUTES: (Article 23C(iii))

Any dispute regarding Landlord’s Contribution shall be resolved by expedited arbitration in accordance with the provisions of Article 41. In the event that any such dispute shall be resolved in Tenant’s favor so that Landlord shall be obligated to pay Tenant all or any part of Landlord’s Contribution, but Landlord fails to do so within fifteen (15) days after such decision is rendered in such arbitration proceeding, then Tenant shall be entitled to a rent credit (i.e., Tenant may offset such amount due Tenant against rent) in the amount of the portion of Landlord’s Contribution which Landlord has failed to pay Tenant (within such fifteen (15) day period) in accordance with the decision in such arbitration proceeding, with interest at the Applicable Rate from the date such sums were to have been reimbursed or paid to Tenant from Landlord’s Contribution until the date recovered in full by Tenant and with all reasonable legal fees incurred by Tenant in connection with such dispute (provided Tenant furnishes Landlord with paid invoices or other reasonably sufficient evidence of such fees).

LANDLORD’S CONTRIBUTION ESCROW AGREEMENT:

As security for the payment to Tenant of any portion of Landlord’s Contribution remaining unpaid if and when Landlord’s lender, Capital One, N.A., succeeds to the interest of Landlord under the Lease, Landlord agreed to deposit the full amount of Landlord’s Contribution in escrow with Landlord’s counsel to be drawn upon by Tenant, in the event of such succession, pursuant to the terms of that certain letter agreement dated July 14, 2008 between Landlord and Tenant.

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ASSIGNMENT/ SUBLETTING: (Article 4A and D)

Except as otherwise provided in Article 4, Tenant shall not assign, mortgage or encumber the Lease, nor sublet, or suffer or permit the Premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance.

If Landlord does not exercise its recapture rights as provided below in the “Recapture” section of this digest, or if such recapture rights are not applicable, then Landlord will not unreasonably withhold, condition or delay its consent to Tenant’s request for consent to a specific assignment or subletting (provided that Tenant is not in default under the Lease beyond any notice and/or grace period at the time Tenant requests Landlord’s consent to any such subletting or assignment).[5]

RECAPTURE: (Article 4B(i) and (ii))

All of the Premises. If Tenant desires to assign the Lease or to sublet all or substantially all of the Premises, it shall first request, in writing, Landlord’s consent (and include with such request the information and documents described in Article 4C). Landlord may then, by notice given within thirty (30) days after the receipt of Tenant’s request for consent, terminate the Lease on the date (the “Termination Date”) which shall be the later to occur of (i) the effective date of the proposed transaction, as specified by Tenant, and (ii) the date which is sixty (60) days following the date Landlord’s termination notice is given.

An Entire Floor for the Balance of the Term. If Tenant desires to sublet in a single transaction, all or substantially all of the 14th Floor Portion, all or substantially all of the 15th Floor Portion, or all or substantially all of all space on any other floor of the Building which is included in the Premises, for all or substantially all of the remainder of the term of the Lease, it shall first request, in writing, Landlord’s consent (and include with such request the information and documents described in Article 4C). Landlord may then, by notice given within thirty (30) days after the receipt of Tenant’s request for consent, delete from the Premises the space proposed to be subleased (the “Deleted Portion”), on the date which shall be the later to occur of (a) the effective date of the proposed transaction, as specified by Tenant, and (b) the date which is sixty (60) days following the date Landlord’s deletion notice is given.

[5]

Please see Articles 4E and 4F for certain restrictions and conditions applicable to subleasing and assigning (including the prohibition on any subleasing which results in the occupancy of the Premises by more than six (6) occupants, including Tenant).

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Condition of Deleted Portion. Landlord shall accept the Deleted Portion “as is” except that Landlord, at Landlord’s expense, shall perform all such work and make all such alterations as may be required (i) to demise the Deleted Portion from the remainder of the Premises (including, without limitation, separation of building systems and associated wiring, duct work and piping, and removal of any internal staircase and closing up of the slab) to permit lawful occupancy and (ii) if applicable, to make the floor properly and legally usable as a multi-tenanted floor including, without limitation, any work needed to restore public corridors and bathrooms (using Building standard fixtures and finishes); provided, however, if Tenant agreed to perform such work, at its expense, under the terms of the proposed assignment or sublease, then Landlord shall do so at Tenant’s reasonable expense, which shall be deemed additional rent under the Lease and shall be due within thirty (30) days after demand, accompanied by supporting documentation therefor.

PROFIT SPLITTING: (Article 4J)

If Tenant assigns the Lease or subleases all or any portion of the Premises (except with respect to an assignment or sublease which does not require Landlord’s consent under paragraphs G (Affiliates), H (Successor Entity), I (the 15,000 RSF flexible sublet), P (Desk Space) or Q (Charitable Organizations) of Article 4), Tenant shall pay to Landlord the following sums: (a) with respect to a sublease, fifty percent (50%) of (1) any rent or other consideration (including, without limitation, sums for fixtures, furniture, equipment and other personal property less, in the case of a sale thereof, the then unamortized value thereof on Tenant’s federal tax returns) paid to Tenant by any subtenant which (after first deducting from such rent or other consideration the costs of Tenant, if any, in effecting the subletting, including reasonable alteration costs, commissions and legal fees) is in excess of (2) the rent allocable (strictly on a per square foot basis, without regard to any other allocation of value, by dividing aggregate consideration by the RSF of the area so sublet) to the subleased space which is then being paid by Tenant to Landlord pursuant to the terms hereof and (b) with respect to an assignment of the Lease, fifty percent (50%) of any other profit or gain (after first deducting from such profit or gain any necessary expenses incurred) realized by Tenant from any such assignment. All such sums payable by Tenant shall be payable to Landlord as additional rent as and when received by Tenant (and shall be payable to Landlord only after Tenant shall have first deducted and recovered in full the costs described above and certain unamortized out-of-pocket costs to Tenant of Tenant’s Initial Installation Work as provided in

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subparagraph (ii) of Article J).

AFFILIATE EXCEPTION: (Article 4G)

The provisions of paragraph B of Article 4 (regarding recapture), and the provisions of paragraph J of Article 4 (regarding profit splitting), shall not apply to, and Landlord’s consent shall not be required with respect to (i) the use by an Affiliate (as hereinafter defined) of all or any portion of the Premises or (ii) an assignment of the Lease or a sublease of all or any portion of the Premises to an Affiliate, provided that Tenant complies with certain conditions and provisions of Article 4 as set forth in Article 4G.

Tenant shall give Landlord at least ten (10) days’ prior written notice of any such transaction accompanied by (i) a certified statement by an officer of Tenant that the proposed assignee or sublessee, as the case may be, is an Affiliate (and describing the relationship) and (ii) the written statement by Tenant confirming that Tenant will remain primarily liable, jointly and severally with any transferee or assignee, for the obligations of Tenant under the Lease.

The term “Affiliate” means any entity, directly or indirectly, controlled by, controlling or under common control with Tenant.

SUCCESSOR ENTITY EXCEPTION: (Article 4H)

The provisions of paragraph B of Article 4 (regarding recapture), and the provisions of paragraph J of Article 4 (regarding profit splitting), shall not apply to, and Landlord’s consent shall not be required, with respect to an assignment of the Lease or a sublease of all but not part of the Premises to any corporation or other entity (“Successor Entity”) (i) to which all or substantially all of the assets of Tenant are transferred or sold or (ii) into which or with which Tenant may be merged or consolidated, provided that (a) the net worth (determined in accordance with GAAP or if such entity is a foreign entity, International Accounting Standards) of such transferee or of the resulting entity, as the case may be, is equal to or greater than the net worth of Tenant (determined in accordance with GAAP) immediately prior to such transfer or transaction and (b) any such transaction complies with certain conditions and provisions of Article 4 as set forth in Article 4H.

Tenant shall give Landlord at least ten (10) days’ prior written notice of any such transaction, which notice shall contain or be accompanied by (i) the information and documents described in paragraph C of Article 4, (ii) reasonably satisfactory proof that the above described net worth and other applicable provisions of paragraph H of Article 4 have been satisfied and (iii) a written

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statement by Tenant confirming that Tenant will (if and to the extent it still exists) remain primarily liable, jointly and severally with any transferee or assignee, for the obligations of Tenant under the Lease.

EXCEPTION FOR SUBLEASING AN AGGREGATE OF 15,000 RSF: (Article 4I)

The provisions of paragraphs B, C, E, J, M and N of Article 4 shall not apply to, and Landlord’s consent shall not be required, with respect to one or more sub-lettings, from time to time, of up to an aggregate of 15,000 RSF of the 15th Floor Portion, provided that (i) Tenant shall give Landlord fifteen (15) days’ prior written notice of any such transaction, which notice shall include a copy of the executed sublease agreement for any such transaction, (ii) the term of any such sublease agreement shall not expire later than the last day of the tenth Lease Year, (iii) any such subtenant shall be reputable and financially responsible, (iv) Tenant shall not be in default under the Lease beyond any applicable notice and/or grace period at the time Tenant enters into any such sublease and (v) any such transaction shall comply with certain conditions and provisions of Article 4 as set forth in Article 41.

DESK SPACE EXCEPTION: (Article 4P)

The provisions of paragraph B of Article 4 (regarding recapture), and the provisions of paragraph J of Article 4 (regarding profit splitting), shall not apply to, and Tenant shall have the right, without the prior consent of Landlord, to enter into license agreements for the use of desk space (“Desk Space”) within the Premises only with third party outsourced service providers using such Desk Space to service Tenant or Affiliates at the Premises (collectively, “Desk Space User”) (provided that Tenant’s third party auditors may also service Affiliates not located at the Premises), including, but not limited to, marketing personnel, auditors, consultants, professional advisors, commercial partners, accountants, mail room facilities, photocopy facilities, messenger facilities and other vendors, provided that (i) Tenant shall give Landlord at least ten (10) days’ prior written notice of any such transaction, (ii) such Desk Space is not separately demised, and (iii) such licensing agreements are not being entered into to violate the provisions of the Lease prohibiting assignment and sub-lettings.

CHARITABLE ORGANIZATION EXCEPTION: (Article 4Q)

The provisions of paragraph B of Article 4 (regarding recapture), and the provisions of paragraph J of Article 4 (regarding profit splitting), shall not apply to, and Tenant shall have the right, without the prior consent of Landlord, to enter into a license agreement or sublease for the use of office space, which shall be undivided and consist of less than 2,000 RSF on each of the 14th Floor Portion and the 15th Floor Portion, with

13

any charitable organization including, without limitation, D.K.M.S. Americas (other than a charitable organization whose activities may, in Landlord’s reasonable opinion, pose a threat or security risk to tenants of the Building), provided that (i) Tenant shall give Landlord at least ten (10) days’ prior written notice of any such transaction and (ii) such occupancy shall comply in all respects with all applicable laws, rules and regulations (including, without limitation, the provisions of the New York City Building Code).

ALTERATIONS: (Article 8)

Tenant shall make no alteration, addition or improvement to the Premises without the prior written approval of Landlord. Landlord shall not unreasonably withhold, condition or delay its approval of nonstructural interior alterations to the Premises, provided that such alterations do not adversely affect any of the Building systems. Notwithstanding the foregoing, Landlord’s prior written approval is not required for any (i) decorative work, such as painting, wall covering, carpeting and picture hanging or (ii) other alteration not requiring the approval of, and/or submission of plans to, any governmental agency (including the Department of Buildings of the City of New York), provided that such alteration does not adversely affect (other than to a de minimis extent) the proper functioning of any of the Building systems outside of the Premises; and provided, further, that all such work shall be performed in accordance with all applicable provisions of Article 8 (except the requirement of Landlord’s approval of work or the plans and specifications for such work; Tenant, nevertheless, is required to provide Landlord with a reasonably detailed written description of such work, at least ten (10) days prior to the start thereof). All alterations shall be performed in accordance with the foregoing and all of the conditions set forth in Article 8.

RESTORATION: (Article 8C(ii))

Tenant shall have no obligation to restore the Premises, except for any alterations, additions or improvements which are not standard for normal office installations (“Specialty Alterations”), e.g., reinforced flooring for high density filing, vaults and internal stairways, which shall be removed by Tenant and any damage repaired, at Tenant’s expense, prior to the expiration of the term of the Lease; provided, however, that Landlord shall be required to designate each such Specialty Alteration that Tenant must remove at the time Landlord approves any such Specialty Alteration; and provided, further, that Tenant’s request for consent to such alteration specifies (in bold faced type and capital letters) that Landlord must so designate. Tenant shall not be required to remove any executive lavatories installed by Tenant and in no event will any Supplemental A/C Unit (as

14

defined in Article 31C) be deemed a Specialty Alteration.

LANDLORD’S REVIEW OF TENANT PLANS: (Article 8B(i))

General. All alterations requiring the submission of plans to any governmental agency (including the Department of Buildings of the City of New York) must be performed substantially in accordance with plans and specifications first submitted to Landlord for its prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed with respect to nonstructural interior alterations to the Premises that do not adversely affect (other than to a de minimis extent) the proper functioning of the Building systems.

Deemed Approval. If Landlord fails to respond to any such request for approval within ten (10) business days after Landlord’s initial receipt of such plans and specifications (or within five (5) business days after Landlord’s receipt of any resubmission of such plans and specifications by Tenant), Tenant may send Landlord a second request for approval of such plans and specifications. If Landlord fails to respond to such second request for approval within five (5) days after its receipt of same, then Landlord shall be deemed to have approved such plans and specifications (provided such second request specifies in bold faced type and capital letters that Landlord shall be deemed to have approved such plans and specifications if Landlord fails to respond to such second request within such five (5) day period).

SNDA: (Article 13)

The Lease is subject and subordinate to all ground leases, mortgages, building loan agreements, leasehold mortgages, spreader and consolidation agreements and other similar documents and instruments, which hereafter affect such leases or the real property of which the Premises form a part; provided that, as a condition precedent to Tenant’s agreement to subordinate, Landlord shall obtain from the holder of any such future superior interest, for the benefit of Tenant, a subordination, non-disturbance and attornment agreement, in the form then customarily used by it, provided such form is commercially reasonable.

LANDLORD’S FAILURE TO REPAIR/ PROVIDE SERVICES: (Articles 10B and 10C)

General. Landlord shall operate, maintain and make all necessary repairs (both structural and nonstructural) to the Building systems servicing the Premises and to the public portions of the Building, both exterior and interior, in conformance with standards applicable to first-class office buildings in mid-town Manhattan, except such repairs which are necessitated by the acts, omissions or negligence of Tenant, its agents, employees or contractors (subject, however, to the

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waiver of subrogation and right of recovery provisions Article 42E), which shall be made by Landlord at Tenant’s expense.

Self Help. Notwithstanding anything contained in the Lease to the contrary, if Landlord fails to comply with such maintenance or repair obligations for a period of fifteen (15) days after notice of the condition, and such failure materially and adversely affects Tenant’s use and occupancy of the Premises for the conduct of its normal business operations, then Tenant, after an additional five (5) days’ prior written notice to Landlord, may perform such maintenance or repair, as the case may be, for the account of Landlord, pursuant to the terms of Article 10C, except if such performance (i) affects any Building systems which do not exclusively service the Premises or affects any area outside of the Premises which is occupied by another tenant or occupant pursuant to an agreement with Landlord or (ii) affects any structural portion of the Building. Such second 5-day notice shall contain a statement (in bold face type and capital letters) of Tenant’s intention to exercise its “self-help” rights under Article 10C in the event Landlord does not timely comply with its maintenance or repair obligations.

RENT ABATEMENT FOR FAILURE OF SERVICES: (Article 22D (i) and (ii))

Failure of Services for Reasons other than Force Majeure or a Failure of the Public Utility Provider. Notwithstanding anything contained in the Lease to the contrary, (i) if as a result of any repair, alteration, addition or improvement to the Building by or on behalf of Landlord or (ii) the failure of Landlord to make any repair or to provide any service to the Premises which Landlord is obligated to make or provide (as the case may be) under the Lease (except if such failure is due to force majeure, or a failure by the public utility to provide such service to the Building, to the extent such service is not otherwise reasonably available), Tenant and its employees cannot and do not use (except on an emergency basis) all or any portion of the Premises for the normal conduct of its business (or for the performance of Tenant’s Initial Installation Work, as the case may be), for a period of three (3) consecutive Business Days, then Tenant shall be entitled to an abatement of all rent and additional rent for each day after such three (3) business day period for such portion of the Premises which cannot be used as set forth above.

Failure of Services due to Force Majeure or a Failure of the Public Utility Provider. Notwithstanding anything contained in the Lease to the contrary, if as a result of the failure of Landlord to make any repair or to provide any service to the Premises which Landlord is obligated to make or provide (as the case may

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be) under the Lease, which failure is due to force majeure, or a failure by the public utility to provide such service to the Building (but is not due to any of the causes set forth above in the “Failure of Services for Reasons other than Force Majeure” section of this digest), Tenant and its employees cannot and do not use (except on an emergency basis) all or any portion of the Premises for the normal conduct of its business (or for the performance of Tenant’s Initial Installation Work, as the case may be), for a period of ten (10) consecutive days, then Tenant shall be entitled to an abatement of all rent and additional rent for each day after such ten (10) day period for such portion of the Premises which cannot be used as set forth above.

INSURANCE:	See Article 42.

SIGNAGE: (Article 27A(i) and (ii))

Tenant shall not affix, erect or inscribe any signs, projections, awnings, signals or advertisements of any kind to any part of the Premises including the inside or outside of the windows or doors and will not paint the outside of the doors or the inside or outside of the windows unless and until the style, size, color, construction and location thereof have been approved in writing by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed); provided, however, that no such approval shall be required with respect to any identity signage which is not readily visible from the elevators which service the 14th floor or from any other area outside of the Premises; provided, however, that if and so long as Coty Inc. or its Affiliate or a Successor Entity is the Tenant under the Lease, no such approval shall be required with respect to any such identity signage which is readily visible from the elevators which service the 14th floor of the Building, provided Tenant gives Landlord at least fifteen (15) days’ prior written notice of the installation of such signage; and provided, further, that such signage is professionally prepared and in keeping with the first class nature of the Building.

Notwithstanding anything contained in the Lease to the contrary, Tenant, at its expense, shall cause Tenant’s entrance door for any partial floor included in the Premises (other than the 15th Floor Portion or any other partial floor hereafter included in the Premises which comprises more than 35% of the RSF of such floor), and any approved sign on Tenant’s entrance door for such partial floor, to conform to the standards and specifications for entrance doors and signage set forth in Exhibit K attached to the Lease, and that any such entrance door and signage shall be manufactured by a company designated by Landlord in writing and installed by a company approved by Landlord in writing.

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Tenant shall submit to Landlord for its prior written approval a proposal regarding the content of any such entrance door sign, promptly after the execution and delivery of the Lease by Tenant. Any changes to such approved entrance door sign shall be subject to Landlord’s prior reasonable approval and to Landlord’s then standard signage specifications.

DEFAULTS: (Article 5)

Landlord may terminate the Lease on five (5) days’ notice: (i) if Tenant fails to pay any installment of fixed annual rent or additional rent or any other payment when due, and such failure continues for a period of ten (10) days after notice to Tenant thereof; or (ii) if Tenant fails to cure a default in the performance of any covenant in the Lease (except the payment of rent), or any rule or regulation, within thirty (30) days after written notice thereof from Landlord, or if such default cannot be completely cured in such time, if Tenant shall not promptly proceed to cure such default within said thirty (30) days, or shall not complete the curing of such default with due diligence; or (iii) if a petition in bankruptcy shall be filed by or against Tenant or if Tenant shall make a general assignment for the benefit of creditors, or receive the benefit of any insolvency or reorganization act; or (iv) if a receiver or trustee is appointed for any portion of Tenant’s property and such appointment is not vacated within ninety (90) days; or (v) if an execution or attachment shall be issued under which the Premises shall be taken or occupied or attempted to be taken or occupied by anyone other than Tenant.

RENEWAL OPTION: (Article 32A)

Tenant has the option, exercisable upon written notice given to Landlord not later than twelve (12) months prior to the Expiration Date of the initial term of the Lease, to renew the term of the Lease for one (1) additional period of five (5) years (the “Extended Term”), upon the same terms as the Lease, except that (i) the fixed annual rental rate for the Extended Term shall be the fair market rental rate for the then existing Premises (the “FMR”) as of the first day of the Extended Term (taking into account all relevant factors), (ii) the base year for calculating Tenant’s Share of operating expenses shall be the calendar year during which the commencement date of the Extended Term occurs, (iii) the base tax year for calculating Tenant’s Share of real estate taxes shall be the real estate tax year during which the commencement date of the Extended Term occurs and (iv) the Lease (as extended for the Extended Term) shall contain no renewal option.

DETERMINATION OF FAIR MARKET RENTAL:	The FMR for the Premises effective as of the commencement of the Extended Term shall be determined during the last six (6)

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RATE: (ARTICLE 32A(b))

months of the initial term of the Lease as follows. On or before the commencement of such six (6) month period, Landlord shall notify Tenant of Landlord’s determination of the FMR. Within thirty (30) days after the later of (i) the commencement of such six (6) month period or (ii) Tenant’s receipt of Landlord’s determination of the FMR, Tenant shall respond to Landlord’s notice with Tenant’s determination of the FMR. Upon receipt of such notice from Tenant, Landlord and Tenant shall seek to agree as to the amount of the FMR. If they shall not agree as to the FMR within thirty (30) days after receipt of such notice from Tenant, then the FMR shall be determined by appraisal as set forth in Article 32A(e).

OCCUPANCY CONDITION TO RENEWAL OPTION: (Article 32B)

The exercise of the renewal option by Tenant shall be conditioned upon the occupancy of at least seventy-five percent (75%) of the then RSF of the Premises by Tenant and/or any Affiliate or Desk Space User (as hereinafter defined).

EXPANSION OPTION: (Article 43A)

If, at any time prior to the first anniversary of the Commencement Date, Landlord desires to lease any space on the 13th, 16th, 17th, 18th or 19th floor of the Building which contains at least 7,500 RSF and is then or, within six (6) months following the date Landlord’s OS Availability Notice (as hereinafter defined) is given, will be vacant and available for leasing by Landlord (i.e., subject only to the option of another tenant granted prior to July 14, 2008), then Landlord shall notify Tenant of such fact, which notice (“Landlord’s OS Availability Notice”) shall include a description of the layout, configuration and RSF of such space (an “Option Space”), and the date Landlord reasonably anticipates the term of the leasing of such space shall commence (the “Anticipated Commencement Date”). If and so long as Tenant is not in default under the Lease beyond any applicable notice and/or grace period, Tenant shall have the one-time option (with respect to such space) to add all but not part of such space to the Premises pursuant to all of the applicable terms, covenants and conditions of the Lease (except as otherwise provided in Article 43A), subject to the following terms and conditions:

(i)

Tenant shall give Landlord written notice of its election so to add all but not part of an Option Space to the Premises, which notice shall be given no later than thirty (30) days after the date Landlord’s OS Availability Notice is given.

	(ii)	The term of the leasing of such Option Space shall

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commence on the OS Commencement Date (as hereinafter defined), and shall end on the expiration or sooner termination date of the initial term of the Lease, or, if Tenant exercises its renewal option, the expiration or sooner termination date of the Extended Term. The term “OS Commencement Date” when used herein shall mean the thirty-first (31st) day after the date when Landlord delivers vacant possession of an Option Space to Tenant (free of any occupancies or tenancies) with Landlord’s OS Work (as hereinafter defined) therein substantially completed in accordance with the terms of Article 43A(ii).

(iii)

Commencing on the date which is ten (10) months after the OS Commencement Date (the “OS Rent Commencement Date”), Tenant shall pay Landlord fixed annual rent for an Option Space at the same rate per RSF set forth in the Lease with respect to the original Premises.

(iv)

Tenant agrees to accept an Option Space in its then “as is” condition, except that Landlord shall perform the work set forth in Article 23B (i.e., “Landlord’s Work”) in such Option Space in accordance with the provisions of Article 23B (“Landlord’s OS Work”) (taking into account, however, the fact that an Option Space may not be a full floor and, therefore, (a) Landlord shall perform, at its own expense, such other work as may be legally necessary or appropriate in first class office buildings in Midtown Manhattan to lease a partial floor, such as installing any necessary common corridor and (b) Landlord shall not perform such Landlord’s Work that is appropriate for a full floor tenant in a first class office building in Midtown Manhattan, but shall perform such Landlord’s Work that is appropriate for a partial floor tenant in such a building). Tenant shall effect all other work necessary for Tenant to conduct its business in the Option Space and to make such space suitable and ready for Tenant’s occupancy and use (“Tenant’s OS Initial Installation Work”).

Tenant shall effect such work in accordance with the provisions of Article 23 which are applicable to the performance of Tenant’s Initial Installation Work. Tenant shall also be entitled to a contribution (“Landlord’s OS Contribution”) from Landlord toward

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the cost of Tenant’s OS Initial Installation Work, which shall be disbursed to Tenant in accordance with the provisions of Article 23C(iii) (all of which provisions shall apply to Landlord’s OS Contribution as if it were Landlord’s Contribution), except that the amount of Landlord’s OS Contribution shall be an amount equal to the unamortized portion of $50.00 per RSF included in the Option Space, which unamortized portion shall be calculated based on a fraction, the numerator of which shall be the number of calendar months remaining in the term of the Lease after the OS Commencement Date, and the denominator of which shall be 180 (and the reference to “$899,745.00” in Article 23C(iii) shall be deemed changed to an amount equal to “fifteen percent (15%) of the amount of Landlord’s OS Contribution”, as determined hereunder); provided, however, (1) that if the Option Space consists of the entire RSF of a floor, then the amount of Landlord’s OS contribution shall be increased by an amount equal to $254,000.00, and Tenant shall be required to renovate and refurbish the core men’s and women’s bathrooms in said Option Space (as provided in Article 23C(viii)); (2) that if the Option Space consists of less than a full floor, then Landlord shall, within ten (10) months after the date Tenant exercises its option with respect to such Option Space, perform all work which is necessary to upgrade the core men’s and women’s bathrooms on such floor in accordance with the specifications for upgrading such core bathrooms in the Building which are part of the Building Improvement Program (if and to the extent such core bathrooms have not already been so upgraded pursuant to such Building Improvement Program); and (3) that if the sum of (x) the age of any Building air conditioning unit in such Option Space, plus (y) the number of full calendar years then remaining in the term of this lease, is more than twenty (20) years, then the amount of Landlord’s OS Contribution shall be increased by $4,500 per ton of cooling capacity for each such air conditioning unit (assuming one (1) ton of cooling capacity for every 430 RSF included in the Option Space), and Tenant shall be required to replace such unit or units, as the case may be (as provided in Article 23C(vii)) (except that if any such unit services such Option Space as well as other adjacent space which is not included in

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such Option Space, then Landlord shall promptly replace such unit with a new Building standard air conditioning unit, which shall be of equal or better quality to the Petra Engineering Industries Co., Model PAHHC62C2).

(v)

Tenant shall pay Landlord operating expense escalation additional rent for an Option Space, in accordance with Article 2B, except that Tenant’s Share shall be calculated based on a fraction, the numerator of which shall be the RSF of the Option Space, and the denominator of which shall be 2,720,595.

(vi)

Tenant shall pay Landlord real estate tax escalation additional rent for an Option Space, in accordance with Article 2C, except that Tenant’s Share shall be calculated based on a fraction, the numerator of which shall be the RSF of the Option Space, and the denominator of which shall be 2,720,595.

(vii)

Tenant shall purchase electricity from Landlord for an Option Space on a submetering basis, in accordance with the provisions of Article 3, and Landlord, as part of Landlord’s OS Work, shall install a meter or meters and any and all wiring and other equipment which is proper and necessary to furnish redistributed electricity to the Option Space on a submetering basis.

RIGHT OF FIRST OFFER: (Article 43B)

If, at any time during the initial term of the Lease after the first anniversary of the Commencement Date (and not during the Extended Term), Landlord desires to lease any space on the 13th, 16th, 17th, 18th or 19th floor of the Building which contains at least 7,500 RSF and is then or, within six (6) months following the date Landlord’s RS Availability Notice (as hereinafter defined) is given, will be vacant and available for leasing by Landlord (i.e., subject only to the option of another tenant granted prior to the Effective Date), then Landlord shall notify Tenant of such fact, which notice (“Landlord’s RS Availability Notice”) shall include (i) a description of the layout, configuration and RSF of such space (a “ROFO Space”), (ii) Landlord’s determination of the fair and reasonable annual market rental rate for the ROFO Space (the “Fair Offer Rental”), which shall constitute the maximum amount thereof that Landlord may claim as the Fair Offer Rental for such ROFO Space in any arbitration thereof (“Landlord’s Maximum Offer Determination”) and (iii) the Anticipated Commencement Date,

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the rent commencement date and the condition in which Landlord is willing to lease such space including, without limitation, any base Building work which Landlord is willing to perform and/or work allowance or contribution which Landlord is willing to make towards the cost of Tenant’s initial installation in such space. The term of the leasing of any ROFO Space shall be co-terminous with the scheduled expiration date of the term of the Lease; except, however, that such term must be for a minimum of five (5) years, so that if the Anticipated Commencement Date, occurs less than five (5) years prior to the last day of the 15th Lease Year, then Tenant may not exercise its option to lease such ROFO Space unless it simultaneously exercises its renewal option pursuant to Article 32 (in which case the term of the leasing of such ROFO Space, as well as any other ROFO Space thereafter leased by Tenant, shall expire on the last day of the twentieth (20th) Lease Year).

If and so long as Tenant is not in default under the Lease beyond any applicable notice and/or grace period, Tenant shall have the one-time option (with respect to each such ROFO Space), exercisable by notice to Landlord (an “Acceptance Notice”) given within thirty (30) days after the date Landlord’s RS Availability Notice is given (time being of the essence), to add to the Premises all but not part of any such ROFO Space. Tenant shall notify Landlord in the Acceptance Notice whether Tenant accepts or disputes Landlord’s Maximum Offer Determination, and if Tenant disputes Landlord’s Maximum Offer Determination, the Acceptance Notice shall set forth Tenant’s good faith determination of the Fair Offer Rental for such ROFO Space, which shall constitute the minimum that Tenant can claim as the Fair Offer Rental for such ROFO Space in any arbitration thereof (“Tenant’s Minimum Offer Determination”). If Tenant fails to object to Landlord’s Maximum Offer Determination in the Acceptance Notice and to set forth therein Tenant’s Minimum Offer Determination, then Tenant shall be deemed to have accepted Landlord’s Maximum Offer Determination as the Fair Offer Rental for such ROFO Space and Landlord and Tenant shall promptly enter into an amendment of this lease confirming (i) the inclusion of the ROFO Space in the Premises, (ii) the term of the leasing of such ROFO Space (including, without limitation, the commencement date and the rent commencement date), (iii) the fixed annual rents and additional rents payable for such ROFO Space, (iv) the condition in which such space is being leased, including without limitation, the base building work which Landlord will perform (if any), and the work allowance or contribution which Landlord

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will make towards the cost of Tenant’s initial installation in such space (if any), all as set forth in Landlord’s RS Availability Notice, and (e) that the ROFO Space shall otherwise be leased to Tenant pursuant to all of the terms, covenants and conditions of the Lease including, without limitation, the provisions of Article 2 regarding real estate tax escalation additional rent and operating expense escalation additional rent (except that (x) the base tax year for the ROFO Space shall be the New York City real estate tax year during which the commencement date of the term of the leasing of the ROFO Space occurs, (y) the Base Year for the ROFO Space shall be the calendar year during which the commencement date of the term of the leasing of the ROFO Space occurs and (z) “The Percentage” for the ROFO Space shall be determined in the same manner “The Percentage” was determined for the original Premises), and the provisions of Article 3 regarding electricity. In all other respects, the terms and conditions of the Lease shall remain unmodified.

In the event that Tenant (1) gives Landlord an Acceptance Notice within such thirty (30) day period, (2) objects to Landlord’s Maximum Offer Determination in the Acceptance Notice and (3) sets forth therein Tenant’s Minimum Offer Determination, then the Fair Offer Rental for such ROFO Space shall be determined by appraisal pursuant to the provisions of clauses (1) through (6) of Article 32A(e), except that the appraisers shall determine the Fair Offer Rental for such ROFO Space and not for the Premises. In the event that Tenant fails to give Landlord an Acceptance Notice within such thirty (30) day period, Tenant shall be deemed to have waived its right with respect to the leasing of such ROFO Space.

DELAYS IN POSSESSION OF OPTION OR ROFO SPACE: (Article 43D)

If Landlord is unable to make available to Tenant timely possession of any Option Space or ROFO Space for any reason beyond its control, then Landlord shall not be subject to any liability by reason of such delay, the Lease shall not be affected by such delay, but Landlord shall diligently and in good faith seek to fulfill its obligations with respect to such space including, without limitation, the commencement and diligent prosecution of a summary holdover dispossess proceeding against any tenant holding over in such space.

Notwithstanding the foregoing, if Landlord is unable to make possession of any Option Space or ROFO Space, as the case may be, available to Tenant within one hundred eighty (180) days after the Anticipated Commencement Date for such space, then, at Tenant’s election, to be made by written notice given by Tenant to Landlord within thirty (30) days after the end of such

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one hundred eighty (180) day period (time being of the essence), the exercise by Tenant of its option or right to lease such Option Space or ROFO Space (as the case may be) shall be deemed null and void and of no force and effect, and neither party shall have any further obligation or liability to the other under Article 43 with respect to the leasing of such space; provided, however, that if Tenant does not make such election within such thirty (30) day period and Landlord is still unable to make possession of any Option Space or ROFO Space, as the case may be, available to Tenant within two hundred seventy (270) days after the Anticipated Commencement Date for such space, then, at Tenant’s election, to be made by written notice given by Tenant to Landlord within thirty (30) days after the end of such two hundred seventy (270) day period (time being of the essence), the exercise by Tenant of its option or right to lease such Option Space or ROFO Space (as the case may be) hereunder shall be deemed null and void and of no force and effect, and neither party shall have any further obligation or liability to the other under Article 43 with respect to the leasing of such space.

INITIAL LEASING OF VACANT SPACE BY LANDLORD: (Article 43C)

Notwithstanding anything contained in the Lease to the contrary, with respect to any space which is vacant and available for leasing as of July 14, 2008, the provisions of Article 43 with respect to the leasing of Option Space and/or ROFO Space by Tenant shall not be applicable to such space until after the initial leasing of such space by Landlord after July 14, 2008.

OCCUPANCY CONDITION TO EXPANSION AND ROFO RIGHTS: (Article 43G)

The exercise by Tenant of its rights under Article 43 shall be conditioned upon the occupancy of at least eighty-five percent (85%) of the then RSF of the Premises by Tenant and/or any Affiliate or Desk Space User.

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AGREEMENT OF LEASE

EMPIRE STATE BUILDING COMPANY L.L.C., Landlord

and

COTY INC., Tenant

Premises:	Entire 14th Floor and Portion of 15th Floor
Empire State Building
350 Fifth Avenue
New York, New York 10118

Date:	As of July 14, 2008

47.	SMOKING RESTRICTIONS	82
48.	ANTI-TERRORISM REQUIREMENTS	82
49.	CONDOMINIUM PROVISIONS	83
50.	ADDITIONAL DEFINITIONS; COUNTERPARTS	85
51.	USE OF BUILDING NAME AND IMAGE	86
52.	APPLICABLE LAW	86

EXHIBIT A - Diagram of Demised Premises
EXHIBIT A-1 - Legal Description
EXHIBIT B - Cleaning Schedule
EXHIBIT C - Non-Disturbance Agreements
EXHIBIT D - List of Approved Contractors
EXHIBIT D-1 - List of Approved Contractors for Tenant’s Initial Installation Work
EXHIBIT E - Sample Escalation Statement
EXHIBIT F - Certificate of Occupancy
EXHIBIT G - Option Space/ROFO Space
EXHIBIT H - Current Building Renovation and Upgrade Program
EHXIBIT I - Building Standard “White Box” Condition Specifications
EXHIBIT J - Building Standard Common Corridor Specifications
EXHIBIT K - Entrance Door and Signage Specifications
SCHEDULE A - Rules and Regulations

LEASE made as of this 14th day of July, 2008, between EMPIRE STATE BUILDING COMPANY L.L.C., a New York limited liability company, with an address at 350 Fifth Avenue, New York, New York 10118, hereinafter referred to as “Landlord” and COTY INC., a Delaware corporation with an address at Two Park Avenue, New York, New York 10016, hereinafter referred to as “Tenant”.

WITNESSETH:

Landlord hereby leases to Tenant and Tenant hereby hires from Landlord (i) the entire rentable area of the 14th floor (the “14th Floor Portion”), and (ii) a portion of the 15th floor (the “15th Floor Portion”), all as more particularly depicted by cross hatching on Exhibit A (which is not necessarily to scale) annexed hereto and made part hereof (said premises are hereinafter referred to as the “demised premises” or the “premises”), in the building known as the Empire State Building, located at 350 Fifth Avenue, New York, New York 10118 (the “building”), in the County, City and State of New York, for a term of years, to commence on the Commencement Date (as hereinafter defined in Article 1A), and to expire on the last day of the 15th Lease Year (as hereinafter defined in Article 1E) (the “Expiration Date”), unless such term shall sooner end as herein provided, both dates inclusive (and subject to Tenant’s renewal option as set forth in Article 32 of this lease), upon the terms and conditions hereinafter provided. For all purposes under this lease, (a) the rentable square foot area of the 14th Floor Portion shall be deemed to be 51,527 rentable square feet, irrespective of any disparity between (1) such figure and any actual measurement of such area or (2) the usable area thereof; (b) the rentable square foot area of the 15th Floor Portion shall be deemed to be 36,329 rentable square feet, irrespective of any disparity between (1) such figure and any actual measurement of such area or (2) the usable area thereof; (c) the rentable square foot area of the entire demised premises (i.e., the 14th Floor Portion and the 15th Floor Portion) shall be deemed to be 87,856 rentable square feet, irrespective of any disparity between (1) such figure and any actual measurement of such area or (2) the usable area thereof; and (d) the rentable square foot area of the office and commercial space in the building shall be deemed to be 2,720,595 rentable square feet.

Landlord and Tenant covenant and agree:

1. COMMENCEMENT DATE; PURPOSE; ETC.

          A. The term of this lease shall commence on the thirty-first (31st) day after the date (the “Commencement Date”) when the last of the following shall have occurred: (i) Landlord delivers vacant possession of the demised premises to Tenant, free of any occupancies or tenancies; (ii) Landlord substantially completes Landlord’s Work (as hereinafter defined in Article 23B); and (iii) Landlord delivers to Tenant the three (3) non-disturbance agreements described in Article 13 of this lease. Landlord shall give Tenant at least fifteen (15) days’ prior written notice of the date Landlord will substantially complete Landlord’s Work.

          B. Landlord’s Work shall be deemed to have been substantially completed despite the fact that minor insubstantial details of construction and mechanical adjustments (i.e., “punch list items”) remain to be completed, provided the demised premises are accessible and reasonably usable by Tenant for the purpose of effecting Tenant’s Initial Installation Work (as hereinafter defined in Article 23C(i)); and provided, further, (i) that the electrical service at the panels described in Article 23B(iv) of this lease, and a chilled water line in each of the 14th Floor Portion and the 15th Floor Portion (which is then capable of providing the chilled and warm water service which is described in Article 24C of this lease), are available for use by Tenant and its contractors in connection with such Tenant’s Initial Installation Work, and (ii) that the building systems through which any other services which are required to be provided by Landlord hereunder are also available in the demised premises (or in locations outside of the demised premises, if so provided hereunder), so that, upon completion of such Tenant’s Initial Installation Work, such services can be provided by Landlord as required hereunder. Landlord shall nevertheless complete such punch list items within thirty (30) days of the Commencement Date (and Tenant shall provide Landlord and its contractors with such access to the demised as is reasonably necessary to do so, using reasonable diligence and without the necessity of incurring overtime or premium labor charges).

          C. Landlord shall, in accordance with the foregoing, fix the Commencement Date and notify Tenant of the date so fixed. When the Commencement Date has so been determined, the parties hereto shall, within thirty (30) days thereafter, at the request of either Landlord or Tenant, execute a written agreement confirming such date as the Commencement Date. Any failure of the parties to execute such written agreement shall not affect the validity of the Commencement Date as fixed and determined by Landlord, as aforesaid. Any dispute regarding the occurrence of the Commencement Date shall be resolved by arbitration in accordance with the provisions of Article 41 of this lease.

          D. Tenant by entering into occupancy of the demised premises shall be conclusively deemed to have agreed that Landlord had substantially completed Landlord’s Work, unless within twenty (20) days after such date Tenant shall give written notice (hereinafter called the “Punch List Notice”) to Landlord specifying the respects in which the same were not in satisfactory condition. The giving of the Punch List Notice shall have no effect whatsoever upon the Commencement Date.

          E. The term “Lease Year” when used in this lease shall mean the twelve (12) months commencing on the Rent Commencement Date (as hereinafter defined in Article 2A) (or if the Rent Commencement Date is not the first day of a month, the first day of the month following the month in which occurs the Rent Commencement Date) and each subsequent period of twelve (12) months. The first Lease Year shall include the period, if any, from the Rent Commencement Date to the end of the month in which the Rent Commencement Date occurs.

          F. (i) Landlord shall use commercially reasonable efforts to substantially complete Landlord’s Work as soon as reasonably practicable after the date (the “Effective Date”) this lease is executed and delivered by Landlord and Tenant. However, if, despite the exercise of such commercially reasonable efforts by Landlord, Landlord fails to substantially complete Landlord’s Work on or before the date (the “First Outside Date”) that is four (4) months after the Effective Date, then, notwithstanding anything contained hereinabove to the contrary, Tenant shall be entitled to a rent credit in the amount of $12,516.47 per day for each day after the First Outside Date that Landlord fails to substantially complete Landlord’s Work. Such rent credit shall be applied, until fully depleted, against the first fixed annual rent (without electricity) due under this lease from and after the Rent Commencement Date.

          (ii) If Landlord fails to substantially complete Landlord’s Work on or before the date (the “Self Help Outside Date”) that is five (5) months after the Effective Date, then Tenant (without any obligation to do so) may, at any time within sixty (60) days after the Self Help Outside Date (time being of the essence), give Landlord written notice (“Tenant’s Self Help Notice”) that, unless Landlord substantially completes Landlord’s Work within ten (10) days after such notice shall have been given, Tenant shall perform any and all work necessary to complete Landlord’s Work. Any such work by Tenant shall be performed in accordance with all applicable laws, rules and regulations and all applicable provisions of this lease (other than any such provisions requiring Landlord’s prior approval with respect to any alterations by Tenant). Tenant agrees that Tenant’s Self Help Notice shall specify (in bold face type and capital letters) that in the event Landlord does not substantially complete Landlord’s Work within such ten (10) day notice period, then Tenant shall exercise its “self-help” rights under this subparagraph (ii) with respect to Landlord’s Work. Tenant shall provide Landlord with reasonable written proof of the out-of-pocket costs incurred by Tenant in connection with such work, and Landlord shall reimburse Tenant for such costs within thirty (30) days after Landlord’s receipt of such proof; provided, however, that in no event shall such reimbursement obligation of Landlord exceed the commercially reasonable out-of-pocket cost to Tenant of performing such work. If Tenant shall exercise its self-help rights under this subparagraph (ii), then (1) any rent credit to which Tenant is then entitled under subparagraph (i) above shall only continue until the earlier to occur of (x) the date that Tenant substantially completes Landlord’s Work or (y) the date (as same may be extended by any of the causes set forth in Article 22A(i) of this lease) on which Tenant, using commercially reasonable efforts to do so, should have completed Landlord’s Work; and (2) Tenant shall no longer have the right to cancel this lease pursuant to subparagraph (iii) below.

          (iii) Notwithstanding anything contained hereinabove to the contrary, if Landlord fails to substantially complete Landlord’s Work on or before the date (the “Second Outside Date”) that is six (6) months after the Effective Date (and provided Tenant has not theretofore exercised its “self help” rights pursuant to subparagraph (ii) above), then, at Tenant’s election, to be exercised by written notice given by Tenant to Landlord at any time within sixty (60) days after the Second Outside Date (time being of the essence), Tenant may terminate this lease on ten (10) days’ prior written notice given to Landlord, and unless Landlord substantially completes Landlord’s Work within ten (10) days after Tenant’s termination notice shall have been received by Landlord, the term of this lease shall end as if the Second Outside Date were the date originally set forth in this lease as the expiration date of the term, and the parties shall have no further obligations or liabilities to each other hereunder, except those expressly stated to survive the expiration or earlier termination of the term of this lease; and except, also, that Landlord shall reimburse Tenant for the reasonable out-of-pocket cost to Tenant of all plans and specifications theretofore prepared for Tenant in connection with this lease and the demised premises, up to but not in excess of a total of $351,424.00 (which reimbursement shall be made promptly after Tenant provides Landlord with paid invoices or other reasonably sufficiently evidence of such out-of-pocket cost to Tenant of such plans and specifications).

          (iv) Notwithstanding the foregoing, the First Outside Date, the Self Help Outside Date and the Second Outside Date shall each be extended, for no more than sixty (60) days in the aggregate, by one day for each day that the performance of Landlord’s Work is delayed as a result of any of the causes set forth in Article 22A(i) of this lease.

          G. Tenant shall use and occupy the demised premises solely as offices relating to the conduct of Tenant’s or any permitted occupant’s business, and for uses incidental and related thereto, and for no other purpose, such covenant being of the essence of this lease. Notwithstanding anything contained herein to the contrary, a breach of such covenant which continues beyond any applicable notice and or grace period shall be deemed a material and substantial default by Tenant under this lease, for which Landlord shall have all remedies available to it under this lease and under the law, including, without limitation, the right to enforce such covenant by injunctive or other appropriate equitable relief. Without limiting the generality of the foregoing, it is expressly understood that no portion of the demised premises shall be used for (a) retail operations of any retail or branch bank, trust company, savings bank, industrial bank, savings and loan association, credit union or personal loan association, or (b) a public stenographer or public typist, (c) a barber shop, beauty shop or beauty parlor, (d) a telephone or telegraph agency, (e) a telephone, court reporting, stenographic or secretarial service, (f) a public messenger service, (g) a public travel or tourist agency, (h) an employment agency (other than an executive search firm which conducts business by appointment only), (i) a restaurant or bar, (j) a public commercial document reproduction or offset printing service, (k) a public vending machines operation, (l) a retail, wholesale or discount shop for sale of books, magazines, audio or video tapes, CD ROM, DVD ROM or other devices for the recording or transmitting of audio or visual signals, images, music or speech, electronic equipment and accessories or any other merchandise, (m) a retail service shop, (n) a labor union, (o) a school or classroom (other than for training of Tenant’s employees), (p) a governmental or quasi-governmental bureau, department or agency, including an autonomous governmental corporation, embassy or consular office of any country or other quasi-autonomous or sovereign organization, whether or not subject to the Foreign Sovereign Immunities Act of 1976, as from time to time amended, or any successor statute, (q) intentionally deleted, (r) intentionally deleted, (s) a company engaged in the business of renting office or desk space to third parties, (t) any person, organization, association, corporation, company, partnership entity or other agency immune from service or suit in the courts of the State of New York or the assets of which may be exempt from execution by Landlord in any action for damages, (u) a factory of any kind, (v) intentionally deleted, (w) a payroll office or check cashing operation, (x) a clinic (except that a portion of the demised premises may be used by Tenant as a nurse’s clinic to treat employees who become ill during the work day) or (y) any illegal purpose. Tenant shall not affix any sign to any window or exterior surface of the demised premises nor install or place any sign within the demised premises that may be seen from the outside. In the event that the demised premises shall be used by a firm whose principal business is real estate brokerage, then in no event shall such firm shall be permitted to solicit any tenants of the building.

          H. Notwithstanding anything contained in this lease to the contrary, Tenant and its contractors may enter the demised premises during the thirty (30) day period immediately proceeding the Commencement Date, for the purposes of preparing for and performing Tenant’s Initial Installation Work. Any such early entry into the demised premises shall be subject to all of the terms, covenants and conditions of this lease, except that Tenant shall not be required to pay Landlord any fixed annual rent or real estate tax or operating expense escalation additional rent hereunder for such period (but Tenant shall be required to pay Landlord for Tenant’s electricity consumption in the demised premises during such period, in accordance with the provisions of Article 3 of this lease).

2. RENT

          Tenant agrees to pay as rent herein provided at the office of Landlord or such other place as Landlord may designate, payable in United States legal tender by wire transfer or by good and sufficient check, and without any notice, set off or deduction whatsoever (except as specifically set forth herein), each of the types of rent set forth in this Article 2.

          Any sum other than fixed annual rent payable hereunder shall be deemed additional rent and due on demand unless otherwise specifically provided. Landlord shall have the same rights and remedies hereunder with respect to Tenant’s non-payment of additional rent as it has with respect to Tenant’s non-payment of fixed annual rent. Unless otherwise specified herein, each payment of additional rent hereunder is due and payable within thirty (30) days after demand therefor.

          A. Fixed Annual Rent: There is herein reserved to Landlord for the entire term of this lease fixed annual rent equal to the aggregate amount of the sums hereinafter set forth. Fixed annual rent shall be paid in advance as follows: commencing on the date which is ten (10) months after the Commencement Date (the “Rent Commencement Date”), and on the first day of each month thereafter throughout the term of this lease, Tenant shall pay to Landlord, without notice, deduction, set off or reduction (except as specifically set forth herein), monthly payments of fixed annual rent equal to one-twelfth (1/12th) of each of the following annual amounts:

(i)

From the Rent Commencement Date through the last day of the fifth Lease Year: Four Million Five Hundred Sixty-Eight Thousand Five Hundred Twelve and 00/100 ($4,568,512.00) Dollars per annum ($380,709.33 per month);

(ii)

From the first day of the sixth Lease Year through the last day of the tenth Lease Year: Four Million Nine Hundred Nineteen Thousand Nine Hundred Thirty-Six and 00/100 ($4,919,936.00) Dollars per annum ($409,994.67 per month); and

(iii)

From the first day of the eleventh Lease Year through the last day of the fifteenth Lease Year: Five Million Two Hundred Seventy-One Thousand Three Hundred Sixty and 00/100 ($5,271.360.00) Dollars per annum ($439,280.00 per month)

          Should the Rent Commencement Date occur on any day other than the first day of a month, then the fixed annual rent for the unexpired portion of such month shall be adjusted and prorated on a per diem basis based on the actual number of days in said month.

          B. Operating Expenses Escalation: Tenant shall pay to Landlord, as additional rent, operating expense escalation in accordance with this paragraph B:

          (i) Definitions: For the purpose of this paragraph, the following definitions shall apply:

(a) The term “Base Year” as hereinafter set forth for the determination of operating expenses escalation, shall mean the calendar year 2009.

(b) The term “The Percentage”, for purposes of computing operating expense escalation, shall mean 3.2293 percent (3.2293%).

(c) The term “the building project” shall mean the aggregate combined parcel of land more particularly described in Exhibit A-2 attached hereto and made a part hereof, on a portion of which the building is constructed, and the building

(d) The term “comparative year” shall mean each calendar year commencing on or after January 1, 2010, in which occurs any part of the term of this lease.

(e) The term “Expenses” shall mean the total of all the costs and expenses incurred or borne by Landlord with respect to the operation and maintenance of the building project and the services provided tenants therein, including, but not limited to, the costs and expenses incurred for and with respect to: steam and any other fuel; water rates and sewer rents (except to the extent included in real estate taxes); air-conditioning; mechanical ventilation; heating; cleaning, by contract or otherwise; window washing (interior and exterior); elevators, escalators; porter and matron service; building electric current (building electric current shall be deemed to mean all electricity purchased for the building, except that the parties acknowledge and agree that forty percent (40%) of the building’s payment to the public utility for the purchase of electricity shall be deemed to be payment for building electric current); protection and security; lobby decoration; repairs and replacements made in connection with repairs of cables, fans, pumps, boilers, cooling equipment, wiring and electrical fixtures and metering, control and distribution equipment, component parts of the HVAC, electrical, plumbing, elevator and any life or property protection systems (including, without limitation, sprinkler systems), window washing equipment and snow removal equipment, provided that in case of any replacements, the same are, in Landlord’s reasonable judgment, economically prudent to make in lieu of repairs to the replaced item and are not made for the purposes of enhancing the value of the building (although the fact that the building is enhanced shall not preclude inclusion as an Expense); and provided, further, that any such replacement costs that should be treated as capital expenses by Landlord in accordance with GAAP (as hereinafter defined) shall only be included in any comparative year (or Base Year, as the case may be) to the extent of the annual amortization thereon calculated on a straight-line basis over the useful life of such item determined in accordance with GAAP together with interest thereon at a rate equal to the prime rate of the JP Morgan Chase Bank, N.A. (or its successors) at the time of Landlord’s having incurred said expenditure; maintenance; painting of non-tenant areas; fire, extended coverage, boiler and machinery, sprinkler, apparatus, public liability and property damage, rental and plate glass insurance and any insurance required by a mortgagee or other holder of a Superior Interest (as hereinafter defined); management fees; supplies, wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting employees of

Landlord up to and including the building manager (including a pro rata share only of such wages and benefits of employees including Landlord’s engineer, who are employed at more than one building, such pro rata share shall be determined by Landlord and shall be based upon Landlord’s reasonable estimate of the percentage of time spent by such employees at the building project); uniforms and working clothes for such employees and the cleaning thereof and expenses imposed pursuant to law or to any collective bargaining agreement with respect to such employees; worker’s compensation insurance, payroll, social security, unemployment and other similar taxes with respect to such employees; contributions to any business improvement district association not deemed to be real estate taxes, provided same are mandatory under relevant enabling legislation; and legal, accounting and other fees paid to professionals and consultants retained by or on behalf of building management.

Provided, however, that the foregoing costs and expenses shall exclude or have deducted from them, as the case may be and as shall be appropriate:

(1) real estate brokerage and leasing commissions and fees;

(2) managing agents’ fees or commissions in excess of the rates then customarily charged for building management for buildings of like class and character (provided, however, that if such managing agent is a subsidiary or affiliate of Landlord, then such managing agent’s fee shall not exceed three percent (3%) of gross rental revenues of Landlord derived from operation of the building (excluding management fees and electricity costs);

(3) wages, salaries, reimbursable expenses, benefits and other compensation of any personnel above the grade of building manager, and Landlord’s general overhead expenses;

(4) expenditures for capital improvements, except those required by law and enacted or first becoming effective after the Commencement Date, in which event the cost thereof shall be included in Expenses for the year (whether Base Year or a comparative year) in which the costs are incurred and subsequent comparative years, amortized on a straight line basis, to the extent that such items are amortized over the useful life of the item in question (determined in accordance with generally accepted accounting practices (“GAAP”)), with an interest factor equal to the prime rate of the JP Morgan Chase Bank, N.A. (or its successors) at the time of Landlord’s having incurred said expenditure;

(5) amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which were previously included in Expenses hereunder;

(6) cost of repairs or replacements incurred by reason of fire or other casualty;

(7) legal, accounting or other professional fees incurred in connection with negotiating, preparing or enforcing leases or lease terms, amendments of leases,

terminations of leases or extensions of leases, proceedings against any tenant (including Tenant) relating to the collection of rent or other sums due to Landlord from such tenant or any other disputes with any tenant (including Tenant), other than legal and auditing fees reasonably incurred in connection with the maintenance and operation of the building or in connection with the preparation of statements required pursuant to additional rent or lease escalation provisions;

(8) the incremental cost of furnishing services such as overtime HVAC to any tenant at such tenant’s expense; costs incurred in performing work or furnishing services for individual tenants (including this Tenant) at such tenant’s expense; and costs of performing work or furnishing services for tenants other than this Tenant at Landlord’s expense to the extent that such work or service is in excess of any work or service Landlord is obligated to furnish to this Tenant at Landlord’s expense;

(9) the costs and expenses incurred or borne by Landlord with respect to the operation and maintenance of any (i) retail, garage or concession space in the building project and the services provided tenants therein; and (ii) the observation deck in the building project (including, without limitation, any elevators which exclusively service such observation deck);

(10) depreciation and amortization of the building;

(11) the cost of the design, construction, renovation, redecorating or other preparation of tenant improvements for Tenant or other tenants or prospective tenants of the building (including design fees for space planning and all third party fees and charges, permit, license and inspection fees) and allowances therefor;

(12) advertising and promotional expenses incurred for the purpose of marketing space in the building or otherwise related to the building project;

(13) rent value or rental for any property manager’s offices in the building;

(14) legal costs incurred in connection with the development, construction, alteration or improvement of the building or the building project, or legal, auditing, accounting or other professional fees not allocated to the operation or management of the building project;

(15) any rental under any ground or underlying lease;

(16) interest, including interest on debt, debt service or amortization payments on any mortgage encumbering the building or the building project and any financing and refinancing costs with respect thereto;

(17) repairs or improvements paid for from the proceeds of insurance (or which would have been paid from the proceeds of insurance required to be carried by

Landlord under this lease if Landlord has failed to carry such insurance, or which would have been paid from the proceeds of insurance, but for deductibles under policies carried by Landlord under this lease in excess of those Landlord is permitted to carry under this lease), or paid for directly by Tenant, any other tenant(s) of the building or any third party;

(18) amounts received by Landlord through proceeds of insurance to the extent they are compensation for sums previously included in Expenses;

(19) costs of repairs or replacements incurred by reason of eminent domain;

(20) repairs or improvements made for the benefit solely of tenants of the building other than Tenant;

(21) the cost of any utilities (including, without limitation, water, electricity, power, gas, sewer, waste disposal, communication and cable T.V. facilities, heating, cooling, lighting and ventilation) for which Landlord is entitled to be reimbursed by Tenant pursuant to any other provision of this lease, or by other tenants of the building pursuant to clauses similar to this operating expense escalation clause, except for reimbursement of any “building electric current”;

(22) any expense for which Landlord is entitled to be reimbursed by any tenant (including Tenant) as an additional charge in excess of fixed annual rent;

(23) overhead and profit increment paid to affiliates and subsidiaries of Landlord for services on or to the building or the building project or for supplies or other materials, to the extent that the costs of the services, supplies, or materials exceed the competitive costs of the services, supplies, or materials were they not provided by an affiliate or subsidiary of Landlord;

(24) costs incurred to test, survey, clean up, contain, encapsulate, abate, remove, dispose of, or otherwise remedy hazardous wastes or asbestos-containing materials on, in, at, under or from the building or the building project;

(25) expenses incurred for business interruption or rent abatement insurance;

(26) costs incurred for permanent and temporary works of art and decorations, including, without limitation, seasonal decorations;

(27) real estate taxes;

(28) Landlord’s income taxes and franchise, gains or estate taxes imposed upon the income of Landlord;

(29) costs with respect to the creation of a mortgage or a superior lease or in connection with a sale of the building or the building project, including, without limitation, survey, legal fees and disbursements, transfer taxes or stamps and appraisals, engineering and inspection reports associated with the contemplated sale;

(30) any costs and compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord for a profit;

(31) costs incurred with respect to any specialty use or service in the building which is operated by Landlord and is not available for use by Tenant or its employees;

(32) payment of damages, attorneys’ fees and any other amounts to any person seeking recovery for negligence or other torts (including any tort claims relating to asbestos);

(33) the cost of any and all repairs, alterations, additions, improvements or replacements made to rectify, remedy or correct any structural or other defect in the original design, construction materials, installations or workmanship of the building;

(34) damages and repairs necessitated by the negligence or willful misconduct of Landlord or Landlord’s employees, contractors or agents;

(35) costs incurred due to violations by Landlord, or by any tenant (including Tenant) in the building, of the terms and conditions of any lease, and penalties or interest for late payment of any obligation of Landlord (unless such penalties or interest result from Tenant’s late payment of rent);

(36) Landlord’s general corporate overhead, including, without limitation, the cost of Landlord’s general corporate accounting and the cost of preparation of Landlord’s income tax or information returns;

(37) any tenant improvement allowance given to any tenant (including Tenant) whether given by contribution or credit against rent or otherwise, and any abatements or credits to fixed annual rent or additional rent;

(38) any rental concessions to, or lease buy-outs of, Tenant or any other tenant in the building;

(39) any costs expressly to be excluded as Expenses under any other provision of this lease;

(40) the costs, expenses and fees of any asset manager or investment advisor representing Landlord or any partner or any other constituent member of Landlord;

(41) costs arising from Landlord’s charitable or political contributions and real estate association dues and licensing fees;

(42) the cost of future renovations to the building;

(43) any amounts payable by Landlord by way of indemnity or for damages or which constitute a fine, interest, or penalty, including interest or penalties for any late payments of operating costs;

(44) any improvement installed or work performed or any other cost or expense incurred by Landlord in order to comply with the requirements for the obtaining or renewal of a certificate of occupancy for the building or any space therein;

(45) expenses attributable to storage space in the building;

(46) the cost of overtime or other expense to Landlord in curing its defaults;

(47) the cost of common area compliance with the Americans with Disabilities Act of 1990, as amended through the date of this lease;

(48) the costs associated with converting building systems away from the use of CFC’s;

(49) any fee payable to any operator of a garage facility located in the building (if any); and

(50) costs relating to withdrawal liability or unfunded pension liability under the Multi-Employer Pension Plan Act or similar law.

Expenses shall be net only and for that purpose shall be deemed reduced by the amount of all reimbursements, recoupments, payments, discounts, credits, reductions, allowances or the like actually received by Landlord in connection with Expenses; provided, however, that Landlord may include in Expenses the reasonable and actual costs and expenses, if any, incurred by Landlord in obtaining such reimbursements, recoupments, payments, discounts, credits, reductions, allowances or the like.

Notwithstanding anything heretofore set forth to the contrary, if Landlord shall purchase any item of capital equipment or make any capital expenditure designed to result in savings or reductions in Expenses, then the costs for same shall be included in Expenses, but only to the extent of Landlord’s reasonable, good faith estimate of the amount of actual savings or reductions in Expenses. The costs of such capital equipment or such capital expenditures to be included in Expenses for the comparative year (or Base Year, as the case may be) in which the costs are incurred and subsequent comparative years, on a straight line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Expenses are expected to equal Landlord’s costs for such capital equipment or capital expenditure, with an interest factor equal to the prime rate of the JP Morgan Chase Bank, N.A. (or its successors) at the time of Landlord’s having incurred said costs. If Landlord shall lease any such item of capital equipment designed to result in savings or reductions in Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in Expenses for the comparative year (or Base Year, as the case may be) in which they were incurred, but only to the extent of Landlord’s reasonable, good faith estimate of the amount of actual savings or reductions in Expenses. If during all or part of the Base Year or of any comparative year, Landlord shall not furnish any particular item(s) of work or service (which would constitute an Expense hereunder) to portions of the building project due to the fact that such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, or for other reasons, then, for the purposes of computing the additional rent payable hereunder, the amount of the Expenses for such item for such period shall be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to such portion of the building project.

(f) The “Escalation Statement” shall mean a statement in writing signed by Landlord, setting forth the amount payable by Tenant for a specified comparative year) pursuant to paragraph (iv) below, substantially in the form attached hereto and made a part hereof as Exhibit F.

          (ii) Payment: If the Expenses for any comparative year shall be greater than the Expenses for the Base Year, Tenant shall pay to Landlord, as additional rent for such comparative year, in the manner hereinafter provided, an amount equal to The Percentage of the excess of the Expenses for such comparative year over the Expenses for the Base Year (such amount being hereinafter called the “Expense Payment”). The first payment of additional rent for the entire first comparative year shall be payable within thirty (30) days after the Escalation Statement therefor is delivered to Tenant. Commencing on the first day of the first comparative year and thereafter, all monthly installments of rental shall reflect one-twelfth (1/12th) of the then current annual amount of such adjustment for Expenses on account of the next ensuing comparative year and such amount shall be payable until a new adjustment becomes effective pursuant to the provisions of this paragraph. Within thirty (30) days after the rendering of the next Escalation Statement, Tenant shall pay to Landlord on account of additional rent for the comparative year to which such Expense Statement relates, an amount equal to the excess of additional rent due on account of increases in Expenses over the amount collected on account thereof during the preceding year. If there shall have been a reduction in the Expenses during any ensuing comparative year, the excess of the amount collected by Landlord over the amount paid on account of such comparative year shall be credited against amounts payable by Tenant for the current comparative year (or if the term hereof shall have expired on its stated expiration date, promptly refunded to Tenant). If any Escalation Statement is furnished to Tenant after the commencement of such comparative year, there also shall within thirty (30) days be paid by

Tenant to Landlord an amount equal to the portion of such monthly adjustments allocable to the part of such comparative year which shall have lapsed prior to the first day of the calendar month next succeeding the calendar month in which said Escalation Statement is furnished to Tenant. The aforesaid monthly payments based on the total Expense Payment for the preceding calendar year or comparative year, as the case may be, shall be adjusted (but no more than twice per comparative year) to reflect, if Landlord can reasonably so estimate, known increases in rates or costs, for the current comparative year, applicable to the categories involved in computing Expenses, whenever such increases become known prior to or during such current comparative year. Notwithstanding anything contained herein to the contrary, if Landlord fails to substantially complete Landlord’s Work on or before the First Outside Date, then Tenant’s obligation to commence payment of operating expense escalation additional rent hereunder shall be extended beyond the first day of the first comparative year by one day for each day after the First Outside Date that Landlord fails to substantially complete Landlord’s Work.

          (iii) Calculation: Following the expiration of the Base Year and each comparative year and after receipt of necessary information and computations from Landlord’s certified public accountant, Landlord shall submit to Tenant an Escalation Statement, as hereinafter described, setting forth the Expenses for the preceding comparative year, the Expenses for the Base Year, and the Expense Payment, if any, due to Landlord from Tenant for such comparative year under this paragraph.

          (iv) Escalation Statements/Audits: The statements of the Expenses to be furnished by Landlord as provided above shall be based on information and computations made for Landlord (in accordance with GAAP) by a certified public accountant (who may be the accountant now or then employed by Landlord for the audit of its accounts); said certified public accountant may rely on Landlord’s reasonable allocations and estimates wherever operating cost allocations or estimates are needed for this Article. The statements thus furnished to Tenant shall constitute a final determination as between Landlord and Tenant of the Expenses for the periods represented thereby, unless (a) within two hundred seventy (270) days after they are furnished (time being of the essence), Tenant shall give a notice (“Audit Notice”) to Landlord that Tenant wishes to examine Landlord’s relevant books and records with respect thereto, and (b) within sixty (60) days after the completion of any such examination of Landlord’s relevant books and records (time being of the essence), Tenant shall give a notice (“Dispute Notice”) to Landlord that it disputes the accuracy or appropriateness of the statement which is the subject to such examination, which notice shall specify the particular respects in which such statement is inaccurate or inappropriate. Notwithstanding the foregoing, Tenant may audit and dispute the Base Year at the same time it disputes or audits the first comparative year. Pending the resolution of any such audit and dispute, Tenant shall pay the additional rent to Landlord in accordance with the statements furnished by Landlord (without prejudice as to any such dispute). After payment of said additional rent, Tenant shall have the right, during regular business hours, to examine Landlord’s relevant books and records with respect to the foregoing, provided such examination is commenced within forty-five (45) days after the giving of an Audit Notice, Landlord agrees that it shall permit such audit to begin within such time period, and Tenant agrees that such audit shall be concluded within a reasonable period of time thereafter (it being agreed that Tenant shall cause such examination to be performed in a prompt and diligent manner, subject to Landlord’s compliance with the following sentence). Landlord shall reasonably cooperate with Tenant in connection with any such examination, including, without limitation, by making such relevant books and records available to Tenant in a reasonably convenient location in the Borough of Manhattan (which may include the management office in the building), and by providing reasonable continuous access to such relevant books and records during the course of such examination. Such right to examine Landlord’s relevant books and records shall survive the expiration or sooner termination of the term of this lease. Tenant shall keep such examination and arbitration relating to the dispute (as hereinafter described in subparagraph (v)) in strict confidence (except if disclosure is required by law or pursuant to legal proceedings, or is to Tenant’s professional advisors, or is necessary in connection with a sale of the Tenant’s business, or in pursuit of a claim against Landlord or Tenant), it being agreed that Tenant’s failure to do so shall be deemed a substantial and material default by Tenant under the terms of this lease, for which Landlord shall have all remedies available to it under this lease and under the law. If it is determined that the Expenses reported by Landlord are in excess of one hundred five percent (105%) of the actual amount of Expenses, then if (1) Landlord fails to dispute such finding, or (2) Landlord agrees with such finding, or (3) following a dispute of Tenant’s examination by Landlord the reconciled audits still evidence that Tenant was overcharged by more than five percent (5%) as set forth above, or (4) in the arbitration referenced to in Article 41 it is determined that Tenant was overcharged by more than five percent (5%) as set forth above, then Tenant’s reasonable actual costs of said audit shall be payable by Landlord within thirty (30) days of demand. In no event may Tenant employ any person or entity whose compensation wholly or partially is calculated upon a percentage of any Expenses deemed to be incorrectly included in making Landlord’s calculation of additional rent under this paragraph or any percentage of savings realized by Tenant by reason of disputing Landlord’s calculation of such additional rent; except, however, that Tenant may retain any of the following firms on such a contingency fee basis: Deloitte & Touche, LLP, BDO Seidman, LLP and KBA Lease Services or any of their successors by operation of law and any other firm that Landlord may approve, which approval shall not be unreasonably withheld, conditioned or delayed.

          (v) Any such dispute under this paragraph B shall be resolved by arbitration in accordance with Article 41 hereof. All audit and dispute rights of Tenant set forth herein shall survive the expiration or earlier termination of the term of this lease for a period of two hundred seventy (270) days after the date Tenant receives the Escalation Statement for the last comparative year (or partial comparative year) during the term hereof.

          (vi) Notwithstanding anything contained herein to the contrary, if Landlord incurs in any comparative year any cost or expense which comprises an entirely new category or subcategory of Expenses which was not included in the Expenses for the Base Year (a “New Category of Expenses”), then Landlord may add to all comparative years the actual costs incurred by Landlord attributable to such New Category of Expenses, but Landlord shall also add to the Expenses for the Base Year the annualized amount that Landlord initially incurs for the New Category of Expenses in the first comparative year in which Landlord includes the New Category of Expenses in computing Tenant’s Expense Payment. If thereafter in any comparative year Landlord no longer includes in Expenses such New Category of Expenses, then the costs so added to the Base Year shall be deducted from the Base Year in computing Tenant’s Expense Payment for such comparative year.

          (vii) Any delay or failure of Landlord in billing any Expense escalation hereinabove provided, for a period of more than eighteen (18) months after the comparative year in question, shall constitute a waiver of such tax escalation, but shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay any other Expense escalation hereunder.

          C. Tax Escalation. Tenant shall pay to Landlord, as additional rent, tax escalation in accordance with this paragraph C:

(i)	Definitions: For the purpose of this Article, the following definitions shall apply:

(a) The term “base tax year” as hereinafter set forth for the determination of real estate tax escalation, shall mean the New York City real estate tax year commencing July 1, 2008 and ending June 30, 2009.

(b) The term “The Percentage”, for purposes of computing tax escalation, shall mean 3.2293 percent (3.2293%).

(c) The term “the building project” shall mean the aggregate combined parcel of land on a portion on which the building is constructed and the building.

(d) The term “comparative year” shall mean the twelve (12) months following the base tax year, and each subsequent period of twelve (12) months (or such other period of twelve (12) months occurring during the term of this lease as hereafter may be duly adopted as the tax year for real estate tax purposes by the City of New York).

(e) The term “real estate taxes” shall mean the total of all taxes and special or other assessments levied, assessed or imposed at any time by any governmental authority upon or against the building project, any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said building project to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments, or additions or increases thereof, upon or against said building project, any assessment by a business improvement district (BID), and all costs incurred by Landlord to contest any assessment of the building project or any tax, charge or other imposition levied against it during the term hereof. In no event shall any franchise, income, transit, profit, excise, transfer or other similar tax or governmental imposition be deemed to be included within the definition of “real estate taxes” for the purposes hereof unless, due to a future change in the method of taxation or in the taxing authority, or for any other reason, such franchise, income, transit, profit, excise, transfer or other similar tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for the real estate taxes, or in lieu of additions to or increases of said real estate taxes. Additionally, in no event shall “real estate taxes” include any interest or penalty payable by Landlord on account of its failure to pay real estate taxes on a timely basis. As to special assessments which are payable over a period of time extending beyond the term of this lease, only a pro rata portion thereof covering the portion of the term of this lease unexpired at the time of the imposition of such assessment, shall be included in “real estate taxes.” If by law, any assessment may be paid in installments, then, for the purposes hereof (a) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law and (b) there shall be included in real estate taxes, for each comparative year in which such installments may be paid (and for the base tax year, if applicable), the installments of such assessment so becoming payable during such comparative year (or base tax year), together with interest payable during such comparative year.

(f) Where more than one assessment is imposed by the City of New York for any tax year, whether denominated an “actual assessment” or “transitional assessment” or otherwise, then the phrases herein “assessed value” and “assessments” shall mean whichever of the actual, transitional or other assessment is designated by the City of New York as the taxable assessment for that tax year.

(g) The phrase “real estate taxes payable during the base tax year” shall mean the real estate taxes payable for the base tax year.

(ii)

(a) Before or after the start of each comparative year, Landlord shall furnish to Tenant a statement of the real estate taxes payable for such comparative year, and a statement of the real estate taxes payable during the base tax year (together with copies of the relevant tax bills for such comparative year and the base tax year). Subject to subparagraph (f) below, if the real estate taxes payable for such comparative year exceed the real estate taxes payable for the base tax year, additional rent for such comparative year, in an amount equal to The Percentage of the excess, shall be due from Tenant to Landlord, and such additional rent shall be payable by Tenant to Landlord as follows: After Landlord has furnished Tenant with the aforesaid statement, Tenant shall pay Landlord, together with the monthly installments of fixed annual rent due on June 1 and December 1 of each such comparative year, an amount equal to one-half (1/2) of the total sum of the tax escalation additional rent due from Tenant to Landlord pursuant to such statement for such comparative year. If, during the term of this lease, any such taxes are required by the taxing authority or by a mortgagee’s tax escrow requirements, to be paid in full or in quarterly or other installments, on any other date or dates than as presently required, then Tenant’s tax escalation payment(s) shall be correspondingly accelerated so that said payments are due at least thirty (30) days prior to the date proportionate payments are due to the taxing authority or the mortgagee. If a statement is furnished to Tenant after the commencement of the comparative year in respect of which such statement is rendered, Tenant shall, within thirty (30) days thereafter, pay to Landlord an amount equal to those installments or the total tax escalation payable as provided in the preceding sentence during the period prior to the first day of the month next succeeding the month in which the applicable statement has been furnished. The benefit of any discount for any earlier payment or prepayment of real estate taxes shall accrue solely to the benefit of Landlord, and such discount shall not be subtracted from the real estate taxes payable for any comparative year. Notwithstanding anything contained herein to the contrary, if Landlord fails to substantially complete Landlord’s Work on or before the First Outside Date, then Tenant’s obligation to commence payment of real estate tax escalation additional rent hereunder shall be extended beyond the first day of the first comparative year by one day for each day after the First Outside Date that Landlord fails to substantially complete Landlord’s Work.

(b) Should the real estate taxes payable during the base tax year be reduced by final determination of legal proceedings, settlement or otherwise, then, the real estate taxes payable during the base tax year shall be correspondingly revised, the additional rent theretofore paid or payable hereunder for all comparative years shall be recomputed on the basis of such reduction, and Tenant shall pay to Landlord as additional rent, within thirty (30) days after being billed therefor, any deficiency between the amount of such additional rent as theretofore computed and the amount thereof due as the result of such recomputations. Should the real estate taxes payable during the base tax year be increased by such final determination of legal proceedings, settlement or otherwise, then appropriate recomputation and adjustment also shall be made.

(c) If Tenant shall have made a payment of additional rent under this paragraph and Landlord shall receive a refund of any portion of the real estate taxes payable for any comparative year after the base tax year on which such payment of additional rent shall have been based, as a result of a reduction of such real estate taxes by final determination of legal proceedings, settlement or otherwise, Landlord shall promptly after receiving the refund credit to Tenant The Percentage of the refund less The Percentage of expenses (including reasonable attorneys’ and appraisers’ fees) incurred by Landlord in connection with any such application or proceeding. If prior to the payment of taxes for any comparative year, Landlord shall have obtained a reduction of that comparative year’s assessed valuation of the building project, and therefore of said taxes, then the term “real estate taxes” for that comparative year shall be deemed to include the amount of Landlord’s expenses in obtaining such reduction in assessed valuation, including reasonable attorneys’ and appraisers’ fees.

(d) The statement of the real estate taxes to be furnished by Landlord as provided above shall be certified by Landlord and shall constitute a final determination as between Landlord and Tenant of the real estate taxes for the periods represented thereby, unless Tenant within one hundred twenty (120) days after they are furnished shall give a written notice to Landlord that it disputes their accuracy or their appropriateness, which notice shall specify the particular respects in which the statement is inaccurate or inappropriate. If Tenant shall so dispute said statement then, pending the resolution of such dispute, Tenant shall pay the additional rent to Landlord in accordance with the statement furnished by Landlord.

(e) Any delay or failure of Landlord in billing any tax escalation hereinabove provided, for a period of more than eighteen (18) months after the underlying real estate taxes are due and have been billed by the applicable taxing authority, shall constitute a waiver of such tax escalation, but shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay any other tax escalation hereunder.

(f) ICIP/Building Improvement Program. Landlord has applied for benefits under the New York City Industrial Commercial Incentive Program (“ICIP”) in connection with the Building Improvement Program (as hereinafter defined in Article 23D). If an abatement in real estate taxes has been granted for the building project for the base tax year by exempting from taxation any portion of a physical assessment pursuant to the ICIP, then when, as and if the abatement is reduced, the amount of real estate taxes that would have been paid (at the tax rate in effect for the base tax year) during the base tax year on that portion of the physical assessment then no longer subject to the ICIP abatement shall be added to the real estate taxes payable in the base tax year. If an ICIP abatement is not granted with respect to the base tax year, then that portion of the real estate taxes payable for the building project for the base tax year and any comparative year due solely by reason of the Building Improvement Program shall be excluded from the real estate taxes for such years when calculating the real estate tax escalation additional rent payable hereunder. In the event of a dispute regarding the provisions of this subparagraph (f), (1) such dispute shall be resolved by arbitration in accordance with the provisions of Article 41 of this lease (provided that the standard to be applied in such arbitration is the correct application of New York law with respect to this matter); and (2) pending the resolution of such dispute, Tenant shall pay Landlord real estate tax escalation additional rent hereunder in accordance with Landlord’s determination of the amounts due, but without prejudice to Tenant’s position in such dispute. If, upon resolution of such dispute, it is determined that Tenant overpaid the amount of any real estate tax escalation additional rent actually due hereunder, then the amount of such overpayment shall be promptly refunded to Tenant with interest thereon at the Applicable Rate from the date of such overpayment.

          D. Failure to Bill: Except as otherwise set forth above, Landlord’s failure to bill or tender any escalation statement or any other statement or any delay in billing or tendering any such escalation statement or other statement for all or any portion of any amount otherwise payable pursuant to this lease shall not constitute a waiver of Landlord’s rights to bill Tenant at any subsequent time (during or subsequent to the term of this lease) retroactively for the entire amount so unbilled (which previously unbilled amount shall be payable within thirty (30) days after demand therefor) and to collect any such amount. Except as otherwise set forth above, Tenant’s obligation to pay any fixed annual rent and additional rent shall survive the expiration or earlier termination of this lease.

E. Intentionally Deleted.

          F. No Reduction in Fixed Annual Rent: In no event shall the fixed annual rent under this lease be reduced by virtue of any decrease in the amount of any additional rent payment under this Article or any other provision of this lease. If Landlord receives from Tenant any payment less than the sum of the fixed annual rent and additional rent then due and owing pursuant to this lease, Tenant hereby waives its right, if any, to designate the items to which such payment shall be applied and agrees that Landlord in its sole discretion may apply such payment in whole or in part to any fixed annual rent, additional rent or to any combination thereof then due and payable hereunder. Unless Landlord shall otherwise expressly agree in writing, acceptance of any portion of the fixed annual rent or additional rent from anyone other than Tenant shall not relieve Tenant of any of its other obligations under this lease, including the obligation to pay other fixed annual rent and additional rent, and Landlord shall have the right at any time, upon notice to Tenant, to require Tenant (rather than someone other than Tenant) to pay the fixed annual rent and additional rent payable hereunder directly to Landlord. Furthermore, such acceptance of fixed annual rent and additional rent shall not be deemed to constitute Landlord’s consent to an assignment of this lease or a subletting or other occupancy of the demised premises by anyone other than Tenant, nor a waiver of any of Landlord’s rights or Tenant’s obligations under this lease.

          G. Partial Comparative Year: If the Rent Commencement Date shall occur after the first day of the first comparative year, then the additional rent due under any paragraph of this Article for the first comparative year (as defined in the relevant paragraph) shall be a proportionate share of said additional rent for the entire comparative year, said proportionate share to be based upon the length of time that the lease term will be in existence during such first comparative year. Upon the date of any expiration or termination of this lease (except termination because of Tenant’s default) whether the same be the date herein above set forth for the expiration of the term or any prior or subsequent date, a proportionate share of said additional rent for such comparative year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid. The said proportionate share shall be based upon the length of time that this lease shall have been in existence during such comparative year. Landlord shall, as soon as reasonably practicable, compute the additional rent due from Tenant, as aforesaid, which computations shall either be based on that comparative year’s actual figures or be an estimate based upon the most recent statements theretofore prepared by Landlord and furnished to Tenant as may be required under any paragraph in this Article. If an estimate is used, then Landlord shall cause statements to be prepared on the basis of the comparative year’s actual figures promptly after they are available, and thereupon, Landlord and Tenant shall make appropriate adjustments of any estimated payments theretofore made.

          H. Survival of Obligations: Except as otherwise set forth above, Landlord and Tenant’s obligation to make the adjustments and payments referred to in the proceeding paragraphs of this Article shall survive any expiration or termination of this lease.

          I. No Waiver: Except as otherwise set forth above, any delay or failure of Landlord in billing any cost of living adjustment, operating expense escalation or tax escalation hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay the same hereunder.

3. ELECTRICITY

          Subject to the provisions of subparagraph C(ii) of this Article, Landlord shall furnish electricity to Tenant during the term of this lease on a submetering basis. Electricity and electric service, as used herein, shall mean any element affecting the generation, transmission, and/or distribution or redistribution of electricity, including but not limited to services which facilitate the distribution of service.

          A. Submetering: If and so long as Landlord provides electricity to the demised premises on a submetering basis, Tenant covenants and agrees to purchase the same from Landlord or Landlord’s designated agent at Landlord’s Cost (as hereinafter defined), plus six percent (6%) thereof. Where more than one meter measures the service of Tenant in the Building, the KWHR and KW recorded by each meter shall be added, and the aggregate billed as if billed from a single meter. Bills therefor shall be rendered at such times as Landlord may elect, but not more frequently than monthly, and the amount, as computed from a meter or meters and determined by Landlord’s electrical consultant in accordance with this Article, shall be deemed to be, and be paid as, additional rent.

                    (i) “Landlord’s Cost” for such redistributed electricity shall be equal to Landlord’s Cost Rates (as hereinafter defined) for the relevant billing period multiplied by Tenant’s electricity consumption (i.e., energy and demand) based on the aforedescribed meter readings as herein provided.

“Landlord’s Cost Rates” shall be determined as follows:

“Landlord’s Electricity Consumption Cost” (Landlord’s cost per KWHR) for any given Utility Billing Period, shall mean the amount arrived at by dividing (a) Landlord’s KWHR cost, as indicated on the applicable utility bill (inclusive of any taxes, including any taxes included in the computation of said utility bill) for Landlord’s Electricity Consumption for said Utility Billing Period, inclusive of any fuel adjustments or rate adjustments contained in said utility bill allocable to Landlord’s Electricity Consumption, by (b) Landlord’s Electricity Consumption as indicated on said bill.

“Landlord’s Electricity Demand Cost” (Landlord’s Cost per KW) for any given Utility Billing Period, shall mean the amount arrived at by dividing (a) Landlord’s KW cost, as indicated on the applicable utility bill (inclusive of any taxes, including any taxes included in the computation of said utility bill) for Landlord’s Electricity Demand for said Utility Billing Period, inclusive of any rate adjustments contained in said utility bill allocable to Landlord’s Electricity Demand (provided that same have not been included in the computation of Landlord’s Electricity Consumption Cost), by (b) Landlord’s Electricity Demand as indicated on said bill.

For purposes of determining Landlord’s Electricity Consumption Cost and Landlord’s Electricity Demand Cost, (a) each amount appearing on any utility bill for demand, energy, fuel or rate adjustments shall be taken into account (where it cannot be determined from the utility bill whether such amount relates to consumption or to demand, it shall be deemed to relate to demand) and (b) there shall be added to Landlord’s Cost a sum equal to Landlord’s fees paid to the electrical consultant and Landlord’s overhead, in connection with billing and computing electricity charges for Tenant.

It is anticipated that electric rates, charges, etc. may be changed by virtue of changes in methods of billing, and/or electricity purchases and the redistribution thereof, fluctuations in the market price of electricity, changes in electricity and electric service (as defined below), and by the obtaining of electricity from public utilities and/or other providers in addition to, or instead of, Consolidated Edison of New York. Accordingly, Landlord’s Cost Rates shall also include Landlord’s payments for electricity or electric service, for the applicable monthly or other period, to utilities and/or other providers. Any such portions of Landlord’s Cost Rates for the Utility Billing Period, or other billing period, shall be equitably allocated to, and included in, this Tenant’s share of Landlord’s Cost for electricity redistributed to Tenant.

For purposes of this Article, the following terms shall have the following meanings:

“Utility Billing Period” shall mean the respective period(s) of electricity consumption and demand for which Landlord is charged on each successive bill from the utility company or companies, or other providers, furnishing electricity to the building.

“Landlord’s Electricity Consumption,” for any given Utility Billing Period, shall mean the number of kilowatt-hours of electricity consumed in and for the building (including common areas, tenantable areas and mechanical areas) during said Utility Billing Period, as indicated on the applicable utility bill(s).

“Landlord’s Electricity Demand,” for any given Utility Billing Period, shall mean the number of kilowatts of electricity demanded in and for the building (including common areas, tenantable areas and mechanical areas) during said Utility Billing Period, as indicated on the applicable utility bill(s).

Electricity and electric service, as used herein, shall mean any element affecting the generation, transmission, and/or distribution or redistribution of electricity, including but not limited to services which facilitate the distribution of service.

                    (ii) The parties acknowledge that the demised premises are not presently submetered. It is agreed that Landlord, at its expense and as part of Landlord’s Work, will install a submeter or submeters and any and all wiring and other equipment which is proper and necessary to furnish redistributed electricity to the demised premises on a submetering basis.

          B. Rent Inclusion: (i) If the requirements of law change so that Landlord may not legally furnish electricity to Tenant on a submetering basis, then and only in such event, Landlord reserves the right, at any time upon thirty (30) days’ written notice to Tenant, to change its furnishing of electricity to Tenant from a submetering basis to a rent inclusion basis. If and so long as Landlord provides electricity to the demised premises on a rent inclusion basis, Tenant agrees that the fixed annual rent shall be increased by the amount of the Electricity Rent Inclusion Factor (“ERIF”), as hereinafter defined, to compensate Landlord as hereinafter provided, for its obtaining and making available to Tenant the redistribution of electric current as an additional service, for Tenant’s reasonable use of air conditioning equipment, kitchen and small appliances, ordinary lighting and office equipment, during ordinary business hours. The “ERIF” shall be the amount determined by applying the reasonably estimated electrical load of Tenant, which shall be deemed to be the demand (KW) (which shall reflect a proper diversity factor), and hours of use thereof, which shall be deemed to be the energy (KWH), as determined by the electrical consultant as hereinafter provided, to the average rate charged for such load and energy usage in the SC-4, Rate I Service Classification in effect for the twelve (12) month period ending April 1, 2000 (and not the time-of-day schedule, if any).

                    (ii) The parties acknowledge that the fixed annual rent hereinabove set forth has not yet been, but may be, increased by the ERIF. Tenant, therefore, agrees to have the fixed annual rent hereinabove set forth so increased by an ERIF of $3.00 per rentable square foot, to be paid in equal monthly installments, in advance from the date when Landlord commenced to furnish electricity to Tenant on a rent inclusion basis.

                    (iii) If the cost to Landlord of electricity shall have been, or shall be, increased or decreased subsequent to April 1, 2000 (whether such change occurs prior to or during the term of this Lease), by change in Landlord’s electric rates or service classifications, or electricity charges, including changes in market prices, for by any increase or decrease, subsequent to the last such electric rate or service classification change or market price change, in fuel adjustments or charges of any kind, or by taxes, imposed on Landlord’s electricity purchases, or on Landlord’s electricity redistribution, or for any other such reason, then the aforesaid ERIF portion of the fixed annual rent shall be increased by the actual amount of the increase in cost due to changes in electric rates or service classifications or market prices, and, also Tenant’s payment obligation, for electricity redistribution, shall change from time to time so as to reflect any such increase or decrease in fuel adjustments or charges, and such taxes. Any such change in Landlord’s cost due to change in Landlord’s electric rates or service classifications or market prices, shall be computed on the basis of the average consumption of electricity for the building for the twelve full months immediately prior to the rate change or other such changes in cost, energy and demand, and any changed methods of or rules on billing for same, applied on a consistent basis to the new electric rate or service classification or market price and to the immediately prior existing electric rate or service classification or market price. If the average consumption (energy and demand) for the entire building for said prior (12) months cannot reasonably be applied and used with respect to changed methods of or rules on billing, then the increase or decrease shall be computed by the use of the average consumption (energy and demand) for the entire building for the first three (3) months after such change, projected to a full twelve (12) months, so as to reflect the different seasons; and that same consumption, so projected, shall be applied to the rate and/or service classification or market price which existed immediately prior to the change. The parties agree that a reputable, independent electrical consultant firm, selected by Landlord (“Landlord’s consultant”), may from time to time make surveys in the demised premises covering the electrical equipment and fixtures and use of current therein. If such survey shall disclose a change in Tenant’s electrical load (reflecting a proper diversity factor for demand) or hours of energy use, then the electrical load and energy usage portion of the ERIF shall be changed in accordance with such survey, and the ERIF redetermined, accordingly, by Landlord’s consultant.

The fixed annual rent shall be appropriately adjusted effective as of the date of said survey. In no event, whether because of surveys, rate changes or for any other reason, is the ERIF to be less than the originally specified $3.00 per rentable square foot per annum.

                    (iv) The survey determinations by Landlord’s electrical consultant shall be binding and conclusive on Landlord and Tenant from and after the delivery of copies of such determinations to Landlord and Tenant, unless, within sixty (60) days after delivery thereof, Tenant disputes such determination. If Tenant so disputes such determination, it shall, at its own expense, obtain from a reputable, independent electrical consultant its own determinations in accordance with the provisions of this Article. Tenant’s consultant and Landlord’s consultant then shall seek to agree. If they cannot agree within thirty (30) days they shall choose a third reputable electrical consultant, whose cost shall be shared equally by the parties, to make similar determinations which shall be controlling. (If they cannot agree on such third consultant within ten (10) days, than either party may apply to the Supreme Court in the County of New York for such appointment.) However, pending such controlling determinations, Tenant shall pay to Landlord the amount of additional rent or ERIF in accordance with the determinations of Landlord’s electrical consultant. If the controlling determinations differ from Landlord’s electrical consultant, then the parties shall promptly make adjustment (by rent credit or payment) for any deficiency owed by Tenant or overage paid by Tenant.

          C. General Conditions: (i) At the option of Tenant, Tenant may purchase from Landlord or its agents all lamps and bulbs used in the demised premises and pay for the cost of installation thereof, at building standard charges. If all or part of the submetering additional rent or the ERIF payable in accordance with paragraph A or B of this Article becomes uncollectible or reduced or refunded by virtue of any law, order or regulation, the parties agree that, at Landlord’s option, in lieu of submetering additional rent or ERIF, and in consideration of Tenant’s use of the building’s electrical distribution system and receipt of redistributed electricity and payment by Landlord of consultant’s fees and other redistribution costs, the fixed annual rental rate(s) to be paid under this lease shall be increased by an “alternative charge” which shall be a sum equal to $3.00 per year per rentable square foot of the demised premises, changed in the same percentage as any increases and decreases in the cost to Landlord for electricity for the entire building subsequent to April 1, 2000 (but in no event below said $3.00 per year per rentable square foot), because of electric rate or service classification or market price changes, such percentage change to be computed as in paragraph B provided.

          (ii) Except for its negligence or willful misconduct, Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements. Landlord agrees to provide Tenant with an electrical capacity of six (6) watts per rentable square foot of demand load, for all purposes other than any building air-conditioning systems and equipment servicing the demised premises, through the electrical distribution panels described in subparagraph B(iv) of Article 23 hereof. Tenant covenants and agrees that at all times its use of electric current shall never exceed such six (6) watts per rentable square foot of demand load. Tenant agrees not to connect any additional electrical equipment to the building electric distribution system, other than lamps, typewriters, personal computers, printers, servers, scanners, fax machines, duplicating machines, small kitchen appliances and other office machines which consume comparable amounts of electricity, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Nothing herein shall be deemed to obligate Landlord to furnish Tenant with electricity in excess of six (6) watts per rentable square foot of demand load. However, it is agreed that Tenant shall pay Landlord a riser connection fee of $150 per amp per phase (based on a service of 208 volts, 3 phase) for any additional electrical capacity which Landlord, at Tenant’s request (and subject to the provisions of this Article 3), makes available to Tenant during the term hereof, which fee shall be deemed additional rent under this lease and shall be payable within thirty (30) days after demand (and which fee shall be subject to increase, from time to time, during the term hereof). Any such additional electric service which Landlord makes available to Tenant (at Tenant’s request) shall be in a location designated by Landlord. Any riser or risers to supply such additional electrical requirements of Tenant, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord’s reasonable judgment, the same are necessary and will not cause permanent damage or injury to the building or demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Landlord will also at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions. The parties acknowledge that they understand that it is anticipated that electric rates, charges, etc., may be changed by virtue of time-of-day rates or other methods of billing, electricity purchases and the redistribution thereof, and that the references in the foregoing paragraphs to changes in methods of or rules on billing are intended to include any such changes. If the requirements of law change so that Landlord may not legally furnish electricity to Tenant on a submetering or any other basis, then and only in such event Landlord reserves the right to terminate the furnishing of electricity, at any time, upon thirty (30) days’ written notice to the Tenant, in which event the Tenant may make application directly to the public utility and/or other providers for the Tenant’s entire separate supply of electric current and Landlord shall permit its wires and conduits, to the extent available and safely capable, to be used for such purpose, but only to the extent of Tenant’s then authorized load. Any meters, risers, or other equipment or connections necessary to furnish electricity on a submetering basis or to enable Tenant to obtain electric current directly from such utility and/or other providers shall be installed by Landlord and the cost thereof shall be shared equally by Landlord and Tenant (it being agreed that the portion thereof for which Tenant is responsible shall be deemed additional rent under this lease and shall be due within thirty (30) days after demand therefor). Only rigid conduit, electricity metal tubing (EMT) or other conduit permitted by applicable law will be allowed. Landlord, upon the expiration of the aforesaid sixty (60) days’ written notice to the Tenant (plus such additional time as is reasonably necessary for Tenant, using reasonable diligence, to obtain electricity directly from the public utility) may discontinue furnishing the electric current but this lease shall otherwise remain in full force and effect. If Tenant was provided electricity on a rent inclusion basis when it was so discontinued, then commencing when Tenant receives such direct service and as long as Tenant shall continue to receive such service, the fixed annual rent payable under this lease shall be reduced by the amount of the ERIF which was payable immediately prior to such discontinuance of electricity on a rent inclusion basis.

          (iii) Alternative Service Providers: Landlord on the date hereof obtains electric service for the building from Consolidated Edison Company. Notwithstanding anything herein set forth to the contrary, if permitted by law, Landlord may contract separately with Consolidated

Edison Company and/or one or more other providers (“Alternative Service Providers”) to provide one or more of the component services which together make up the entire package of electric service (e.g., transmission, generation, distribution and ancillary services) to the building. If Landlord elects to contract with any Alternative Service Provider, Tenant shall cooperate with Landlord and each such Alternative Service Provider to effect any change to the method or means of providing and distributing electricity service to the demised premises or any other portion of the building by reason of such change in the provision of electricity. Such cooperation shall include but not be limited to providing Landlord or any such Alternative Service Provider and any other person reasonable access to the demised premises and to all wiring, conduit, lines, feeders, cable and risers, electricity panel boxes and any other component of the electrical distribution system within or adjacent to the demised premises.

4. ASSIGNMENT

          A. Except as otherwise provided in this Article 4, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this lease, nor underlet, or suffer or permit the demised premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance. The transfer of a majority of the issued and outstanding capital stock of Tenant or any corporate tenant or subtenant of this lease or a majority of the total record equity interests (or a majority of the ultimate beneficial ownership interest) in any partnership tenant or subtenant or any other form of entity or organization, however accomplished, and whether in a single transaction or in a series of transactions, and the conversion of a tenant or subtenant entity to another form of entity, including, without limitation, a limited liability company or a limited liability partnership, or a transfer of control of any entity shall not be deemed an assignment of this lease or of such sublease, unless the principal purpose of the transaction is to avoid the prohibitions of this Article 4 on assignment and subletting. The merger or consolidation of Tenant or a subtenant, whether a corporation, partnership, limited liability company or other form of entity or organization, where the net worth of the resulting or surviving corporation, partnership, limited liability company or other form of entity or organization, is less than the net worth of Tenant or subtenant immediately prior to such merger or consolidation shall be deemed an assignment of this lease or of such sublease, but if such net worth is the same as or higher than the net worth of Tenant or a subtenant immediately prior to such merger or consolidation, then such merger or consolidation shall not be deemed an assignment and no consent from Landlord shall be required. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant beyond any applicable notice and/or grace period hereunder, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, except in compliance with the applicable provisions of this Article 4. A material modification or amendment, or any extension of a sublease shall be deemed a sublease. In no event may this lease be assigned to or any portion of the demised premises be underlet to a “Prohibited Person” (as hereinafter defined in Article 48). If any lien is filed against the demised premises or the building for brokerage services claimed to have been performed for Tenant in connection with an assignment or subletting, whether or not actually performed, the same shall be discharged by Tenant within thirty (30) days thereafter, at Tenant’s expense, by filing the bond required by law, or otherwise, and Tenant agrees to indemnify Landlord and its agents and hold them harmless from and against any and all claims, losses or liability resulting from such lien for brokerage services rendered. The listing of a name other than that of Tenant, whether on the doors of the premises, the building directory or otherwise shall not vest any right or interest in this lease or the premises and shall not be deemed to be the consent of landlord to any assignment or transfer of this lease, to any sublessee of the premises, or to any use or occupancy thereof by anyone not Tenant.

          B. (i) If Tenant desires to assign this lease or to sublet all or substantially all of the demised premises, it shall first submit to Landlord a written request for consent to such transaction which request shall contain or be accompanied by the documents described in paragraph C of this Article. Landlord may then, by notice to such effect given within thirty (30) days after the receipt of Tenant’s request for consent, terminate this lease on the date (the “Termination Date”) which shall be the later to occur of (a) the effective date of the proposed transaction, as specified by Tenant, and (b) the date which is sixty (60) days following the date Landlord’s termination notice is given. Tenant shall then vacate and surrender the demised premises on or before the Termination Date and the term of this lease shall end on the Termination Date as if that were the original expiration date of the term of this lease. Tenant shall vacate the demised premises and surrender possession thereof to Landlord, on or before the Termination Date, in broom clean condition, and Landlord shall accept the demised premises “as is”.

          (ii) If Tenant desires to sublet in a single transaction, all or substantially all of the 14th Floor Portion, all or substantially all of the 15th Floor Portion, or all or substantially all of all space on any other floor of the building which is included in the demised premises, for all or substantially all of the remainder of the term of this lease, then Tenant shall first submit to Landlord a written request for consent to such transaction, which request shall contain or be accompanied by the documents described in paragraph C of this Article. Landlord may then, by notice to such effect given within thirty (30) days after the receipt of Tenant’s request for consent, delete from the demised premises the space proposed to be subleased (the “Deleted Portion”), on the date (the “Deletion Date”) which shall be the later to occur of (a) the effective date of the proposed transaction, as specified by Tenant, and (b) the date which is sixty (60) days following the date Landlord’s deletion notice is given. Upon such Deletion Date, the fixed annual rent and additional rent due under this lease shall be appropriately proportionately adjusted, and all other provisions of this lease shall be deemed modified, so as to reflect such deletion of space from the demised premises. Tenant shall vacate and surrender the Deleted Portion on or before the Deletion Date, in broom clean condition, and the term of the leasing of the Deleted Portion shall end on the Deletion Date as if that were the original expiration date of the term of the leasing of such space. Landlord shall accept the Deleted Portion “as is” except that Landlord, at Landlord’s expense, shall perform all such work and make all such alterations as may be required (a) physically to demise the Deleted Portion from the remainder of the demised premises (including, without limitation, separation of building systems and associated wiring, duct work and piping, and removal of any internal staircase and closing up of the slab) and to permit lawful occupancy, and (b) if applicable, to make the floor properly and legally usable as a multi-tenanted floor, including, without limitation, any work needed to restore public corridors and bathrooms (using building standard fixtures and finishes); provided, however, if Tenant agreed to perform such work, at its expense, under the terms of the proposed assignment or sublease, then Landlord shall do so at Tenant’s reasonable expense, which shall be deemed additional rent under this lease and shall be due within thirty (30) days after demand, accompanied by supporting documentation therefor. Tenant shall reasonably cooperate with Landlord in connection with any such work, including, without limitation, by providing Landlord and its contractors with such access to the remaining demised premises as is necessary to perform such work. Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s business operations in the remaining demised premises; it being understood and agreed, however, that such work may be performed on Business Days during Business Hours (each as hereinafter defined in Article 50), except for any demolition, core drilling or welding, which shall only be performed outside of such Business Hours.

          C. If Tenant requests Landlord’s consent to a specific assignment or subletting, or in any other circumstance where Tenant is required to provide the information described in this paragraph C, Tenant shall submit in writing to Landlord (i) the name and address of the proposed assignee or subtenant, (ii) a duly executed counterpart of the proposed agreement of assignment or sublease, or a duly executed term sheet or letter of intent setting forth all of the material terms of the proposed agreement of assignment or sublease, (iii) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space, and (iv) banking, financial or other credit information relating to the proposed assignee or subtenant reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant.

          D. If Landlord shall not have accepted Tenant’s offer, as provided in paragraph B, or if paragraph B shall not be applicable, then Landlord will, subject to paragraph F below, not unreasonably withhold, condition or delay its consent to Tenant’s request for consent to such specific assignment or subletting. Any consent of Landlord under this Article shall be subject to the terms of this Article and the effectiveness of any assignment or sublease under this Article shall be conditioned upon there being no default by Tenant, beyond any notice and/or grace period, under any of the terms, covenants and conditions of this lease at the time that Landlord’s consent to any such subletting or assignment is requested.

          E. Tenant understands and agrees that no assignment or subletting shall be effective unless and until Tenant, upon receiving any necessary Landlord’s written consent (and unless it was theretofore delivered to Landlord) causes a duly executed copy of the sublease or assignment to be delivered to Landlord within ten (10) days after execution thereof. Any such sublease shall provide that the subtenant shall comply with all applicable terms and conditions of this lease to be performed by Tenant hereunder. Any such assignment of lease shall contain an assumption by the assignee of all of the terms, covenants and conditions of this lease to be performed by Tenant, accruing from and after the effective date of the transaction.

          F. Anything herein contained to the contrary notwithstanding:

                    (i) Tenant shall not advertise (but may list with brokers) its space for assignment or subletting at a rental rate lower than the greater of the then building rental rate for such space or the rental rate then being paid by Tenant to Landlord.

                    (ii) The transfer of outstanding capital stock of any corporate tenant, for purposes of this Article, shall not include sale of such stock which is effected through the “over-the-counter market” or through any recognized stock exchange.

                    (iii) No assignment or subletting shall be made:

(a) To any person or entity which shall at that time be a tenant, subtenant or other occupant (or an affiliate thereof, other than a then existing affiliate which actually requires additional space for the conduct of its business) of any part of the building, or who dealt with Landlord or Landlord’s agent (directly or through a broker) with respect to space in the building during the four (4) months immediately preceding Tenant’s request for Landlord’s consent, provided that Landlord then has, or within ninety (90) days from the date Landlord’s consent is requested by Tenant will have, comparable space for a comparable term available for leasing);

(b) By the legal representatives of Tenant or by any person to whom Tenant’s interest under this lease passes by operation of law, except in compliance with the provisions of this Article;

(c) To any person or entity for the conduct of a business which is not in keeping with the standards and the general character of the building of which the demised premises form a part;

(d) Which results in the occupancy of the demised premises by more than six (6) occupants (including Tenant); and

(e) With respect to a sublease, for a term that shall expire not later than one (1) day prior to the scheduled expiration date of the term of this lease.

                    (iv) No subtenant shall have a right to sublet further or assign its sublease without obtaining Landlord’s prior written consent thereto, which consent shall be granted or withheld in accordance with the terms of this Article 4 as if Tenant were requesting it, and provided that Landlord shall have a right of recapture pursuant to the provisions set forth in paragraph B of this Article and the right to share in Tenant’s share of the profits of the transaction pursuant to the provisions of paragraph J of this Article.

          G. Anything herein above contained to the contrary notwithstanding, the provisions of paragraph B and paragraph J of this Article 4 shall not apply to, and Landlord’s consent shall not be required with respect to (i) the use by an Affiliate (as hereinafter defined) of Tenant of all or any portion of the premises or (ii) an assignment of this lease or a sublease of all or any portion of the demised premises to an Affiliate of Tenant, provided that any such transaction referred to in this clause (ii) complies with the following provisions of this Article 4: the second sentence of paragraph D; paragraph E (except that Landlord’s consent shall not be required and

Tenant shall provide Landlord with a copy of the assignment agreement or sublease, as therein described); paragraph F(iii)(c); paragraph F(iii)(e); paragraph F(iv); paragraph K; the second sentence of paragraph L; paragraph N; and paragraph O; and provided, further, that the following provisions of this Article shall be applicable to any such transaction: the fourth, sixth, seventh, eighth, ninth and tenth sentences of paragraph A. Tenant shall give Landlord at least ten (10) days’ prior written notice of any transaction covered in this paragraph G, which notice shall contain or be accompanied by (a) a certified statement by an officer of Tenant that the proposed assignee or sublessee, as the case may be, is an Affiliate of Tenant (and describing the relationship), and (b) the written statement by Tenant confirming that Tenant will remain primarily liable, jointly and severally with any transferee or assignee, for the obligations of Tenant under this lease. The term “Affiliate” when used herein shall mean any entity, directly or indirectly, controlled by, controlling or under common control with another entity.

          H. Anything herein above contained to the contrary notwithstanding, the provisions of paragraph B and paragraph J of this Article shall not apply to, and Landlord’s consent shall not be required, with respect to an assignment of this lease or to a sublease of all but not part of the demised premises to any corporation or other entity (“Successor Entity”) (i) to which all or substantially all of the assets of Tenant are transferred or sold, or (ii) into which or with which Tenant may be merged or consolidated, provided that (a) the net worth (determined in accordance with GAAP or if such entity is a foreign entity, International Accounting Standards) of such transferee or of the resulting or surviving corporation or other entity, as the case may be, is equal to or greater than the net worth of Tenant (determined in accordance with GAAP) immediately prior to such transfer or transaction; and (b) any such transaction complies with the following provisions of this Article 4: the second sentence of paragraph D; paragraph E (except that Landlord’s consent shall not be required and Tenant shall provide Landlord with a copy of the assignment agreement or sublease, as therein described); paragraph F(iii)(c); paragraph F(iii)(e); paragraph F(iv); paragraph K; the second sentence of paragraph L; paragraph N; and paragraph O; and provided, further, that the following provisions of this Article shall be applicable to any such transaction: the fourth, sixth, seventh, eighth, ninth and tenth sentences of paragraph A. Tenant shall give Landlord at least ten (10) days’ prior written notice of any such transaction, which notice shall contain or be accompanied by (x) the documents described in paragraph C of this Article, (y) reasonably satisfactory proof that the above described net worth and other applicable provisions of this paragraph have been satisfied, and (z) the written statement by Tenant confirming that Tenant will (if and to the extent it still exists) remain primarily liable, jointly and severally with any transferee or assignee, for the obligations of Tenant under this lease.

          I. Anything herein above contained to the contrary notwithstanding, the provisions of paragraphs B, C, E, J, M and N of this Article shall not apply to, and Landlord’s consent shall not be required, with respect to one or more sub-lettings, from time to time, of up to an aggregate of 15,000 rentable square feet of the 15th Floor Portion, provided that (i) Tenant shall give Landlord fifteen (15) days’ prior written notice of any such transaction, which notice shall include a copy of the executed sublease agreement for any such transaction; (ii) the term of any such sublease agreement shall not expire later than the last day of the tenth Lease Year; (iii) any such subtenant shall be reputable and financially responsible; (iv) Tenant shall not be in default under this lease beyond any applicable notice and/or grace period at the time Tenant enters into any such sublease; and (v) any such transaction shall comply with the following provisions of this Article 4: paragraph F and paragraph K (and the following provisions of this Article shall apply to any such transaction: the fourth, sixth, seventh, eighth, ninth and tenth sentences of paragraph A).

          J. (i) In the event of an assignment of this lease or sublease by Tenant of all or a portion of the demised premises (except with respect to an assignment or sublease which does not require Landlord’s consent under paragraphs G, H, I, P or Q of this Article 4), Tenant shall pay to Landlord the following sums: (a) with respect to a sublease, fifty percent (50%) of (1) any rent or other consideration (including, without limitation, sums for fixtures, furniture, equipment and other personal property less, in the case of a sale thereof, the then unamortized value thereof on Tenant’s federal tax returns) paid to Tenant by any subtenant which (after first deducting from such rent or other consideration the costs of Tenant, if any, in effecting the subletting, including reasonable alteration costs, commissions and legal fees) is in excess of (2) the rent allocable (strictly on a per square foot basis, without regard to any other allocation of value, by dividing aggregate consideration by the rentable square feet of the area so sublet) to the subleased space which is then being paid by Tenant to Landlord pursuant to the terms hereof, and (b) with respect to an assignment of this lease, fifty percent (50%) of any other profit or gain (after first deducting from such profit or gain any necessary expenses incurred) realized by Tenant from any such assignment. All sums payable hereunder by Tenant shall be payable to Landlord as additional rent as and when received by Tenant (and shall be payable to Landlord only after Tenant shall have first deducted and recovered in full the costs described above or in subparagraph (ii) below).

                    (ii) With respect to the deductions permitted under (i)(a) and (i)(b) above, in the event Tenant assigns this lease or sublets all or any part of the demised premises during the initial term of this lease, then Tenant may also deduct the following: (1) in the case of an assignment, the unamortized out-of-pocket costs to Tenant of the Tenant’s Initial Installation Work; and (2) in the case of a sublease, on an amortized basis over the term of the sublease, such unamortized out-of-pocket costs to Tenant of Tenant’s Initial Installation Work (proportionately adjusted based on the rentable square foot area of the subleased premises); in either case provided that an executive officer of Tenant has certified the amount of such out-of-pocket costs to Landlord, in writing, within thirty (30) days after any request by Landlord therefor (and simultaneously provided Landlord with reasonable evidence of the facts upon which such certification was based); provided, however, that if Landlord does not so request such certification, then such certification shall be delivered by Tenant to Landlord together with Tenant’s request for Landlord’s consent to the transaction. It is agreed that, for purposes of determining such unamortized out-of-pocket costs, Tenant’s Initial Installation Work shall be amortized on a straight-line basis over the initial term of this lease. For example, if the cost of the Tenant’s Initial Installation Work is $150,000, and Tenant thereafter, commencing during the third Lease Year, sublets the entire demised premises, then the unamortized out-of-pocket cost to Tenant of such improvements would be $120,000, which (if the sublease rental rate is in excess of the applicable fixed rental rate under this lease) would be deducted at the rate of up to $10,000 a year for the remaining twelve (12) years of the term. (Using the same set of facts, but assuming the Tenant assigns this lease during such 3rd year of the term, then the entire $120,000 would be deducted at one time against any payment to the assignor on account of this lease.)

          K. Each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this lease. Notwithstanding any such subletting to any subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the fixed annual rent and additional rent due and to become due hereunder and for the performance of all of the covenants, agreements, terms, provisions and conditions contained in this lease on the part of Tenant to be observed and performed and for all of the acts and omissions of any licensee, subtenant, or any other person claiming under or through any subtenant that shall be in violation of any of the obligations of this lease, and any such violation shall be deemed to be a violation by Tenant.

          L. Any assignment or transfer shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement whereby the assignee shall unconditionally assume all of the obligations of this lease on the part or Tenant to be performed or observed, accruing from and after the date of the assignment or transfer, and whereby the assignee shall agree that the provisions contained herein shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer whether or not in violation of the provisions hereof, and notwithstanding the acceptance of fixed annual rent and/or additional rent by Landlord from an assignee, transferee or any other party, the original named Tenant shall remain fully liable for the payment of the fixed annual rent and additional rent and for the other obligations of this lease on the part of Tenant to be performed or observed.

          M. If Landlord shall decline to give consent to any proposed assignment or sublease, or if Landlord shall exercise Landlord’s option under paragraph B of this Article, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, costs and expenses (including reasonable attorneys’ fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease (other than those claiming to have dealt with Landlord or to have been retained by Landlord). This provision shall survive the expiration or sooner termination of this lease. Tenant shall pay to Landlord on demand Landlord’s costs (including, without limitation, reasonable legal fees and, in the case of a proposed partial sublet, reasonable architect’s and engineering fees) incurred in connection with reviewing Tenant’s request for any such consent.

          N. The joint and several liability of Tenant and any immediate or remote successor in interest to Tenant, and the due performance of the obligations of this lease on Tenant’s part to be performed or observed, shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this lease, or by any waiver or failure of Landlord to enforce any of the obligations of this lease; provided, however, that in the case of a modification of this lease, Tenant’s liability under this lease shall be no greater than it would have been in the absence of such modification.

          O. The term “Tenant” when used in this Article shall mean the originally denominated Tenant or each proximate or remote assignee thereof or successor in interest thereto, but only if and so long as such entity is the tenant under this lease. The term “control” as used in this Article shall mean the right to exercise final decision making authority on behalf of any entity. Wherever in this Article Tenant or any other person is required to provide Landlord with banking, financial or other credit information such information shall include, without limitation, a balance sheet (in reasonable detail, listing all assets and liabilities and prepared in accordance with generally accepted accounting principles (or, in the case of a foreign company, in accordance with international accounting standards)) of each relevant party to the transaction in question certified to Landlord by an independent certified public accountant.

          P. Notwithstanding anything to the contrary contained herein, Tenant shall have the right, without the prior consent of Landlord, and without being subject to paragraph B or J of this Article, to enter into license agreements for the use of desk space (“Desk Space”) within the demised premises only with third party outsourced service providers using such Desk Space to service Tenant or Tenant’s Affiliates at the demised premises (provided that Tenant’s third party auditors may also service Tenant’s Affiliates not located at the demised premises), including, but not limited to, marketing personnel, auditors, consultants, professional advisors, commercial partners, accountants, mail room facilities, photocopy facilities, messenger facilities and other vendors, provided that Tenant shall give Landlord at least ten (10) days’ prior written notice of any such transaction, such Desk Space is not separately demised, and such licensing agreements are not being entered into to violate the provisions of this lease prohibiting assignment and sublettings. Notwithstanding anything contained herein to the contrary, in no event shall any use of such Desk Space vest in such user (“Desk Space User”) any rights or interest under this lease or in the demised premises or any portion thereof.

          Q. Notwithstanding anything to the contrary contained herein, Tenant shall have the right, without prior consent of Landlord, and without being subject to paragraph B or J of his Article, to enter into a license agreement or sublease for the use of office space, which shall be undivided and consist of less than two thousand (2,000) rentable square feet on each of the 14th Floor Portion and the 15th Floor Portion, with any charitable organization, including, without limitation, D.K.M.S. Americas (other than a charitable organization whose activities may, in Landlord’s reasonable opinion, pose a threat or security risk to tenants of the building), provided that Tenant shall give Landlord at least ten (10) days’ prior written notice of any such transaction, and such occupancy shall comply in all respects with all applicable laws, rules and regulations (including, without limitation, the provisions of the New York City Building Code).

          R. (i) IN NO EVENT SHALL TENANT BE ENTITLED TO MAKE, NOR SHALL TENANT MAKE, ANY CLAIM, AND TENANT HEREBY WAIVES ANY CLAIM, FOR MONEY DAMAGES (NOR SHALL TENANT CLAIM ANY MONEY DAMAGES BY WAY OF SET-OFF, COUNTERCLAIM OR DEFENSE) BASED UPON ANY CLAIM OR ASSERTION BY TENANT THAT LANDLORD HAS UNREASONABLY WITHHELD OR UNREASONABLY CONDITIONED OR UNREASONABLY DELAYED ITS CONSENT OR APPROVAL TO A PROPOSED ASSIGNMENT OR SUBLETTING AS PROVIDED FOR IN THIS LEASE. TENANT’S SOLE REMEDY SHALL BE AN ACTION OR PROCEEDING TO ENFORCE ANY SUCH PROVISION, OR FOR SPECIFIC PERFORMANCE, INJUNCTION OR DECLARATORY JUDGMENT, OR TO REFER THE SAME TO EXPEDITED ARBITRATION PURSUANT TO ARTICLE 41 OF THIS LEASE. HOWEVER, THE PROVISIONS OF THIS SUBPARAGRAPH R(i) SHALL NOT BE APPLICABLE IF IT IS

FINALLY DETERMINED BY A COURT THAT LANDORD ACTED MALICIOUSLY OR IN BAD FAITH IN WITHOLDING OR DELAYING SUCH CONSENT OR APPROVAL.

                    (ii) If Tenant desires to determine any dispute between Landlord and Tenant as to whether Landlord has unreasonably withheld, unreasonably conditioned or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Article, such dispute shall be settled and finally determined by expedited arbitration in accordance with the provisions of Article 41 of this lease.

          S. If Landlord does not exercise its option under paragraph B of this Article, and if Tenant effects a sublease of the entire demised premises, all or substantially all of the 14th Floor Portion, or all or substantially all of the 15th Floor Portion, for all or substantially all of the entire remaining term of this lease, less one day (a “Covered Sublease”), and if the term of this lease shall terminate prior to the last day of the fifteenth Lease Year as a result of a default by Tenant hereunder, then, if and so long as the subtenant under the Covered Sublease (a “Covered Subtenant”) is not in default beyond any applicable notice and/or grace period thereunder, the Covered Subtenant, at its option, to be exercised by written notice to Landlord not later than fifteen (15) days after notice to the Covered Subtenant of the effective date of the termination of this lease due to Tenant’s default (time being of the essence), may elect to remain in possession of premises demised under the Covered Sublease (the “Covered Sublease Premises”), from and after the effective date of such termination, pursuant to all of the terms, covenants and conditions of the Covered Sublease, with the same force and effect as if Landlord, as sublandlord, and the Covered Subtenant, as subtenant, had entered into the Covered Sublease as of such effective date for a term equal to the unexpired term of the Covered Sublease, in which event Landlord and the Covered Subtenant shall attorn to and recognize each other and Landlord and the Covered Subtenant shall have the same rights, obligations and remedies under the Covered Sublease as were had by Tenant and the Covered Subtenant thereunder prior to such effective date, respectively, except that: (i) the fixed annual rent under the Covered Sublease shall be equal to the greater of (a) the fixed annual rent payable under the Covered Sublease, and (b) the fixed annual rent payable under this lease (proportionately adjusted for the size of the Covered Sublease Premises, if same does not cover the entire demised premises hereunder); (ii) the Covered Sublease shall be deemed modified so that (in lieu of any obligation of the Covered Subtenant to pay any tax or operating expense escalation additional rent to Tenant under the Covered Sublease) the Covered Subtenant shall be obligated to pay Landlord real estate tax escalation additional rent and operating expense escalation additional rent in accordance with the applicable provisions of Article 2 of this lease (except that, if the Covered Sublease Premises does not cover the entire demised premises hereunder, “The Percentage” shall be determined by a fraction, the numerator of which is the rentable square foot area of the Covered Sublease Premises, and the denominator of which is 2,720,595); and (iii) in no event shall Landlord be (a) obligated to do or complete any work obligations of the Tenant in the demised premises; or (b) liable for any act, omission or default of Tenant (unless relating to a circumstance which continues after the effective date of such termination, in which event Landlord’s sole obligation shall be to remedy or cure such circumstance); or (c) subject to any offsets, claims or defenses which the Covered Subtenant might have against Tenant; or (d) bound by any fixed annual rent or additional rent which the Covered Subtenant might have paid to Tenant for more than one (1) month in advance; or (e) bound by any modification, amendment or abridgment of the Covered Sublease made without Landlord’s prior written approval. The provisions of this paragraph S shall be self-operative without the need for further documentation; provided, however, that, upon Landlord’s request, a Covered Subtenant shall execute such documents and instruments (including, without limitation, a new lease upon the executory terms of the Covered Sublease, as modified hereby) as Landlord reasonably requires to confirm or further effect such non-disturbance and attornment.

5. DEFAULT

          A. Landlord may terminate this lease on five (5) days’ notice: (a) if Tenant shall have failed to pay any installment of fixed annual rent or additional rent or any other payment when due hereunder, and such failure shall have continued for a period of ten (10) days after notice to Tenant thereof; or (b) if Tenant shall have failed to cure a default in the performance of any covenant of this lease (except the payment of rent), or any rule or regulation hereinafter set forth, within thirty (30) days after written notice thereof from Landlord, or if such default cannot be completely cured in such time, if Tenant shall not promptly proceed to cure such default within said thirty (30) days, or shall not complete the curing of such default with due diligence; or (c) if a petition in bankruptcy shall be filed by or against Tenant or if Tenant shall make a general assignment for the benefit of creditors, or receive the benefit of any insolvency or reorganization act; or (d) if a receiver or trustee is appointed for any portion of Tenant’s property and such appointment is not vacated within ninety (90) days; or (e) if an execution or attachment shall be issued under which the premises shall be taken or occupied or attempted to be taken or occupied by anyone other than Tenant. Notwithstanding anything herein to the contrary set forth, Tenant shall not commit waste to any portion of the building irrespective of whether within or without the demised premises.

          B. The termination of this lease (which shall include, without limitation, any rights of renewal or extension thereof) shall be effective upon the giving of the notice first referred to in the preceding paragraph without the need for any further act and thereupon this lease shall terminate as completely as if that were the date originally fixed for the expiration of the term of this lease; but Tenant shall remain liable as hereinafter provided, and Landlord may institute summary or other proceedings to repossess the premises or re-enter and take possession of the premises by the exercise of self-help or any other means permitted by law.

          C. Landlord hereby authorizes its then current managing agent of the building at any time to act on Landlord’s behalf to make demands on and give notices to Tenant hereunder, including without limitation (i) demands for payment of rent or additional rent, performance of any obligation, or cure of any default, (ii) notices of default or termination, and (iii) all other notices that may be required by law or this lease in connection with or as a predicate to any action or proceeding for rent and/or possession of the demised premises. Tenant acknowledges and agrees that such managing agent is authorized to give such notices and shall not (and hereby waives the right to) contest such authorization or raise any defense to any action or proceeding predicated on any allegation of lack of such authorization.

6. RE-LETTING; ETC.

          A. Tenant hereby expressly waives any right of redemption granted by any present or future law. “Re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meanings. In the event of a breach or threatened breach of any of the covenants or provisions hereof Landlord or Tenant shall have the right to seek an injunction. Mention herein of any particular remedy shall not preclude Landlord from any other available remedy. Landlord shall recover as liquidated damages, in addition to accrued rent and other charges, if Landlord’s re-entry is the result of Tenant’s bankruptcy, insolvency, or reorganization, the full rental for the maximum period allowed by any act relating to bankruptcy, insolvency or reorganization.

          B. In case of any re-entry, dispossess by summary proceedings or termination of the term hereof due to Tenant’s default, (x) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or termination; (y) Landlord may re-let the demised premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or occupancy free of rent for any period; and (z) Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to perform any obligation, at Landlord’s election, either of the amounts provided for in item (1) or item (2) below and, in addition thereto, the amounts provided for in item (3) below. Landlord shall have no obligation to re-let the premises, and its failure or refusal to do so, or failure to collect rent on re-letting, shall not affect Tenant’s liability hereunder. In no event shall Tenant be entitled to a credit or repayment for rerental income which exceed the sums payable to Tenant hereunder or which covers a period after the original term of this lease. Said items (1), (2) and (3) are as follows:

                    (1) A sum which, at the time of such re-entry, dispossess or termination, as the case may be, represents the then value (using a discount rate equal to the yield on United States Treasury obligations selected by Landlord maturing closest to the date set forth herein as the then established expiration date of the term of this lease) of the amount by which (x) the aggregate of the fixed annual rent and any regularly payable additional rent hereunder that would have been payable by Tenant for the period commencing with such re-entry, dispossess or termination, as the case may be, and ending on the date then established herein for the expiration of the term of this lease exceeds (y) the aggregate rental value of the demised premises for the same period (which sum is sometimes hereinafter called “the lump sum payment”); or

                    (2) Sums equal to any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected (i.e., the amount of rents collected hereunder less all of the costs referred to in item (3) below incurred by Landlord) on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. Such deficiency shall become due and payable monthly, as it is determined; and

                    (3) A sum to be added to such lump sum payment or deficiency, as the case may be, equal to the expenses that Landlord incurs in connection with re-letting the demised premises and pursuing Landlord’s rights and remedies (whether or not any legal action is commenced) including, but not limited to, legal expenses, reasonable attorneys’ fees, court costs, brokerage commissions, advertising costs, the value of any rent-free period, the costs of all alterations and decorations deemed advisable by Landlord to market the demised premises following such re-entry or dispossess or in connection with leasing the demised premises to a new tenant, and costs to keep the demised premises in good order and/or for preparing the same for re-letting.

          C. If Landlord re-enters the premises for any cause, or if Tenant abandons the premises, any property left in the premises by Tenant shall be deemed to have been abandoned by Tenant, and Landlord shall have the right to retain or dispose of such property in any manner without any obligation to account therefor to Tenant. In the event either party hereto shall file suit with respect to, in connection with or otherwise to enforce this lease or any provision contained herein, the party prevailing in such suit shall be entitled to recover, in addition to all other remedies or damages, as provided herein, reasonable attorney’s fees and expenses incurred in such suit.

7. LANDLORD MAY CURE DEFAULTS

          If Tenant shall default in performing any covenant or condition of this lease, Landlord may perform the same for the account of Tenant, and if Landlord, in connection therewith, or in connection with any default by Tenant, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys’ fees and disbursements, such sums so paid or obligations incurred shall be deemed to be additional rent hereunder, and shall be paid by Tenant to Landlord, together with interest at a rate (the “Applicable Rate”) equal to the average of all prime rates published from time to time in The Wall Street Journal (Eastern Edition) plus three percent (3%), calculated from the date of each expenditure by Landlord, within thirty (30) days of rendition of any bill or statement therefor, and if Tenant’s lease term shall have expired at the time of the making of such expenditures or incurring such obligations, such sums shall be recoverable by Landlord as damages.

8. ALTERATIONS

          A. Tenant shall make no alteration, addition or improvement (each an “alteration”) in the premises, without the prior written consent of Landlord, and then only in such manner and with such materials as shall be reasonably approved by Landlord.

          B. Anything in this Article to the contrary notwithstanding, Landlord shall not unreasonably withhold, condition or delay approval of written requests of Tenant to make nonstructural interior alterations in the demised premises, provided that such alterations do not adversely affect the proper functioning of utility services, plumbing and electrical lines or other systems of the building. Notwithstanding the foregoing, Landlord’s prior written approval shall not be required with respect to (a) any decorative work, such as painting, wall covering, carpeting and picture hanging, or (b) any other alteration not requiring the approval of, and/or submission of plans to, any governmental agency (including, without limitation, the Department of Buildings of the City of New York), provided that such alteration does not adversely affect (other than to a de minimis extent) the proper functioning of utility services or plumbing and electrical lines or other systems of the building outside of the demised premises; and provided, further, that all such work shall be performed in accordance with the other applicable provisions of this Article (except the requirement of Landlord’s approval of work or the plans and specifications for such work; Tenant, nevertheless, shall be required to provide Landlord with a reasonably detailed written description, at least ten (10) days prior to the start thereof). All alterations shall be performed in accordance with the foregoing and the following conditions:

          (i) All alterations requiring the submission of plans to any governmental agency (including, without limitation, the Department of Buildings of the City of New York) shall be performed substantially in accordance with plans and specifications first submitted to Landlord for its prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed with respect to nonstructural interior alterations in the demised premises that do not adversely affect (other than to a de minimis extent) the proper functioning of utility services or plumbing and electrical lines or other systems of the building. If Landlord fails to respond to any such request for approval within ten (10) Business Days after Landlord’s initial receipt of such plans and specifications (or within five (5) Business Days after Landlord’s receipt of any resubmission of such plans and specifications by Tenant), Tenant may send Landlord a second request for approval of such plans and specifications. If Landlord fails to respond to such second request for approval within five (5) days after its receipt of same, then Landlord shall be deemed to have approved such plans and specifications (provided such second request specifies in bold faced type and capital letters that Landlord shall be deemed to have approved such plans and specifications if it fails to respond to such second request within such five (5) day period).

          (ii) All alterations shall be performed in a good and workerlike manner. Tenant shall, prior to the commencement of any such alterations, at its sole cost and expense, obtain and exhibit to Landlord any governmental permit required in connection with such alterations, and shall deliver such permits, sign-offs, approvals and certificates of completion or certificates of occupancy required in connection with such completed alterations. However, if any building violation (other than a violation which results from any act or omission of Tenant or anyone claiming by, through or under Tenant, or its or their respective employees, agents or contractors) delays or prevents Tenant from obtaining any such permit, sign-off, approval or certificate required in connection with such alterations, then Landlord shall cure and remove said violation (or shall cause such violation to be cured and removed) within thirty (30) days of the receipt of Tenant’s notice to Landlord of such violation and delay, or if such violation is of such a nature that it cannot be removed and cured within thirty (30) days, Landlord shall commence within such thirty (30) day period, and thereafter diligently pursue, the cure and removal of such violation. If Tenant is unable to or is delayed in obtaining a building permit for Tenant’s Initial Installation Work or is unable or is delayed in legally occupying any portion of the demised premises (for initial occupancy thereof) as a result of the existence of such violation(s), then the fixed annual rent and escalation additional rent payable pursuant to Article 2 of this lease with respect to such portion of the demised premises that may not be legally occupied shall be abated for one day for each day that Tenant is actually delayed in obtaining any such permit, sign-off, approval or certificate which is necessary for Tenant to legally occupy such portion of the demised premises.

          (iii) All alterations shall be performed in compliance with all other applicable provisions of this lease, all building regulations (including specifications for construction material and finishes criteria adopted by Landlord for the building) and with all applicable laws, ordinances, directions, rules and regulations of governmental authorities having jurisdiction, including, without limitation, the Americans with Disabilities Act of 1990, as amended, New York City Local Law No. 5/73 and New York City Local Law No. 58/87 and similar present or future laws, and regulations issued pursuant thereto. Notwithstanding anything to the contrary herein contained, Tenant agrees not to perform any work that adversely affects the structural elements of the building or the proper functioning of any building mechanical system other than connecting to same pursuant to approved plans.

          (iv) All work shall be performed with union labor having the proper jurisdictional qualifications by contractors and subcontractors approved by Landlord, which approval shall not be unreasonably withheld or delayed with respect to contractors or subcontractors performing nonstructural interior alterations in the demised premises that do not affect utility services or plumbing and electrical lines or other systems of the building. In this regard, Exhibit D attached hereto and made a part hereof constitutes a current list of the contractors that are approved by Landlord for purposes of performing alterations in the building, and Landlord shall, from time to time, upon Tenant’s written request, provide an updated list of such contractors; and Exhibit D-1 attached hereto and made a part hereof constitutes a current list of the contractors that are approved by Landlord for purposes of performing Tenant’s Initial Installation Work.

          (v) All work to be performed by Tenant shall be done in a manner that will not unreasonably interfere with or disturb other tenants and occupants of the building. No demolition or core drilling or welding shall be permitted between the hours of 8:00 a.m. and 6:00 p.m. on Mondays through Fridays.

          (vi) During the course of any alterations or other work requiring a permit from any governmental authority, Tenant shall cause its contractors to provide the following insurance, also issued by an insurance company authorized to do business in the State of New York, maintaining a rating of A-VIII or better in Best’s Insurance Reports-Property-Casualty (or an equivalent rating in any successor index adopted by Best’s or its successor): worker’s compensation and disability insurance covering all persons employed for such work; commercial general liability and property damage insurance naming the holder of any mortgage on the building, Landlord, its managing agent and its designees as additional insureds, with coverage of at least $3,000,000 combined single limit; builder’s risk insurance in an amount reasonably satisfactory to Landlord; and business automobile liability insurance for all owned, non-owned and hired vehicles with a $1,000,000 combined single limit.

          (vii) Tenant shall deliver to Landlord prior to commencing any alteration, certificates of the insurance required under clause (vi) above naming with respect to such insurance, except workers compensation and disability insurance, Landlord, its managing agent, its mortgagees and other designees with an insurable interest, as additional insureds, together with the declaration page of each such insurance policy and the endorsements thereto designating such persons or parties as additional insureds.

          (viii) Notwithstanding anything herein set forth to the contrary, within thirty (30) days after final completion of any alteration, Tenant shall deliver to the Landlord final record drawings of the alteration including, as may be pertinent to the work performed, a reflected ceiling plan, mechanical and electrical drawings, partition plan and any other drawings which may be required to indicate accurately the layout and systems of the demised premises. Tenant shall require its architect to load and maintain such record plans on a CADD system.

          (ix) Tenant shall have the right to have its architects and engineers “self-certify” the work being performed by Tenant.

          C. (i) All alterations, additions or improvements to the premises, including window and central air conditioning equipment and duct work, if any, and fixtures, equipment and built-ins, except movable office furniture and equipment installed at the expense of Tenant (“Tenant’s Property”), shall, unless Landlord elects otherwise in writing, become the property of Landlord, and shall be surrendered with the premises at the expiration or sooner termination of the term of this lease. Notwithstanding the foregoing, (a) all alterations, additions or improvements to the premises made at Tenant’s expense during the term of this lease shall be deemed to be owned by Tenant for purposes of income taxes and Tenant shall have the right to depreciate the cost of same, (b) all alterations, installations or improvements to the premises made at Landlord’s expense during the term of this lease shall be deemed to be owned by Landlord for purposes of income taxes and Landlord shall have the right to depreciate the cost of same, and (c) in no event shall any of Tenant’s Property constitute an alteration, addition or improvement for purposes hereof.

                    (ii) Notwithstanding anything contained herein to the contrary, any alterations, additions or improvements which are not standard for normal office installations (“Specialty Alterations”), e.g., reinforced flooring for high density filing, vaults and internal stairways, shall be removed by Tenant and any damage repaired, at Tenant’s expense, prior to the expiration of the term hereof; provided, however, that Landlord shall be required to designate each such Specialty Alteration that Tenant must remove prior to the expiration of the term hereof, at the time Landlord approves any such Specialty Alteration; and provided, further, that Tenant’s request for consent to such alteration specifies (in bold faced type and capital letters) that Landlord must so designate. Other than with respect to such Specialty Alterations so designated by Landlord, Tenant shall have no obligation to restore the demised premises, and Tenant shall not be required to remove any executive lavatories installed by Tenant. Notwithstanding anything contained herein to the contrary, in no event will any Supplemental A/C Unit (as hereinafter defined in Article 31C) be deemed a Specialty Alteration hereunder.

9. LIENS

          Prior to commencement of its work in the demised premises, Tenant shall obtain and deliver to Landlord a written letter of authorization, in form reasonably satisfactory to Landlord, signed by Tenant’s architects, engineers, designers and consultants to become involved in such work, which shall confirm that in the event such work is discontinued or abandoned any of their drawings or plans are to be removed from any filing with governmental authorities, on request of Landlord, in the event that said architect, engineer or designer thereafter no longer is providing services with respect to the demised premises. With respect to contractors, subcontractors, materialmen and laborers, and architects, engineers and designers, for all work or materials furnished to Tenant at the premises where the value of same exceeds $10,000.00, Tenant agrees to obtain and deliver to Landlord written and unconditional waivers of mechanics liens upon the premises or the building, after payments to the contractors, their subcontractors and vendors, Tenant’s architects, engineers, designers and consultants, subject to any then applicable provisions of the Lien law. Notwithstanding the foregoing, Tenant at its expense shall cause any lien filed against the premises or the building, for work or materials claimed to have been furnished to Tenant, to be discharged of record within thirty (30) days after notice thereof, by payment, filing of the bond required by law or otherwise.

10. REPAIRS

          A. Tenant shall keep the demised premises clean and in good order and repair. Tenant shall take good care of the premises and the fixtures and appurtenances therein, and shall make all repairs necessary to keep them in good working order and condition, including structural repairs and replacements of glass windows when those are necessitated by the act, omission or negligence of Tenant or its agents, employees or invitees (subject, however, to Article 42E hereof). The exterior walls of the building, the windows and the portions of all window sills outside same and areas above the ceiling slab are not part of the premises demised by this lease, and Landlord hereby reserves all rights to such parts of the building. Tenant shall not create any nuisance within the building.

          B. Landlord shall operate, maintain and make all necessary repairs (both structural and nonstructural) to the building systems servicing the demised premises and to the public portions of the building, both exterior and interior, in conformance with standards applicable to first-class office buildings in mid-town Manhattan (except such repairs which are necessitated by the acts, omissions or negligence of Tenant, its agents, employees or contractors (subject, however, to Article 42E hereof), which shall be made by Landlord at Tenant’s expense).

          C. Notwithstanding anything contained in this lease to the contrary, if Landlord fails to comply with its maintenance or repair obligations under this lease for a period of fifteen (15) days after notice of the condition, and such failure materially and adversely affects Tenant’s use and occupancy of the demised premises for the conduct of its normal business operations, then Tenant, after an additional five (5) days’ prior written notice to Landlord, may perform such maintenance or repair, as the case may be, for the account of Landlord, except if such performance (i) affects any building systems which do not exclusively service the demised premises or affects any area outside of the demised premises which is occupied by another tenant or occupant pursuant to an agreement with Landlord, or (ii) affects any structural portion of the Building. Any such maintenance or repair work by Tenant shall be performed in accordance with all applicable laws, rules and regulations and all applicable provisions of this lease, including, without limitation, Article 8. Tenant agrees that such second 5-day day notice shall contain a statement (in bold face type and capital letters) of Tenant’s intention to exercise its “self-help” rights under this Article in the event Landlord does not timely comply with its maintenance or repair obligations hereunder, as the case may be. Tenant will provide Landlord with proof of Tenant’s maintenance or repair costs and Landlord will reimburse same within thirty (30) days after receipt of same, with interest at the Applicable Rate from the date of Tenant’s expenditures to the date recovered in full by Tenant.

11. DESTRUCTION

          A. If the premises shall be partially damaged or rendered wholly untenantable by fire or other casualty and Landlord shall not elect to terminate this lease as provided below in this Article 11, the damage shall be repaired at the expense of Landlord. Landlord shall not be required to repair or restore any of Tenant’s Property or any alteration or leasehold improvement made by or for Tenant at Tenant’s expense, unless same is covered by Landlord’s casualty insurance for the building. Tenant shall give Landlord prompt notice of any damage or destruction to the premises. The rent shall abate in proportion to the portion of the premises not usable by Tenant until the first to occur of (i) the date which is ninety (90) days after the date Landlord substantially completes Landlord’s restoration and repair work hereunder, or (ii) the date Tenant resumes occupancy of all or part of the demised premises for its business purposes. Landlord shall not be liable to Tenant for any delay in restoring the premises, Tenant’s sole remedy being the right to an abatement of rent, as above provided. If the building shall be so damaged that Landlord shall decide to demolish it or (if substantially demolished as a result of such fire or other casualty) to rebuild it (whether or not the premises have been damaged), Landlord may within ninety (90) days after such fire or other cause give written notice to Tenant of its election that the term of this lease shall automatically expire no less than ten (10) days after such notice is given; provided, however, that in no event may Landlord so terminate this lease unless Landlord also terminates the leases covering all or substantially all other office space in the building. Tenant hereby expressly waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this Article shall govern and control in lieu thereof.

          B. Subject to Landlord’s right to cancel this lease pursuant to paragraph A above, within ninety (90) days after the date of any such fire or other casualty which renders the demised premises untenantable for the purposes of Tenant’s permitted use hereunder or which denies Tenant reasonable access to the premises, Landlord shall deliver to Tenant a statement from a reputable independent contractor (the “Contractor’s Statement”) setting forth such contractor’s good faith estimate as to the time required to repair such damage. If the estimate of the time period exceeds twelve (12) months from the date of such casualty, Landlord or Tenant may elect to terminate this lease by giving the other party written notice thereof not later than thirty (30) days after the receipt of such statement. If such notice is given, the term of this lease shall expire upon the fifteenth (15th) day after notice of such election is given, and Tenant shall vacate and surrender the demised premises in its present “as is” condition upon the expiration of such fifteen (15) day period. Notwithstanding anything to the contrary contained herein, if (i) either Tenant shall not have elected to terminate this lease pursuant to the provisions hereof or Tenant shall not have had the right to terminate this lease pursuant to the provisions hereof because the estimated time period set forth in the Contractor’s Statement did not exceed twelve (12) months, and (ii) Landlord shall have failed to make such repairs on or before the date which is one (1) month after the estimated time period set forth in the Contractor’s Statement, then Tenant may elect to terminate this lease by notice given to Landlord within fifteen (15) Business Days after the expiration of such one (1) month period. If Tenant makes such election, the term of this lease shall expire on the fifteenth (15th) day after notice of such election is given by Tenant, and Tenant shall vacate the demised premises and surrender the same to Landlord in accordance with the provisions of this paragraph B.

          C. Notwithstanding anything to the contrary contained herein, in case the building or the demised premises shall be substantially damaged or destroyed by fire or other cause at any time during the last twenty-four (24) months of the term of this lease, then either Landlord or Tenant may cancel this lease upon written notice to the other party hereto given within sixty (60) days after the date of such damage or destruction; except, however, that if the damage is of such a nature that (in the reasonable opinion of a reputable independent contractor selected by either party) upon the substantial completion of such repair and/or restoration work, using reasonable diligence, there will be more than twelve (12) months remaining in the term of this lease (in which case the exercise of such cancellation right shall be null and void and of no force and effect, and Landlord shall be obligated to proceed with such restoration and repair work, as above provided, subject, however to Landlord’s right to cancel this lease pursuant to the provisions of paragraph A of this Article).

          D. Notwithstanding anything contained in this lease to the contrary, in the event this lease is cancelled by either Landlord or Tenant pursuant to the provisions of this Article, then each party shall retain the proceeds of any casualty insurance then being maintained by such party.

12. END OF TERM

          Tenant shall surrender the premises to Landlord at the expiration or sooner termination of this lease in good order and condition, except for reasonable wear and tear and damage by fire or other casualty, and Tenant shall remove all of its personal property, as well as any other alteration or installation which Tenant is specifically required to remove pursuant to the provisions of Article 8C(ii) of this lease. Tenant agrees that any personal property remaining in the demised premises following the expiration of the term of this lease (or such earlier date as of which the term hereof may have been terminated) shall for all purposes be deemed conveyed to and to be the property of Landlord who shall be free to dispose of such property, at Tenant’s cost, in any manner Landlord deems desirable. Landlord may retain or assign any salvage or other residual value of such property; provided, however, that same shall be offset against any sums due from Tenant to Landlord for disposing of such property, as set forth in the immediately succeeding sentence. In consideration of Landlord’s disposing of such property, Tenant shall reimburse Landlord or pay to Landlord any cost that Landlord may incur in disposing of such property within ten (10) days after demand therefor. Tenant shall indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant of more than ninety (90) days in so surrendering the premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Additionally, the parties recognize and agree that other damage to Landlord resulting from any failure by Tenant timely to surrender the premises will be substantial, will exceed the amount of monthly rent theretofore payable hereunder, and will be impossible of accurate measurement. Tenant therefore agrees that if possession of the premises is not surrendered to Landlord within one (1) day after the expiration or sooner termination of the term of this lease, then Tenant will pay Landlord as liquidated damages for each month and for each portion of any month during which Tenant holds over in the premises after expiration or termination of the term of this lease, the following liquidated damages: for the first month or portion of such first month during which Tenant holds over in the demised premises after expiration or termination of the term of this lease, a sum equal to one and one-half (1.5) times the average fixed annual rent and additional rent which were payable per month under this lease during the last six (6) months of the term thereof; and for any month or portion of a month after said first month, during which Tenant holds over in the demised premises after expiration or termination of the term of this lease, a sum equal to two (2) times the average fixed annual rent and additional rent which were payable per month under this lease during the last six (6) months of the term thereof. The aforesaid obligations shall survive the expiration or sooner termination of the term of this lease. Anything in this lease to the contrary notwithstanding, the acceptance of any rent shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, and the preceding sentence shall be deemed to be an agreement expressly “providing otherwise” within the meaning of Section 232-c of the Real Property Law of the State of New York and any successor law of like import. Tenant expressly waives, for itself and for any person claiming through or under the Tenant, any rights which the Tenant or any such Person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which the Landlord may institute. Tenant’s obligations under this paragraph shall survive the expiration or sooner termination of the term of this lease. At any time during the term of this lease, Landlord may exhibit the premises to prospective purchasers or mortgagees of Landlord’s interest therein, or prospective investors, during normal business hours, upon not less than twenty-four (24) hours’ prior notice to Tenant (which notice may be given to Tenant orally); provided, however, that (i) Landlord shall use commercially reasonable efforts to minimize any interruption of Tenant’s business in the demised premises and (ii) Tenant shall have the right to have an employee of Tenant accompany Landlord and any of its prospective purchasers, mortgagees or investors at all times during such exhibition of the demised premises. During the last year of the term of this lease, Landlord may exhibit the premises to prospective tenants, during normal business hours, upon not less than twenty-four (24) hours’ prior notice to Tenant (which notice may be given to Tenant orally); provided, however, that (i) Landlord shall use commercially reasonable efforts to minimize any interruption of Tenant’s business in the demised premises and (ii) Tenant shall have the right to have an employee of Tenant accompany Landlord and any of its prospective tenants at all times during such exhibition of the demised premises.

13. SUBORDINATION AND ESTOPPEL; ETC.

          A. Tenant has been informed and understands that Landlord’s title arises out of and by virtue of a sublease (the “Sublease”) from the owner of the lease (the “Ground Lease”) of the land and the building of which the premises form a part. A copy of the Ground Lease and the Sublease may be examined at the office of Landlord at any time during regular business hours upon reasonable advance notice. Provided and on condition that Landlord shall first obtain and deliver to Tenant the non-disturbance agreements set forth in paragraph B of this Article 13, this lease and Tenant’s rights hereunder are and shall be subject and subordinate to the Ground Lease, the Sublease and all other ground or underlying leases and subleases and to all mortgages, building loan agreements, leasehold mortgages, spreader and consolidation agreements and other similar documents and instruments (individually, a “Superior Interest” and collectively, “Superior Interests”), which may now or hereafter affect such leases or subleases or the real property of which the premises form a part and to all renewals, modifications, consolidations, replacements, extensions, assignments, spreaders, consolidations and refinancings thereof and to all advances made or hereafter made thereunder. This Article shall be self-operative and no further instrument of subordination shall be necessary. Tenant shall within ten (10) days after written request execute any instrument in recordable form that Landlord or the holder of any Superior Interest may reasonably request to confirm such subordination.

          B. (i) Landlord shall obtain from the sublessor under the Sublease (i.e., Empire State Building Associates L.L.C.), for the benefit of Tenant, a subordination, non-disturbance and attornment agreement, substantially in the form attached hereto and made a part hereof as Exhibit C-1. Landlord shall deliver such subordination, non-disturbance and attornment agreement to Tenant, executed by Empire State Building Associates L.L.C. and acknowledged, simultaneously with the execution and delivery of this lease by Landlord. Tenant shall promptly execute and deliver any such subordination, non-disturbance and attornment agreement.

                    (ii) Landlord shall obtain from the lessor under the Ground Lease (i.e., Empire State Land Associates L.L.C.), for the benefit of Tenant, a non-disturbance and attornment agreement, substantially in the form attached hereto and made a part hereof as Exhibit C-2. Landlord shall deliver such non-disturbance and attornment agreement to Tenant, executed by Empire State Land Associates L.L.C. and acknowledged, simultaneously with the execution and delivery of this lease by Landlord. Tenant shall promptly execute and deliver any such non-disturbance and attornment agreement.

                    (iii) As of the date hereof, the real property of which the building forms a part is encumbered by a certain first mortgage made by Empire State Land Associates L.L.C. in favor of Capital One, N.A. (“CO”), as successor-in-interest to the original mortgagee, North Fork Bank. Notwithstanding anything contained in this lease to the contrary, Landlord shall obtain from CO, for the benefit of Tenant, a subordination, non-disturbance and attornment agreement, substantially in the form attached hereto and made a part hereof as Exhibit C-3. Landlord shall deliver such non-disturbance and attornment agreement to Tenant, executed by CO and acknowledged, simultaneously with the execution and delivery of this lease by Landlord. Tenant shall promptly execute and deliver any such subordination, non-disturbance and attornment agreement.

                    (iv) Notwithstanding anything contained hereinabove to the contrary, Landlord shall obtain from the holder of any future Superior Interest, for the benefit of Tenant, a subordination, non-disturbance and attornment agreement, in the form then customarily used by it, provided such form is commercially reasonable, but in any event providing in substance that so long as Tenant is not then in default under this lease beyond any applicable notice and/or grace period, the grantor of such subordination non-disturbance and attornment agreement will not take any action to recover possession of the demised premises, notwithstanding any foreclosure of the mortgage or termination of the ground or other underlying lease, as the case may be. Tenant shall promptly execute and deliver such non-disturbance agreement and shall pay any reasonable attorneys’ fees incurred by the grantor of such non-disturbance agreement in connection with the negotiation of such non-disturbance agreement, but not for the mere preparation or issuance of the non-disturbance agreement.

          C. Any holder of a Superior Interest may elect that this lease shall have priority over such Superior Interest and, upon notification by such holder of a Superior Interest to Tenant, this lease shall be deemed to have priority over such Superior Interest, whether this lease is dated prior to or subsequent to the date of such Superior Interest.

          D. From time to time, Tenant, on fifteen (15) days’ prior written request by Landlord, time being of the essence, will deliver to Landlord and the holder of any Superior Interest a statement in writing (upon which any person to whom it is addressed or certified may rely) certifying that this lease is unmodified and is in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and identifying the modifications) and the dates to which the rent and other charges have been paid, the amounts of fixed annual and additional rents, stating the date of expiration of the term hereof and whether any renewal option exists (and if so, the terms thereof), stating whether, to Tenant’s best knowledge, any defense or counterclaim to the payment of any rent exists, whether any allowance or work is due to Tenant from Landlord, stating whether or not, to Tenant’s best knowledge, Landlord is in default in performance of any covenant, agreement or condition contained in this lease and, if so, specifying each such default of which Tenant may have knowledge, stating whether any bankruptcy case has been commenced with respect to Tenant, and containing such other information as the holder of any Superior Interest may reasonably request.

          E. If, in connection with obtaining, continuing or renewing financing or refinancing for the building and/or the land, the lender shall request that Tenant give notices of any defaults by Landlord to such lender as a condition to such financing or refinancing, Tenant will not unreasonably withhold, delay or defer its consent thereto.

          F. If any act or omission by Landlord shall give Tenant the right, immediately or after the lapse of time, to cancel or terminate this lease or to claim a partial or total eviction, Tenant shall not exercise any such right until: (a) it shall have given written notice of such act or omission to each holder of any Superior Interest of which it has written notice, and (b) a reasonable period for remedying such act or omission shall have elapsed following such notice (which reasonable period shall be equal to the period to which Landlord would be entitled under this lease to effect such remedy, plus an additional thirty (30) day period), provided such holder or lessor shall, with reasonable diligence, give Tenant notice of its intention to remedy such act or omission and shall commence and continue to act upon such intention.

14. CONDEMNATION

          A. In the event that the whole of the demised premises shall be lawfully condemned or taken in any manner for any public or quasi-public use or purpose, this lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title (hereinafter referred to as the “date of taking”), and Tenant shall have no claim against Landlord for, or make any claim for, the value of any unexpired term of this lease, and the rent and additional rent shall be apportioned as of such date.

          B. In the event that any part of the demised premises shall be so condemned or taken, then this lease shall be and remain unaffected by such condemnation or taking, except that the rent and additional rent allocable to the part so taken shall be apportioned as of the date of taking, provided, however, that Tenant may elect to terminate this lease in the event more than twenty-five (25%) percent of the demised premises should be so condemned or taken, provided such notice of election is given by Tenant to Landlord not later than thirty (30) days after the last to occur of (i) the date when title shall vest in the condemning authority, and (ii) the date Landlord notifies Tenant of such condemnation or taking. Landlord shall promptly give Tenant copies of any notice received from the condemning authority in connection with any proposed condemnation and as to vesting. Upon the giving of a notice of termination, this lease shall terminate on the thirtieth day following the date of such notice and the rent and additional rent shall be apportioned as of such termination date. Upon such partial taking and this lease continuing in force as to any part of the demised premises, the rent and additional rent shall be diminished by an amount representing the part of said rent and additional rent properly applicable to the portion or portions of the demised premises which may be so condemned or taken. If as a result of the partial taking (and this lease continuing in force as to the part of the demised premises not so taken), any part of the demised premises not taken is damaged, Landlord agrees with reasonable promptness to commence the work necessary to restore the damaged portion to the condition existing immediately prior to the taking, and prosecute the same with reasonable diligence to its completion. In the event Landlord and Tenant are unable to agree as to the amount by which the rent and additional rent shall be diminished, the matter shall be determined by arbitration in New York City.

          C. Nothing herein provided shall preclude Tenant from appearing, claiming, proving and receiving in the condemnation proceeding, Tenant’s moving expenses, and the value of Tenant’s fixtures, or Tenant’s alterations, installations and improvements (to the extent, only, paid for by Tenant and not reimbursed by Landlord or by insurance), which do not become part of the building, or property of Landlord; or, in the case of temporary taking, so long as rent hereunder is paid to Landlord, Tenant may make a claim for rental value and damages to the demised premises (which are of a nature that Tenant is obligated hereunder to repair same) or damages to Tenant’s furniture and fixtures.

          D. In the event that only a part of the demised premises shall be so taken and Tenant shall not have elected to cancel this lease as above provided, the entire award for a partial taking shall be paid to Landlord, and Landlord, at Landlord’s own expense, shall restore the unaffected part of the building to substantially the same condition and tenantability as existed prior to the taking.

          E. Until said unaffected portion is restored, Tenant shall be entitled to a proportionate abatement of rent for that portion of the premises which is being restored and is not usable until the completion of the restoration or until the said portion of the premises is used by Tenant, whichever occurs sooner. Said unaffected portion shall be restored within a reasonable time but not more than seventy-five (75) days after the taking; provided, however, if Landlord is delayed by strike, lockout, the elements, or other causes beyond Landlord’s control, the time for completion shall be extended for a period equivalent to the delay. Should Landlord fail to complete the restoration within the said seventy-five (75) days or the time as extended, Tenant may elect to cancel this lease and the term hereby granted provided such notice of election is given by Tenant to Landlord not later than thirty (30) days after the end of said seventy-five (75) days of time or the time as extended.

15. REQUIREMENTS OF LAW

          A. (i) Tenant at its expense shall comply with all laws, orders and regulations of any governmental authority having or asserting jurisdiction over the demised premises (whether any such law, order or regulation is in effect on, or enacted or made effective after, the date hereof, whether contemplated or foreseen on the date hereof or not), which shall impose any violation, order or duty upon Landlord or Tenant with respect to the demised premises or the use or occupancy thereof.

                    (ii) The foregoing shall not require Tenant to do any alteration or structural work, except that Tenant shall: (a) perform, at its sole cost and expense, work that may become necessary by reason of any Tenant installation, alteration, improvement or work; (b) perform, at its sole cost and expense, work that my become necessary by reason of Tenant’s particular manner of use of the demised premises (as distinguished from general and executive office use thereof), and (b) reimburse Landlord for the cost of performing structural repairs or alterations required by the negligence or willful misconduct of Tenant, its agents, employees or contractors (subject, however, to Article 42E of this lease).

          B. Tenant shall require every person engaged by Tenant to clean any window in the premises from the outside, to use the equipment and safety devices required by Section 202 of the Labor Law and the rules of any governmental authority having or asserting jurisdiction.

          C. Tenant at its expense shall comply with all requirements of the New York Board of Fire Underwriters, or any other similar body affecting the premises and shall not use the premises in a manner which shall increase the rate of fire insurance of Landlord or of any other tenant, over that in effect prior to this lease. Notwithstanding the foregoing, it is acknowledged and agreed that mere office use will not so increase such fire insurance rates. If Tenant’s use of the premises increases the fire insurance rate, Tenant shall reimburse Landlord for all such increased costs. That the premises are being used for the purpose set forth in Article 1 hereof shall not relieve Tenant from the foregoing duties, obligations and expenses.

          D. Landlord shall comply, at its sole cost and expense, with all laws, rules and regulations which are applicable to the demised premises and which are not the obligation of Tenant under this lease or under the law. Landlord shall also comply, at its sole cost and expense, with all laws, rules and regulations which are applicable to the building and which are not the obligation of Tenant hereunder or under the law, but only to the extent that such compliance is necessary for Tenant’s continued use of, or access to, the demised premises for the purposes permitted under this lease.

16. CERTIFICATE OF OCCUPANCY

          Tenant will at no time use or occupy the premises in violation of any certificate of occupancy issued for or statute governing the use of the building. A true and correct copy of the certificate of occupancy issued for the building as of the date of this lease is attached hereto and made a part hereof as Exhibit F. Landlord will make no changes in the building which would result in a change in the certificate of occupancy which prevents Tenant from using the demised premises for the purposes specified in this lease or which would reduce the number of occupants on any floor comprising the demised premises.

17. POSSESSION

          If permission is given to Tenant to occupy the demised premises or other premises prior to the date specified as the commencement of the term, such occupancy shall be deemed to be pursuant to the terms of this lease, except that the parties shall separately agree as to the obligation of Tenant to pay rent for such occupancy. The provisions of this Article are intended to constitute an “express provision to the contrary” within the meaning of Section 223(a), New

York Real Property Law. Landlord represents that, as of the date of this lease, the demised premises are vacant and is not subject to any lease or other occupancy agreement.

18. QUIET ENJOYMENT

          Landlord covenants that if and so long as this lease is in full force and effect, Tenant may peaceably and quietly enjoy the demised premises, subject to the terms, covenants and conditions of this lease and to the Ground Lease, the Sublease and other Superior Interests.

19. RIGHT OF ENTRY

          A. (i) Tenant shall permit Landlord to erect and maintain pipes and conduits in and through the premises, provided same are located within the walls, below the floor or above the ceiling of the demised premises; and provided, further, that same do not reduce the cubic area of the demised premises (other than by a de minimis amount). Landlord or its agents shall have the rights: to enter or pass through the premises at all times, in the presence of a representative of Tenant, upon at least 24-hours’ prior notice (which may be given to Tenant orally), except in an emergency (in which case and only in such case (a) no such notice shall be required, (b) Tenant’s representative need not be present, (c) Landlord may enter the demised premises by master key, by reasonable force or otherwise, and (d) Landlord shall give Tenant such notice of entry as may be feasible under such emergency circumstances, which, if not given before such entry by Landlord or its agents, shall be given as soon as reasonably practicable thereafter), to examine the same, to make such repairs, installations, improvements, alterations or additions to the building (but not the demised premises, except to the extent provided in the first sentence of this Article) or to make repairs to the demised premises, as may be required by this lease or by law or as Landlord may deem necessary, and to take into the premises (but in no event to store overnight therein) all material that may be used in connection with any such repair, installation, improvement, alteration or addition work. Landlord shall repair any damage to the demised premises resulting from any entry or work pursuant to this paragraph A, and shall restore the demised premises to the condition existing immediately prior to such entry or work, reasonable wear and tear and damage by fire or other casualty excepted. Subject to the provisions of Article 22D hereof, such entry or work in connection with any such repair, installation, improvement, alteration or addition shall not constitute an eviction (whether actual or constructive) of Tenant in whole or in part or breach of the covenant of quiet enjoyment, shall not be grounds for any abatement of rent, and shall not impose any liability on Landlord to Tenant by reason of inconvenience or injury to Tenant’s business or to the demised premises. Landlord shall nevertheless use commercially reasonable efforts to effect such entry or work in a manner that minimizes any interference with Tenant’s business operations in the demised premises; it being understood and agreed, however, that such entry or work may be effected on Business Days during Business Hours, unless (a) such entry or work (1) results in a denial of any reasonable means access to the demised premises or use of the demised premises for the conduct of Tenant’s business in the normal course thereof or (2) imminently threatens the health or safety of any authorized occupant of the demised premises; or (b) Tenant shall request that Landlord perform the work on an overtime or premium basis and Tenant shall agree to reimburse Landlord for the cost of same, in which event Tenant shall pay to Landlord, within thirty (30) days after demand therefor, an amount equal to the difference between overtime or premium pay rates and the regular pay rates for performing such work.

                    (ii) Notwithstanding anything contained hereinabove to the contrary, with respect to any such entry or work which is solely for the benefit of another tenant, (a) Landlord shall provide Tenant with reasonable written notice of same, which notice shall contain a reasonably detailed description of such work; (b) Landlord shall perform such work only outside of Business Hours, and shall pay any overtime or premium pay rates associated therewith, including any reasonable out-of-pocket costs incurred by Tenant if Tenant reasonably chooses to retain guards or employees to secure the demised premises; and (c) shall repair any damage to the demised premises caused thereby, and restore the demised premises to the condition existing immediately prior to such work, reasonable wear and tear and damage by fire or other casualty excepted.

          B. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction, and without incurring any liability to Tenant, to change the arrangement and/or location of public entrances or public passageways, public windows, public corridors, elevators, stairs, public or core toilets, or other public parts of the building, provided such change does not adversely affect (other than to a de minimis extent) Tenant’s use of or access to the demised premises. Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction, and without incurring any liability to Tenant, to change the name or number by which the building is known, provided that Landlord shall reimburse Tenant for the reasonable out-of-pocket cost to Tenant of reprinting its stationery, business brochures and business cards due to same (if necessary).

20. VAULT SPACE

          Anything contained in any plan or blueprint to the contrary notwithstanding, no vault or other space not within the building property line is demised hereunder. Any use of such space by Tenant shall be deemed to be pursuant to a license, revocable at will by Landlord, without diminution of the rent payable hereunder. If Tenant shall use such vault space, any fees, taxes or charges made by any governmental authority for such space shall he paid by Tenant.

21. INDEMNITY

          A. Tenant shall indemnify, defend and save Landlord and any of the other Landlord Parties (as hereinafter defined) harmless from and against any liability or expense arising from (i) the negligence or willful misconduct of Tenant, its agents, employees or contractors and (ii) any certification made by any architect or engineer retained by or on behalf of Tenant to any governmental authority (as well as any certification also executed or submitted by Landlord) in connection with any alteration or improvement to the demised premises. Nothing contained in this paragraph A shall be construed to absolve Landlord or any person claiming through or under Landlord to the extent of their respective negligence or willful misconduct. The term “Landlord Parties” when used herein shall mean Landlord, its agents, officers, directors, shareholders, partners, members, managers, principals, employees and tenants in common (whether disclosed or undisclosed). If any claim, action or proceeding is brought against any of the Landlord Parties for a matter covered by this indemnity, Tenant, upon notice from the indemnified person or entity, shall defend such claim, action or proceeding with counsel reasonably satisfactory to Landlord and the indemnified person or entity (it being agreed that counsel for Tenant’s insurance company shall be acceptable for such purposes).

          B. Landlord shall indemnify, defend and save Tenant and any of the other Tenant Parties (as hereinafter defined) harmless from and against any liability or expense arising from the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this paragraph B shall be construed to absolve Tenant or any person claiming through or under Tenant to the extent of their respective negligence or willful misconduct. The term “Tenant Parties” when used herein shall mean Tenant, its agents, officers, directors, shareholders, partners, members, managers, principals, employees and tenants in common (whether disclosed or undisclosed). If any claim, action or proceeding is brought against any of the Tenant Parties for a matter covered by this indemnity, Landlord, upon notice from the indemnified person or entity, shall defend such claim, action or proceeding with counsel reasonably satisfactory to Tenant and the indemnified person or entity (it being agreed that counsel for Landlord’s insurance company shall be acceptable for such purposes).

          C. The provisions of this Article 21 shall survive the expiration or sooner termination of the term of this lease and are subject to the waivers of subrogation set forth in Article 42E of this lease.

22. LANDLORD’S LIABILITY; RENT ABATEMENTS

          A. (i) If, by reason of (a) strike, (b) labor troubles, (c) governmental pre-emption in connection with a national emergency, (d) any rule, order or regulation of any governmental agency, (e) conditions of supply or demand, (f) conditions affected by, or actions taken by Landlord or others reasonably intended to assure the health, security or safety of the building or any person in response to, war, any act of terrorism or violence (even if not directed at the building or any occupant thereof), or other national, state or municipal emergency (whether or not officially proclaimed by any governmental authority) or (g) any other cause beyond Landlord’s control, Landlord does not fulfill any obligation under this lease (other than any obligation for the payment of money) or shall be unable to supply any service which Landlord is obligated to supply, this lease and Tenant’s obligation to pay rent hereunder shall in no wise be affected, impaired or excused, except as otherwise provided herein. As Landlord shall learn of the happening of any of the foregoing conditions, Landlord shall promptly notify Tenant of such event and, if ascertainable, its estimated duration, and will proceed promptly and diligently with the fulfillment of its obligations as soon as reasonably possible.

                    (ii) If, by reason of (a) strike, (b) labor troubles, (c) governmental pre-emption in connection with a national emergency, (d) any rule, order or regulation of any governmental agency, (e) conditions of supply or demand, (f) conditions affected by, or actions taken by Tenant or others reasonably intended to assure the health, security or safety of the demised premises or any person in response to, war, any act of terrorism or violence (even if not directed at the demised premises or any occupant thereof), or other national, state or municipal emergency (whether or not officially proclaimed by any governmental authority) or (g) any other cause beyond Tenant’s control, Tenant does not fulfill any obligation under this lease (other than any obligation for the payment of money), this lease shall in no wise be affected, impaired or excused and Tenant shall not be deemed in default as a result thereof. As Tenant shall learn of the happening of any of the foregoing conditions, Tenant shall promptly notify Landlord of such event and, if ascertainable, its estimated duration, and will proceed promptly and diligently with the fulfillment of its obligations as soon as reasonably possible.

          B. Except as otherwise provided herein, this lease and the obligations of Tenant hereunder shall in no way be affected because Landlord is unable to fulfill any of its obligations or to supply any service (e.g., heat, electricity, air conditioning, cleaning (if Landlord is obligated hereunder to furnish any of the same), elevators, water), by reason of any of the causes set forth in subparagraph A(i) above. Landlord shall have the right, upon reasonable prior notice to Tenant (except in an emergency), without incurring any liability to Tenant, to stop any service because of accident or emergency, or for repairs, alterations or improvements, necessary or desirable in the judgment of Landlord to the building or the demised premises, until such repairs, alterations or improvements shall have been completed. Such notice may be oral or may be a written notice either sent by e-mail or hand delivered to the demised premises, and shall provide the reason for, and estimated duration of, such stoppage. Neither Landlord nor any other Landlord Party, shall be liable to Tenant or anyone else, for any loss or damage to person, property or business, unless due to the negligence or willful misconduct of Landlord. Neither Landlord nor any other Landlord Party shall be liable for any damage to property of Tenant or of others entrusted to employees of the building nor for the loss of or damage to any property of Tenant by theft or otherwise. Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling ceilings, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of said building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, including but not limited to the making or repairs and improvements, unless caused by or due to the negligence or willful misconduct of Landlord, its agents, servants or employees; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in said building or caused by operations in construction of any private, public or quasi public work. Tenant shall give prompt notice to Landlord in case of fire or accidents in the demised premises or in the building or of defects therein or in any fixtures or equipment. TENANT AGREES TO LOOK SOLELY TO LANDLORD’S ESTATE AND INTEREST IN THE LAND AND BUILDING, OR THE LEASE OF THE BUILDING OR OF THE LAND AND BUILDING, AND THE DEMISED PREMISES, INCLUDING THE PROCEEDS THEREOF, FOR THE SATISFACTION OF ANY RIGHT OR REMEDY OF TENANT FOR THE COLLECTION OF A JUDGMENT (OR OTHER JUDICIAL PROCESS) REQUIRING THE PAYMENT OF MONEY BY LANDLORD, IN THE EVENT OF ANY LIABILITY BY LANDLORD, AND NO OTHER PROPERTY OR ASSETS OF LANDLORD SHALL BE SUBJECT TO LEVY, EXECUTION OR OTHER ENFORCEMENT PROCEDURE FOR THE SATISFACTION OF TENANT’S REMEDIES UNDER OR WITH RESPECT TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, OR TENANT’S USE AND OCCUPANCY OF THE DEMISED PREMISES OR ANY OTHER LIABILITY OF LANDLORD TO TENANT (EXCEPT FOR GROSS NEGLIGENCE, IN WHICH CASE TENANT MAY ALSO LOOK TO THE PROCEEDS OF ANY INSURANCE CARRIED BY LANDLORD IF NOT PAYABLE UNDER INSURANCE TO BE MAINTAINED BY TENANT PURSUANT TO THE TERMS HEREOF).

          C. LANDLORD AND ITS AGENTS ARE HEREBY RELEASED FROM AND SHALL NOT BE LIABLE FOR ANY DAMAGES TO PERSONS OR PROPERTY

RESULTING FROM OR INCIDENTAL TO ANY TERRORIST ATTACK NOTWITHSTANDING ANY ACT OR OMISSION OF ANY ACCESS CONTROL OR SECURITY GUARD PERSONNEL THAT LANDLORD MAY FROM TIME TO TIME EMPLOY IN THE BUILDING TO CONTROL ACCESS TO THE BUILDING OR TO DETER UNLAWFUL ACTIVITY.

          D. (i) Notwithstanding anything contained in this lease to the contrary, (a) if as a result of any repair, alteration, addition or improvement to the building by or on behalf of Landlord, or (b) the failure of Landlord to make any repair or to provide any service to the demised premises which Landlord is obligated to make or provide (as the case may be) under this lease (except if such failure is due to any of the causes set forth in subparagraph A(i) of Article 22 of this lease, or a failure by the public utility to provide such service to the building, to the extent such service is not otherwise reasonably available), Tenant and its employees cannot and do not use (except on an emergency basis) all or any portion of the demised premises for the normal conduct of its business (or for the performance of Tenant’s Initial Installation Work, as the case may be), for a period of three (3) consecutive Business Days, then Tenant shall be entitled to an abatement of all rent and additional rent for each day after such three (3) business day period for such portion of the demised premises which cannot be used as set forth above.

                    (ii) Notwithstanding anything contained in this lease to the contrary, if as a result of the failure of Landlord to make any repair or to provide any service to the demised premises which Landlord is obligated to make or provide (as the case may be) under this lease, which failure is due to any of the causes set forth in subparagraph A(i) of Article 22 of this lease, or a failure by the public utility to provide such service to the building (but is not due to any of the causes set forth in subparagraph (i) above), Tenant and its employees cannot and do not use (except on an emergency basis) all or any portion of the demised premises for the normal conduct of its business (or for the performance of Tenant’s Initial Installation Work, as the case may be), for a period of ten (10) consecutive days, then Tenant shall be entitled to an abatement of all rent and additional rent for each day after such ten (10) day period for such portion of the demised premises which cannot be used as set forth above.

23. CONDITION OF PREMISES; LANDLORD’S WORK; TENANT’S INITIAL INSTALLATION WORK; ETC.

          A. Tenant expressly acknowledges that it has inspected the demised premises and agrees to accept the demised premises in their “as is” condition, subject to Landlord’s obligation to perform Landlord’s Work pursuant to paragraph B of this Article and the Building Improvement Work pursuant to paragraph D of this Article. Tenant acknowledges that Landlord (i) has made no representation respecting the physical condition of the demised premises and (ii) shall have no obligation to do any work in and to the demised premises in order to make them suitable and ready for occupancy and use by Tenant, except as otherwise specifically provided in this Article.

          B. Landlord, at its expense, shall effect the following work (“Landlord’s Work”) to prepare the demised premises for Tenant’s use and occupancy and as a condition precedent to the

Commencement Date (except for the work set forth in the second sentence of clause (ii) below, which may not occur until after the Commencement Date):

                    (i) Landlord shall (a) perform demolition work in the demised premises, including removal of ceiling, ductwork, lighting and flooring, so as to create a “slab to slab” condition in the demised premises, (b) perform all work necessary to cause all columns, ceilings and core and shell walls in the demised premises to be repaired or laminated, taped and spackled, as necessary, and ready for paint and wall coverings, and (c) perform all work which is necessary to separately demise the 15th Floor Portion in accordance with the space diagram of the 15th Floor Portion which is included in Exhibit A hereto. Landlord agrees that upon the completion of such work the demised premises shall be in “white box” condition, substantially similar to the condition of the 32nd floor of the building as of the Effective Date and consistent with the building’s standard “white box” specifications attached hereto and made a part hereof as Exhibit I.

                    (ii) Landlord shall perform all work necessary to remove all asbestos from the demised premises (other than in shafts that run through steam and chilled water risers), and will obtain and provide to Tenant a duplicate original counterpart of a Form ACP-5 and/or ACP-7 (as appropriate) for the demised premises. If, during the performance of Tenant’s Initial Installation Work, Tenant discovers any asbestos containing materials in the shafts that run through steam and chilled water risers or any other risers or shafts, whether within or outside the demised premises, Landlord shall promptly remove such asbestos containing materials at Landlord’s sole cost and expense. Tenant shall reasonably cooperate with Landlord in connection with any such asbestos abatement work, including, without limitation, by providing Landlord and its contractors with such access to the demised premises as is reasonably necessary for the performance of such work. Landlord shall use commercially reasonable efforts to perform such work in a manner which minimizes any interference with the performance of Tenant’s Initial Installation Work; it being understood and agreed, however, that any such work may be performed on Business Days during Business Hours.

                    (iii) Landlord shall effect all work necessary to provide Tenant with adequate points of connection to the building’s Class E fire alarm system (but in no event fewer than ten (10) such points), in a location in the “T” stairwell on either the 13th floor or the 16th floor of the building, so that Tenant may connect the fire alarm system for the demised premises to such building system. Landlord agrees that the building’s Class E fire alarm system shall have capacity for direct connection to all required tenant fire alarm systems (including strobes, loudspeakers, sprinkler, alarm and supervisory devices, etc.) and equipment control and status reporting points on each floor on which the demised premises are located, without the need for a separate tenant subsystem.

                    (iv) Landlord shall perform all work necessary to make the existing electrical distribution panels on the 14th and 15th floors of the building available to Tenant, for Tenant’s electricity supply in the demised premises (the capacity of which is more particularly described in Article 3C(iii) of this lease).

                    (v) Landlord shall (a) replace all convector covers and grills for all existing radiators in the demised premises, so that same are primed, ready for painting and in working order; and (b) perform all work necessary to cause such existing radiators to be in working order.

                    (vi) Landlord shall effect all work necessary to provide a standpipe connection to the building’s sprinkler system, in a location on each of the 14th and 15th floor of the building designated by Landlord, so that Tenant may provide sprinkler service in the demised premises. Tenant, as part of Tenant’s Initial Installation Work, shall effect all work necessary to distribute such sprinkler service throughout the demised premises.

                    (vii) Landlord shall perform all other work in and to the demised premises so that such space may be delivered to Tenant in compliance with all applicable laws, rules and regulations and free of any violations of record.

                    (viii) Landlord shall perform all work necessary to cause the floor to be smooth and reasonably level in accordance with industry standard and the building’s standard “white box” specifications referred to in clause (i) above, so that it is ready for the application of floor covering (and so that such floor is in substantially similar condition to the floor on the 32nd floor of the building as of the Effective Date).

                    (ix) Landlord shall effect all work necessary to cause the elevator call buttons, lanterns, doors (including all hardware thereon) and service closets in the demised premises or which service the demised premises (whether or not in the demised premises) to comply with the requirements of the ADA.

                    (x) Landlord shall replace or repair any missing or damaged steel as a result of the above demolition and shall replace and reinstall fireproofing on same.

Landlord shall perform Landlord’s Work in a good and workerlike manner, and in a prompt and expeditious fashion after this lease has been executed and delivered by Landlord and Tenant. Not more than seven (7) Business Days, nor less than four (4) Business Days, prior to the date Landlord anticipates that Landlord’s Work in the demised premises will be substantially completed, Tenant, at Landlord’s request, will inspect the demised premises and Landlord’s Work, together with Landlord, and will advise Landlord of any incomplete items for which Landlord is responsible under paragraph B above (without prejudice to Tenant notifying Landlord after the Commencement Date (i.e., by Punch List Notice) of any additional punch list items which Tenant desires Landlord to complete).

          C. (i) Tenant, at its expense (except as provided in subparagraph (iii) below), shall perform all other work (“Tenant’s Initial Installation Work”) in and to the demised premises as is necessary for Tenant to conduct its business therein, and in order to make such space suitable and ready for Tenant’s initial occupancy and use. Tenant shall perform Tenant’s Initial Installation Work in a prompt and expeditious manner following the Commencement Date, in accordance with the provisions of Article 8, this Article and all other applicable provisions of this lease, and in compliance with all applicable laws, rules and regulations.

                    (ii) Tenant shall submit to Landlord for Landlord’s approval (which approval shall not be unreasonably withheld, conditioned or delayed with respect to nonstructural interior alterations which do not adversely affect the proper functioning of utility services, plumbing and electrical lines or other systems of the building), a full set of architectural and engineering plans and specifications (including architectural plans and specifications comprised of partition plans, reflected ceiling plans as well as air conditioning, heating and all other mechanical drawings and electric plans) in form suitable for filing with the appropriate agencies of the City of New York to obtain such alteration or building permit to perform Tenant’s Initial Installation Work. If Landlord withholds its approval of the plans and specifications (in accordance with the foregoing), Landlord shall specify in reasonable detail the basis for withholding such approval and Tenant shall make appropriate modifications to the plans and specifications to correct or eliminate the objections specified by Landlord in such disapproval and shall resubmit the modified plans and specifications to the Landlord within a reasonable period of time after they are returned to Tenant unapproved. If Landlord fails to respond to any such request for approval within ten (10) days after Landlord’s receipt of such plans and specifications, Tenant may send Landlord a second request for approval of such plans and specifications. If Landlord fails to respond to such second request for approval within five (5) Business Days after its receipt of same, then Landlord shall be deemed to have approved such plans and specifications (provided such second request specifies in bold faced type and capital letters that Landlord shall be deemed to have approved such plans and specifications if it fails to respond to such second request within such five (5) business day period). The terms and provisions set forth in this subparagraph (ii) governing the approval and disapproval of plans and specifications shall apply equally to approving and disapproving revised plans and specifications and all change orders. No work may be performed without Landlord’s prior approval of the plans and specifications and all contractors and sub-contractors engaged to perform Tenant’s Initial Installation Work. No such work shall be commenced without the plans and specifications therefor having been approved by Landlord and the appropriate permits and approvals therefor having been issued by the City of New York Department of Buildings and any other governmental agency having jurisdiction thereof. Approval by Landlord of any plans or specifications shall not be deemed to constitute a warranty or representation that such plans or specifications shall conform to applicable laws and regulations or shall be approved by the Department of Buildings or any other governmental agency. At Tenant’s request, Landlord shall execute all required permit applications and other forms upon submission of Tenant’s plans and specifications by Tenant but prior to Landlord’s review of same, but execution of such forms by Landlord shall not constitute approval of the alterations in question.

          (iii) Landlord shall provide Tenant an allowance of up to Five Million Nine Hundred Ninety-Eight Thousand Three Hundred and 00/100 ($5,998,300.00) Dollars to defray the cost of construction of any Tenant’s Initial Installation Work which is performed prior to the second anniversary of the Commencement Date. Such sum (“Landlord’s Contribution”) shall be payable (as hereinafter provided) against requisitions therefor accompanied by (a) the certification of Tenant’s architect that the work described on such requisition has been completed substantially in accordance with the plans and specifications theretofore approved by Landlord, (b) a list specifying the work performed for which such requisition is being submitted and (c) partial conditional waivers of mechanics liens for all work for which such installment of Landlord’s Contribution has been requisitioned, and partial unconditional waivers of mechanics liens for all work for which payments were made by Landlord with respect to previous requisitions, from each contractor, sub-contractor, vendor and supplier of labor and material for whom and to the extent such installment of Landlord’s Contribution is being requisitioned; it being agreed, however, that Tenant shall not be required to submit such lien waivers for any such contractor, sub-contractor, vendor or supplier performing work or providing materials the cost of which shall be less than $10,000.00. Payments on account of Landlord’s Contribution shall not be payable more frequently than monthly. Each such installment of Landlord’s Contribution shall be equal to (1) the total amount of Landlord’s Contribution requisitioned by Tenant as of the date of the most recent requisition (including the amount of the most recent requisition), less (2) the total amount of Landlord’s Contribution paid to Tenant as of the date the most recent requisition. To illustrate such calculation, and assuming, for example, that the total of all requisitions submitted by Tenant (including the most recent requisition) is $100,000, of which $50,000 has been paid to Tenant, and $50,000 is the unpaid amount of the most recent requisition, then the amount of such installment shall be $50,000, calculated as follows: (1) $100,000, less (2) $50,000, equals $50,000. Notwithstanding anything contained herein to the contrary, no portion of Landlord’s Contribution shall be applied by Tenant against expenses for furniture, office equipment or other personal property, and not more than $899,745.00 may be applied by Tenant for architectural and engineering fees or other soft costs relating to Tenant’s Initial Installation Work (which payments of Landlord’s Contribution for such architectural and engineering fees and other soft costs shall be made by Landlord upon Tenant’s submission of invoices therefor (whether before or after the Commencement Date) which have been approved for payment by an officer of Tenant, anything contained herein to the contrary notwithstanding). Any dispute regarding Landlord’s Contribution shall be resolved by expedited arbitration in accordance with the provisions of Article 41 of this lease. In the event that any such dispute shall be resolved in Tenant’s favor so that Landlord shall obligated to pay Tenant all or any part of Landlord’s Contribution, but Landlord fails to do so within fifteen (15) days after such decision is rendered in such arbitration proceeding, then Tenant shall be entitled to a rent credit (i.e., Tenant may offset such amount due Tenant against rent) in the amount of the portion of Landlord’s Contribution which Landlord has failed to pay Tenant (within such fifteen (15) day period) in accordance with the decision in such arbitration proceeding, with interest at the Applicable Rate from the date such sums were to have been reimbursed or paid to Tenant from Landlord’s Contribution until the date recovered in full by Tenant, and with all reasonable legal fees incurred by Tenant in connection with such dispute (provided Tenant furnishes Landlord with paid invoices or other reasonably sufficient evidence of such fees). Such rent credit shall be applied, until fully depleted, against the next fixed annual rent payable under this lease.

                    (iv) Notwithstanding anything contained herein to the contrary, Tenant shall maintain, at Tenant’s expense, in addition to any other insurance required pursuant to this lease with respect to alterations, a Builders “All Risk” insurance policy (Broad Form) covering the full replacement cost of Landlord’s Work and Tenant’s Initial Installation Work and the materials and supplies delivered and stored in the demised premises for the purpose of being incorporated in such work.

                    (v) Notwithstanding anything contained herein to the contrary, Tenant shall deliver to the Landlord final record drawings of the Tenant Initial Installation Work, including, as may be pertinent to the work performed, a reflected ceiling plan, mechanical and electrical drawings, partition plan and any other drawings which may be required to indicate accurately the layout and systems of the demised premises. Tenant shall require its architect to load and maintain such record plans on a CADD system and to deliver diskettes or other medium suitable for Landlord’s needs and compatible, if feasible, with Landlord’s computer applications, so as to enable Landlord to use such CADD-saved plans.

                    (vi) Landlord shall, at request of Tenant, schedule the building’s freight elevator (or a passenger elevator converted for use as a freight elevator) for Tenant’s move into the demised premises after 6:00 p.m. and before 7:00 a.m. (which may be effected on Business Days or on weekends). Such use shall be subject to a prior reservation by some other tenant and or the need by Landlord for the use of such elevator for other operating or construction purposes. Notwithstanding anything contained herein to the contrary, in connection with Tenant’s Initial Installation Work and initial move-in, it is agreed that Tenant shall not be required to pay for the first fifty (50) hours of such freight elevator use on an after hours basis.

                    (vii) It is acknowledged and agreed that Tenant, at its expense (except as hereinabove provided) and as part of Tenant’s Initial Installation Work, shall provide, and shall effect all work (the “A/C Work”) necessary to install, new water cooled air-conditioning units for the demised premises (the “A/C Units”), with a total cooling capacity of at least two hundred five (205) tons (with at least 120 tons for the 14th Floor Portion and at least 85 tons for the 15th Floor Portion), each of which units shall be of equal or better quality to the current building standard air-conditioning unit, the Petra Engineering Industries Co., Model PAHHC62C2. The A/C Work shall include, without limitation, (a) the connection of the A/C Units to the building chilled water and warm water circulating system described in Article 24C hereof, and (b) all work necessary to install all associated duct work, fans, diffusers and other equipment necessary to distribute air-conditioning service throughout the demised premises from the A/C Units.

                    (viii) It is acknowledged and agreed that Tenant, at its expense (except as hereinabove provided) and as part of Tenant’s Initial Installation Work, shall effect all work (the “Bathroom Renovation Work”), if any, necessary to renovate and refurbish (a) the three (3) existing core bathrooms (one (1) men’s and two (2) women’s) on the 14th floor of the building, and (b) the three (3) existing core bathrooms (one (1) men’s and two (2) women’s) on the 15th floor of the building, so that the condition of, and quality of installation in, all such bathrooms shall be in substantially the same as or better than the condition of, and quality of installation in, the core bathrooms on the 28th floor of the building as of the Effective Date. Landlord shall designate other bathrooms in the building for the other tenants on the 15th floor to use on an interim basis during the period that Tenant is performing the Bathroom Renovation Work.

          D. Tenant acknowledges that it has been advised that Landlord is currently in the process of implementing a program involving the renovation and upgrading of various portions of the building and its systems, which work will include, without limitation, the specific items set forth in Exhibit H attached hereto and made a part hereof (the “Building Improvement Program”). Landlord agrees to perform the work necessary to complete the Building Improvement Program in a prompt and diligent manner, and acknowledges that such agreement constitutes a material inducement to Tenant to enter into this lease.

          E. Landlord shall effect all work necessary to renovate the common corridors on the 15th floor of the building, in accordance with the specifications which are attached hereto and made a part hereof as Exhibit J (“Landlord’s 15th Floor Corridor Work”). Landlord shall substantially complete Landlord’s 15th Floor Corridor Work within sixty (60) days after Tenant notifies Landlord that Tenant has substantially completed Tenant’s Initial Installation Work in the 15th Floor Portion; provided, however, that such sixty (60) day period shall be extended by one day for each day that Landlord’s 15th Floor Corridor Work is delayed due to any of the causes set forth in Article 22A(i) of this lease, or by any act or omission of Tenant its agents, contractors or employees, or by any change requested by Tenant. Tenant shall reasonably cooperate with Landlord in connection with Landlord’s 15th Floor Corridor Work, including, without limitation, by providing Landlord and its contractors with such access to the 15th Floor Portion as is necessary for the performance of such work within such sixty (60) day period. Landlord shall use commercially reasonable efforts to perform Landlord’s 15th Floor Corridor Work in a manner which minimizes any interference with Tenant’s business operations in the 15th Floor Portion; it being understood and agreed, however, that such work may be performed on Business Days during Business Hours.

          F. Landlord shall effect all work necessary to create an opening in the slab between the 14th Floor Portion and the 15th Floor Portion (“Landlord’s Slab Opening Work”), so that Tenant may, as part of Tenant’s Initial Installation Work, install a stairway between such portions of the demised premises (and Tenant hereby agrees to do so). Landlord’s Slab Opening Work shall include, without limitation, any and all work necessary to reinforce the slab and to install any required fireproofing materials. Such opening shall be in a location reasonably designated by Tenant in a plan (which may be separate from Tenant’s plans and specifications for Tenant’s Initial Installation Work) depicting same (the “Slab Opening Plan”), prepared by Tenant’s architect, which contains all architectural and engineering details and information necessary for Landlord to properly and legally perform Landlord’s Slab Opening Work, which location shall be reasonably acceptable to Landlord. The size of such opening shall in no event exceed ten (10) feet by sixteen (16) feet. Any such stairway shall be deemed a “Specialty Alteration” for purposes of Article 8C(ii) of this lease, so that, unless Landlord elects otherwise in writing at least one hundred eighty (180) days prior to the Expiration Date, Tenant shall be required to remove such stairway and close up such opening in the slab at the expiration or sooner termination of the term of this lease. Landlord shall substantially complete Landlord’s Stair Opening Work within ninety (90) days after Landlord’s approval of the Slab Opening Plan, which approval shall not be unreasonably, withheld, conditioned or delayed (it being agreed that the response periods and “deemed approved” provisions set forth in Article 23C(ii) hereof with respect to Landlord’s review and approval of the plans and specifications for Tenant’s Initial Installation Work shall apply, also, to Landlord’s review and approval of the Slab Opening Plan); provided, however, that such ninety (90) day period shall be extended by one day for each day that Landlord’s Slab Opening Work is delayed due to any of the causes set forth in Article 22A(i) of this lease, or by any act or omission of Tenant its agents, contractors or employees, or by any change requested by Tenant. Tenant shall reasonably cooperate with Landlord in connection with Landlord’s Slab Opening Work, including, without limitation, by providing Landlord and its contractors with such access to the demised premises as is necessary for the performance of such work within such ninety (90) day period. Landlord shall use commercially reasonable efforts to perform Landlord’s Slab Opening Work in a manner which minimizes any interference with Tenant’s Initial Installation Work; it being understood and agreed, however, that such work may be performed on Business Days during Business Hours.

24. SERVICES

          A. Landlord shall provide no services, except as specifically set forth in this lease (including Exhibit B hereto).

          B. Tenant acknowledges that it has been advised that the cleaning contractor for the building may be a subdivision or affiliate of Landlord. Tenant agrees to employ said contractor or such other contractor as Landlord may from time to time designate for any special waxing, polishing and other cleaning work in or to the demised premises and Tenant’s furniture, fixtures and equipment, provided that the prices charged by said contractor are comparable to the prices charged by other contractors for the same work. Tenant agrees that under no circumstances shall it employ any other cleaning contractor, nor any individual, firm or organization for such purposes without Landlord’s prior written consent. However, Tenant may use its own employees to perform such cleaning services, provided that same does not cause a labor disturbance or disruption at the building. If Landlord and Tenant cannot agree on whether the prices being charged by the contractor designated by the Landlord are comparable to those charged by other contractors, Landlord or Tenant may submit such dispute to binding arbitration in accordance with Article 41 of this lease. While such dispute is pending resolution, Tenant shall pay the charges billed by Landlord or its approved cleaning contractor, as the case may be, but without prejudice to Tenant’s position in such dispute. Landlord shall not be obligated to provide cleaning services in excess of the specifications set forth in Exhibit B annexed hereto and made part hereof.

          C. (i) Landlord agrees to install, at its own cost and expense, all equipment necessary to make available to Tenant the building chilled water and warm water circulating system (summer cooling and winter ventilation) (the “Building Chilled and Warm Water Equipment”).

                    (ii) Tenant agrees that necessary work for the installation of any such equipment or facilities and the repair and maintenance thereof may be performed by Landlord during regular working hours without diminution or abatement of rent and without liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the performance of said work. However, with respect to any such work which is performed after Landlord’s Work in the demised premises is substantially completed, Landlord agrees to give Tenant reasonable prior notice of such work (which may be oral), and to use commercially reasonable efforts to perform such work in a manner that minimizes any interference with Tenant’s use of the demised premises; it being understood and agreed, however, that such work may be performed on Business Days during Business Hours.

                    (iii) The entire installation and all equipment and facilities at any time forming the Building Chilled and Warm Water Equipment shall be and at all times remain the property of Landlord. Any change, alteration, addition or extension of any of said equipment or facilities shall be performed by Landlord at Tenant’s expense. Tenant shall under no circumstances make any change, alteration, addition or extension of any of said equipment or facilities, without

Landlord’s prior written consent in each instance, which consent shall not be unreasonably withheld or delayed.

                    (iv) Landlord agrees to operate and maintain said equipment and facilities, at Landlord’s expense (subject to Article 2B hereof), provided that all repairs, substitutions replacements caused by reason of the carelessness, omission, neglect or improper conduct of Tenant, its servants, employees, agents, visitors or licensees shall be made by Landlord at the expense of Tenant, subject to the provisions of Article 42E hereof.

                    (v) Tenant agrees that Landlord shall not be obligated to operate such equipment and facilities after or before Business Hours on Business Days or at any time on days other than Business Days, except after prior written notice from and payment by Tenant as hereinafter specified. Landlord shall operate such equipment and facilities at times other than such normal business hours, at Landlord’s then established rates in the building ($500 per hour per zone on the date hereof) for such after-hours service, payable by Tenant as additional rent when billed, provided that Tenant shall give notice prior to 1:00 P.M. in the case of after-hours service on Business Days and prior to 3:00 P.M. on Fridays in the case of after-hours service on Saturdays and Sundays (or 3:00 P.M. on the preceding Business Day, in the case of holidays). Landlord agrees that Landlord’s rate in the building for operating such equipment and facilities on an after-hours basis shall only be increased by the amount of any actual increase in the cost to Landlord of providing such service. Landlord further agrees that such after-hours rate shall be prorated (on a per tenant basis) between Tenant and any other tenant in the same zone as Tenant that requests and receives such after-hours service. Tenant acknowledges that it has been advised by Landlord that, for purposes of this Article 24C(v), the demised premises and all of the Option Space/ROFO Space (each as hereinafter defined in Article 43) are in the same zone, and Landlord agrees that such space will remain in the same zone during the term of this lease. Tenant agrees that Landlord’s failure to operate such equipment and facilities in the absence of such notice and payment shall not be deemed a partial or other eviction, or disturbance of Tenant’s use, enjoyment, or possession of the demised premises, and shall not render Landlord liable for damages, by abatement of rent or otherwise, and Tenant shall not be relieved from any obligation under this lease.

          D. If and so long as Tenant is not in default under this lease beyond any applicable notice and/or grace period, Landlord shall provide Tenant with two (2) Executive Passes to the Empire State Building Observatory (“Observatory”) on the 86th floor of the building (each with a maximum of thirty (30) free visits), each calendar year during the term hereof, at no additional charge to Tenant.

          E. Except with respect to the A/C Units and any Supplemental A/C Units (as hereinafter defined in Article 31C(i)), the building systems and mechanical equipment including, without limitation, all elevator equipment, shall not generate noise in excess of (i) NC-40 within ten (10) feet of any mechanical equipment rooms or elevator machine rooms located within or serving the demised premises and (ii) NC-35 within any other portion of the demised premises including, without limitation, any conference rooms.

25. JURY WAIVER; DAMAGES

          A.THE PARTIES HERETO HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF SUCH PARTIES AGAINST THE OTHER WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE DEMISED PREMISES, OR FOR THE ENFORCEMENT OF ANY REMEDY WHETHER PURSUANT TO STATUTE, IN CONTRACT OR TORT, AND IRRESPECTIVE OF THE NATURE OR BASIS OF THE CLAIM INCLUDING BREACH OF AN OBLIGATION TO MAKE ANY PAYMENT, FRAUD, DECEIT, MISREPRESENTATION OF FACT, FAILURE TO PERFORM ANY ACT, NEGLIGENCE, MISCONDUCT OF ANY NATURE OR VIOLATION OF STATUTE, RULE, REGULATION OR ORDINANCE. IF LANDLORD COMMENCES AGAINST TENANT ANY SUMMARY PROCEEDING OR OTHER ACTION TO RECOVER POSSESSION OF THE DEMISED PREMISES OR TO RECOVER ANY RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING OR ACTION, EXCEPT A COMPULSORY COUNTERCLAIM.

          B. (i) NO DAMAGES SHALL BE AWARDED AND TENANT HEREBY WAIVES ANY CLAIM FOR DAMAGES (WHETHER ACTUAL, COMPENSATORY, CONSEQUENTIAL, SPECIAL OR PUNITIVE) IN ANY ACTION OR PROCEEDING (WHETHER JUDICIAL OR AN ARBITRATION) RELATING TO LANDLORD’S WITHHOLDING, DELAYING OR CONDITIONING ANY CONSENT OR APPROVAL OR THE REASONABLENESS OF ANY SUCH WITHHOLDING, DELAY OR CONDITION. HOWEVER, THE PROVISIONS OF THIS SUBPARAGRAPH B(i) SHALL NOT BE APPLICABLE IF IT IS FINALLY DETERMINED BY A COURT THAT LANDORD ACTED MALICIOUSLY OR IN BAD FAITH IN WITHOLDING OR DELAYING SUCH CONSENT OR APPROVAL.

                    (ii) If Tenant desires to determine any dispute between Landlord and Tenant as to whether Landlord has unreasonably withheld, unreasonably conditioned or unreasonably delayed its consent or approval, as above provided, Tenant may initiate expedited arbitration in accordance with the provisions of Article 41 of this lease, or Tenant may commence any legal proceedings (subject to (i) above), in either case, to settle and finally determine such dispute.

          C. Except as otherwise specifically provided in Article 12 of this lease, Landlord and Tenant each waive any consequential, special and punitive damages claim against the other in connection with this lease.

26. NO WAIVER; ETC.

          No act or omission of Landlord or its agents shall constitute an actual or constructive partial or total eviction or give rise to a right of Tenant to terminate this lease or receive an abatement of any portion of its rent, or to be relieved of any other obligation hereunder or to be compensated for any loss or injury suffered by it, except as otherwise explicitly set forth herein. No act or omission of Landlord or its agents shall constitute acceptance of a surrender of the premises, except a writing signed by Landlord. The delivery of keys to Landlord or its agents shall not constitute a termination of this lease or a surrender of the premises. Acceptance by Landlord of less than the rent herein provided shall at Landlord’s option be deemed on account of earliest rent remaining unpaid. No endorsement on any check, or letter accompanying rent, shall be deemed an accord and satisfaction, and such check may be cashed without prejudice to Landlord. No waiver of any provision of this lease by Landlord or Tenant shall be effective, unless such waiver be in writing signed by the other party. This lease contains the entire agreement between the parties, and no modification thereof shall be binding unless in writing and signed by the party concerned. Tenant shall comply with the rules and regulations set forth on Schedule A attached hereto and made a part hereof, and any reasonable modifications thereof or additions thereto. Landlord shall not be liable to Tenant for the violation of such rules and regulations by any other tenant. Failure of Landlord to enforce any provision of this lease, or any rule or regulation, shall not be construed as the waiver of any subsequent violation of a provision of this lease, or any rule or regulation. Landlord shall not enforce the rules and regulations against Tenant in a discriminatory manner. If there shall be any inconsistency between the provisions of this lease and the rules and regulations, the provisions of this lease shall govern. Reasonable written notice of any additional rules and regulations (or any modification of the existing rules and regulations) shall be given to Tenant. In case Tenant disputes the reasonableness of any additional rule or regulation (or modification, as the case may be) hereafter made or adopted by Landlord or Landlord’s agents, the parties hereto agree to submit the question of the reasonableness of such rule or regulation (or modification, as the case may be) for decision to the Chairman of the Board of Directors of the Management Division of the Real Estate Board of New York, Inc., or to such impartial person or persons as he may designate; provided however, if Tenant objects to submitting the question to such Chairman or to his designee or designees, the same shall be submitted to arbitration as set forth in Article 41 hereof, and the determination of the Chairman, his designee or designees, or the arbitrators as the case may be, shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional rule or regulation (or modification, as the case may be) upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice in writing upon Landlord within thirty (30) days after written notice to Tenant of the adoption of any such additional rule or regulation (or modification, as the case may be). This lease shall not be affected by nor shall Landlord in any way be liable for the temporary closing or darkening of windows in the premises, for any reason, including as the result of construction by a party unrelated to Landlord on any property of which the demised premises are not a part or by Landlord’s own acts.

27. OCCUPANCY AND USE BY TENANT; SIGNAGE

          A. (i) Tenant shall not obstruct or permit the obstruction of the light, halls, areas, roof, stairway or entrances to the building, and will not affix, erect or inscribe any signs, projections, awnings, signals or advertisements of any kind to any part of the premises including the inside or outside of the windows or doors thereof and will not paint the outside of the doors thereof or the inside or outside of the windows thereof unless and until the style, size, color, construction and location thereof have been approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that no such approval shall be required with respect to any identity signage which is not readily visible from the elevators which service the 14th floor or from any other area outside of the demised premises; provided, however, that if and so long as the named Tenant hereunder (i.e., Coty Inc.) or its

Affiliate or a Successor Entity is the Tenant under this lease, no such approval shall be required with respect to any such identity signage which is readily visible from the elevators which service the 14th floor of the building, provided Tenant gives Landlord at least fifteen (15) days’ prior written notice of the installation of such signage; and provided, further, that such signage is professionally prepared and in keeping with the first class nature of the building.

                    (ii) Notwithstanding anything contained in this lease to the contrary, it is understood and agreed that Tenant, at its expense, shall cause Tenant’s entrance door for any partial floor hereafter included in the demised premises (other than the 15th Floor Portion or any other partial floor hereafter included in the demised premises which comprises more than 35% of the rentable square foot area of such floor, which measurement shall be made using the same method that was used by Landlord to measure the original demised premises hereunder), and any approved sign on Tenant’s entrance door for such partial floor, to conform to the standards and specifications for entrance doors and signage set forth in Exhibit K attached hereto and made a part hereof, and that any such entrance door and signage shall be manufactured by a company designated by Landlord in writing and installed by a company approved by Landlord in writing. Tenant shall submit to Landlord for its prior written approval a proposal regarding the content of any such entrance door sign, promptly after the execution and delivery of this lease by Tenant. Any changes to such approved entrance door sign shall be subject to Landlord’s prior reasonable approval and to Landlord’s then standard signage specifications.

          B. (i) If Tenant shall install a wireless intranet, Internet, and communications network (also known as “Wi-Fi”) within the demised premises, such network (the “Network”) shall be for the use by and only by Tenant and its permitted occupants and their employees subject to the terms hereof. No antenna shall exceed one meter in size and shall, subject to the following provisions of this paragraph B, conform to all FCC specifications.

                    (ii) Tenant shall not solicit or permit other tenants or occupants of the building outside of the demised premises to use the Network or any other communications service, including, without limitation, any wired or wireless Internet service that passes through, is transmitted through, or emanates from the demised premises.

                    (iii) Tenant agrees that Tenant’s communications equipment and the communications equipment of Tenant’s service providers and contractors retained to service the demised premises or installed in the building to service the demised premises including, without limitation, any antennas, switches, or other equipment (collectively, “Tenant’s Communications Equipment”) shall be of a type and, if applicable, a frequency that will not cause radio frequency, electromagnetic, or other interference to any other party or any equipment of any other party including, without limitation, Landlord, other tenants, or occupants of the building or any other party in violation of FCC specifications concerning radio frequency interference (“RFI”). In the event that Tenant’s Communications Equipment causes or is believed to cause any such prohibited RFI, upon receipt of notice from Landlord of such interference, Tenant will take all steps necessary to correct and eliminate the interference. If the prohibited RFI is not eliminated within 24 hours (or a shorter period if Landlord believes a shorter period to be appropriate) then, upon request from Landlord, Tenant shall shut down the Tenant’s Communications Equipment pending resolution of the interference, with the exception of intermittent testing upon prior notice to and with the approval of Landlord. No Wi-Fi, Network, or Tenant’s Communication

Equipment may be installed in any lobby, corridor, building common area or any other area not within the exclusive control of Tenant or within the demised premises.

                    (iv) Tenant acknowledges that Landlord has granted and/or may grant lease rights, licenses, and other rights to various other tenants and occupants of the building and to telecommunications service providers.

28. NOTICES

          Except as otherwise expressly provided in this lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this lease shall be deemed sufficiently given or rendered if in writing, (i) sent by registered or certified mail (return receipt requested), or (ii) sent by nationally recognized overnight courier, or (iii) delivered personally, addressed as follows or to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the others in accordance with the provisions of this Article 28:

If to Landlord:	Empire State Building Company L.L.C.
350 Fifth Avenue, Third Floor
New York, New York 10118
Attn: General Manager

with a copy to:	Wien & Malkin LLC
250 West 57th Street
New York, New York 10165
Attn: Senior Asset Supervisor

If to Tenant:	Coty Inc.
Two Park Avenue
New York, New York 10016
Attn: Chief Financial Officer

with a copy to:	Coty Inc.
Two Park Avenue
New York, New York 10016
Attn: General Counsel

          or at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant’s vacating, deserting, abandoning or surrendering the premises. Tenant hereby acknowledges and agrees that any such bill, statement, demand, notice, request or other communication may be given by Landlord’s agent or Landlord’s counsel on behalf of Landlord, and Landlord hereby acknowledges and agrees that any such bill, statement, demand, notice, request or other communication may be given by Tenant’s counsel on behalf of Tenant. Any such bill, statement, demand, notice, request or other communication shall be deemed to have been rendered or given when received or refused, as indicated on the delivery receipt. Notwithstanding anything contained in this Article 28 to the contrary, bills and statements issued by Landlord may be sent by the method(s) set forth hereinabove, without copies to any other party. This notice provision has been specifically negotiated between the parties hereto.

29. WATER

          Landlord shall provide water to Tenant for ordinary lavatory and pantry uses, including one (1) shower, two (2) executive bathrooms and more than one (1) pantry on each floor comprising the demised premises. If Tenant uses water for other than such ordinary lavatory and pantry uses, including one (1) shower, two (2) executive bathrooms and more than one (1) pantry on each floor comprising the demised premises, then Landlord may install a water meter to measure Tenant’s water consumption for all purposes and Tenant agrees to pay for the installation and maintenance thereof and for water consumed as shown on said meter.

30. SPRINKLER SYSTEM

          It is acknowledged and agreed that Tenant is installing a sprinkler system for the demised premises as part of Tenant’s Initial Installation Work, and that Tenant shall be responsible for maintaining same and for making any necessary repairs or replacements thereto. Supplementing Article 15 hereof and not in lieu thereof, if the New York Board of Fire Underwriters, the New York Fire Insurance Exchange, the Insurance Services Office or any governmental authority requires any alteration to said sprinkler system by reason of Tenant’s occupancy or use of the premises, including any alteration necessary to obtain the full allowance for a sprinkler system in the fire insurance rate of Landlord, or for any other reason, Tenant shall make such installation or alteration promptly, and at its own expense.

31. HEAT; AIR CONDITIONING; ELEVATOR; ETC.

          A. (i) Landlord shall provide passenger elevator service during all Business Hours on all Business Days; provided, however, at least two (2) elevators shall be available on a call basis at all times. Tenant acknowledges that there are currently eight (8) passenger elevators servicing the 14th and 15th floors of the building, and Landlord agrees that, subject to the terms of this paragraph A, such elevators shall continue to service the 14th and 15th floors throughout the term hereof (subject, however, to emergencies, any required repairs and/or maintenance and the other applicable provisions of this lease). Landlord shall furnish heat and air conditioning to the demised premises so as to provide for reasonably comfortable occupancy thereof during all Business Hours on all Business Days. Landlord shall cause the premises to be kept clean in accordance with the cleaning specifications set forth on Exhibit B annexed hereto and made part hereof. The premises shall be kept in order by Tenant. Landlord, its cleaning contractor and their employees shall have after-hours access to the demised premises and the use of Tenant’s light, power and water in the demised premises as may be reasonably required for the purpose of cleaning the demised premises. Landlord may remove Tenant’s extraordinary refuse (not covered by said cleaning specifications) from the building and Tenant shall pay the reasonable cost thereof.

          (ii) Provided that (a) the A/C Units to be installed by Tenant shall provide a minimum of 205 tons of cooling capacity to the demised premises (with a minimum of 120 tons to the 14th Floor Portion and the balance to the 15th Floor Portion), (b) occupancy levels in the demised premises will not exceed one (1) person per one hundred (100) square feet of rentable area, (c) the electrical load in the demised premises shall not exceed six (6) watts per rentable square foot, and (d) Tenant shall at all times comply with applicable and relevant building regulations affecting the operation of the A/C Units, the A/C Units and the building heating system shall be capable of maintaining the following conditions: (i) a minimum average indoor dry bulb temperature of not less than 68 degrees Fahrenheit, whenever the outdoor dry-bulb temperature, during business hours, is lower than 65 degrees and not lower than 0 degrees Fahrenheit; and (ii) a minimum average indoor dry bulb temperature of no higher than 75 degrees Fahrenheit, whenever the outdoor dry-bulb temperature, during business hours, is higher than 65 degrees and not higher than 95 degrees Fahrenheit, and the outdoor wet-bulb temperature does not exceed 75 degrees Fahrenheit.

          B. During the term of this lease, any air-conditioning equipment located in and/or servicing the demised premises, including, without limitation, the A/C Units (but excluding any Supplemental A/C Unit, as hereinafter defined), shall be maintained, repaired and replaced as necessary by Landlord. All such equipment is and shall remain the property of Landlord. Such obligation shall include the cleaning of any HVAC filters at least two (2) times per year, and the replacement of such filters at least once every two (2) years. However, such obligation shall not include the maintenance, repair and/or replacement of the duct work, fans, diffusers and other equipment necessary for the distribution of air-conditioning service in the demised premises, all of which shall be the responsibility of Tenant hereunder. Tenant shall not abuse any such equipment, and Tenant shall reimburse Landlord within thirty (30) days after demand for any damage to, or replacement of, such equipment caused by Tenant, its agents, employees or contractors (subject to the provisions of Article 42E hereof). This obligation shall survive the expiration or earlier termination of the term hereof. Tenant shall reimburse Landlord, in accordance with Article 3 of this lease, for electricity consumed by the air-conditioning equipment serving solely the premises.

          C. Notwithstanding the foregoing, Tenant shall be responsible for maintaining, repairing and replacing, as necessary, any Supplemental A/C Unit (as hereinafter defined) serving the demised premises, as well as all other costs for operating the same (including, without limitation, all electricity consumed by any such unit). In the event that any such Supplemental A/C Unit is installed by or on behalf of Tenant, the same shall be an air-cooled unit and all electricity consumed by such unit shall be furnished on a submetering basis, in accordance with the applicable provisions of Article 3 of this lease, and as part of such installation work, Tenant shall install a submeter, at Tenant’s expense, in a location reasonably designated by Landlord and reasonably acceptable to Tenant. If Tenant fails to promptly install such submeter, then Landlord shall do so, at Tenant’s expense (which shall be payable within thirty (30) days after demand as additional rent under this lease). The term “Supplemental A/C Unit” when used herein shall mean an air conditioning unit that provides air-conditioning service to the demised premises in excess of the air-conditioning service being provided by the A/C Units.

          D. Supplementing Article 8 and Article 23 hereof, any louvers installed by or on behalf of Tenant in connection with the A/C Units and/or any Supplemental A/C Unit serving the demised premises shall be deemed approved by Landlord, provided such louvers are in compliance with all applicable laws, rules and regulations, including, without limitation, the requirements of the New York Landmarks Preservation Commission (“Landmarks”) and any applicable building codes. Landlord agrees to reasonably cooperate with Tenant (at no material expense to Landlord, and without any liability to Landlord) in connection with obtaining any required certificate, sign-off, permit or approval from any governmental authority in connection with the installation of such louvers, including, without limitation, the approval of Landmarks. Tenant shall have no restoration obligation with respect to such louvers.

32. RENEWAL OPTION

          A. Tenant shall have the option to extend and renew the term of this lease with respect to the then existing demised premises, in its then “as is” condition, for one (1) additional period of five (5) years, commencing on the first day of the sixteenth Lease Year and ending on the last day of the twentieth Lease Year (the “Extended Term”), upon the same terms and conditions as contained in this lease (unless changed or modified by mutual agreement) except that (i) the fixed annual rental rate, without electricity (and subject to operating expense and real estate tax escalation additional rents pursuant to paragraphs B and C of Article 2 hereof, respectively), for the Extended Term shall be a sum equal to one hundred percent (100%) of the fair and reasonable annual market rental rate for the demised premises as of the first day of the Extended Term, taking into account the rentals at which leases are being concluded for comparable space in the building and in comparable buildings in the same rental area as the building and all other relevant factors, including the new Base Year and base tax year applicable to the Extended Term, as hereinafter provided; (ii) for the Extended Term: under paragraph B of Article 2, the term “Base Year” shall mean the Expenses for the building project for the calendar year during which the commencement date of the Extended Term occurs; and the first “comparative year” under said paragraph B of Article 2 shall be the calendar year immediately following such calendar year during which the commencement date of the Extended Term occurs; (iii) for the Extended Term: under paragraph C of Article 2, the term “base tax year” shall mean the real estate taxes assessed against the building project for the New York City real estate tax year during which the commencement date of the Extended Term occurs; and the first “comparative year” under said paragraph C of Article 2 shall be the New York City real estate tax year immediately following such base tax year; and (iv) this lease, as extended for the Extended Term, shall contain no renewal option. The exercise of such option shall only be effective upon, and in strict compliance with, the following terms and conditions:

          (a) Written notice of the exercise of such option shall be given by Tenant to Landlord not later than twelve (12) months prior to the Expiration Date of the initial term of this lease (the “Initial Term”). Time shall be of the essence in connection with any exercise of such option by Tenant hereunder.

          (b) (1) The fair and reasonable annual market rental rate for the demised premises effective as of the commencement of the Extended Term shall take into account, also, the five (5) year term of the extension, and it shall be determined, as aforesaid, during the last six (6) months of the Initial Term. On or before the commencement of such six (6) month period, Landlord shall notify Tenant of Landlord’s determination of such fair and reasonable annual market rental rate for the demised premises. Within thirty (30) days after the later of (x) the commencement of such six (6) month period, or (y) Tenant’s receipt of Landlord’s determination of such fair and reasonable annual market rental rate, Tenant shall respond to Landlord’s notice with Tenant’s determination of the fair and reasonable annual market rental rate for the demised premises. Upon receipt of such notice from Tenant, Landlord and Tenant shall seek to agree as to the amount of such fair and reasonable annual market rental rate for the demised premises. If they shall not agree as to such rate within thirty (30) days after receipt of such notice from Tenant, then and in such event said fair and reasonable annual market rental rate shall be determined by appraisal as hereinafter in this Article provided.

                    (2) If at the commencement date of the Extended Term, the amount of the fixed annual rental rate payable during said term in accordance with the foregoing paragraphs of this Article shall not have been determined, then, pending such determination, Tenant shall pay fixed annual rent at a rate equal to 100% of (x) the fixed annual rental rate payable hereunder as of the last month of the Initial Term, plus (y) the sum of the operating expense and real estate tax escalation additional rent payable under paragraphs B and C of Article 2 hereof, respectively, for the last twelve (12) months of the Initial Term (the “Temporary Rate”). After the determination by appraisal or agreement, as the case may be, of the fair and reasonable annual market rental rate for the demised premises, if the fixed annual rental rate payable pursuant to this Article is greater than the Temporary Rate, Tenant shall pay to Landlord, within thirty (30) days after receipt of Landlord’s invoice, the difference between the rent theretofore paid at the Temporary Rate and the greater rental rate determined after the appraisal or agreement, as the case may be; and the greater fixed annual rental rate so determined after the appraisal or agreement, as the case may be, shall be payable during the Extended Term; however, if the fixed annual rental rate payable pursuant to this Article is less than the Temporary Rate, Landlord shall promptly pay to Tenant the difference between the rent theretofore paid at the Temporary Rate and the lesser rental rate determined after the appraisal or agreement, as the case may be (or, at Landlord’s option, Tenant shall be entitled to a rent credit in such amount, to be applied, until fully depleted, against the next rent due under this lease); and the lesser fixed annual rental rate so determined after the appraisal shall be payable during the Extended Term.

          (c) Upon determination of the fixed annual rent for the Extended Term, Landlord and Tenant shall execute, acknowledge and deliver to each other an agreement specifying the amount of the fixed annual rental rate for the Extended Term (but any failure to execute such an agreement shall not affect Tenant’s obligation to pay and Landlord’s right to receive such fixed annual rent).

          (d) Tenant shall not be in default beyond any grace period under any of the terms, covenants and conditions of this lease at the time Tenant gives written notice to Landlord of its election to extend the term of this lease.

          (e) As provided in Article 32A(b), if Landlord and Tenant shall be unable to agree as to the fair and reasonable annual market rental rate by the date hereinabove set forth, then and in such event said fair and reasonable annual market rental rent for the demised premises shall be determined by appraisal as follows:

                    (1) Either party shall give a notice to the other, stating the name and address of an impartial person to act as appraiser hereunder, and within thirty (30) days after the receipt of such notice, the other party shall give notice to the sender of the first-mentioned notice, likewise, stating the name and address of an impartial person to act as appraiser hereunder.

                    (2) The appraisers so specified in such notices shall be licensed real estate brokers doing business in Manhattan, each having not less than fifteen (15) years active experience as real estate brokers specializing in the leasing of office space in said Borough.

                    (3) In making their determinations, the appraisers shall consider and follow the directions set forth in this Article.

                    (4) Before proceeding to determine the fair and reasonable annual market rental rate for the demised premises (the “rate”), as aforedescribed, the appraisers so appointed shall subscribe and swear to an oath fairly and impartially to determine such rate. If, within thirty (30) days following the appointment of the latter of said appraisers, said two appraisers shall be unable to agree upon the said rate, the said appraisers shall appoint, by an instrument in writing, as third appraiser, an impartial person, similarly qualified, who, within ten (10) days of such appointment, shall find as correct the rate that was determined by either the appraiser specified by Landlord or the appraiser specified by Tenant and render a written decision fixing such rate as the fair and reasonable annual market rental rate for the demised premises, which written decision shall be binding and conclusive on the parties. The third appraiser may not select any rate other than the one specified by the appraiser appointed by Landlord or the one specified by the appraiser appointed by Tenant. The written decision of the first two appraisers so appointed fixing such rate, or the written finding of such third appraiser fixing such rate, as the case may be, shall be binding and conclusive on the parties.

                    (5) If, after notice of the appointment of an appraiser, the other party shall fail, within the above specified period of thirty (30) days, to appoint an appraiser, such appointment of a similarly qualified appraiser may be made, upon application without notice by the person who shall have been appointed an appraiser, by the then President of the Real Estate Board of New York, Inc., or such successor body hereafter constituted exercising similar functions (or if there be no Real Estate Board or its successor, or if its President will not so act, then such appointment shall be made by a Justice of the Supreme Court, New York County, then presiding in Special Term, Part II thereof, or the equivalent of said Part II). If the two appraisers aforesaid shall be unable to agree, within thirty (30) days following the appointment of the latter of said appraisers, upon such rate and shall fail to appoint in writing a third appraiser within fifteen (15) days thereafter, the necessary appraiser shall be appointed by said President (or by said Justice). If any appraiser appointed as aforesaid by either of the parties, by said President, by said Justice, or by the two appraisers so appointed, shall die, be disqualified or incapacitated or shall fail or refuse to act, before such rate shall have been determined, the necessary appraiser shall be promptly appointed by the person or persons who appointed the appraiser who shall have died, become disqualified or incapacitated, or who shall have failed or refused to act, as aforesaid.

          (6) Landlord and Tenant shall each pay the fees of the person acting as appraiser hereunder for Landlord and Tenant, respectively, and Landlord and Tenant shall each pay one-half (1/2) of the fees of any third appraiser appointed pursuant to the above provisions.

          B. The exercise of this Renewal Option by Tenant shall be conditioned upon the occupancy of at least seventy-five percent (75%) of the then rentable square foot area of the demised premises by Tenant and/or any Affiliate of Tenant or Desk Space User.

33. RENT CONTROL

          If on the Commencement Date, or at any time during the term hereof, the fixed annual rent or additional rent in this lease is not fully collectible by reason of any Federal, State, County or City law, proclamation, order or regulation, or direction of a public officer or body pursuant to law (collectively, “Rent Control Law”), Tenant agrees to take such reasonable steps as Landlord may reasonably request to permit Landlord to collect the maximum rents which may be legally permissible from time to time during the continuance of such legal rent restriction (but not in excess of the amounts reserved therefor under this lease). Upon the termination of such legal rent restriction, Tenant shall pay to Landlord, to the extent permitted by Rent Control Law, an amount equal to (a) the fixed annual rent and additional rent which would have been payable pursuant to this lease but for such legal rent restriction, less (b) the fixed annual rent and additional rent paid by Tenant to Landlord during the period such legal rent restriction was in effect.

34. SHORING

          Tenant shall permit any person authorized to make an excavation on land adjacent to the building containing the premises to do any work within the premises necessary to preserve the wall of the building from injury or damage, and Tenant shall have no claim against Landlord for damages or abatement of rent by reason thereof.

35. EFFECT OF CONVEYANCE; ETC.

          If the building containing the premises shall be sold, transferred or leased, or the lease thereof transferred or sold, Landlord shall be relieved of all future obligations and liabilities hereunder thereafter accruing and the purchaser, transferee or tenant of the building shall be deemed to have assumed and agreed to perform all such obligations and liabilities of Landlord hereunder thereafter accruing.

36. RIGHTS OF SUCCESSORS AND ASSIGNS

          This lease shall bind and inure to the benefit of the heirs, executors, administrators, successors, and, except as otherwise provided herein, the assigns of the parties hereto. If any provision of any Article of this lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of that Article, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of said Article and of this lease shall be valid and be enforced to the fullest extent permitted by law.

37. CAPTIONS

          The captions herein are inserted only for convenience, and are in no way to be construed as a part of this lease or as a limitation of the scope of any provision of this lease.

38. LEASE SUBMISSION

          A. Landlord and Tenant agree that this lease is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord or Tenant in any way unless and until (i) Tenant has duly executed and delivered duplicate originals thereof to Landlord and (ii) Landlord has executed and delivered one of said originals to Tenant.

          B. (i) If Tenant is a corporation, partnership, limited liability company or other form of organization or association, each individual executing this lease on behalf of Tenant hereby agrees that by executing this lease such individual represents and warrants to Landlord that Tenant is a duly formed and validly existing entity and that Tenant has full right and authority to execute and deliver this lease and that each person signing on behalf of Tenant is authorized to do so.

                    (ii) If Landlord is a corporation, partnership, limited liability company or other form of organization or association, each individual executing this lease on behalf of Landlord hereby agrees that by executing this lease such individual represents and warrants to Tenant that Landlord is a duly formed and validly existing entity and that Landlord has full right and authority to execute and deliver this lease and that each person signing on behalf of Landlord is authorized to do so.

39. ELEVATORS AND LOADING

          A. Tenant acknowledges it has been advised that the freight elevators servicing the building can be used from 8:00 A.M. to 6:00 P.M. on Business Days for construction and other purposes which will not unreasonably interfere with use of the freight elevator by or on behalf of Landlord and the other tenants of the building. Any use of freight elevator service on other days and times shall be on a first-come, “as available” basis and shall be scheduled and reserved in advance with Landlord, and (except as provided in Article 23C(vi) hereof) Tenant shall pay Landlord’s customary building standard charge therefor (which, as of the date of this lease, is $150.00 per hour for loading dock security and elevator operator, with a four (4) hours minimum). Landlord agrees that Landlord’s customary building standard charge for operating the freight elevators on an after-hours basis shall only be increased by the amount of any actual increase in the cost to Landlord of providing such service. There shall be no major loading or unloading in the building between 8:00 A.M. and 6:00 P.M. on Business Days.

          B. It is the intention of Landlord to maintain in the building, operatorless automatic control elevators. However, Landlord may, at its option, maintain in the building either manually operated elevators or operatorless automatic control elevators or part one and part the other, and Landlord shall have the right from time to time during said term, to change, in whole or in part, from one to the other without notice to Tenant and without in any way constituting an eviction of Tenant or affecting the obligations of Tenant hereunder or incurring any liability to Tenant hereunder.

40. BROKERAGE

          A. Tenant represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to the demised premises other than CB Richard Ellis, Inc. and

Colliers ABR, Inc. (the “Brokers”). Tenant agrees to indemnify, defend and save Landlord harmless from and against any claims for fees or commissions from anyone other than the Brokers with whom Tenant has dealt in connection with the demised premises or this lease.

          B. Landlord represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to the demised premises other than the Brokers. Landlord agrees to indemnify, defend and save Tenant harmless from and against any claims for fees or commissions from anyone other than the Brokers with whom Landlord has dealt in connection with the demised premises or this lease. Landlord agrees to pay any commission or fee owing to CB Richard Ellis, Inc. and Colliers ABR, Inc. pursuant to separate agreements with them. Nothing in this Article 40 shall be construed to be a third party beneficiary contract.

41. ARBITRATION

          In each case specified in this lease in which resort to expedited arbitration or arbitration shall be required or may be elected by a party, such arbitration (unless otherwise specifically provided in other provisions of this lease) shall be in Manhattan in accordance with the Expedited Procedures of the Arbitration Rules of the Real Estate Industry American Arbitration Association and the provisions of this lease, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Except as specifically set forth in this lease, there shall be no right to arbitrate any dispute arising out of this lease and any other action or proceeding shall be adjudicated in the state or federal courts sitting in New York County, New York.

42. INSURANCE

          The following requirements (collectively, the “Insurance Requirements”) shall be complied with by Tenant at all times during the term hereof:

          A. At all times during the term hereof, Tenant shall maintain, at Tenant’s expense, the following insurance coverage:

                    (i) all risk property insurance, including theft and, if applicable, boiler and machinery coverage, written at replacement cost value in an adequate amount to avoid coinsurance and a replacement cost endorsement insuring Tenant’s trade fixtures, furnishings, equipment and all items of personal property of Tenant and including property of Tenant’s customers or clients, as the case may be, located in the demised premises;

                    (ii) broad form commercial general liability insurance written on a per occurrence basis with a per occurrence limit of not less than $5,000,000 and with other limits reasonably satisfactory to Landlord;

                    (iii) worker’s compensation insurance and employer’s liability coverage in statutory limits, and New York State disability insurance as required by law, covering all employees; and

                    (iv) such other coverage as Landlord may reasonably require with respect to the demised premises, its use and occupancy and the conduct or operation of business therein.

                    Landlord may, from time to time, but not more frequently than once every year, adjust the minimum limits set forth above, provided such limits shall not exceed the limits then typically being required by other landlords of first class office buildings in Manhattan.

          B. All insurance policies to be maintained as set forth above (i) shall be issued by companies of recognized responsibility, authorized to do business in the State of New York, reasonably acceptable to Landlord, and maintaining a rating of A-/VIII or better in Best’s Insurance Reports-Property-Casualty (or an equivalent rating in any successor index adopted by Best’s or its successor), (ii) shall provide that the insurer will endeavor to send Landlord and all additional insureds and loss payees thereunder at least thirty (30) days’ prior written notice of any cancellation or modification of such policies, (iii) shall name, as additional insureds, Landlord, the managing agent of the building and the holders of any Superior Interests whose name and address shall have been furnished to Tenant and (iv) shall be primary and non-contributory in all respects. All policies providing fire and extended coverage property insurance coverage pursuant to paragraph A(i) shall name Landlord as loss payee with respect to improvements and alterations (except if this lease is cancelled due to a casualty), and shall name Tenant as loss payee with respect to Tenant’s property.

          C. Prior to the Commencement Date, Tenant shall deliver to Landlord binding certificates of insurance for the insurance coverage required by paragraph A and, if required by Landlord, copies of the endorsements to such policies designating such persons or parties as additional insureds, providing for commercially reasonable deductibles. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord certificates of renewal at least five (5) days before the expiration of any existing policy. If Tenant fails to procure or maintain any insurance required by this lease and to pay all premiums and charges therefor, Landlord may (but shall not be obligated to) procure and pay the same, provided Landlord shall have given Tenant at least ten (10) days’ prior notice thereof, and Tenant shall reimburse Landlord, within thirty (30) days after demand, for all such sums paid by Landlord. Any such payment shall not cure or waive any default by Tenant in the performance of its obligations hereunder, nor shall the foregoing right of Landlord to make such payment in any way limit, reduce, diminish or impair the rights of Landlord under the terms of this lease or at law or in equity arising as a result of any such default. Under no circumstances shall Landlord be obligated to advise Tenant of Tenant’s failure to procure or maintain any insurance required hereunder.

          D. Tenant shall not carry separate or additional insurance, concurrent in form or contributing in the event of any loss or damage with any insurance required to be obtained by Tenant under this lease unless the parties required by paragraph B above to be named as additional insureds or loss payees thereunder are so named. Tenant may carry any insurance coverage required of it hereunder pursuant to blanket policies of insurance so long as the coverage afforded Landlord and the other additional insureds or loss payees thereunder, as the case may be, shall not be less than the coverage that would be provided by direct policies.

          E. (i) Landlord agrees that it will include in its fire insurance policies appropriate clauses pursuant to which the insurance companies (a) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (b) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

                    (ii) Tenant agrees to include in its fire insurance policy or policies on its furniture, furnishings, fixtures and other property removable by Tenant under the provisions of its lease of space in the building appropriate clauses pursuant to which the insurance company or companies (a) waive the right of subrogation against Landlord and/or any tenant of space in the building with respect to losses payable under such policy or policies and/or (b) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies.

                    (iii) Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord’s insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees, and against every other tenant in the building who shall have executed a similar waiver as set forth in this subparagraph E(iii) for loss or damage to, Tenant’s furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent that same is covered by Tenant’s insurance, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

                    (iv) Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs E(i) and E(ii) above cannot be obtained. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses.

          F. Landlord shall maintain throughout the term of this lease standard all risk property insurance for the building in an amount equal to its full replacement value, and comprehensive general liability insurance coverage with respect to all claims for personal injury, death or property damage occurring in, upon, adjacent to or connected to the building or any part thereof, with commercially reasonable limits of coverage and commercially reasonable deductibles.

43. EXPANSION OPTION; RIGHT OF FIRST OFFER

          A. Expansion Option. If, at any time prior to the first anniversary of the Commencement Date, Landlord desires to lease any space on the 13th, 16th, 17th, 18th or 19th floor of the building which contains at least 7,500 rentable square feet and is then or, within six (6) months following the date Landlord’s OS Availability Notice (as hereinafter defined) is given, will be vacant and available for leasing by Landlord (i.e., subject only to the option of another tenant granted prior to the Effective Date), then Landlord shall notify Tenant of such fact, which notice (“Landlord’s OS Availability Notice”) shall include a description of the layout, configuration and rentable square foot area of such space (an “Option Space”), and the date

Landlord reasonably anticipates the term of the leasing of such space shall commence (the “Anticipated Commencement Date”). If and so long as Tenant is not in default under this lease beyond any applicable notice and/or grace period, Tenant shall have the one-time option (with respect to such space) to add all but not part of such space to the demised premises, subject to the following terms and conditions:

                    (i) Tenant shall give Landlord written notice of its election so to add all but not part of an Option Space to the demised premises, which notice shall be given no later than thirty (30) days after the date Landlord’s OS Availability Notice is given. Time shall be of the essence in connection with the exercise by Tenant of any option hereunder.

                    (ii) The term of the leasing of such Option Space shall commence on the OS Commencement Date (as hereinafter defined), and shall end on the expiration or sooner termination date of the initial term of this lease, or, if the Tenant exercises its renewal option as in Article 32 provided, the expiration or sooner termination date of the Extended Term. The term “OS Commencement Date” when used herein shall mean the thirty-first (31st) day after the date when Landlord delivers vacant possession of an Option Space to Tenant (free of any occupancies or tenancies) with Landlord’s OS Work (as hereinafter defined) therein substantially completed. Landlord shall give Tenant fifteen (15) days’ prior written notice of the date Landlord will substantially complete Landlord’s OS Work. Landlord’s OS Work shall be deemed to have been substantially completed in an Option Space despite the fact that minor insubstantial details of construction and mechanical adjustments (i.e., “punch list items”) remain to be completed, provided the Option Space is accessible and reasonably usable by Tenant for the purpose of effecting Tenant’s OS Initial Installation Work (as hereinafter defined) therein; and provided, further, that the building systems through which the services which are required to be provided by Landlord hereunder (including, without limitation, the Building Chilled and Warm Water Equipment and the chilled and warm water service provided thereby) are available in the Option Space (or in locations outside of the demised premises, if so provided hereunder), so that, upon completion of Tenant’s OS Initial Installation Work, such services can be provided by Landlord as required hereunder. Landlord shall nevertheless complete such punch list items within thirty (30) days of the OS Commencement Date (and Tenant shall provide Landlord and its contractors with such access to the demised as is reasonably necessary to do so, using reasonable diligence and without the necessity of incurring overtime or premium labor charges, provided Landlord uses commercially reasonable efforts to minimize any interference with Tenant’s OS Initial Installation Work). Landlord shall, in accordance with the foregoing, fix the OS Commencement Date and notify Tenant of the date so fixed. When the OS Commencement Date has so been determined, the parties hereto shall, within thirty (30) days thereafter, at Landlord’s request, execute a written agreement confirming such date as the OS Commencement Date. Any failure of the parties to execute such written agreement shall not affect the validity of the OS Commencement Date as fixed and determined by Landlord, as aforesaid. Any dispute regarding the occurrence of an OS Commencement Date shall be resolved by arbitration in accordance with the provisions of Article 41 of this lease. Tenant by entering into occupancy of an Option Space shall be conclusively deemed to have agreed that Landlord up to the time of such occupancy had substantially completed Landlord’s OS Work, unless within twenty (20) days after such date Tenant shall give written notice (hereinafter called the “OS Punch List Notice”) to Landlord specifying the respects in which the same were not in satisfactory condition, in which event the Option Space shall be conclusively deemed to be in satisfactory condition except for the items set forth in the OS Punch List Notice. The giving of the OS Punch List Notice shall have no effect whatsoever upon the OS Commencement Date.

                    (iii) Commencing on the date which is ten (10) months after the OS Commencement Date (the “OS Rent Commencement Date”), Tenant shall pay Landlord fixed annual rent for an Option Space at the following rates: $52 per rentable square foot per annum from the OS Rent Commencement Date through the last day of the fifth Lease Year; $56 per rentable square foot per annum from the first day of the sixth Lease Year through the last day of the tenth Lease Year; and $60 per rentable square foot per annum from the first day of the eleventh Lease Year through the last day of the fifteenth Lease Year.

                    (iv) Tenant agrees to accept an Option Space in its then “as is” condition, except that Landlord shall perform the work set forth in Article 23B of this lease (i.e., “Landlord’s Work”) in such Option Space in accordance with the provisions of said Article 23B (“Landlord’s OS Work”) (taking into account, however, the fact that an Option Space may not be a full floor and, therefore, (a) Landlord shall perform, at its own expense, such other work as may be legally necessary or appropriate in first class office buildings in Midtown Manhattan to lease a partial floor, such as installing any necessary common corridor, and (b) Landlord shall not perform such Landlord’s Work that is appropriate for a full floor tenant in a first class office building in Midtown Manhattan, but shall perform such Landlord’s Work that is appropriate for a partial floor tenant in such a building). Tenant shall effect all other work necessary for Tenant to conduct its business in the Option Space and to make such space suitable and ready for Tenant’s occupancy and use (“Tenant’s OS Initial Installation Work”). Tenant shall effect such work in accordance with the provisions of Article 23 of this lease which are applicable to the performance of Tenant’s Initial Installation Work. Tenant shall also be entitled to a contribution (“Landlord’s OS Contribution”) from Landlord toward the cost of Tenant’s OS Initial Installation Work, which shall be disbursed to Tenant in accordance with the provisions of Article 23C(iii) of this lease (all of which provisions shall apply to Landlord’s OS Contribution as if it were Landlord’s Contribution), except that the amount of Landlord’s OS Contribution shall be an amount equal to the unamortized portion of $50 per rentable square foot included in the Option Space, which unamortized portion shall be calculated based on a fraction, the numerator of which shall be the number of calendar months remaining in the term of this lease after the OS Commencement Date, and the denominator of which shall be 180 (and the reference to “$899,745.00” in said Article 23C(iii) shall be deemed changed to an amount equal to “fifteen percent (15%) of the amount of Landlord’s OS Contribution”, as determined hereunder); provided, however, (1) that if the Option Space consists of the entire rentable area of a floor, then the amount of Landlord’s OS contribution shall be increased by an amount equal to $254,000.00, and Tenant shall be required to renovate and refurbish the core men’s and women’s bathrooms in said Option Space (as provided in Article 23C(viii) above); (2) that if the Option Space consists of less than a full floor, then Landlord shall, within ten (10) months after the date Tenant exercises its option hereunder with respect to such Option Space, perform all work which is necessary to upgrade the core men’s and women’s bathrooms on such floor in accordance with the specifications for upgrading such core bathrooms in the building which are part of the Building Improvement Program (if and to the extent such core bathrooms have not already been so upgraded pursuant to such Building Improvement Program); and (3) that if the sum of (x) the age of any building air conditioning unit in such Option Space, plus (y) the number of full calendar years then remaining in the term of this lease, is more than twenty (20) years, then the amount of Landlord’s OS Contribution shall be increased by $4,500 per ton of cooling capacity for each such air conditioning unit (assuming one (1) ton of cooling capacity for every 430 rentable square feet included in the Option Space), and Tenant shall be required to replace such unit or units, as the case may be (as provided in Article 23C(vii) above) (except that if any such unit services such Option Space as well as other adjacent space which is not included in such Option Space, then Landlord shall promptly replace such unit with a new building standard air conditioning unit, which shall be of equal or better quality to the Petra Engineering Industries Co., Model PAHHC62C2).

                    (v) Tenant shall pay Landlord operating expense escalation additional rent for an Option Space, in accordance with Article 2B of this lease, except that “The Percentage” shall be calculated based on a fraction, the numerator of which shall be the rentable square foot area of the Option Space, and the denominator of which shall be 2,720,595.

                    (vi) Tenant shall pay Landlord real estate tax escalation additional rent for an Option Space, in accordance with Article 2C of this lease, except that “The Percentage” shall be calculated based on a fraction, the numerator of which shall be the rentable square foot area of the Option Space, and the denominator of which shall be 2,720,595.

                    (vii) Tenant shall purchase electricity from Landlord for an Option Space on a submetering basis, in accordance with the provisions of Article 3 of this lease, and Landlord, as part of Landlord’s OS Work, shall install a meter or meters and any and all wiring and other equipment which is proper and necessary to furnish redistributed electricity to the Option Space on a submetering basis.

                    (viii) Except as herein set forth, an Option Space shall be added to the demised premises pursuant to all of the applicable terms, covenants and conditions of this lease.

                    (ix) If Tenant duly and timely exercises such option with respect to an Option Space, then Landlord and Tenant shall promptly enter into an amendment of this lease confirming the inclusion of such Option Space in the demised premises pursuant to the terms and conditions of this Article. In all other respects, the terms and conditions contained in this lease shall remain unmodified. Any such amendment of this lease shall be in a form reasonably acceptable to Landlord and Tenant. In the event that Tenant fails to exercise its option as aforesaid within such thirty (30) day period, then Tenant shall be deemed to have waived its rights under this Article with respect to the leasing of such Option Space.

          B. Right of First Offer. If, at any time during the initial term of this lease after the first anniversary of the Commencement Date (and not during the Extended Term), Landlord desires to lease any space on the 13th, 16th, 17th, 18th or 19th floor of the building which contains at least 7,500 rentable square feet and is then or, within six (6) months following the date Landlord’s RS Availability Notice (as hereinafter defined) is given, will be vacant and available for leasing by Landlord (i.e., subject only to the option of another tenant granted prior to the Effective Date), then Landlord shall notify Tenant of such fact, which notice (“Landlord’s RS Availability Notice”) shall include (i) a description of the layout, configuration and rentable square foot area of such space (a “ROFO Space”), (ii) Landlord’s determination of the fair and reasonable annual market rental rate for the ROFO Space (the “Fair Offer Rental”), which shall constitute the maximum amount thereof that Landlord may claim as the Fair Offer Rental for such ROFO Space in any arbitration thereof, and (iii) the Anticipated Commencement Date, the rent commencement date, and the condition in which Landlord is willing to lease such space, including, without limitation, any base building work which Landlord is willing to perform and/or work allowance or contribution which Landlord is willing to make towards the cost of Tenant’s initial installation in such space. The term of the leasing of any ROFO Space shall be co-terminous with the scheduled expiration date of the term of this lease; except, however, that such term must be for a minimum of five (5) years, so that if the Anticipated Commencement Date, as hereinafter defined, occurs less than five (5) years prior to the last day of the 15th Lease Year, then Tenant may not exercise its within option to lease such ROFO Space unless it simultaneously exercises its Renewal Option pursuant to Article 32 of this lease (in which case the term of the leasing of such ROFO Space, as well as any other ROFO Space thereafter leased by Tenant hereunder, shall expire on the last day of the twentieth (20th) Lease Year). If and so long as Tenant is not in default under this lease beyond any applicable notice and/or grace period, Tenant shall have the one-time option (with respect to each such ROFO Space), exercisable by notice to Landlord (an “Acceptance Notice”) given within thirty (30) days after the date Landlord’s RS Availability Notice is given (time being of the essence), to add to the demised premises all but not part of any such ROFO Space. Tenant shall notify Landlord in the Acceptance Notice whether Tenant accepts or disputes Landlord’s Maximum Offer Determination, and if Tenant disputes Landlord’s Maximum Offer Determination, the Acceptance Notice shall set forth Tenant’s good faith determination of the Fair Offer Rental for such ROFO Space, which shall constitute the minimum that Tenant can claim as the Fair Offer Rental for such ROFO Space in any arbitration thereof (“Tenant’s Minimum Offer Determination”). If Tenant fails to object to Landlord’s Maximum Offer Determination in the Acceptance Notice and to set forth therein Tenant’s Minimum Offer Determination, then Tenant shall be deemed to have accepted Landlord’s Maximum Offer Determination as the Fair Offer Rental for such ROFO Space and Landlord and Tenant shall promptly enter into an amendment of this lease confirming (a) the inclusion of the ROFO Space in the demised premises, (b) the term of the leasing of such ROFO Space (including, without limitation, the commencement date and the rent commencement date), (c) the fixed annual rents and additional rents payable for such ROFO Space, (d) the condition in which such space is being leased, including without limitation, the base building work which Landlord will perform (if any), and the work allowance or contribution which Landlord will make towards the cost of Tenant’s initial installation in such space (if any), all as set forth in Landlord’s RS Availability Notice, and (e) that the ROFO Space shall otherwise be leased to Tenant pursuant to all of the terms, covenants and conditions of this lease, including, without limitation, the provisions of Article 2 regarding real estate tax escalation additional rent and operating expense escalation additional rent (except that (x) the base tax year for the ROFO Space shall be the New York City real estate tax year during which the commencement date of the term of the leasing of the ROFO Space occurs, (y) the Base Year for the ROFO Space shall be the calendar year during which the commencement date of the term of the leasing of the ROFO Space occurs, and (y) “The Percentage” for the ROFO Space shall be determined in the same manner “The Percentage” was determined for the original demised premises hereunder, i.e., by a fraction, the numerator of which is the rentable square foot area of the ROFO Space, and the denominator of which is 2,720,595), and the provisions of Article 3 regarding electricity. In all other respects, the terms and conditions contained in this lease shall remain unmodified. Any such amendment of this lease shall be in a form reasonably acceptable to Landlord and Tenant. Any failure of the parties to execute any such amendment shall not affect Tenant’s or Landlord’s obligation to lease such space on the terms elected. In the event that Tenant (1) gives Landlord an Acceptance Notice within such thirty (30) day period, (2) objects to Landlord’s Maximum Offer Determination in the Acceptance Notice and (3) sets forth therein Tenant’s Minimum Offer Determination, then the Fair Offer Rental for such ROFO Space shall be determined by appraisal pursuant to the provisions of clauses (1) through (6) of Article 32A(e) hereof, except that the appraisers shall determine the Fair Offer Rental for such ROFO Space and not for the demised premises (and upon such determination of the Fair Offer Rental by appraisal for such ROFO Space, the parties shall promptly enter into an amendment of this lease, as aforedescribed, except that the Fair Offer Rental shall be as determined in such appraisal). In the event of any such appraisal, Tenant shall pay Landlord fixed annual rent based on Landlord’s Maximum Offer Determination for the period, if any, from the commencement date of the term of the leasing of such ROFO Space, until such appraisal has been completed, whereupon Landlord shall promptly refund to Tenant the amount, if any, by which Landlord’s Maximum Offer Determination exceeds the Fair Offer Rental determined by such appraisal. In the event that Tenant fails to give Landlord an Acceptance Notice within such thirty (30) day period, Tenant shall be deemed to have waived its right under this Article with respect to the leasing of such ROFO Space. Landlord may not give Tenant a Landlord’s RS Availability Notice more than six (6) months before the date that space will be available to lease to Tenant.

          C. Notwithstanding anything contained herein to the contrary, with respect to any space which is vacant and available for leasing as of the Effective Date, the provisions of this Article 43 with respect to the leasing of Option Space and/or ROFO Space by Tenant shall not be applicable to such space until after the initial leasing of such space by Landlord after the Effective Date.

          D. If, for any reason beyond its control, Landlord is unable to make available to Tenant timely possession of any Option Space or ROFO Space, as the case may be, in accordance with the election of Tenant hereunder, then Landlord shall not be subject to any liability by reason of such delay, the within lease shall not be affected by such delay, but Landlord shall diligently and in good faith seek to fulfill its obligations with respect to such space, including, without limitation, the commencement and diligent prosecution of a summary holdover dispossess proceeding against any tenant holding over in such space. Notwithstanding the foregoing, if Landlord is unable to make possession of any Option Space or ROFO Space, as the case may be, available to Tenant within one hundred eighty (180) days after the Anticipated Commencement Date for such space, then, at Tenant’s election, to be made by written notice given by Tenant to Landlord within thirty (30) days after the end of such one hundred eighty (180) day period (time being of the essence), the exercise by Tenant of its option or right to lease such Option Space or ROFO Space (as the case may be) hereunder shall be deemed null and void and of no force and effect, and neither party shall have any further obligation or liability to the other under this Article with respect to the leasing of such space; provided, however, that if Tenant does not make such election within such thirty (30) day period and Landlord is still unable to make possession of any Option Space or ROFO Space, as the case may be, available to Tenant within two hundred seventy (270) days after the Anticipated Commencement Date for such space, then, at Tenant’s election, to be made by written notice given by Tenant to Landlord within thirty (30) days after the end of such two hundred seventy (270) day period (time being of the essence), the exercise by Tenant of its option or right to lease such Option Space or ROFO Space (as the case may be) hereunder shall be deemed null and void and of no force and effect, and neither party shall have any further obligation or liability to the other under this Article with respect to the leasing of such space.

          E. The foregoing provisions are intended to reflect the intention of the parties that this Tenant shall have no other rights with respect to Landlord’s renting of the above described space or any other space in the building, except to the extent specifically set forth above.

          F. Attached hereto and made a part hereof as Exhibit G are space diagrams showing the 13th, 16th, 17th, 18th and 19th floors of the building, including the rentable square foot area of each such floor, and the scheduled expiration dates of the leases currently covering space on each such floor. Landlord agrees to measure any Option Space or ROFO Space which is less than a full floor for purposes hereof using the same method as was used by Landlord to measure the rentable square foot area of the demised premises and each such floor included in said Exhibit G.

          G. The exercise by Tenant of its rights under this Article shall be conditioned upon the occupancy of at least eighty-five percent (85%) of the then rentable square foot area of the demised premises by Tenant and/or any Affiliate of Tenant or Desk Space User.

44. LATE CHARGES

          If Tenant shall fail to pay all or any part of any installment of fixed annual rent or additional rent for more than five (5) days after the same shall have become due and payable, and Landlord shall thereafter notify Tenant of such failure, then Tenant shall pay Landlord, within five (5) days after demand, as additional rent hereunder, a late charge of (i) three ($.03) cents for each dollar of the amount of such fixed annual rent or additional rent which shall not have been paid to Landlord within such five (5) days after becoming due and payable or (ii) interest on such sum from the date when first due at the average of all prime rates published from time to time in The Wall Street Journal (Eastern Edition) plus three percent (3%), whichever is greater; provided, however, that Landlord shall not be required to so notify Tenant more than twice in any twelve (12) month period during the term of this lease (so that after such second notice such late charge will be due with respect to any subsequent payment by Tenant which is more than five (5) days late, during such Lease Year, without any further notice from Landlord). Tenant acknowledges that the payment of rent after the date when first due shall result in loss and injury to Landlord the exact amount of which is not susceptible of reasonable calculation and that the aforesaid amount of late charge represents a reasonable estimate of such losses and injury under the circumstances, especially after taking into account the grace period hereby afforded Tenant before such late charge is to be imposed. The late charge payable pursuant to this Article 44 shall be without prejudice to any of Landlord’s rights and remedies hereunder at law and equity for non-payment or late payment of rent or other sums and in addition to any such rights and remedies, including the right to institute and prosecute a proceeding under Article 7 of the Real Property Actions and Proceedings Law. No failure by Landlord to insist upon the strict performance by Tenant of Tenant’s obligation to pay late charges as provided in this Article shall constitute a waiver by Landlord of its right to enforce the provisions of this Article in any instance thereafter occurring. The provisions of this Article shall not be construed in any way to extend the grace periods or notice periods provided for elsewhere in this lease.

45. ENVIRONMENTAL COMPLIANCE

          A. (i) Tenant shall comply with all federal, state and local environmental protection and regulatory laws (“Environmental Laws”) applicable to the demised premises. Landlord shall comply with all Environmental Laws applicable to the building.

                    (ii) Tenant shall not use, generate, manufacture, store or dispose of any hazardous substance on, under or about the demised premises or the building nor transport any hazardous substance thereto, in violation of any applicable Environmental Laws. Tenant shall immediately advise the Landlord, in writing of any and all enforcement, clean-up, remediation, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable laws relating to any hazardous substances; and all claims made or threatened by any person (including a governmental authority) against the demised premises, Tenant or Landlord relating to any damage, injury, costs, remedial action or cost recovery compensation arising out of or due to the existence of any hazardous substance in or about the demised premises or the building.

          B. (i) Tenant shall defend, indemnify and hold Landlord harmless from and against all actions, causes of action, claims, lawsuits, administrative proceedings, hearings, judgments, awards, fines, penalties, costs (including legal, engineers’, experts’, investigatory and consulting fees), damages, remediation activities and clean-up costs, liens, and all other liabilities incurred by Landlord whenever incurred, arising out of any Tenant’s act or failure to act (where there is a duty to do so) resulting in (a) the existence or presence (or alleged existence or presence) on or about the building of any hazardous substance or the release of any hazardous substance into the environment, in violation of any applicable Environmental Laws; (b) any personal injury or property damage resulting from any hazardous substance in or about the building; (c) the violation of any Environmental Laws; or (d) the commencement or prosecution by any governmental authority or private person or entity of any judicial or administrative procedure arising out of any Environmental Laws or common law cause of action in which Landlord is named a party or in which it may intervene. The obligations of Tenant under this subparagraph B(i) shall survive the expiration or earlier termination of the term hereof.

                    (ii) Landlord shall defend, indemnify and hold Tenant harmless from and against all actions, causes of action, claims, lawsuits, administrative proceedings, hearings, judgments, awards, fines, penalties, costs (including reasonable legal, engineers’, experts’, investigatory and consulting fees), damages, remediation activities and clean-up costs, liens, and all other liabilities incurred by Tenant whenever incurred, arising out of any Landlord’s act or failure to act resulting in (a) the existence or presence (or alleged existence or presence) on or about the building of any hazardous substance or the release of any hazardous substance into the environment, in violation of any applicable Environmental Laws; (b) any personal injury or property damage resulting from any hazardous substance in or about the building; (c) the violation of any Environmental Laws; or (d) the commencement or prosecution by any governmental authority or private person or entity of any judicial or administrative procedure arising out of any claims under any federal, state or municipal environmental protection or regulatory law or common law cause of action in which Landlord is named a party or in which it may intervene. The obligations of Landlord under this subparagraph B(ii) shall survive the expiration or earlier termination of the term hereof.

          C. “Hazardous substance” means any hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986; hazardous waste as defined in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq., as any of the foregoing may be amended or superseded; oil; petroleum product, derivative, compound or mixture; mineral, including asbestos; chemical; gas; medical waste; polychlorinated biphenyls (pcb’s); methane; radon; radioactive material; volatile hydrocarbons; or other material, whether naturally occurring, man-made or the by-product of any process, which is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety; or any other substance the existence of which on or at any property would be the basis for a claim for damages, clean-up costs or remediation costs, fine, penalty or lien under any Environmental Laws or applicable common law.

46. LEASE FULLY NEGOTIATED

          In construing this lease, it shall be deemed to be a document fully negotiated and drafted jointly by counsel to Landlord and counsel to Tenant and the authorship of any term or provision hereof shall not be deemed germane to its meaning. The existence or non-existence in any prior draft hereof of any term or provision whether included herein or not shall not be relevant to the establishment of the intent of the parties hereto or the meaning of any term or provision hereof and may not be used as evidence to establish any such intent or meaning.

47. SMOKING RESTRICTIONS

          Landlord reserves and shall have the right to restrict to certain designated areas within the premises or to prohibit altogether smoking of cigarettes, cigars, other tobacco products or any other substances and the use of pipes and other paraphernalia for such purposes. Without limiting Landlord’s rights under the preceding sentence, Tenant shall enforce within the demised premises the provisions of Local Law 5 of 1995.

48. ANTI-TERRORISM REQUIREMENTS

          Tenant represents and warrants that (i) neither Tenant nor any person, group or entity who owns any direct or indirect beneficial interest in Tenant or any of them, is listed on the list maintained by the United States Department of the Treasury, Office of Foreign Assets Control (commonly known as the OFAC List) or otherwise qualifies as a terrorist, Specially Designated National and Blocked Person or a person with whom business by a United States citizen or resident is prohibited (each a “Prohibited Person”); (ii) neither Tenant nor any person, group or entity who owns any direct or indirect beneficial interest in Tenant or any of them is in violation of any to anti-money laundering or anti-terrorism statute, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56 (commonly known as the USA PATRIOT Act), and the related regulations issued thereunder, including temporary regulations, and Executive Orders (including, without limitation, Executive Order 13224) issued in connection therewith, all as amended from time to time; and (iii) neither Tenant nor any person, group or entity who owns any direct or indirect interest in Tenant is acting on behalf of a Prohibited Person. Tenant shall indemnify and hold Landlord harmless from and against all claims, damages, losses, risks, liabilities and costs (including fines, penalties and reasonable legal costs) arising from any misrepresentation in this paragraph or Landlord’s reliance thereon. Tenant’s obligations under this paragraph shall survive the expiration or sooner termination of the term of this lease.

49. CONDOMINIUM PROVISIONS

          A. Landlord reserves (and Tenant acknowledges that Landlord has) the right to convert (or join or acquiesce in the conversion of) the building or building project to condominium form of ownership (a “Conversion”) of which the demised premises may, in the sponsor and Landlord’s sole discretion, constitute all or a portion of a condominium unit (hereinafter referred to as the “Unit”). If the building is converted to condominium form of ownership, then this lease shall not be affected thereby and shall continue in full force and effect, except as follows:

          (i) Except as otherwise specifically set forth herein, references to the building or building project shall be deemed to be references to the Unit.

          (ii) Rents based upon increases in real estate taxes shall be payable upon the following terms:

(a)

The Percentage applicable to Expenses or real estate taxes, as applicable, shall be recomputed as a decimal fraction carried to four places beyond the decimal point by dividing the rentable square foot area of the demised premises by the rentable square foot area of the Unit (as determined by Landlord in its reasonable judgment);

(b)

Expenses shall include all Expenses heretofore defined and all charges, assessments and special assessments payable by the owner of or attributable to the Unit pursuant to the condominium’s declaration of condominium, its bylaws or resolution of the board of managers or condominium association having jurisdiction of the Unit;

(c)

Expenses and real estate taxes for the Base Year and the base tax year shall be recomputed by Landlord using its reasonable judgment to allocate to the Unit the actual Expenses and real estate taxes as would have been allocated to the Unit for Base Year and base tax year had the condominium then been in existence and such amounts as Landlord shall have reasonably determined shall be deemed the Expenses and real estate taxes for the Base Year and base tax year, respectively; and

(d)	If any such conversion shall be effective on a date that is not the first day of a relevant comparative year, additional rent for increases in real estate taxes, as the case may be, shall be calculated for the periods before and following the effective date of such conversion according to the appropriate methodology for such period and accordingly prorated for each such period.

          (iii) Any dispute regarding the provisions of this paragraph A shall be resolved by Arbitration in accordance with the provisions of Article 41 of this lease.

          B. Tenant does hereby consent in advance to the formation of individual and separately saleable units in the nature of condominium units, and the creation of a condominium regime (the “Condominium”) for the building project, as long as the rights of Tenant pursuant to the terms of this lease are not reduced, conditioned or otherwise adversely affected (other than to a de minimis extent) nor its obligations increased (other than to a de minimis extent).

          C. Regardless of whether or not Tenant may have a sufficient interest in the building project pursuant to law to require its consent to the documents involved in the Conversion, Tenant does hereby specifically waive such rights, and if such rights cannot be waived, does hereby consent to such matters in advance.

          D. In the event of a Conversion in which the Premises are converted into one or more separately saleable units, Tenant does hereby agree in advance to attorn to any purchaser of any unit(s) which shall consist of the Premises and recognizes such purchaser as landlord under the terms and provisions of this lease and no further consent of Tenant shall be required as long as the purchaser of any such unit(s) agrees in writing to honor the rights and obligations of Tenant hereunder.

          E. This lease shall be subordinate to all Condominium Documents, provided that Landlord shall obtain, on behalf of Tenant, a non-disturbance and attornment agreement from the Condominium, in a commercially reasonable form, but in any event providing in substance that so long as Tenant is not in default under this lease beyond any applicable notice and/or grace period, the Condominium will not take any action to recover possession of the demised premises, notwithstanding any foreclosure of the Unit. Upon such Conversion, if the Condominium Documents provide for the performance of any obligations that would have been Landlord’s obligations under this lease, Landlord will cause the board of managers to perform such obligations, but in no event shall any rights or remedies of Tenant hereunder be diminished, conditioned or negated or its obligations increased by such operation of the Condominium Documents. The term “Condominium Documents” shall include the declaration of condominium, bylaws and any other documents promulgated in connection therewith. It is expressly understood and agreed that the demised premises are intended to be a part of the Condominium, and to be subject to the Condominium Documents. Tenant agrees that the aforesaid subordination shall be self-operative without the need for any further action but Tenant shall execute and deliver such documents as Landlord may require to confirm or further effect such subordination. Tenant agrees to observe all of the rules and regulations of the Condominium and the board of managers of the Condominium (the “Board”), provided Tenant has been furnished with a copy of such rules and regulations and same are not inconsistent with the terms of this lease.

          F. Notwithstanding anything to the contrary contained elsewhere in this lease, any provision of this lease that requires Landlord to “cause the Board” to provide services or perform any other act shall be deemed to require Landlord to use commercially reasonable efforts to cause the Board to do the same, or if, despite the exercise of such commercially reasonable efforts by Landlord, there is a continued failure in performance by the Board, then Landlord shall use commercially reasonable efforts to provide such service or perform such act in lieu of the Board. Landlord agrees that the Condominium Declaration recorded for the Building shall obligate the Board to perform Landlord’s maintenance, repair and replacements obligations hereunder that relate to “common elements” or shall give the Landlord access and the privilege to perform the same.

50. ADDITIONAL DEFINITIONS; COUNTERPARTS

          A. The term “real estate taxes” shall, in addition to the items referred to in Article 2, include assessments, impositions and levies imposed by business special tax districts. “Business Days” shall mean all days, except Saturdays, Sundays, and all days celebrated as holidays under union contracts applicable to the building. “Business Hours” shall mean 8:00 a.m. to 6:00 p.m. The words “herein,” “hereof,” “hereto,” “hereunder” and similar words shall be interpreted as being references to this lease as a whole and not merely the clause, paragraph, Section or Article in which such word appears. The term “demised premises” is used interchangeably with the term “premises”. The words “shall” and “will” are interchangeable, each imposing a mandatory obligation upon the party to whom such verb applies. The words ““include” and “including” shall be interpreted to mean “including, without limitation.” The word “control” and the variations thereof used in this lease shall have the meanings ascribed to them under the Securities Act of 1933, as amended, and the regulations promulgated under it. Whenever in this lease the word “default” is used, it is acknowledged and agreed that such term shall mean the failure to perform an obligation on or before a designated date, whether or not (i) a default notice has been sent, (ii) performance of the obligation by Tenant is accepted after the designated date, (iii) this lease may be terminated for failure of timely performance, or (iv) any other remedy or right accrues to Landlord by reason of such late performance. Wherever appropriate in this lease, personal pronouns shall be deemed to include the other genders and the singular or plural of any defined term or other word shall, as the context may require, be deemed to include, as the case may be, either the singular or the plural. All Article and paragraph and subsection references set forth herein shall, unless the context otherwise specifically requires, be deemed references to the Articles, paragraphs and subsections of this lease. Wherever herein Tenant is required to comply with laws, orders and regulations of any governmental authority having or asserting jurisdiction over the demised premises, such laws, orders and regulations shall include, as and where applicable to the demised premises: the Americans with Disabilities Act of 1990, Local Law 5/1973, Local Laws 16/1984, and 16/1987, Local Law 58/1987, Local Law 76/1985 and Local Law 80/1985, as each may be amended and any successor statutes of like or similar import. References to Landlord as having no liability to Tenant or being without liability to Tenant shall mean that, except as otherwise provided in this lease, Tenant is not entitled to terminate this lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against Landlord under or with respect to this lease or with respect to Tenant’s use or occupancy of the demised premises.

          B. This lease may be executed in two or more counterparts and all counterparts so executed shall for all purposes constitute one agreement binding on all of the parties hereto, notwithstanding that all parties shall not have executed the same counterparts. Facsimile and photocopy signatures on this lease shall have the same force and effect as originals.

51. USE OF BUILDING NAME AND IMAGE

          Tenant acknowledges and agrees that Landlord owns the name and image of the Empire State Building and the good will symbolized by such name and image. Tenant, therefore, shall not use or suffer the use by any affiliate, employee or agent of the name or image of the Empire State Building in any advertisement or other publication, irrespective of the medium or in any trademark, servicemark or trade name, without the prior written consent of Landlord in each instance. Breach of the terms of this paragraph shall be deemed to be a material default under this lease. Notwithstanding any other rights or remedies that may exist in law, Landlord shall be entitled to enforce the provisions of this paragraph by injunctive or other form of equitable relief. Tenant’s obligations and Landlord’s rights under this paragraph shall survive the expiration or sooner termination of the term hereof. Landlord hereby consents to Tenant’s use of the name Empire State Building on Tenant’s business stationery solely to identify its address, for only so long as Tenant is a tenant in the building and this lease is in full force and effect.

52. APPLICABLE LAW

          This lease shall be deemed to have been made in New York County, New York, and shall be construed in accordance with the laws of New York. All actions or proceedings relating, directly or indirectly, to this lease shall be litigated only in courts located within the County of New York. Landlord and Tenant, any guarantor of the performance of Tenant’s obligations hereunder and their respective successors and assigns, hereby subject themselves to the jurisdiction of any state or federal court located with such county. Tenant hereby waives the right to raise any defense based upon inconvenient forum or make any plea or motion seeking to remove any case to another venue (but nothing herein shall preclude Tenant or Landlord from removing any case to any federal court sitting in New York County).

[THIS SPACE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGE FOLLOWS THIS PAGE]

          IN WITNESS WHEREOF, Landlord and Tenant have executed this lease as of the day and year first above written.

LANDLORD:
EMPIRE STATE BUILDING COMPANY L.L.C.

By:	/s/ Peter L. Malkin

Name: Peter L. Malkin
Title: Member

TENANT:
COTY INC

By:	/s/ Michael Fishoff

Name: Michael Fishoff
Title: Chief Financial Officer

EXHIBIT A

to lease

between

Empire State Building Company L.L.C., Landlord

and

Coty Inc., Tenant

Diagram of Demised Premises

[Floor Plan]

[Floor Plan]

EXHIBIT A-1

to lease

between

Empire State Building Company L.L.C., Landlord

and

Coty Inc., Tenant

Legal Description

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of 34th Street with the westerly side of 5th Avenue;

THENCE southerly along the westerly side of 5th Avenue 197 feet 6 inches to the northerly side of 33rd Street;

THENCE westerly along the northerly side of 33rd Street 500 feet;

THENCE northerly and parallel with the westerly side of 5th Avenue 98 feet 9 inches to the middle line of the block;

THENCE easterly and parallel with the northerly side of 33rd Street, 75 feet;

THENCE again northerly and parallel with the westerly side of 5th Avenue and part of the distance through a party wall 98 feet 9 inches to the southerly side of 34th Street;

THENCE easterly along the southerly side of 34th Street 425 feet to the corner aforesaid, the point or place of BEGINNING.

EXHIBIT B

to lease

between

Empire State Building Company L.L.C., Landlord

and

Coty Inc., Tenant

Cleaning Schedule

RESTROOMS

Daily/Nightly Service
•

Empty and sanitize trash containers, provide and install plastic liners in all waste receptacles, clean and sanitize all restroom fixtures, wipe clean all counters, clean mirrors, wipe clean chrome/brightwork, spot wipe partitions, sweep and damp mop floors using a germicidal cleaner. Strategically place multi-lingual wet floor warning signs in immediate work area. Leave signs in place until floor is dry.

•	Provide and install all hand towels, toilet issue, hand soap, sanitary napkins and trash liners.

•	Remove finger marks from walls, doors and painted surfaces.

•	Report all mechanical deficiencies, i.e. dripping faucets, burnt out lights, etc., to building management.

Weekly Service
•	Dust and clean all air vents

•	Wash all restroom partitions on both sides using a germicidal disinfectant

•	Clean and wash all ventilating louvers

•	Hand wash and polish all wall tiles and stall surfaces

•	Dust ceiling light lenses

•	Wash and disinfect all trash containers

Monthly Service
•	Machine scrub all restroom floors using germicidal floor cleaner

TENANT AREAS

Daily/Nightly Service
•

Hand dust all areas below five (5) feet high using a soft-treated dusting cloth to include but not limited to furniture, fixtures, telephones, equipment, file cabinets, window sills, convector closure tops, chair and table legs and rungs, baseboards, ledges, moldings, all door and other ventilating louvers.

•	Wipe clean all metal hardware, metal fixtures and other brightwork.

•	Wipe clean all metal elevator shaft way doors and frames.

•

Empty, clean and damp wipe all waste receptacles. Remove waste paper and waste materials to designated area in the building. Recyclable materials shall be removed in accordance with building-recycling program. Furnish and install, at no additional charge, all plastic liners required for removal of all rubbish from the building.

•	All water fountains washed, cleaned nightly.

•	Slop sink rooms cleaned nightly.

Weekly
•	All stone, ceramic tile, marble, terrazzo and other unwaxed or untreated hard flooring shall be swept using an approved dust-down preparation.

•

All linoleum, rubber, Pirelli tile, asphalt tile and other similar types of hard flooring (that may be waxed or treated) shall be swept using an approved dust-down preparation. Waxing and interim buffing shall be done at Tenant’s expense.

•	All carpeting and rugs shall be carpet swept.

•	Fully vacuum all carpets from wall to wall using a crevice tool to effectively vacuum all edges.

•	Dust all door, floor and wall HVAC louvers.

•	Wipe clean all telephone handsets and cradles using a germicidal cleanser.

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•	Sweep all hard-surfaced and or vacuum all carpeted private staircases.

•	Normal floor cleaning only shall be performed in tenants’ computer equipment areas, food preparation and dining areas.

Monthly
•	Damp mop and scrub all stone, ceramic tile, marble, terrazzo and other unwaxed or untreated hard flooring.

•	Damp mop all linoleum, rubber, Pirelli tiled, asphalt tile and other similar types of hard flooring (that may be waxed or treated).

•

Dust all areas above (5) feet high using a soft-treated dusting cloth to include but not limited to all ledges, moldings, signage, picture frames, charts, light fixtures and lenses, recessed lighting, switch plates, file cabinets, furniture, etc.

•	Wipe clean all baseboards using an approved baseboard cleaner.

•	Dust and wipe clean interior and exterior of all fire extinguisher cabinets.

Quarterly
•	Wipe clean all ceiling diffusers.

•	Dust all window blinds.

•	Remove, clean and replace all ceiling light lenses.

Annually
•	Wash all trash containers. Monthly or more if needed.

Other
•	Remove finger marks and scuff marks from partition walls and door surfaces on sight.

•	Wipe clean all metal window frames, mullions, terrace doors and other unpainted interior metal surfaces of the perimeter wall of the building each time the interior of the windows are washed.

•	Clean interior and exterior of outside windows, when necessary, but not less than two (2) times a year.

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EXHIBIT C

to lease

between

Empire State Building Company L.L.C., Landlord

and

Coty Inc., Tenant

Non-Disturbance Agreements

EXHIBIT C-1

SUBORDINATION NON-DISTURBANCE AND ATTORNMENT AGREEMENT

WITH GROUND LESSEE/SUBLESSOR

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

          SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) dated as of July 14, 2008, between EMPIRE STATE BUILDING ASSOCIATES L.L.C. (“Master Lessee”), a limited liability company organized and existing under the laws of the State of New York having its principal place of business c/o Wien & Malkin LLP, 60 East 42nd Street, New York, New York 10165; and COTY INC. (“Subtenant”), a corporation organized and existing under the laws of the State of Delaware having its principal place of business at Two Park Avenue, New York, New York 10016.

W I T N E S S E T H:

          Master Lessee is the lessee by mesne assignments under that certain Indenture of Ground Lease more particularly described in Exhibit 1 annexed hereto and made part hereof (as amended, supplemented or otherwise modified from time to time, the “Master Lease”)pursuant to which it leases the land described on Schedule A annexed hereto and made part hereof (the “Land”) and the building (the “Building”) known as The Empire State Building, 350 Fifth Avenue, New York, New York from Empire State Land Associates L.L.C. In turn, Master Lessee sublets the Land and Building to Empire State Building Company L.L.C. (“Sublandlord”) pursuant to that certain Agreement of Sublease more particularly described in Exhibit 2 annexed hereto and made part hereof (as amended, supplemented or otherwise modified from time to time, the “Operating Sublease”).

          Sublandlord and Subtenant entered into a Sublease, dated as of July 14, 2008 (the “Sublease”) pursuant to which Subtenant subleases a portion of the Building more particularly described in the Sublease (the “Subleased Premises”).

          Subtenant desires to be assured of the continued use and occupancy of the Subleased Premises under the terms of the Sublease if the term of the Operating Sublease is terminated or expires prior to the last day of the term of the Sublease.

          Master Lessee agrees to such continued use and occupancy by Subtenant, provided that Subtenant agrees to recognize and attorn to Master Lessee.

          NOW, THEREFORE, in consideration of the premises and covenants herein contained, it is agreed:

          1. Subject to the provisions hereinafter provided, the Sublease and all of the rights under the Sublease are and shall remain subject and subordinate to the Master Lease and to all of the terms thereof and the Master Lessee’s rights thereunder.

          2. If the term of the Operating Sublease is terminated or expires prior to the expiration of the term of the Sublease, then (a) the Sublease shall not be terminated, (b) Master Lessee shall not name or join Subtenant in summary or other proceedings to obtain possession of the Subleased Premises or to terminate the Sublease and (c) Master Lessee shall not disturb the use and occupancy of Subtenant under the Sublease so long as, with respect to each of clauses (a), (b) and (c), Subtenant is not in default, beyond any applicable notice and/or cure period, of any term, covenant or condition of the Sublease to be performed or satisfied by Subtenant.

          3. If the term of the Operating Sublease is terminated or expires prior to the expiration of the term of the Sublease, Subtenant shall attorn to Master Lessee as the sublandlord under the Sublease. All rights and obligations under the Sublease shall continue as though such termination or expiration of the term of the Operating Sublease had not occurred. The provisions of the foregoing two sentences are intended to be effected automatically and be self-operative without the need for further documentation to effect. Subtenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give Subtenant any right or election to terminate or otherwise adversely affect the Sublease and the obligations of Subtenant thereunder by reason of any such termination or expiration of the term of the Lease.

          4. Notwithstanding anything in this Agreement set forth to the contrary, Master Lessee shall not in any event (a) be liable for any previous act, omission, default, misrepresentation or breach of any warranty of Sublandlord, but the foregoing shall not be construed or interpreted as exculpating Master Lessee from liability for any damages, fees, costs or expenses arising out of Master Lessee’s failure to perform any obligation of any prior landlord (including Sublandlord), to the extent such failure continues following the date that Master Lessee succeeded to the interest of Sublandlord under the Sublease (the “Succession Date”), (b) be subject to any offsets, credits, claims, counterclaims or defenses that Subtenant may be entitled to assert against Sublandlord; provided, however, that Master Lessee shall be subject to offsets, credits, claims, counterclaims or defenses in favor of Subtenant to the extent that they relate to any unfunded installment of Landlord’s Contribution (as defined in the Sublease) payable to Subtenant pursuant to the terms of the Sublease, (c) be bound by any amendment to or modification of the Sublease made without the prior written consent of Master Lessee, except for any such amendment or modification made pursuant to provisions of the Sublease that prescribe such amendment or modification and specify the subject matter thereof, (d) be bound by any payment by Subtenant of any rent in advance beyond one month’s rent paid in accordance with the terms of the Sublease or (e) be responsible for or with respect to the retention, application and/or return to Subtenant of any security deposit paid to Sublandlord, whether or not still held by Sublandlord, unless and until Master Lessee has actually received, or been credited with, the full amount of such security deposit. It is agreed that after the Succession Date, nothing herein shall be deemed to relieve Master Lessee from performing, in accordance with the terms of the Sublease and this Agreement, the obligations of the Sublandlord under the Sublease if the same have not been performed as of the Succession Date and any other obligation that may accrue thereafter. If any obligation of Sublandlord shall not have been performed prior to the Succession Date and Master Lessee is required to perform the same after the Succession Date pursuant to the terms of the Sublease and/or this Agreement, and if Master Lessee shall default in its obligation to perform the same, then Subtenant’s remedies for such non-performance shall be as prescribed in the Sublease or as may exist at law. Notwithstanding anything herein to the contrary, Master Lessee shall not be liable for any monetary damages accruing prior to the Succession Date as a result of Sublandlord’s failure to perform any obligation required under the Sublease to have been performed prior to the Succession Date, except as otherwise provided in clause (b) of this Paragraph 4.

          5. If any default (which includes any act or failure to act) shall occur that shall permit Subtenant to terminate the term of the Sublease or cancel such Sublease (whether immediately or after the lapse of time) (a “Termination Right”), Subtenant shall promptly give Master Lessee notice of such event and a reasonable opportunity to remedy such event (but not less than (a) ten (10) business days after such notice in the case of a monetary default and (b) thirty (30) days in all other circumstances). If Master Lessee shall have cured any monetary default within the aforesaid time period or have commenced to effect such a cure within the relevant time period in all other cases (and continue to act diligently to prosecute such cure to completion), then Subtenant shall not effect such a termination and the Sublease shall continue in effect pursuant to its terms. Master Lessee shall be entitled to additional time to cure such default if (x) Master Lessee shall require more than thirty (30) days following such notice to remedy the default (other than a monetary default) giving rise to the Termination Right, (y) Master Lessee shall have given notice of its intention to remedy the event within ten (10) days following its receipt of Subtenant’s notice and (z) thereafter promptly takes and diligently pursues commercially reasonable steps to effect such remedy.

          6. In all events, the liability of Master Lessee to Subtenant whether under this Agreement or the Sublease and Subtenant’s right to be made whole for any damage, injury or loss it may sustain shall be limited and restricted to Master Lessee’s estate in the Subleased Premises and the proceeds of any sale thereof and shall in no event exceed such interest or proceeds. In no event shall Subtenant name or seek to name any member, agent, employee or affiliate of Master Lessee in any action, proceeding, arbitration or other form of litigation, whether to collect any deficiency or otherwise, in connection with any claim arising out of or in connection with the Sublease or this Agreement (whether before or after the expiration or earlier termination of the term of the Lease).

          7. Any notice required or desired to be given in connection with this Agreement shall be in writing and shall be given to the parties hereto at the addresses set forth below by (a) personal delivery to the person to whom notices are designated to be given hereunder or (b) by facsimile transmittal, provided that such transmittal is electronically confirmed to have been successfully sent and an original, executed copy of such notice is delivered personally within one (1) business day to the designated recipient of such notice. Notices shall be deemed effective upon receipt by the designated person but the failure of any such person to accept any notice or the failure to deliver

2

any such notice because any designated recipient is not available to receive the same shall not be deemed to invalidate the effectiveness of such notice. Notices shall be addressed as follows:

To Master Lessee:
Empire State Building Associates L.L.C.
c/o Wien & Malkin LLP
60 East 42nd Street
New York, New York 10165
Attention: Senior Asset Manager
Facsimile Number: (212) 850-2796

To Subtenant:
Coty Inc.
Two Park Avenue
New York, New York 10016
Attention: Chief Financial Officer
Facsimile Number: (212) 479-4508

With a copy to:

Coty Inc.
Two Park Avenue
New York, New York 10016
Attention: General Counsel
Facsimile Number: (212) 479-4328

Each party hereto may designate a different person and address for the receipt of notices by notice given in the aforesaid manner.

          8. A “business day” is deemed to be any day, except Saturday, Sunday and any day that a majority of the commercial banks chartered by the State of New York having branches in the Borough of Manhattan are closed for the purpose of accepting deposits (other than by automatic teller machine or similar devices or by electronic transfer of funds).

          9. The provisions of this Agreement are binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

          10. If there is any conflict or ambiguity between any term of this Agreement and any term of the Sublease, the term of this Agreement shall control.

          11. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York without giving effect to any choice or conflicts of law doctrine or policy. Any legal proceeding respecting any cause of action or claim arising hereunder shall be brought in the courts of the State of New York sitting in the County of New York.

          12. Master Lessee and Subtenant waive trial by jury in any action or proceeding or counterclaim arising out of this Agreement brought or made by either of them.

          13. This Agreement may not be amended or terminated orally.

          14. This Agreement constitutes the sole agreement between the parties with respect to the subject matter hereof and supersedes any prior agreement (written or oral) between them with respect to such subject matter.

          15. This Agreement may be executed in two or more counterparts and all counterparts so executed shall for all purposes constitute one agreement binding on all of the parties hereto, notwithstanding that all parties

3

shall not have executed the same counterparts. Facsimile and photocopy signatures on this Agreement shall have the same force and effect as originals.

[SIGNATURE PAGE FOLLOWS]

4

          IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written.

EMPIRE STATE LAND ASSOCIATES L.L.C.

By:

Name: Peter L. Malkin
Title: Member

COTY INC.

By:

Name: Michael Fishoff
Title: Chief Financial Officer

STATE OF NEW YORK)
:	ss.
COUNTY OF NEW YORK)

          On the ___ day of July, 2008, before me, the undersigned, personally appeared Peter L. Malkin personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person(s) on behalf of which the individual(s) acted, executed the instrument.

Notary Public

STATE OF NEW YORK)
:	ss.
COUNTY OF NEW YORK)

          On the ____ day of July, 2008, before me, the undersigned, personally appeared _____________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person(s) on behalf of which the individual(s) acted, executed the instrument.

Notary Public

5

SCHEDULE A

The Land

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of 34th Street with the westerly side of 5th Avenue;

THENCE southerly along the westerly side of 5th Avenue 197 feet 6 inches to the northerly side of 33rd Street;

THENCE westerly along the northerly side of 33rd Street 500 feet;

THENCE northerly and parallel with the westerly side of 5th Avenue 98 feet 9 inches to the middle line of the block;

THENCE easterly and parallel with the northerly side of 33rd Street, 75 feet;

THENCE again northerly and parallel with the westerly side of 5th Avenue and part of the distance through a party wall 98 feet 9 inches to the southerly side of 34th Street;

THENCE easterly along the southerly side of 34th Street 425 feet to the corner aforesaid, the point or place of BEGINNING.

EXHIBIT 1

Master Lease

          Indenture of Ground Lease dated 12-21-51 by and between The Prudential Insurance Company of America, as landlord and Alglan Realty Corporation, Rostev Realty Corporation and Bentob Realty Corporation as tenants, and recorded 12-21-51 in Liber 4759 Page 534, as assigned and/or modified pursuant to:

          Modification of Indenture of Lease between The Prudential Insurance Company of America and Empire State Building Associates, dated 12-27-61, and recorded 12-27-61 in Liber 5173 Page 49;

          Second Modification of Indenture of Lease between The Prudential Insurance Company of America and Empire State Building Associates, dated 2-15-65, and recorded 2-15-65 in Liber 5314 Page 479;

          Agreement and Declaration by and between The Prudential Insurance Company of America and Empire State Building Associates, dated 12-6-65, and recorded 12-10-65 in Liber 5353 Page 260.

EXHIBIT 2

Operating Sublease

          Terms, Covenants, Conditions, Provisions, and Agreements of the Agreement of Sublease dated 12/27/61 and recorded on 12/27/61 in Liber 5173 Page 155 made by Empire State Building Associates, as sub-landlord, to Lawrence A. Wien, Harry B. Helmsley, Martin Weiner Realty Corporation and Parempco Inc., Joint Venturers, associated under the name of Empire State Building Company, as sub-tenant., and with respect thereto:

          Terms, Covenants, Conditions and Provisions of First Modification of Sublease between Empire State Building Associates, as sublandlord, and Lawrence A. Wien, Harry B. Helmsley, Wico Trading Corporation and Martin Weiner Realty Corporation, Joint Venturers associated under the name of Empire State Building Company, subtenants, (with consent from The Prudential Insurance Company of America) dated 2/15/65 and recorded on 2/15/65 in Liber 5315 Page 1.

2

EXHIBIT C-2

NON-DISTURBANCE AGREEMENT WITH FEE OWNER

NON-DISTURBANCE AND ATTORNMENT AGREEMENT

          NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) dated as of July 14, 2008, between EMPIRE STATE LAND ASSOCIATES L.L.C. (“Owner”), a limited liability company organized and existing under the laws of the State of New York, having its principal place of business c/o Wien & Malkin LLP, 60 East 42nd Street, New York, New York 10165; and COTY INC. (“Subtenant”), a corporation organized and existing under the laws of the State of Delaware, having an address at Two Park Avenue, New York, New York 10016.

W I T N E S S E T H:

          Owner owns the fee title to the land described on Schedule A annexed hereto and made part hereof (the “Land”)and the building (the “Building”) known as The Empire State Building, 350 Fifth Avenue, New York, New York. Owner leases the Land and Building to Empire State Building Associates L.L.C. (the “Master Lessee”)pursuant to the Ground Lease described on Exhibit 1 annexed hereto and made part hereof (as amended, supplemented or otherwise modified from time to time, the “Master Lease”). In turn, Master Lessee sublets the Land and Building to Empire State Building Company L.L.C. (“Sublandlord”)pursuant to that certain Agreement of Sublease more particularly described in Exhibit 2 annexed hereto and made part hereof (as amended, supplemented or otherwise modified from time to time, the “Operating Sublease”).

          Sublandlord and Subtenant entered into a Lease dated as of July 14, 2008 (the “Sublease”), pursuant to which Subtenant subleases a portion of the Building more particularly described in the Sublease (the “Subleased Premises”).

          Subtenant desires to be assured of the continued use and occupancy of the Subleased Premises under the terms of the Sublease if the terms of the Master Lease and the Operating Sublease are terminated or expire prior to the last day of the term of the Sublease.

          Owner agrees to such continued use and occupancy by Subtenant, provided that Subtenant agrees to recognize and attorn to Owner.

          NOW, THEREFORE, in consideration of the premises and covenants herein contained, it is agreed:

          1. If the terms of the Master Lease and Operating Sublease are terminated or expire prior to the expiration of the term of the Sublease, then (a) the Sublease shall not be terminated, (b) Owner shall not name or join Subtenant in summary or other proceedings to obtain possession of the Subleased Premises or to terminate the Sublease and (c) Owner shall not disturb the use and occupancy of Subtenant under the Sublease so long as, with respect to each of clauses (a), (b) and (c), Subtenant is not in default, beyond any applicable notice and/or cure period, of any term, covenant or condition of the Sublease to be performed or satisfied by Subtenant.

          2. If the terms of the Master Lease and Operating Sublease are terminated or expire prior to the expiration of the term of the Sublease, Subtenant shall attorn to Owner as the sublandlord under the Sublease. All rights and obligations under the Sublease shall continue as though such termination or expiration of the terms of each of the Master Lease and Operating Sublease had not occurred. The provisions of the foregoing two sentences are intended to be effected automatically and be self-operative without the need for further documentation to effect. Subtenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give Subtenant any right or election to terminate or otherwise adversely affect the Sublease and the obligations of Subtenant thereunder by reason of any such termination or expiration of the term of the Master Lease or of the Operating Sublease.

          3. Notwithstanding anything in this Agreement set forth to the contrary, Owner shall not in any event (a) be liable for any previous act, omission, default, misrepresentation or breach of any warranty of Sublandlord, but the foregoing shall not be construed or interpreted as exculpating Owner from liability for any damages, fees, costs or expenses arising out of Owner’s failure to perform any obligation of any prior landlord (including Sublandlord), to the extent such failure continues following the date that Owner succeeded to the interest of Sublandlord under the Sublease (the “Succession Date”), (b) be subject to any offsets, credits, claims, counterclaims or defenses that Subtenant may be entitled to assert against Sublandlord; provided, however, that Owner shall be subject to offsets, credits, claims, counterclaims or defenses in favor of Subtenant to the extent that they relate to any unfunded installment of Landlord’s Contribution (as defined in the Sublease) payable to Subtenant pursuant to the terms of the Sublease, (c) be bound by any amendment to or modification of the Sublease made without the prior written consent of Owner, except for any such amendment or modification made pursuant to provisions of the Sublease that prescribe such amendment or modification and specify the subject matter thereof, (d) be bound by any payment by Subtenant of any rent in advance beyond one month’s rent paid in accordance with the terms of the Sublease or (e) be responsible for or with respect to the retention, application and/or return to Subtenant of any security deposit paid to Sublandlord, whether or not still held by Sublandlord, unless and until Owner has actually received, or been credited with, the full amount of such security deposit. It is agreed that after the Succession Date, nothing herein shall be deemed to relieve Owner from performing, in accordance with the terms of the Sublease and this Agreement, the obligations of Sublandlord under the Sublease if the same have not been performed as of the Succession Date and any other obligation that may accrue thereafter. If any obligation of Sublandlord shall not have been performed prior to the Succession Date and Owner is required to perform the same after the Succession Date pursuant to the terms of the Sublease and/or this Agreement, and if Owner shall default in its obligation to perform the same, then Subtenant’s remedies for such non-performance shall be as prescribed in the Sublease or as may exist at law. Notwithstanding anything herein to the contrary, Master Lessee shall not be liable for any monetary damages accruing prior to the Succession Date as a result of Sublandlord’s failure to perform any obligation required under the Sublease to have been performed prior to the Succession Date, except as otherwise provided in clause (b) of this Paragraph 3.

          4. If any default (which includes any act or failure to act) shall occur that shall permit Subtenant to terminate the term of the Sublease or cancel such Sublease (whether immediately or after the lapse of time) (a “Termination Right”), Subtenant shall promptly give Owner notice of such event and a reasonable opportunity to remedy such event (but not less than (a) ten (10) business days after such notice in the case of a monetary default and (b) thirty (30) days in all other circumstances). If Owner shall have cured any monetary default within the aforesaid time period or have commenced to effect such a cure within the relevant time period in all other cases (and continue to act diligently to prosecute such cure to completion), then Subtenant shall not effect such a termination and the Sublease shall continue in effect pursuant to its terms. Owner shall be entitled to additional time to cure such default if (x) Owner shall require more than thirty (30) days following such notice to remedy the default (other than a monetary default) giving rise to the Termination Right, (y) Owner shall have given notice of its intention to remedy the event within ten (10) days following its receipt of Subtenant’s notice and (z) Owner promptly takes and diligently pursues commercially reasonable steps to effect such remedy.

          5. In all events, the liability of Owner to Subtenant whether under this Agreement or the Sublease and Subtenant’s right to be made whole for any damage, injury or loss it may sustain shall be limited and restricted to Owner’s estate in the Subleased Premises and the proceeds of any sale thereof and shall in no event exceed such interest or proceeds. In no event shall Subtenant name or seek to name any member, agent, employee or affiliate of Owner in any action, proceeding, arbitration or other form of litigation, whether to collect any deficiency or otherwise, in connection with any claim arising out of or in connection with the Sublease or this Agreement (whether before or after the expiration or earlier termination of the term of the Lease).

          6. Any notice required or desired to be given in connection with this Agreement shall be in writing and shall be given to the parties hereto at the addresses set forth below by (a) personal delivery to the person to whom notices are designated to be given hereunder or (b) by facsimile transmittal, provided that such transmittal is electronically confirmed to have been successfully sent and an original, executed copy of such notice is delivered personally within one (1) business day to the designated recipient of such notice. Notices shall be deemed effective upon receipt by the designated person but the failure of any such person to accept any notice or the failure to deliver any such notice because any designated recipient is not available to receive the same shall not be deemed to invalidate the effectiveness of such notice. Notices shall be addressed as follows:

To Owner:
Empire State Land Associates L.L.C.

2

c/o Wien & Malkin LLP
60 East 42nd Street
New York, New York 10165
Attention: Senior Asset Manager
Facsimile Number: (212) 850-2796

To Subtenant:
Coty Inc.
Two Park Avenue
New York, New York 10016
Attention: Chief Financial Officer
Facsimile No.: (212) 479-4508

With a copy to:
Coty Inc.
Two Park Avenue
New York, New York 10016
Attention: General Counsel
Facsimile No.: (212) 479-4328

Each party hereto may designate a different person and address for the receipt of notices by notice given in the aforesaid manner.

          7. A “business day” is deemed to be any day, except Saturday, Sunday and any day that a majority of the commercial banks chartered by the State of New York having branches in the Borough of Manhattan are closed for the purpose of accepting deposits (other than by automatic teller machine or similar devices or by electronic transfer of funds).

          8. The provisions of this Agreement are binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

          9. If there is any conflict or ambiguity between any term of this Agreement and any term of the Sublease, the term of this Agreement shall control.

          10. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York without giving effect to any choice or conflicts of law doctrine or policy. Any legal proceeding respecting any cause of action or claim arising hereunder shall be brought in the courts of the State of New York sitting in the County of New York.

          11. Owner and Subtenant waive trial by jury in any action or proceeding or counterclaim arising out of this Agreement brought or made by either of them.

          12. This Agreement may not be amended or terminated orally.

          13. This Agreement constitutes the sole agreement between the parties with respect to the subject matter hereof and supersedes any prior agreement (written or oral) between them with respect to such subject matter.

          14. This Agreement may be executed in two or more counterparts and all counterparts so executed shall for all purposes constitute one agreement binding on all of the parties hereto, notwithstanding that all parties shall not have executed the same counterparts. Facsimile and photocopy signatures on this Agreement shall have the same force and effect as originals.

[SIGNATURE PAGE FOLLOWS]

3

          IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written.

EMPIRE STATE LAND ASSOCIATES L.L.C.

By: Empire State Building Associates L.L.C., Member

By:

Name: Peter L. Malkin
Title: Member

COTY INC.

By:

Name: Michael Fishoff
Title: Chief Financial Officer

STATE OF NEW YORK )
	:	ss.
COUNTY OF NEW YORK	)

          On the ___ day of July, 2008, before me, the undersigned, personally appeared Peter L. Malkin personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF NEW YORK )
	:	ss.
COUNTY OF NEW YORK	)

          On the ___ day of July, 2008, before me, the undersigned, personally appeared _______________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person(s) on behalf of which the individual(s) acted, executed the instrument.

Notary Public

4

SCHEDULE A

The Land

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of 34th Street with the westerly side of 5th Avenue;

THENCE southerly along the westerly side of 5th Avenue 197 feet 6 inches to the northerly side of 33rd Street;

THENCE westerly along the northerly side of 33rd Street 500 feet;

THENCE northerly and parallel with the westerly side of 5th Avenue 98 feet 9 inches to the middle line of the block;

THENCE easterly and parallel with the northerly side of 33rd Street, 75 feet;

THENCE again northerly and parallel with the westerly side of 5th Avenue and part of the distance through a party wall 98 feet 9 inches to the southerly side of 34th Street;

THENCE easterly along the southerly side of 34th Street 425 feet to the corner aforesaid, the point or place of BEGINNING.

EXHIBIT 1

Master Lease

          Indenture of Ground Lease dated 12-21-51 by and between The Prudential Insurance Company of America, as landlord and Alglan Realty Corporation, Rostev Realty Corporation and Bentob Realty Corporation as tenants, and recorded 12-21-51 in Liber 4759 Page 534, as assigned and/or modified pursuant to:

          Modification of Indenture of Lease between The Prudential Insurance Company of America and Empire State Building Associates, dated 12-27-61, and recorded 12-27-61 in Liber 5173 Page 49;

          Second Modification of Indenture of Lease between The Prudential Insurance Company of America and Empire State Building Associates, dated 2-15-65, and recorded 2-15-65 in Liber 5314 Page 479;

          Agreement and Declaration by and between The Prudential Insurance Company of America and Empire State Building Associates, dated 12-6-65, and recorded 12-10-65 in Liber 5353 Page 260.

EXHIBIT 2

Operating Sublease

          Terms, Covenants, Conditions, Provisions, and Agreements of the Agreement of Sublease dated 12/27/61 and recorded on 12/27/61 in Liber 5173 Page 155 made by Empire State Building Associates, as sub-landlord, to Lawrence A. Wien, Harry B. Helmsley, Martin Weiner Realty Corporation and Parempco Inc., Joint Venturers, associated under the name of Empire State Building Company, as sub-tenant., and with respect thereto:

          Terms, Covenants, Conditions and Provisions of First Modification of Sublease between Empire State Building Associates, as sublandlord, and Lawrence A. Wien, Harry B. Helmsley, Wico Trading Corporation and Martin Weiner Realty Corporation, Joint Venturers associated under the name of Empire State Building Company, subtenants, (with consent from The Prudential Insurance Company of America) dated 2/15/65 and recorded on 2/15/65 in Liber 5315 Page 1.

2

EXHIBIT C-3

SUBORDINATION. ATTORNMENT AND NON-DISTURBANCE AGREEMENT WITH
CAPITAL ONE, N.A.

SUBORDINATION NON-DISTURBANCE AND ATTORNMENT AGREEMENT

CAPITAL ONE, N.A.

- with -

COTY INC.

PREPARED BY:

SUBORDINATION NONDISTURBANCE AND ATTORNMENT AGREEMENT

          This Subordination Nondisturbance and Attornment Agreement (being hereinafter referred to as this “Agreement”) made as of this _____ day of July, 2008, between CAPITAL ONE, N.A. a national banking association, successor by merger to North Fork Bank, having its principal offices at 275 Broadhollow Road, Melville, New York (“Mortgagee”) and COTY INC., a Delaware corporation, having an office at Two Park Avenue, New York, New York 10016 (“Tenant”).

W I T N E S S E T H:

          WHEREAS, Mortgagee now owns and holds a certain mortgage set forth on Schedule A annexed hereto (including, without limitation, all present and future renewals, modifications, consolidations, spreaders, replacements and extensions thereof, the “Mortgage”), made between Mortgagee and Empire State Land Associates L.L.C. (“ESLA”) and Empire State Building Associates L.L.C. (“ESBA”; ESBA and ESLA, collectively, “Mortgagor”), which Mortgage affects, among other things, (i) that certain parcel of land more particularly described in Schedule B annexed hereto (the “Property”) and (ii) the improvements located thereon (the “Building”); and

          WHEREAS, by lease dated July _____, 2008 (the “Lease”), a true copy of which has been furnished to Mortgagee, Empire State Building Company L.L.C. (“Landlord”) has leased and demised to Tenant and Tenant has hired and taken from Landlord a portion of the Building more particularly described in the Lease (the “Demised Premises”); and

          WHEREAS, at the request of Tenant, Mortgagee is willing to enter into this Agreement with Tenant upon the terms, covenants and conditions contained herein.

          NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements hereinafter set forth, the parties hereto mutually covenant and agree as follows:

          1. Subject to the provisions hereinafter provided, the Lease and all rights of Tenant thereunder are and shall be subject and subordinate to the Mortgage and to each and every advance made or to be made thereunder. The provisions of this paragraph shall be self-operative and no further instrument of subordination shall be required or needed. Nevertheless, in confirmation of such subordination, Tenant shall, at the reasonable request of the holder of the Mortgage, promptly execute, acknowledge and deliver such further instrument of subordination as may be required by such holder so long as such instrument does not increase the obligations and liabilities of Tenant as provided hereunder.

          2. As long as no default under the Lease on the part of Tenant then exists beyond the expiration of any notice and grace period:

                    (a) Tenant shall not be named or joined as a party defendant in any foreclosure action or proceeding to collect the debt secured by the Mortgage which may be instituted or taken by Mortgagee under or in connection with the Mortgage or any obligation secured thereby or by any holder of the Mortgage or by any holder of any interest in the Mortgage or by any successor or assignee of such interest (unless required by law); and

                    (b) Tenant shall not be evicted from the Demised Premises or any part(s) thereof nor shall Tenant’s leasehold estate or possession of the Demised Premises under the Lease be terminated or disturbed nor shall any of Tenant’s rights under the Lease be affected in any way solely by reason of any default under the Mortgage.

          3. If Mortgagee or any holder of the Mortgage or any holder of any interest in the Mortgage or any successor or assignee of any one or more of the foregoing shall succeed to the rights of Mortgagor or Landlord under the lease, whether through possession or foreclosure action or delivery of a new deed, then the Lease shall not terminate and Tenant shall attorn to and recognize the party so succeeding to Landlord’s rights (such party being hereinafter referred to as the “Successor Landlord”) as Tenant’s landlord under the Lease and Successor Landlord shall be conclusively deemed to have accepted such attornment and shall recognize Tenant as tenant under the Lease. Tenant shall promptly execute and deliver any instrument that Successor Landlord may reasonably request to evidence such attornment (so long as such instrument does not increase the obligations and liabilities of Tenant as provided hereunder). Upon such attornment the Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor Landlord and Tenant upon all of the same terms, conditions and covenants as are set forth in the Lease, except that Successor Landlord shall not:

                    (a) be responsible for any monies owing by or on deposit with Landlord to the credit of Tenant, except to the extent turned over to Successor Landlord;

                    (b) be bound by any previous modification or extension of the Lease not expressly provided for in the Lease such as in Articles 4, 32 and 43 of the Lease or by any previous prepayment of rent for more than one (1) month, unless such modification, extension or prepayment shall have been expressly approved in writing by Mortgagee;

                    (c) be liable for any act, omission, neglect or default on the part of Landlord under the Lease, but the foregoing shall not be construed or interpreted as exculpating Successor Landlord from liability for any damages, fees, costs or expenses arising out of Successor Landlord’s failure to perform any obligations of any prior landlord, which failure continues following the date title to the Property is transferred to Successor Landlord; or

                    (d) be subject to any claim, counterclaim, defense or setoff which shall have theretofore accrued to Tenant against Landlord.

          4. No modifications may be made to the Lease by Landlord and/or Tenant without Mortgagee’s prior written consent except for any modifications made to the Lease pursuant to the provisions of Articles 4, 32 and 43 of the Lease. Landlord shall not unreasonably withhold or delay its consent to any modification of the Lease requiring Landlord’s consent, provided that such modifications do not materially alter the economic or other material terms of the Lease.

          5. Tenant hereby represents and warrants to Mortgagee that as of the date hereof (i) Tenant is the owner and holder of the tenant’s interest under the Lease, (ii) the Lease has not been modified or amended, (iii) the Lease is in full force and effect in accordance with its terms,

(iv) to the best of Tenant’s knowledge, neither Tenant nor Landlord is in default under any of the terms, covenants or provisions of the Lease which default has continued beyond the expiration of any applicable cure period, no event has occurred which but for the passage of time or the giving of notice or both would constitute an event of default by Tenant or Landlord under the Lease, (v) neither Tenant nor Landlord has commenced any action or given or received any notice for the purpose of terminating the Lease, (vi) all rents, additional rents and other sums due and payable under the Lease have been paid in full and no rents, additional rents or other sums payable under the Lease have been paid for more than one (1) month in advance of the due dates thereof, and (vii) to the best of Tenant’s knowledge, there are no offsets or defenses to the payment of the rents, additional rents, or other sums payable by Tenant under the Lease.

          6. Tenant agrees that if there shall occur any action or omission by Landlord which would give Tenant the right to terminate the Lease or to claim a partial or total eviction, Tenant shall not exercise any such right until (i) Tenant has notified Mortgagee in writing of such act or omission and, provided Mortgagee shall have notified Tenant of Mortgagee’s intention to cure such act or omission within thirty (30) days after Mortgagee’s receipt of Tenant’s notice, (ii) a reasonable period for commencing and curing the remedy of such act or omission shall have elapsed following the giving of such notice by Tenant (which reasonable period shall in no event be (x) less than the period to which Landlord would be entitled under the Lease or otherwise after similar notice to effect such remedy and (y) more than ninety (90) days after the period to which Landlord would be entitled under the Lease or otherwise after similar notice to effect such remedy), and Mortgagee shall have failed, within such reasonable period, to commence and continue to remedy such act or omission and to cause the same to be remedied.

          7. This Agreement may not be discharged or modified orally or in any manner other than by an instrument in writing specifically referring to this Agreement and signed by a duly authorized officer or other representative of Mortgagee and by a duly authorized or other representative of Tenant.

          8. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

          9. The covenants and agreements herein contained shall apply to, inure to the benefit of, and be binding upon Mortgagee, Tenant and their respective successors, assigns and legal representatives.

          10. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, Mortgagee and Tenant, intended to be legally bound, have duly executed this Agreement as of the day and year first above written.

CAPITAL ONE, N.A.

By:

Name:
Title:

COTY INC.

By:

Michael Fishoff
Chief Financial Officer

STATE OF NEW YORK	)
: ss.:
COUNTY OF	)

          On the ______ day of _______, 2008 before me, the undersigned, personally appeared, _________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF NEW YORK	)
: ss.:
COUNTY OF NEW YORK	)

          On the ______ day of July, 2008, before me, the undersigned, personally appeared MICHAEL FISHOFF, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

Notary Public

2

SCHEDULE A - MORTGAGE CHAIN

1.

Mortgage and Security Agreement dated June 28, 1994 in the principal amount of $11,700,000.00 made by Trump Empire State Partners to Principal Mutual Life Insurance Company and recorded July 1, 1994 in Reel 2111 Page 2049 in the Office of the City Register, New York County;

Mortgage Tax Paid: $321,750.00

Which mortgage was assigned by Principal Mutual Life Insurance Company to North Fork Bank by Assignment of Mortgage dated as of April 9, 2002 and recorded April 26, 2002 in Reel 3500 Page 805 in the Office of the City Register, New York County;

which mortgage was spread to encumber the Leasehold Estate in the Mortgaged Property by Spreader Agreement dated as of April 17, 2002 made by and between Empire State Building Associates L.L.C. and Empire State Land Associates L.L.C. to North Fork Bank and recorded April 26, 2002 in Reel 3500 Page 810 in the Office of the City Register, New York County

2.

Mortgage dated as of April 17, 2002 made by Empire State Building Associates L.L.C. and Empire State Land Associates L.L.C. to North Fork Bank in the principal sum of $48,800,000.00 and recorded April 26, 2002 in Reel 3500 Page 819 in the Office of the City Register, New York County;

Mortgage Tax Paid: $1,342,000.00;

Which two (2) mortgages were consolidated to form a single lien of $60,500,000.00 by Consolidation and Extension Agreement dated as of April 17, 2002 made by and among Empire State Building Associates L.L.C. and Empire State Land Associates L.L.C. and North Fork Bank and recorded April 26, 2002 in Reel 3500 Page 831 in the Office of the City Register, New York County;

Which two (2) mortgages, as consolidated, were modified by unrecorded Modification Agreement dated as of November 1, 2006 made by and among Empire State Building Associates L.L.C. and Empire State Land Associates L.L.C. and North Fork Bank.

3

SCHEDULE B - LEGAL DESCRIPTION

SCHEDULE A

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of 34th Street with the westerly side of 5th Avenue;

THENCE southerly along the westerly side of 5th Avenue 197 feet 6 inches to the northerly side of 33rd Street;

THENCE westerly along the northerly side of 33rd Street 500 feet;

THENCE northerly and parallel with the westerly side of 5th Avenue 98 feet 9 inches to the middle line of the block;

THENCE easterly and parallel with the northerly side of 33rd Street, 75 feet;

THENCE again northerly and parallel with the westerly side of 5th Avenue and part of the distance through a party wall 98 feet 9 inches to the southerly side of 34th Street;

THENCE easterly along the southerly side of 34th Street 425 feet to the corner aforesaid, the point or place of BEGINNING.

Said premises known as: 350 Fifth Avenue, New York, N.Y.

4

EXHIBIT D

to lease

between

Empire State Building Company L.L.C., Landlord

and

Coty Inc., Tenant

List of Approved Contractors

Empire State Building	Page 1 of 13

ACM Removal

NAME	ADDRESS	TELEPHONE	FAX	CONTACT

Abatement Unlimited, Inc.	666 Third Avenue, Arcade Level Suite ARH New York, NY 10017	(212) 661-0325	(212) 661-8174	Bill McKenzie Charles (917) 731-5395 abatementunltd@aol.com
Affiliated Environmental	450 South River Street Hackensack, NJ 07601	(201) 931-0313	(201) 931-0318	Rene Repreza (201) 538-2249
Complete Environmental Services	3500A Hampton Road Oceanside, NY 11572	(516) 766-7900	(516) 766-5515	Louis Forese
DSA Services, Inc.	800 East Elizabeth Avenue Linden, NJ 07036	(908) 925-5855	(908) 925-5998	Anthony Frassetti Panos Yalamas (917) 578-7239
Ken Burns Action Environmental	3010 Burns Avenue Wantagh, NY 11793	(516) 781-3000	(516) 781-3085	Ken Burns (516) 972-1118
PAL	11-02 Queens Plaza South LIC, NY 11101	(718) 349-0900	(718) 349-2800	Sanford Alper
PAR Environmental	313 Spook Rock Road Suffern, NY 10901	(845) 369-7500	(845) 369-6682	Mary Velez
Shannon Abatement	14 Highbridge Road Stony Point, NY 10980	(845) 429-4346	(845) 947-1030	Martin Butler

Empire State Building	Page 2 of 13

Air Monitoring

NAME	ADDRESS	TELEPHONE	FAX	CONTACT

Advanced Environmental	347 Fifth Avenue, Suite 404 New York, NY 10016	(212) 545-1855	(212) 545-0757	Ed Nameth
Applied Geo Services	875 Avenue of the Americas Suite 1103 New York, NY 10001	(212) 868-1113	(212) 868-8307	Joseph Bonder
Asbestos Control Consultants	1302 Walnut Avenue Bohemia, NY 11716	(631) 589-3666	(631) 589-4004	Anthony Norwicki
Environmental Building Solutions	295 Madison Avenue New York, NY 10017	(646) 290-5925	(212) 867-9715	John Leitner
Empire Environmental, Ltd.	39 Old Lane Towaco, NJ 07082	(973) 334-5641	(973) 334-3508	James R. Boggi
Hygienetics Environmental	151 West 25th Street, Sixth Floor New York, NY 10001	(212) 414-8649	(212) 414-9658	Jeff Bodell
Landmark Consultants, Inc.	350 Fifth Avenue, Suite 4914 New York, NY 10118	(212) 967-2484	(212) 967-2499	Jason Terhue Andrew Gasparro
Pure Solutions	303 Fifth Avenue, Suite 401 New York, NY 10016	(212) 643-8548	(212) 643-8781	Jack Rathgeb

Empire State Building	Page 3 of 13

Demolition

NAME	ADDRESS	TELEPHONE	FAX	CONTACT

Liberty Demolition	2531 94th Street N. Bergen, NJ 07047	(201) 488-9300	(201) 868-4238	George Fotadis
Metro Demolition	55-14 Grand Avenue Maspeth, NY 11378	(718) 326-8450	(718) 326-0375	Dennis Halpern
Tri-State Dismantling	207 Dupont Street Brooklyn, NY 11222	(718) 349-2552	(718) 349-0289	Richard Flamio
Waldorf Carting	50 E. Palisade Avenue Suite 111 Englewood, NJ 07631	(201) 541-0030	(201) 541-0071	James G. Marrone/ Paul (917) 337-1134

Empire State Building	Page 4 of 13

Electrical Contractors

NAME	ADDRESS	TELEPHONE	FAX	CONTACT

Bigman Brothers, Inc.	43-40 34th Street LIC, NY 11101	(718) 786-1421	(718) 786-1632	Thomas Terino
EJ Electric	46-41 Vernon Boulevard LIC, NY 11101	(718) 786-9400	(718) 786-1001	Larry Cohen (212) 564-8886 (917) 559-3431
JJ Rosenberg	27 Herkimer Place Brooklyn, NY 11216	(718) 638-4544	(718) 638-4979	Anthony Grillo Adrian (917) 560-5695
Lite Tron Electric	236 West 26th Street New York, NY 10001	(212) 741-6326	(212) 627-5825	Fred Iannacone

Empire State Building	Page 5 of 13

Exterminators

NAME	ADDRESS	TELEPHONE	FAX	CONTACT

Assured Enviroments	45 Broadway 8th Floor New York, NY 10006	(212)-709-7218	(212) 480-5900	Enver Mahmutovic (Account Executive)

		(212) 480-5800		emahmutovic@assuredenvironments.com

Empire State Building	Page 6 of 13

Flooring Carpet Contractors

NAME	ADDRESS	TELEPHONE	FAX	CONTACT

Alliance Carpet & Tile	235 West 35th Street, Suite 505 New York, NY 10001	(212) 465-9115	(212) 465-9148	Mike Bailey
Commercial Floors Beautiful	125 Personette Avenue Berona, NJ 07044	(973) 571-0462	(973) 571-0463	Tony Parrillo
S&G Flooring	47-14 32nd Place LIC NY 11101	(718) 784-6063	(718) 784-6065	Stephen Drago

EXHIBIT D-1

to lease

between

Empire State Building Company L.L.C., Landlord

and

Coty Inc., Tenant

List of Approved Contractors for Tenant’s Initial Installation Work

BENCHMARK
BUILDERS, INC.

May 6, 2008

Coty Inc.
14th Floor ESB
350 Fifth Avenue
New York, NY
Benchmark Job No. 08-0008

* on ESB list

DEMOLITION	
*	Statewide
*	Liberty Contracting Corp.
*	Waldorf
CONCRETE/MASONRY/FIREPROOFING	
	Biordi, Inc.
	Cirrocco - Ozzimo
	J. Rosen Plastering
STONE/TILE	
	Biordi, Inc.
	VM Marble & Tile
	Mourne Management Corp.
STRUCTURAL STEEL	
	Transcontinental Iron Works
	Northeastern Fabricators, Inc.
	Francis A. Lee
	United Steel
ARCHITECTURAL METAL & GLASS	
	A-Val Architectural
	MetalTek, Inc.
	Metralite
	Elmont Glass Company
MILLWORK	
	M&D Millwork
	Mielach Woodwork
	Rimi Woodcraft Corp.
	Eastern Millwork, Inc.
	Nordic Interiors
HOLLOW METAL/ HARDWARE	
	Weinstein & Holtzman
	DCI Metro, Inc.
	HT Sales Company, Inc.
	Secure Door & Hardware, Inc.
DRYWALL AND CEILINGS	
	Curtis Partition Corp.
	Godsell Construction Corp.
	Nastasi Associates Inc.
	Techno Acoustics
	National Acoustics
FLOORING	
	Architectural Flooring Resource, Inc.
	Pyramid Floor Covering Inc.
	Soundtone Flooring
PAINTING/WALLCOVERING	
	Newport Painting
	T.F. Nugent, Inc.
	JTC
	711 / New York Painting
AUDIO / VISUAL	
	HB Communications
	Real Time AV Services
	AV Services, Inc.

FABRIC PANELS	
	DFB Sales, Inc.
	Fine Construction Specialties
	711 / New York Painting
TOILET ACCESSORIES / PARTITIONS	
	HT Sales Company, Inc.
	Sales Direction
	Metpar Corp.
	P & S Industries
PANTRY APPLIANCES	
	General Building Appliance Corp.
	Sales Direction
	Royal Rose
WINDOW TREATMENT	
	DFB Sales, Inc.
	City View Blinds
	LVC Interiors, Inc.
	International Blind
SPRINKLER	
	Abco-Peerless Sprinkler Corp.
	Island Fire Suppression
	Par Sprinkler
	Atlas Fire Sprinkler
PLUMBING	
*	Par Plumbing
	Lab Plumbing & Heating
	JAM Service Co., Inc.
	Geoffrey Lagas & Associates
HVAC	
	Donnelly Mechanical
	PJ Mechanical Corp.
	Penguin Air Conditioning
*	Interstate Mechanical
	Kaback
*	Lacor Mechanical, Inc.
ELECTRIC	
	Adco Electrical Corporation
	Campbell & Dawes Electrical Contractors, Ltd.
	Robert B. Samuels, Inc.
	Hatzel & Beuhler
	Inner City Electric
LIGHTING FIXTURES	
	Summit Lighting Group
	Benfield Electric
	Mayfair Lighting
OPERABLE PARTITIONS	
	Modernfold / Styles
SECURITY	
	Touch-Com
	Diebold
	Security by Design
OFFICE FRONTS	
	FCI / Teknion

EXHIBIT E

to lease

between

Empire State Building Company L.L.C., Landlord

and

Coty Inc., Tenant

Sample Escalation Statement

350 Fifth Avenue

2008 Estimated Operating Expenses

1.	Cleaning
2.	General & Administrative
3.	Insurance
4.	Management Fees
5.	Professional Fees
6.	Repairs & Maintenance
7.	Labor
8.	Security
9.	Electricity
10.	Steam
11.	Water & Sewer & Steam Condensate
12.	Capital Expenditures (which are permitted to be passed on to tenants)
13.	Payments to Affiliates

TOTAL

EXHIBIT F

to lease

between

Empire State Building Company L.L.C., Landlord

and

Coty Inc., Tenant

Certificate of Occupancy

THE CITY OF NEW YORK

ALT 101165089
ALT 101348285

DEPARTMENT OF BUILDINGS

CERTIFICATE OF OCCUPANCY

AMENDED

115792

BOROUGH MANHATTAN   DATE OCT 28 1998   NO.

This certificate supersedes C.O. NO T115350   ZONING DISTRICT C5-3, C6-4

THIS CERTIFIES that the ~~new~~ altered ~~existing~~ building—premises located at

350 5TH AVENUE   Block 835   Lot 41

CONFORMS SUBSTANTIALLY TO THE APPROVED PLANS AND SPECIFICATIONS AND TO THE REQUIREMENTS OF ALL APPLICABLE LAWS, RULES, AND REGULATIONS FOR THE USES AND OCCUPANCIES SPECIFIED HEREIN.

PERMISSIBLE USE AND OCCUPANCY

STORY	LIVE LOAD LBS. PER SQ. FT.	MAXIMUM NO. OF PERSONS PERMITTED	ZONING DWELLING OR ROOMING UNITS	BUILDING CODE HABITABLE ROOMS	ZONING USE GROUP	BUILDING CODE OCCUPANCY GROUP	DESCRIPTION OF USE
SUB-BASEMENT	O.G.	540			6&9		OFFICES, SCHOOLS, BEAUTY SCHOOL MECHANICAL PLANT, SHOWROOMS
BASEMENT	100	1274			6&10	COMM.	RESTAURANT, STORES & SHOWROOMS
		66			8	F1	THEATER
1ST FLOOR	75	500			6		STORES
2ND FLOOR	75	500			6		STORES
					9	F1b F-3	MUSIC & THEATRICAL STUDIOS FOR TOURISTS
3RD TO 5TH FLOORS	75	400			6		STORES EACH FLOOR
6TH TO 17TH FLOORS	50	320			6		OFFICES EACH FLOOR
18TH FLOOR	50	314			6&9		OFICES & TRADE
ROOM 1814	50	6					SCHOOL
19TH FLOOR	50	220			6		OFFICES & BANK
20TH FLOOR	50	320			6		OFFICES & BANK
21ST FLOOR	50	200			6	COMM	OFFICES
22ND TO 24TH FLOORS	50	220			6		OFFICES EACH FLOOR
25TH TO 29TH FLOORS	50	200			6		OFFICES EACH FLOOR

(CONTINUED)

OPEN SPACE USES______________________________
(SPECIFY—PARKING SPACES, LOADING BERTHS, OTHER USES, NONE)

M.G.

NO CHANGES OF USE OR OCCUPANCY SHALL BE MADE UNLESS A NEW AMENDED CERTIFICATE OF OCCUPANCY IS OBTAINED

M-10

THIS CERTIFICATE OF OCCUPANCY IS ISSUED SUBJECT TO FURTHER LIMITATIONS, CONDITIONS AND SPECIFICATIONS NOTED ON THE REVERSE SIDE.

MBS G

Rocky A. Livisi, P.E.   Gaston Silva, R.A.

BOROUGH SUPERINTENDENT   COMMISSIONER

☒ ORIGINAL   ☐ OFFICE COPY - DEPARTMENT OF BUILDINGS   ☐ COPY

EXHIBIT G

to lease

between

Empire State Building Company L.L.C., Landlord

and

Coty Inc., Tenant

Option Space/ROFO Space

[Floor Plan]

[Floor Plan]

[Floor Plan]

[Floor Plan]

[Floor Plan]

EXHIBIT H

to lease

between

Empire State Building Company L.L.C., Landlord

and

Coty Inc., Tenant

Building Improvement Program

ESB Capital Improvement Descriptions

Restroom Renovations

Over 200 restrooms are being (or have been) upgraded with new low-flow fixtures and more efficient lighting and lighting controls. Low-flow fixtures include Sloan 0.5gpm motion-detecting lavatories, Sloan 1.6gpf automatic flush toilets, and 1.0gpf urinals. The lighting retrofit involved the installation of 2’x2’ luminaires with paracube louvers. All restrooms are being outfitted with occupancy sensors to control both lighting and exhaust.

On-going AHU Replacement (45 units/year)

Each tenant floor has between 4 and 10 constant volume (6,000 cfm) “Petra” air-handling units that are typically 180,000 btuh (15 tons). These units are all ceiling mounted and have ducted outside air and air return. These units are being replaced with more efficient variable air volume units at a rate of 45 units/year.

Lobby Master Plan

This project includes the restoration of the landmark art deco lobby and ceiling mural, the creation of office tenant- and visitors-only entrances on 34th and 33rd Streets along with a new concierge desk for office tenants and visitors. There is a master plan approval for storefront standards for interior and exterior retail storefront windows and finishes, including new retail signage and tenant repositioning. New chandelier design over the two lobby bridges, and a new art glass piece behind the concierge desk are also new elements to this restoration project. The lighting design includes dimmable ballast for all linear fluorescents, which will operate the new lighting system in three modes: daytime, night, and late night, and early morning security.

Corridor Renovation Project

This project addresses all multi-tenant floors and most elevator crossover floors, roughly 55 Floors of corridor space. This includes original marble wall restoration work and carpet installation in the elevator lobbies. Similar work is being done in the main corridors, but also includes new ceilings and lighting. HVAC is to be provided to each corridor as the renovation progresses.

1

Additional Electric Power & Switchboard Equipment

This project includes modifications to the building’s electrical infrastructure so more power can be brought into the building from Con Ed and distributed within the building to the existing sub-stations. The substations will also be renovated with newer equipment.

Mid-Pressure Steam Riser Replacement

The building has a medium pressure steam riser to service domestic hot water generators located on various floors. This project includes replacing the entire riser in a productive and cost effective process to reduce maintenance expense and the associated service interruptions.

Fire Alarm Upgrade

ESB is considering a major system overhaul to the fire command station and its infrastructure through the building. This would provide for additional capacity and provide compatibility with state of the art fire system technology.

Local Law 11 (and Building Re-caulking)

This project is largely a waterproofing/re-caulking project of every joint on the building’s exterior – limestone and/or windows. This includes grinding-out the existing caulking and cleaning the joints, then re-installing new backing and caulking. While performing this work, ESB decided to include any minor Local Law #11 (stone) work.

Domestic Water Valve Replacement

The domestic water distribution system incorporates branch runs at each floor. This program will include replacing all of the existing valves with new ones.

Replacement of Sewage Ejectors

The sewage ejectors work in the lowest points of the building and include float operated duplex pump sets. The existing ejectors will be replaced and new sets are scheduled to be installed.

Local Law 26

This New York law calls for ESB to have full sprinkler coverage by 2019. ESB has completed the house tank conversion, drain riser installation, and standpipe-combination.

2

Elevator Modernization

This project includes upgrades to the current solid-state controllers and drives to state of the art technology.

Renovation of 150 Electrical Closets

This project includes the renovation of the buildings electrical closets replacing current distribution panels with circuit breaker distribution centers.

3

EXHIBIT I

to lease

between

Empire State Building Company L.L.C., Landlord

and

Coty Inc., Tenant

Building Standard “White Box” Condition Specifications

1.1	Completely demise all “white box” multi-tenant floors per drawing.

1.2

All new demising walls and any walls to remain as demising walls are to be upgraded as necessary to conform to “ESB standard” 2-HR rated demising partition - (2) layers GWB each side to deck. Demising walls at public corridors to be block construction to match ESB standard.

1.3	Furnish and install any missing access doors, in particular at wet columns.

1.4	Radiators are to receive new valves, traps, and controls as required.

1.5	Furnish and install building standard radiator covers, sized to fit each window.

1.6	Provide troweled-on, 2-HR rated fire proofing at all exposed steel.

1.7	Fill all holes in deck/slab with concrete. Ceiling slab to be skim coated as required to achieve finish level 8-10.

1.8	All columns, beams, soffits, exterior walls/columns, and window perimeters to be laminated with GWB to provide new straight/true enclosures which achieve finish level 8-10.

1.9	All core walls to be skim coated or laminated as required to achieve finish level 8-10.

1.10	Existing concrete floors to be shot blasted and flash patched as necessary to achieve finish level 7-8.

1.11	All paint to be Benjamin Moore Aura, white, flat on all GWB surfaces/ semi-gloss on all trim and metal surfaces (except conduit).

1.12	All columns, walls, and soffits including surface mounted conduit to be painted two coats.

1.13	Deck/slab above and beams including surface mounted conduit to be painted Benjamin Moore Aura, flat, white.

1.14	All newly installed items to be primed prior to painting.

1.15	All surface mounted conduit to be painted to match adjacent surface.

1.16	All new radiator covers to be painted semi-gloss, white by convector cover vendor.

1.17	On all non-multi tenant floors, freight elevator door, doors to freight elevator lobby, electrical closet doors, and janitor closet doors to be painted Pratt & Lambert water based, #1481, semi-gloss.

1.18	Protect all green control wiring, red fire alarm wiring, receptacles, switches, thermostats, sprinkler heads, and radiator tops from paint splatter or overspray.

1.19	All remaining or new junction boxes to have code compliant covers installed.

1.20	Reinstall/relocate any public corridor exit signs that were disturbed during demolition in same general location.

1.21	Furnish and install new exit signs with battery pack as required by code, quantity and locations per drawing:

Mfr: The Exit Store, www.theexitstore.com or
1-877-305-0898
Model: VA4-R-SA

1.22	Reinstall/relocate any fire alarm horn/strobes disturbed by demolition in same general location.

1.23	Update existing electrical panel directory.

1.24	Paint home run box orange and label with closet, panel, and circuit numbers.

11

EXHIBIT J

to lease

between

Empire State Building Company L.L.C., Landlord

and

Coty Inc., Tenant

Building Standard Common Corridor Specifications

Elevator Banks:
•	Gypsum, ribbed border ceiling with American Glass pendant chandelier and downlights.
•	Branch sprinkler line for the floor, including heads as per code in completed corridor.
•	HVAC supplied to corridor, within code requirements.
•	Benjamin Moore white, as per ESB, for ceiling and elevator doors.
•	Walls are to be refinished with the full height marble/limestone (typically covered by a previous wallpaper installation), refinished and re-grouted with approved grout coloring, as per ESB.
•	Milliken carpet tile is to be installed in elevator bank lobbies, with the main field pattern and border pattern.

Corridors:
•	Ceiling is a 2x2 grid system, as per ESB standards.
•	Lighting is 2x2 Lightolier lay-in fixture, as per ESB standards.
•	HVAC registers/returns are 2x2 lay-in, as per ESB standards.
•

Walls include marble/limestone wainscoting to be refinished and re-grouted as in the elevator lobby; above wainscoting wallpaper to be installed: “JM Lynne Design Tex Byzantine stripe - BYS-105 Driftwood.”

•	Carpet is same Milliken carpet tile, but the field is a pattern — not what is installed in elevator banks — border is to be determined pursuant to final design.

Miscellaneous:
•	Fire alarm devices are to be installed per code, replacing speaker/strobes to white.
•	Mail chutes are to be restored to their original finish.
•	Core door hardware is to be replaced to the new ESB standard hardware.

EXHIBIT K

to lease

between

Empire State Building Company L.L.C., Landlord

and

Coty Inc., Tenant

Entrance Door and Signage Specifications

EMPIRE STATE BUILDING
350 FIFTH AVENUE, SUITE 3210
NEW YORK, NEW YORK 10118
TEL. 212-736-3100 / FAX. 212-967-6167

DENNIS A. PATCH, CONSTRUCTION MANAGER

MEMORANDUM

DATE:	September 12, 2007

TO:	Tenant

FROM:	Dennis A. Patch

RE:	New Building Standard Tenant Entrance Door Signs

The Empire State Building has standardized all tenant entrance door signs. Additionally we have standards for the location of the new tenant entrance door sign. Please find-attached drawings indicating the size and style of sign and also the location where they will be installed depending on the type of entrance door(s).

Please contact Joseph Fleischer from New Style Signs at 212-242-7848 for a price quote. The base cost for the stainless steel 12”x 12” tenant entrance door sign is $196.62 which will include standard border engraving, suite number and 1 line for company name. Additional lines will cost $10.00. The cost for the sign does not include sales tax, shipping costs or installation. The tenant entrance door signs can only be purchased from New Style Signs.

You may request an installation price from New Style Signs or from the Empire State Building, Tenant Services Department (212) 400-3350.

Sincerely,

Dennis A. Patch

CONSTRUCTION MANAGER

EMPIRE STATE BUILDING STANDARDS FOR ENTRANCE DOORS
DATE: 10/15/07

Tenant shall furnish and install new 3’ x 7’ x 1 ¾” Pre-finish solid core wood walnut veneer fire-rated 90 minutes ‘B’ labeled door. Provide matching in-active leaf where noted, as required. New doorframe to be welded hollow metal fire rated labeled doorframe, double rabbetted. NEW PRE-FINISH ENTRY WOOD DOOR MUST BE FABRICATED BY: “DOOR STOP”, CONTACT: RONNIE NAPOLI, TEL: 718-599-5112. Entry wood doors to have hardware cut-outs from factory/shop for mail slot, hardware, etc. w/8”H. internal solid top rail for surface door closer installation. Finish wood doors to match control sample. Finish wood door edge to have same wood veneer finish. Under cut of door to be no more than 3/8” above finished saddle. Saddle to be ½” thick. All marble and wall covering work by tenant.

The following entry door(s) hardware shall be furnished and installed:
A.	“LCN” 4040 series heavy duty door closer, pull side non-hold open with metal cover w/stainless steel finish, US26D. Must include back plate and thru- bolts.
B.	“STANLEY” FBB168 Series 4-1/2” x 4-1/2” full bearing Mortis 3 Knuckles hinges. (1)Hinge must be an electric hinge.
C.

“CORBIN RUSSWIN” ML2000 Series Mortise Lockset, Item No. ML2051- MR. Lever handle: Citation, Escutcheon Plate: CSM, Cylinder 6-Pin Jumbo Master Cylinder w/ Cylinder Collar. Keyway: Corbin Russwin, 57B-2 from 85th to 41st floors. Corbin Russwin, 57A-1 from 40th to lobby floors.

D.	“IVES” Mail Slot #620 Spring Loaded front plate open back plate with #601 sleeve.
E.	“IVES” #FS17 floor mounted dome doorstop.
F.	“IVES” #RS64 Grey rubber door silencers.
G.	“PEMKO” #171B Stainless Steel Door Saddle.
H.	“IVES” #FB457UL US26D Top/Bottom Manual Flush Bolts. (For in-active Leaf.)
I.	1/8”thk. Full HT. Wood laminated metal door astragal. (For in-active leaf.)
J.	“CORBIN” Mortise Lockset strike plate.
K.

“Door Button & Chime-’Nutone’ wired chime kit w/one lighted button. Model CD 115WHBULK. Color: White. Mount chime kit 3” below finished ceiling. Install recessed lighted button at handle side of door. Provide round stainless steel lighted door bell button 48” A.F.F.

L.	12” x 12” Stainless Steel building door sign. Contact “New Style Signs” Joseph Fleischer at (212)-242-7848.

Note: All door hardware finishes including door closer, mail slot & saddle are to be stainless steel, (US26D). Submit door & hardware schedule & specifications (cut sheets) for review & approval prior to ordering.

[Floor Plan]

[Floor Plan]

[Floor Plan]

SCHEDULE A

RULES AND REGULATIONS

1.

No animals, birds, bicycles or vehicles shall be brought into or kept in the demised premises. Tenant shall not cause or permit in the demised premises any disturbing noises which may unreasonably interfere with occupants of the building or any neighboring building, any cooking or objectionable odors, or any nuisance of any kind, or any inflammable or explosive fluid, chemical or substance. Canvassing, soliciting and peddling in the building are prohibited, and Tenant shall cooperate so as to prevent the same.

2.

The toilet rooms and other water apparatus shall not be used for any purposes other than those, for which they were constructed, and no sweepings, rags, ink, chemicals or other unsuitable substances shall be thrown therein. Tenant shall not throw anything out of doors, windows or skylights or into hallways, stairways or elevators, nor place food or objects on outside windowsills. Tenant shall not obstruct or cover the halls, stairways and elevators, or use them for any purpose other than ingress and egress to or from the demised premises, nor shall skylights, windows, doors and transoms that reflect or admit light into the building be covered or obstructed in any way.

3.

Tenant shall not place a load upon any floor of the demised premises in excess of the load per square foot, which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes in the demised premises. Smoking or carrying lighted cigars, pipes or cigarettes in the elevators of the building is prohibited. If the demised premises are on the ground floor of the building, Tenant, at its expense, shall keep the sidewalks and curb in front of the demised premises clean and free from ice, snow, dirt and rubbish.

4.

Tenant shall not move any heavy or bulky materials into or out of the building without Landlord’s prior written consent, and then only during such hours and in such manner as Landlord shall reasonably approve. If any material or equipment requires special handling, Tenant shall employ only persons holding a Master Rigger’s License to do such work, and all such work shall comply with all legal requirements. Landlord reserves the right to inspect all freight to be brought into the building, and to exclude any freight which violates any rule, regulation or other provision of this lease.

5.

No sign, advertisement, notice or thing shall be inscribed, painted or affixed on any part of the building outside of the demised premises, without the prior written consent of Landlord. Landlord may remove anything installed in violation of this provision, and Tenant shall pay the cost of such removal.

6.	Intentionally Deleted.

7.

No existing locks shall be changed, nor shall any additional locks or bolts of any kind be placed upon any door or window by Tenant, without the prior written consent of Landlord. At the termination of this lease, Tenant shall deliver to Landlord all keys for any portion of the premises or building. Before leaving the premises at any time, Tenant shall close all windows and close and lock all doors.

8.

No Tenant shall purchase or obtain for use in the premises any spring water, ice, towels, food, boot blacking, barbering, or other such services furnished by any company or person not approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Any necessary exterminating work in the premises shall be done at Tenant’s expense, at such times, in such manner as Landlord shall reasonably require. Landlord reserves the right to exclude from the building, from 6:00 p.m. to 8:00 a.m., and at all hours on Sunday and legal holidays, all persons who do not present a pass to the building signed by Landlord. Landlord will furnish passes to all persons reasonably designated (in writing) by Tenant, including, without limitation, to up to an aggregate of fifty (50) regular customers of Tenant and/or officers who have offices in other locations. Tenant shall be responsible for the acts of all persons to whom passes are issued at Tenant’s request.

9.

Except in connection with Tenant’s Initial Installation Work, whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord’s consent or approval, Tenant agrees to pay Landlord, as additional rent, within thirty (30) days after demand, the reasonable out-of-pocket fees of any architect, engineer or attorney employed by Landlord review said plan, agreement or document.

10.

The use in the demised premises of auxiliary heating devices, such as portable electric heaters, heat lamps or other devices whose principal function at the time of operation is to produce space heating, is prohibited.

          In case of any conflict or inconsistency between any provisions of this lease and any of the rules and regulations as originally or as hereafter adopted, the provisions of this lease shall control.

2

EMPIRE STATE BUILDING COMPANY L.L.C.
350 Fifth Avenue, Third Floor
New York, New York 10118

July 14, 2008

Coty Inc.
Two Park Avenue
New York, New York 10016

Re:	Empire State Building, New York, New York

Ladies and Gentlemen:

          Reference is hereby made to that certain proposed lease between Empire State Building Company L.L.C., as landlord (“Landlord”) and Coty Inc., as tenant (“Tenant”), covering certain space (the “demised premises”) consisting of the entire rentable area of the 14th floor, and a portion of the 15th floor, of the building (“Building”) known as the Empire State Building, 350 Fifth Avenue, New York, New York (which lease is hereinafter called the “Lease”).

          Capital One, N.A. (“Capital One”), the holder of the mortgage currently encumbering the Building (the “Capital One Mortgage”), is not willing to assume responsibility for the payment of any unpaid portion of Landlord’s Contribution (as such term is defined in Article 23C(iii) of the Lease) if Capital One succeeds to the interest of Landlord under the Lease, notwithstanding its agreement to enter into a non-disturbance agreement with Tenant. Tenant is not willing to execute and deliver the Lease unless and until Landlord provides Tenant with adequate security for the payment of any portion of Landlord’s Contribution remaining unpaid if, as and when Capital One succeeds to the interest of Landlord under the Lease. As an inducement to Tenant to execute and deliver the Lease, Landlord is willing to provide such adequate security by depositing the amount of Landlord’s Contribution (i.e., $5,998,300.00) into escrow, in accordance with the terms and conditions hereinafter set forth.

          Therefore, it is hereby agreed as follows:

          1. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Lease.

          2. Simultaneously with the execution and delivery of this letter agreement by Landlord and Tenant, Landlord deposited the sum of $5,998,300.00 (the “Escrow Deposit”) with Landlord’s attorneys, David J. Bleckner, P.C. (“Escrowee”), which shall hold such sum in escrow, in an interest bearing attorney escrow account at Citibank, N.A. (or another bank selected by Escrowee, notice of which shall be given to Landlord and Tenant), in accordance with the terms and conditions of this letter agreement.

          3. The Escrow Deposit shall be disbursed by Escrowee as follows:

                    A. If, following Capital One’s succeeding to Landlord’s interest under the Lease, Capital One shall refuse to pay any unpaid portion of Landlord’s Contribution (or interest or legal fees due in connection therewith) when due, then, within two (2) business days after Escrowee’s receipt of Tenant’s written demand therefor (accompanied by the documentation set forth in clauses (a), (b) and (c) of Article 23C(iii) of the Lease), Escrowee shall advise Landlord of Tenant’s demand by sending a copy thereof and the accompanying supporting documentation. If Landlord shall fail to object in writing to Escrowee’s disbursement of the amount so demanded within five (5) business days after the date Escrowee’s notice is given, Escrowee shall pay Tenant the amount so demanded on account of Landlord’s Contribution. If Landlord shall timely object to such disbursement (which objection, if made, shall be based solely on the claim that Tenant has failed to satisfy the conditions to the disbursement of such funds pursuant to the provisions of Article 23C(iii) of the Lease, and shall be accompanied by an explanation of the reason(s) therefor and details sufficient to enable Tenant to cure such objection), then Escrowee shall advise Tenant of Landlord’s objection by sending a copy thereof to Tenant, and Escrowee shall continue to hold such funds until resolution of the dispute (or, at its election, shall deposit such funds into court, as hereinafter provided in Article 4A). Any such dispute shall be resolved by arbitration in accordance with the provisions of Article 41 of the Lease, and if Tenant prevails in such arbitration proceeding, then Escrowee shall be required to pay Tenant (from the Escrow Deposit) the full amount awarded to Tenant in such proceeding, including, without limitation, any attorneys’ fees and/or interest awarded to Tenant in such proceeding in accordance with the provisions of said Article 23C(iii).

                    B. In the event that Landlord shall pay Tenant any portion of Landlord’s Contribution in accordance with the terms of the Lease, then Landlord shall notify Escrowee thereof. Within two (2) business days after Escrowee’s receipt of Landlord’s notice of such payment, Escrowee shall notify Tenant that Escrowee intends to refund to Landlord, from the Escrow Deposit, an amount equal to the portion of Landlord’s Contribution so paid by Landlord. If Tenant shall fail to object in writing to such refund by Escrowee, within five (5) business days after the date Escrowee’s notice is given, then Escrowee shall refund such portion of the Escrow Deposit to Landlord (and the amount of the Escrow Deposit which is required to maintained hereunder shall be deemed reduced by such amount). If Tenant shall timely object to such refund by Escrowee (which objection, if made, shall be based solely on the claim that Landlord has failed to actually pay such portion of Landlord’s Contribution (or interest or legal fees due in connection therewith), and shall be accompanied by a reasonably detailed explanation of the reason(s) therefor), then Escrowee shall advise Landlord of Tenant’s objection by sending a copy thereof to Landlord, and Escrowee shall continue to hold such funds until resolution of the dispute (or, at its election, shall deposit such funds into

2

court, as hereinafter provided in Article 4A). Any such dispute shall be resolved by arbitration in accordance with the provisions of Article 41 of the Lease.

                    C. In the event that Tenant shall fail by the second anniversary of the Commencement Date to perform sufficient Tenant’s Initial Installation Work for Landlord’s Contribution to be fully applied, then Landlord shall notify Escrowee thereof. Within two (2) business days after Escrowee’s receipt of such notice from Landlord, Escrowee shall notify Tenant that Escrowee intends to refund to Landlord, from the Escrow Deposit, an amount equal to the then remaining balance of the Escrow Deposit. If Tenant shall fail to object in writing to such refund by Escrowee, within five (5) business days after the date Escrowee’s notice is given, then Escrowee shall refund such remaining balance of the Escrow Deposit to Landlord. If Tenant shall timely object to such refund by Escrowee (which objection, if made, shall be based solely on the claim that Tenant has prior to the second anniversary of the Commencement Date performed sufficient Tenant’s Initial Installation Work for Landlord’s Contribution to be fully applied, or that Landlord has not paid interest or legal fees which are then due to Tenant under the provisions of the Lease governing Landlord’s Contribution, and which objection shall be accompanied by a reasonably detailed explanation of the reason(s) therefor), then Escrowee shall advise Landlord of Tenant’s objection by sending a copy thereof to Landlord, and Escrowee shall continue to hold such funds until resolution of the dispute (or, at its election, shall deposit such funds into court, as hereinafter provided in Article 4A). Any such dispute shall be resolved by arbitration in accordance with the provisions of Article 41 of the Lease.

                    D. All interest earned on the Escrow Deposit shall be added onto and become part of the Escrow Deposit and, to the extent it has not been applied in accordance with the terms hereof, shall be released to Landlord when Landlord’s obligations under the Lease with respect to Landlord’s Contribution have been fully satisfied.

          4. A. In the event of any dispute regarding this letter agreement or the Escrow Deposit, or uncertainty as to the duties of Escrowee hereunder, then except as otherwise expressly provided for herein, Escrowee shall pay the Escrow Deposit or disputed portion thereof, as the case may be, into court pursuant to the relevant statute.

                    B. The parties agree jointly to defend (by attorneys selected by Escrowee), indemnify and hold harmless Escrowee against and from any claim, judgment, loss, liability, cost or expense resulting from any dispute or litigation arising out of or concerning Escrowee’s duties or services hereunder. This indemnity shall include, without limitation, reasonable attorneys’ fees and disbursements either paid to retain attorneys or representing the fair value of legal services rendered by Escrowee itself.

                    C. Escrowee shall not be liable for any error in judgment or for any act done or step taken or omitted in good faith, or for any mistake of fact or law, except for Escrowee’s own gross negligence or willful misconduct. Notwithstanding anything

3

contained in this letter agreement to the contrary, Escrowee shall have no obligation or responsibility to determine the validity of any objection by either Landlord or Tenant to the disbursement of all or any part of the Escrow Deposit; it being understood and agreed that such determination shall be made solely by the arbitrators in any arbitration proceeding relating to such objection.

                    D. The parties acknowledge that Escrowee is merely a stakeholder. Upon payment of the Escrow Deposit pursuant to this letter agreement, Escrowee shall be fully released from any and all liability and obligations with respect to the Escrow Deposit.

                    E. It is acknowledged and agreed that Escrowee is the attorney for Landlord and that Escrowee shall be entitled to represent Landlord in any lawsuit, except if same relates to the Escrow Deposit, unless the Escrow Deposit has been deposited into court by Escrowee, as hereinabove provided (in which case Escrowee shall be entitled to represent Landlord in such lawsuit).

                    I. Any notice or communication to Escrowee shall be in writing and either (a) delivered by hand or by overnight courier, with receipt acknowledged in either case, to Escrowee at 350 Fifth Avenue, Suite 2816, New York, New York 10118, or (b) given by telecopier to (212) 279-4495, in either case, Attn: David J. Bleckner, Esq. Each notice to Escrowee shall be deemed given when received (or refused). Any notice or communication to Landlord or Tenant shall be governed by the notice provisions of the Lease.

          5. The provisions of this letter agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed wholly in the State of New York, without regard to principles of conflicts of law.

          6. This letter agreement shall bind and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and permitted assigns.

          7. This letter agreement may not be modified, amended, altered or discharged except by an instrument in writing signed by the parties hereto.

          8. This letter agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

          9. This letter agreement supersedes any and all understandings and agreements between the parties with respect to the subject matter hereof.

          10. In the event that any provision of this letter agreement shall be held to be invalid or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this letter agreement shall be unaffected thereby.

4

          11. This letter agreement may be executed in two or more counterparts and all counterparts so executed shall for all purposes constitute one agreement binding on all of the parties hereto, notwithstanding that all parties shall not have executed the same counterparts. Facsimile and photocopy signatures on this letter agreement shall have the same force and effect as originals.

          Please sign and return a copy of this letter to the undersigned so as to confirm your agreement with the foregoing.

Very truly yours,

EMPIRE STATE BUILDING COMPANY
L.L.C., Landlord

By:	/s/ Peter L. Malkin

Name: Peter L. Malkin
Title: Member

AGREED

COTY INC., Tenant

By:	/s/ Michael Fishoff

Name: Michael Fishoff
Title: Chief Financial Officer

DAVID J. BLECKNER, P.C., Escrowee

By:	/s/ David J. Bleckner, Esq.

Name: David J. Bleckner, Esq.
Title: President

5

[Deposit Image]

[Deposit Image]

FINANCE
NEW • YORK
THE CITY OF NEW YORK
DEPARTMENT OF FINANCE

July 24, 2008

LOEB & LOEB LLP
345 PARK AVENUE
ATTN: JOE DE VESTA
NEW YORK, NY 10154-1895

RE: Submitted Transaction Successfully Recorded

Dear LOEB & LOEB LLP:

Document Identification Numbers 2008072101573001 through 2008072101573003 which were submitted for Recording on 7/22/2008, were successfully recorded on 7/23/2008 at 5:33 PM.

Below summarizes the status of these documents.

Documents and Recording & Endorsement Cover Pages Enclosed Herewith

2008072101573001
2008072101573002
2008072101573003

If you have any questions or require further information, please email me at acrishelp@finance.nyc.gov and a member of my staff will get back to you, or contact one of the offices below.

Thank you very much.

Sincerely,

Annette Hill
City Register

THE CITY OF NEW YORK · DEPARTMENT OF FINANCE · OFFICE OF THE CITY REGISTER
NEW YORK COUNTY · 66 JOHN STREET · NEW YORK · NY 10038 · (212)-361-7550
BRONX COUNTY OFFICE · 3030 THIRD AVE· BRONX · NY 10455 · (718)-993-6052
KINGS COUNTY OFFICE · 210 JORALEMON STREET · BROOKLYN · NY 11201 · (718)-802-3590
QUEENS COUNTY OFFICE · 144-06 94TH AVENUE · JAMAICA · NY 11435 · (718)-298-7200
www.nyc.gov/finance

NYC DEPARTMENT OF FINANCE
OFFICE OF THE CITY REGISTER

This page is part of the instrument. The City Register will rely on the information provided by you on this page for purposes of indexing this instrument. The information on this page will control for indexing purposes in the event of any conflict with the rest of the document.

2008072101573001001E69F5

RECORDING AND ENDORSEMENT COVER PAGE

PAGE 1 OF 8

Document ID: 2008072101573001 Document Date: 07-14-2008 Preparation Date: 07-21-2008
Document Type: AGREEMENT
Document Page Count: 7

PRESENTER:	RETURN TO:
FIRST AMERICAN TITLE INSURANCE- PICK UP 633 THIRD AVENUE 3008-243611 (IZZY) NEW YORK, NY 10017 212-850-0670 cquartararo@firstam.com	LOEB & LOEB LLP 345 PARK AVENUE ATTN: JOE DE VESTA NEW YORK, NY 10154-1895

PROPERTY DATA

Borough	Block	Lot		Unit	Address
MANHATTAN	835	41	Entire Lot		350 FIFTH AVENUE

Property Type: COMMERCIAL REAL ESTATE

CROSS REFERENCE DATA

CRFN______ *or* Document ID________ *or* ______ Year____ Reel ___ Page ____ *or* File Number________

PARTIES

FEES AND TAXES

Mortgage		
Mortgage Amount:	$	0.00
Taxable Mortgage Amount:	$	0.00
Exemption:		
TAXES: County (Basic):	$	0.00
City (Additional):	$	0.00
Spec (Additional):	$	0.00
TASF:	$	0.00
MTA:	$	0.00
NYCTA:	$	0.00
Additional MRT:	$	0.00
TOTAL:	$	0.00
Recording Fee:	$	72.00
Affidavit Fee:	$	0.00

Filing Fee:	$	0.00
NYC Real Property Transfer Tax:	$	0.00
NYS Real Estate Transfer Tax:	$	0.00

RECORDED OR FILED IN THE OFFICE OF THE CITY REGISTER OF THE CITY OF NEW YORK
Recorded/Filed 07-23-2008 17:33
City Register File No.(CRFN):
2008000293470

Annette M Hill

City Register Official Signature

NYC DEPARTMENT OF FINANCE
OFFICE OF THE CITY REGISTER

This page is part of the instrument. The City Register will rely on the information provided by you on this page for purposes of indexing this instrument. The information on this page will control for indexing purposes in the event of any conflict with the rest of the document.

2008072101573001001E69F5

RECORDING AND ENDORSEMENT COVER PAGE

PAGE 1 OF 8

Document ID: 2008072101573001 Document Date: 07-14-2008 Preparation Date: 07-21-2008
Document Type: AGREEMENT
Document Page Count: 7

PRESENTER:	RETURN TO:
FIRST AMERICAN TITLE INSURANCE- PICK UP 633 THIRD AVENUE 3008-243611 (IZZY) NEW YORK, NY 10017 212-850-0670 cquartararo@firstam.com	LOEB & LOEB LLP 345 PARK AVENUE ATTN: JOE DE VESTA NEW YORK, NY 10154-1895

PROPERTY DATA

Borough	Block	Lot		Unit	Address
MANHATTAN	835	41	Entire Lot		350 FIFTH AVENUE

Property Type: COMMERCIAL REAL ESTATE

CROSS REFERENCE DATA

CRFN______ *or* Document ID_________ *or* _____ Year____ Reel ___ Page ____ *or* File Number________

PARTIES

FEES AND TAXES

Mortgage		
Mortgage Amount:	$	0.00
Taxable Mortgage Amount:	$	0.00
Exemption:		
TAXES: County (Basic):	$	0.00
City (Additional):	$	0.00
Spec (Additional):	$	0.00
TASF:	$	0.00
MTA:	$	0.00
NYCTA:	$	0.00
Additional MRT:	$	0.00
TOTAL:	$	0.00
Recording Fee:	$	72.00
Affidavit Fee:	$	0.00

Filing Fee:	$	0.00
NYC Real Property Transfer Tax:	$	0.00
NYS Real Estate Transfer Tax:	$	0.00

NON-DISTURBANCE AND ATTORNMENT AGREEMENT

          NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) dated as of July 14, 2008, between EMPIRE STATE LAND ASSOCIATES L.L.C. (“Owner”), a limited liability company organized and existing under the laws of the State of New York, having its principal place of business c/o Wien & Malkin LLP, 60 East 42nd Street, New York, New York 10165; and COTY INC. (“Subtenant”), a corporation organized and existing under the laws of the State of Delaware, having an address at Two Park Avenue, New York, New York 10016.

W I T N E S S E T H:

          Owner owns the fee title to the land described on Schedule A annexed hereto and made part hereof (the “Land”) and the building (the “Building”) known as The Empire State Building, 350 Fifth Avenue, New York, New York. Owner leases the Land and Building to Empire State Building Associates L.L.C. (the “Master Lessee”) pursuant to the Ground Lease described on Exhibit 1 annexed hereto and made part hereof (as amended, supplemented or otherwise modified from time to time, the “Master Lease”). In turn, Master Lessee sublets the Land and Building to Empire State Building Company L.L.C. (“Sublandlord”) pursuant to that certain Agreement of Sublease more particularly described in Exhibit 2 annexed hereto and made part hereof (as amended, supplemented or otherwise modified from time to time, the “Operating Sublease”).

          Sublandlord and Subtenant entered into a Lease dated as of July 14, 2008 (the “Sublease”), pursuant to which Subtenant subleases a portion of the Building more particularly described in the Sublease (the “Subleased Premises”).

          Subtenant desires to be assured of the continued use and occupancy of the Subleased Premises under the terms of the Sublease if the terms of the Master Lease and the Operating Sublease are terminated or expire prior to the last day of the term of the Sublease.

          Owner agrees to such continued use and occupancy by Subtenant, provided that Subtenant agrees to recognize and attorn to Owner.

          NOW, THEREFORE, in consideration of the premises and covenants herein contained, it is agreed:

          1. If the terms of the Master Lease and Operating Sublease are terminated or expire prior to the expiration of the term of the Sublease, then (a) the Sublease shall not be terminated, (b) Owner shall not name or join Subtenant in summary or other proceedings to obtain possession of the Subleased Premises or to terminate the Sublease and (c) Owner shall not disturb the use and occupancy of Subtenant under the Sublease so long as, with respect to each of clauses (a), (b) and (c), Subtenant is not in default, beyond any applicable notice and/or cure period, of any term, covenant or condition of the Sublease to be performed or satisfied by Subtenant.

          2. If the terms of the Master Lease and Operating Sublease are terminated or expire prior to the expiration of the term of the Sublease, Subtenant shall attorn to Owner as the sublandlord under the Sublease. All rights and obligations under the Sublease shall continue as though such termination or expiration of the terms of each of the Master Lease and Operating Sublease had not occurred. The provisions of the foregoing two sentences are intended to be effected automatically and be self-operative without the need for further documentation to effect. Subtenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give Subtenant any right or election to terminate or otherwise adversely affect the Sublease and the obligations of Subtenant thereunder by reason of any such termination or expiration of the term of the Master Lease or of the Operating Sublease.

          3. Notwithstanding anything in this Agreement set forth to the contrary, Owner shall not in any event (a) be liable for any previous act, omission, default, misrepresentation or breach of any warranty of Sublandlord, but the foregoing shall not be construed or interpreted as exculpating Owner from liability for any damages, fees, costs or expenses arising out of Owner’s failure to perform any obligation of any prior landlord (including Sublandlord), to the extent such failure continues following the date that Owner succeeded to the interest of Sublandlord under the Sublease (the “Succession Date”), (b) be subject to any offsets, credits, claims, counterclaims or defenses that Subtenant may be entitled to assert against Sublandlord; provided, however, that Owner shall be subject to offsets, credits, claims, counterclaims or defenses in favor of Subtenant to the extent that they relate to any unfunded installment of Landlord’s Contribution (as defined in the Sublease) payable to Subtenant pursuant to the terms of the Sublease, (c) be bound by any amendment to or modification of the Sublease made without the prior written consent of Owner, except for any such amendment or modification made pursuant to provisions of the Sublease that prescribe such amendment or modification and specify the subject matter thereof, (d) be bound by any payment by Subtenant of any rent in advance beyond one month’s rent paid in accordance with the terms of the Sublease or (e) be responsible for or with respect to the retention, application and/or return to Subtenant of any security deposit paid to Sublandlord, whether or not still held by Sublandlord, unless and until Owner has actually received, or been credited with, the full amount of such security deposit. It is agreed that after the Succession Date, nothing herein shall be deemed to relieve Owner from performing, in accordance with the terms of the Sublease and this Agreement, the obligations of Sublandlord under the Sublease if the same have not been performed as of the Succession Date and any other obligation that may accrue thereafter. If any obligation of Sublandlord shall not have been performed prior to the Succession Date and Owner is required to perform the same after the Succession Date pursuant to the terms of the Sublease and/or this Agreement, and if Owner shall default in its obligation to perform the same, then Subtenant’s remedies for such non-performance shall be as prescribed in the Sublease or as may exist at law. Notwithstanding anything herein to the contrary, Master Lessee shall not be liable for any monetary damages accruing prior to the Succession Date as a result of Sublandlord’s failure to perform any obligation required under the Sublease to have been performed prior to the Succession Date, except as otherwise provided in clause (b) of this Paragraph 3.

          4. If any default (which includes any act or failure to act) shall occur that shall permit Subtenant to terminate the term of the Sublease or cancel such Sublease (whether immediately or after the lapse of time) (a “Termination Right”), Subtenant shall promptly give Owner notice of such event and a reasonable opportunity to remedy such event (but not less than (a) ten (10) business days after such notice in the case of a monetary default and (b) thirty (30) days in all other circumstances). If Owner shall have cured any monetary default within the aforesaid time period or have commenced to effect such a cure within the relevant time period in all other cases (and continue to act diligently to prosecute such cure to completion), then Subtenant shall not effect such a termination and the Sublease shall continue in effect pursuant to its terms. Owner shall be entitled to additional time to cure such default if (x) Owner shall require more than thirty (30) days following such notice to remedy the default (other than a monetary default) giving rise to the Termination Right, (y) Owner shall have given notice of its intention to remedy the event within ten (10) days following its receipt of Subtenant’s notice and (z) Owner promptly takes and diligently pursues commercially reasonable steps to effect such remedy.

          5. In all events, the liability of Owner to Subtenant whether under this Agreement or the Sublease and Subtenant’s right to be made whole for any damage, injury or loss it may sustain shall be limited and restricted to Owner’s estate in the Subleased Premises and the proceeds of any sale thereof and shall in no event exceed such interest or proceeds. In no event shall Subtenant name or seek to name any member, agent, employee or affiliate of Owner in any action, proceeding, arbitration or other form of litigation, whether to collect any deficiency or otherwise, in connection with any claim arising out of or in connection with the Sublease or this Agreement (whether before or after the expiration or earlier termination of the term of the Lease).

          6. Any notice required or desired to be given in connection with this Agreement shall be in writing and shall be given to the parties hereto at the addresses set forth below by (a) personal delivery to the person to whom notices are designated to be given hereunder or (b) by facsimile transmittal, provided that such transmittal is electronically confirmed to have been successfully sent and an original, executed copy of such notice is delivered personally within one (1) business day to the designated recipient of such notice. Notices shall be deemed effective upon receipt by the designated person but the failure of any such person to accept any notice or the failure to deliver any such notice because any designated recipient is not available to receive the same shall not be deemed to invalidate the effectiveness of such notice. Notices shall be addressed as follows:

To Owner:
Empire State Land Associates L.L.C.

2

c/o Wien & Malkin LLP
60 East 42nd Street
New York, New York 10165
Attention: Senior Asset Manager
Facsimile Number: (212) 850-2796

To Subtenant:
Coty Inc.
Two Park Avenue
New York, New York 10016
Attention: Chief Financial Officer
Facsimile No.: (212) 479-4508

With a copy to:

Coty Inc.
Two Park Avenue
New York, New York 10016
Attention: General Counsel
Facsimile No.: (212) 479-4328

Each party hereto may designate a different person and address for the receipt of notices by notice given in the aforesaid manner.

          7. A “business day” is deemed to be any day, except Saturday, Sunday and any day that a majority of the commercial banks chartered by the State of New York having branches in the Borough of Manhattan are closed for the purpose of accepting deposits (other than by automatic teller machine or similar devices or by electronic transfer of funds).

          8. The provisions of this Agreement are binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

          9. If there is any conflict or ambiguity between any term of this Agreement and any term of the Sublease, the term of this Agreement shall control.

          10. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York without giving effect to any choice or conflicts of law doctrine or policy. Any legal proceeding respecting any cause of action or claim arising hereunder shall be brought in the courts of the State of New York sitting in the County of New York.

          11. Owner and Subtenant waive trial by jury in any action or proceeding or counterclaim arising out of this Agreement brought or made by either of them.

          12. This Agreement may not be amended or terminated orally.

          13. This Agreement constitutes the sole agreement between the parties with respect to the subject matter hereof and supersedes any prior agreement (written or oral) between them with respect to such subject matter.

          14. This Agreement may be executed in two or more counterparts and all counterparts so executed shall for all purposes constitute one agreement binding on all of the parties hereto, notwithstanding that all parties shall not have executed the same counterparts. Facsimile and photocopy signatures on this Agreement shall have the same force and effect as originals.

[SIGNATURE PAGE FOLLOWS]

3

          IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written.

EMPIRE STATE LAND ASSOCIATES L.L.C.

By: Empire State Building Associates L.L.C.,
Member

By:	/s/ Peter L. Malkin

Name: Peter L. Malkin
Title: Member

COTY INC.

By:	/s/ Michael Fishoff

Name: Michael Fishoff
Title: Chief Financial Officer

STATE OF NEW YORK)
	:	ss.
COUNTY OF NEW YORK)

          On the 14th day of July, 2008, before me, the undersigned, personally appeared Peter L. Malkin personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

/s/ Judy H. Love

Notary Public
JUDY H. LOVE
Notary Public, State of New York
No. 01LO4877662
Qualified in Queens County
Commission Expires 11/17/2010

STATE OF NEW YORK)
	:	ss.
COUNTY OF NEW YORK)

          On the 14th day of July, 2008, before me, the undersigned, personally appeared Michael Fishoff personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person(s) on behalf of which the individual(s) acted, executed the instrument.

/s/ Lori Rosario-Griffin

Notary Public
LORI ROSARIO-GRIFFIN
NOTARY PUBLIC, State of New York
No. 02RO6106850
Qualified in New York County
Commission Expires March 15, 2012

4

SCHEDULE A

The Land

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of 34th Street with the westerly side of 5th Avenue;

THENCE southerly along the westerly side of 5th Avenue 197 feet 6 inches to the northerly side of 33rd Street;

THENCE westerly along the northerly side of 33rd Street 500 feet;

THENCE northerly and parallel with the westerly side of 5th Avenue 98 feet 9 inches to the middle line of the block;

THENCE easterly and parallel with the northerly side of 33rd Street, 75 feet;

THENCE again northerly and parallel with the westerly side of 5th Avenue and part of the distance through a party wall 98 feet 9 inches to the southerly side of 34th Street;

THENCE easterly along the southerly side of 34th Street 425 feet to the corner aforesaid, the point or place of BEGINNING.

350 Fifth Avenue, New York, NY
Block: 835
Lot: 41

EXHIBIT 1

Master Lease

          Indenture of Ground Lease dated 12-21-51 by and between The Prudential Insurance Company of America, as landlord and Alglan Realty Corporation, Rostev Realty Corporation and Bentob Realty Corporation as tenants, and recorded 12-21-51 in Liber 4759 Page 534, as assigned and/or modified pursuant to:

          Modification of Indenture of Lease between The Prudential Insurance Company of America and Empire State Building Associates, dated 12-27-61, and recorded 12-27-61 in Liber 5173 Page 49;

          Second Modification of Indenture of Lease between The Prudential Insurance Company of America and Empire State Building Associates, dated 2-15-65, and recorded 2-15-65 in Liber 5314 Page 479;

          Agreement and Declaration by and between The Prudential Insurance Company of America and Empire State Building Associates, dated 12-6-65, and recorded 12-10-65 in Liber 5353 Page 260.

EXHIBIT 2

Operating Sublease

          Terms, Covenants, Conditions, Provisions, and Agreements of the Agreement of Sublease dated 12/27/61 and recorded on 12/27/61 in Liber 5173 Page 155 made by Empire State Building Associates, as sub-landlord, to Lawrence A. Wien, Harry B. Helmsley, Martin Weiner Realty Corporation and Parempco Inc., Joint Venturers, associated under the name of Empire State Building Company, as sub-tenant, and with respect thereto:

          Terms, Covenants, Conditions and Provisions of First Modification of Sublease between Empire State Building Associates, as sublandlord, and Lawrence A. Wien, Harry B. Helmsley, Wico Trading Corporation and Martin Weiner Realty Corporation, Joint Venturers associated under the name of Empire State Building Company, subtenants (with consent from The Prudential Insurance Company of America) dated 2/15/65 and recorded on 2/15/65 in Liber 5315 Page 1.

2

NYC DEPARTMENT OF FINANCE
OFFICE OF THE CITY REGISTER

This page is part of the instrument. The City Register will rely on the information provided by you on this page for purposes of indexing this instrument. The information on this page will control for indexing purposes in the event of any conflict with the rest of the document.

2008072101573002001E69B1

RECORDING AND ENDORSEMENT COVER PAGE

PAGE 1 OF 9

Document ID: 2008072101573002 Document Date: 07-14-2008 Preparation Date: 07-21-2008
Document Type: AGREEMENT
Document Page Count: 8

PRESENTER:
FIRST AMERICAN TITLE INSURANCE- PICK UP
633 THIRD AVENUE
3008-243611 (IZZY)
NEW YORK, NY 10017
212-850-0670
cquartararo@firstam.com

RETURN TO:
LOEB & LOEB LLP
345 PARK AVENUE
ATTN: JOE DE VESTA
NEW YORK, NY 10154-1895

PROPERTY DATA

Borough	Block	Lot	Unit	Address
MANHATTAN	835	41 Entire Lot		350 5 AVENUE

Property Type: COMMERCIAL REAL ESTATE

CROSS REFERENCE DATA

CRFN______ *or* Document ID_________ *or* ______ Year____ Reel ___ Page ____ *or* File Number________

PARTIES

PARTY 2:
COTY INC.
TWO PARK AVENUE
NEW YORK, NY 10016

FEES AND TAXES

Mortgage

Mortgage Amount:	$	0.00
Taxable Mortgage Amount:	$	0.00
Exemption:		
TAXES: County (Basic):	$	0.00
City (Additional):	$	0.00
Spec (Additional):	$	0.00
TASF:	$	0.00
MTA:	$	0.00
NYCTA:	$	0.00
Additional MRT:	$	0.00
TOTAL:	$	0.00
Recording Fee:	$	77.00
Affidavit Fee:	$	0.00

Filing Fee:	$	0.00
NYC Real Property Transfer Tax:	$	0.00
NYS Real Estate Transfer Tax:	$	0.00

RECORDED OR FILED IN THE OFFICE OF THE CITY REGISTER OF THE CITY OF NEW YORK
Recorded/Filed 07-23-2008 17:33
City Register File No.(CRFN):
2008000293471

Annette M Hill

City Register Official Signature

NYC DEPARTMENT OF FINANCE
OFFICE OF THE CITY REGISTER

This page is part of the instrument. The City Register will rely on the information provided by you on this page for purposes of indexing this instrument. The information on this page will control for indexing purposes in the event of any conflict with the rest of the document.

2008072101573002001E69B1

RECORDING AND ENDORSEMENT COVER PAGE

PAGE 1 OF 9

Document ID: 2008072101573002 Document Date: 07-14-2008 Preparation Date: 07-21-2008
Document Type: AGREEMENT
Document Page Count: 8

PRESENTER:	**RETURN TO:**
FIRST AMERICAN TITLE INSURANCE- PICK UP 633 THIRD AVENUE 3008-243611 (IZZY) NEW YORK, NY 10017 212-850-0670 cquartararo@firstam.com	LOEB & LOEB LLP 345 PARK AVENUE ATTN: JOE DE VESTA NEW YORK, NY 10154-1895

PROPERTY DATA

Borough	Block	Lot		Unit	Address
MANHATTAN	835	41	Entire Lot		350 5 AVENUE

Property Type: COMMERCIAL REAL ESTATE

CROSS REFERENCE DATA

CRFN______ *or* Document ID_________ *or* ______ Year____ Reel ___ Page ____ *or* File Number_________

PARTIES

FEES AND TAXES

Mortgage		
Mortgage Amount:	$	0.00
Taxable Mortgage Amount:	$	0.00
Exemption:		
TAXES: County (Basic):	$	0.00
City (Additional):	$	0.00
Spec (Additional):	$	0.00
TASF:	$	0.00
MTA:	$	0.00
NYCTA:	$	0.00
Additional MRT:	$	0.00
TOTAL:	$	0.00
Recording Fee:	$	77.00
Affidavit Fee:	$	0.00

Filing Fee:	$	0.00
NYC Real Property Transfer Tax:	$	0.00
NYS Real Estate Transfer Tax:	$	0.00

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

          SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) dated as of July 14, 2008, between EMPIRE STATE BUILDING ASSOCIATES L.L.C. (“Master Lessee”), a limited liability company organized and existing under the laws of the State of New York having its principal place of business c/o Wien & Malkin LLP, 60 East 42nd Street, New York, New York 10165; and COTY INC. (“Subtenant”), a corporation organized and existing under the laws of the State of Delaware having its principal place of business at Two Park Avenue, New York, New York 10016.

W I T N E S S E T H:

          Master Lessee is the lessee by mesne assignments under that certain Indenture of Ground Lease more particularly described in Exhibit 1 annexed hereto and made part hereof (as amended, supplemented or otherwise modified from time to time, the “Master Lease”) pursuant to which it leases the land described on Schedule A annexed hereto and made part hereof (the “Land”) and the building (the “Building”) known as The Empire State Building, 350 Fifth Avenue, New York, New York from Empire State Land Associates L.L.C. In turn, Master Lessee sublets the Land and Building to Empire State Building Company L.L.C. (“Sublandlord”) pursuant to that certain Agreement of Sublease more particularly described in Exhibit 2 annexed hereto and made part hereof (as amended, supplemented or otherwise modified from time to time, the “Operating Sublease”).

          Sublandlord and Subtenant entered into a Sublease, dated as of July 14, 2008 (the “Sublease”) pursuant to which Subtenant subleases a portion of the Building more particularly described in the Sublease (the “Subleased Premises”).

          Subtenant desires to be assured of the continued use and occupancy of the Subleased Premises under the terms of the Sublease if the term of the Operating Sublease is terminated or expires prior to the last day of the term of the Sublease.

          Master Lessee agrees to such continued use and occupancy by Subtenant, provided that Subtenant agrees to recognize and attorn to Master Lessee.

          NOW, THEREFORE, in consideration of the premises and covenants herein contained, it is agreed:

          1. Subject to the provisions hereinafter provided, the Sublease and all of the rights under the Sublease are and shall remain subject and subordinate to the Master Lease and to all of the terms thereof and the Master Lessee’s rights thereunder.

          2. If the term of the Operating Sublease is terminated or expires prior to the expiration of the term of the Sublease, then (a) the Sublease shall not be terminated, (b) Master Lessee shall not name or join Subtenant in summary or other proceedings to obtain possession of the Subleased Premises or to terminate the Sublease and (c) Master Lessee shall not disturb the use and occupancy of Subtenant under the Sublease so long as, with respect to each of clauses (a), (b) and (c), Subtenant is not in default, beyond any applicable notice and/or cure period, of any term, covenant or condition of the Sublease to be performed or satisfied by Subtenant.

          3. If the term of the Operating Sublease is terminated or expires prior to the expiration of the term of the Sublease, Subtenant shall attorn to Master Lessee as the sublandlord under the Sublease. All rights and obligations under the Sublease shall continue as though such termination or expiration of the term of the Operating Sublease had not occurred. The provisions of the foregoing two sentences are intended to be effected automatically and be self-operative without the need for further documentation to effect. Subtenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give Subtenant any right or election to terminate or otherwise adversely affect the Sublease and the obligations of Subtenant thereunder by reason of any such termination or expiration of the term of the Lease.

          4. Notwithstanding anything in this Agreement set forth to the contrary, Master Lessee shall not in any event (a) be liable for any previous act, omission, default, misrepresentation or breach of any warranty of Sublandlord, but the foregoing shall not be construed or interpreted as exculpating Master Lessee from liability for any damages, fees, costs or expenses arising out of Master Lessee’s failure to perform any obligation of any prior landlord (including Sublandlord), to the extent such failure continues following the date that Master Lessee succeeded to the interest of Sublandlord under the Sublease (the “Succession Date”), (b) be subject to any offsets, credits, claims, counterclaims or defenses that Subtenant may be entitled to assert against Sublandlord; provided, however, that Master Lessee shall be subject to offsets, credits, claims, counterclaims or defenses in favor of Subtenant to the extent that they relate to any unfunded installment of Landlord’s Contribution (as defined in the Sublease) payable to Subtenant pursuant to the terms of the Sublease, (c) be bound by any amendment to or modification of the Sublease made without the prior written consent of Master Lessee, except for any such amendment or modification made pursuant to provisions of the Sublease that prescribe such amendment or modification and specify the subject matter thereof, (d) be bound by any payment by Subtenant of any rent in advance beyond one month’s rent paid in accordance with the terms of the Sublease or (e) be responsible for or with respect to the retention, application and/or return to Subtenant of any security deposit paid to Sublandlord, whether or not still held by Sublandlord, unless and until Master Lessee has actually received, or been credited with, the full amount of such security deposit. It is agreed that after the Succession Date, nothing herein shall be deemed to relieve Master Lessee from performing, in accordance with the terms of the Sublease and this Agreement, the obligations of the Sublandlord under the Sublease if the same have not been performed as of the Succession Date and any other obligation that may accrue thereafter. If any obligation of Sublandlord shall not have been performed prior to the Succession Date and Master Lessee is required to perform the same after the Succession Date pursuant to the terms of the Sublease and/or this Agreement, and if Master Lessee shall default in its obligation to perform the same, then Subtenant’s remedies for such non-performance shall be as prescribed in the Sublease or as may exist at law. Notwithstanding anything herein to the contrary, Master Lessee shall not be liable for any monetary damages accruing prior to the Succession Date as a result of Sublandlord’s failure to perform any obligation required under the Sublease to have been performed prior to the Succession Date, except as otherwise provided in clause (b) of this Paragraph 4.

          5. If any default (which includes any act or failure to act) shall occur that shall permit Subtenant to terminate the term of the Sublease or cancel such Sublease (whether immediately or after the lapse of time) (a “Termination Right”), Subtenant shall promptly give Master Lessee notice of such event and a reasonable opportunity to remedy such event (but not less than (a) ten (10) business days after such notice in the case of a monetary default and (b) thirty (30) days in all other circumstances). If Master Lessee shall have cured any monetary default within the aforesaid time period or have commenced to effect such a cure within the relevant time period in all other cases (and continue to act diligently to prosecute such cure to completion), then Subtenant shall not effect such a termination and the Sublease shall continue in effect pursuant to its terms. Master Lessee shall be entitled to additional time to cure such default if (x) Master Lessee shall require more than thirty (30) days following such notice to remedy the default (other than a monetary default) giving rise to the Termination Right, (y) Master Lessee shall have given notice of its intention to remedy the event within ten (10) days following its receipt of Subtenant’s notice and (z) thereafter promptly takes and diligently pursues commercially reasonable steps to effect such remedy.

          6. In all events, the liability of Master Lessee to Subtenant whether under this Agreement or the Sublease and Subtenant’s right to be made whole for any damage, injury or loss it may sustain shall be limited and restricted to Master Lessee’s estate in the Subleased Premises and the proceeds of any sale thereof and shall in no event exceed such interest or proceeds. In no event shall Subtenant name or seek to name any member, agent, employee or affiliate of Master Lessee in any action, proceeding, arbitration or other form of litigation, whether to collect any deficiency or otherwise, in connection with any claim arising out of or in connection with the Sublease or this Agreement (whether before or after the expiration or earlier termination of the term of the Lease).

          7. Any notice required or desired to be given in connection with this Agreement shall be in writing and shall be given to the parties hereto at the addresses set forth below by (a) personal delivery to the person to whom notices are designated to be given hereunder or (b) by facsimile transmittal, provided that such transmittal is electronically confirmed to have been successfully sent and an original, executed copy of such notice is delivered personally within one (1) business day to the designated recipient of such notice. Notices shall be deemed effective upon receipt by the designated person but the failure of any such person to accept any notice or the failure to deliver

2

any such notice because any designated recipient is not available to receive the same shall not be deemed to invalidate the effectiveness of such notice. Notices shall be addressed as follows:

To Master Lessee:
Empire State Building Associates L.L.C.
c/o Wien & Malkin LLP
60 East 42nd Street
New York, New York 10165
Attention: Senior Asset Manager
Facsimile Number: (212) 850-2796

To Subtenant:
Coty Inc.
Two Park Avenue
New York, New York 10016
Attention: Chief Financial Officer
Facsimile Number: (212) 479-4508

With a copy to:

Coty Inc.
Two Park Avenue
New York, New York 10016
Attention: General Counsel
Facsimile Number: (212) 479-4328

Each party hereto may designate a different person and address for the receipt of notices by notice given in the aforesaid manner.

          8. A “business day” is deemed to be any day, except Saturday, Sunday and any day that a majority of the commercial banks chartered by the State of New York having branches in the Borough of Manhattan are closed for the purpose of accepting deposits (other than by automatic teller machine or similar devices or by electronic transfer of funds).

          9. The provisions of this Agreement are binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

          10. If there is any conflict or ambiguity between any term of this Agreement and any term of the Sublease, the term of this Agreement shall control.

          11. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York without giving effect to any choice or conflicts of law doctrine or policy. Any legal proceeding respecting any cause of action or claim arising hereunder shall be brought in the courts of the State of New York sitting in the County of New York.

          12. Master Lessee and Subtenant waive trial by jury in any action or proceeding or counterclaim arising out of this Agreement brought or made by either of them.

          13. This Agreement may not be amended or terminated orally.

          14. This Agreement constitutes the sole agreement between the parties with respect to the subject matter hereof and supersedes any prior agreement (written or oral) between them with respect to such subject matter.

          15. This Agreement may be executed in two or more counterparts and all counterparts so executed shall for all purposes constitute one agreement binding on all of the parties hereto, notwithstanding that all parties

3

shall not have executed the same counterparts. Facsimile and photocopy signatures on this Agreement shall have the same force and effect as originals.

[SIGNATURE PAGE FOLLOWS]

4

          IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written.

EMPIRE STATE LAND ASSOCIATES L.L.C.

By:	/s/ Peter L. Malkin

Name: Peter L. Malkin
Title: Member

COTY INC.

By:	/s/ Michael Fishoff

Name: Michael Fishoff
Title: Chief Financial Officer

STATE OF NEW YORK)
	:	ss.
COUNTY OF NEW YORK)

          On the 14th day of July, 2008, before me, the undersigned, personally appeared Peter L. Malkin personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person(s) on behalf of which the individual(s) acted, executed the instrument.

/s/ Judy H. Love

Notary Public
JUDY H. LOVE
Notary Public, State of New York
No. 01LO4877662
Qualified in Queens County
Commission Expires 11/17/2010

STATE OF NEW YORK)
	:	ss.
COUNTY OF NEW YORK)

          On the 14th day of July, 2008, before me, the undersigned, personally appeared Michael Fishoff personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature(s) on the instrument, the individual(s), or the person(s) on behalf of which the individual(s) acted, executed the instrument.

/s/ Lori Rosario-Griffin

Notary Public
LORI ROSARIO-GRIFFIN
NOTARY PUBLIC, State of New York
No. 02RO6106850
Qualified in New York County
Commission Expires March 15, 2012

5

SCHEDULE A

The Land

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

BEGINNING at the comer formed by the intersection of the southerly side of 34th Street with the westerly side of 5th Avenue;

THENCE southerly along the westerly side of 5th Avenue 197 feet 6 inches to the northerly side of 33rd Street;

THENCE westerly along the northerly side of 33rd Street 500 feet;

THENCE northerly and parallel with the westerly side of 5th Avenue 98 feet 9 inches to the middle line of the block;

THENCE easterly and parallel with the northerly side of 33rd Street, 75 feet;

THENCE again northerly and parallel with the westerly side of 5th Avenue and part of the distance through a party wall 98 feet 9 inches to the southerly side of 34th Street;

THENCE easterly along the southerly side of 34th Street 425 feet to the corner aforesaid, the point or place of BEGINNING.

350 Fifth Avenue, New York, NY
Block: 835
Lot: 41

6

EXHIBIT 1

Master Lease

          Indenture of Ground Lease dated 12-21-51 by and between The Prudential Insurance Company of America, as landlord and Alglan Realty Corporation, Rostev Realty Corporation and Bentob Realty Corporation as tenants, and recorded 12-21-51 in Liber 4759 Page 534, as assigned and/or modified pursuant to:

          Modification of Indenture of Lease between The Prudential Insurance Company of America and Empire State Building Associates, dated 12-27-61, and recorded 12-27-61 in Liber 5173 Page 49;

          Second Modification of Indenture of Lease between The Prudential Insurance Company of America and Empire State Building Associates, dated 2-15-65, and recorded 2-15-65 in Liber 5314 Page 479;

          Agreement and Declaration by and between The Prudential Insurance Company of America and Empire State Building Associates, dated 12-6-65, and recorded 12-10-65 in Liber 5353 Page 260.

7

EXHIBIT 2

Operating Sublease

          Terms, Covenants, Conditions, Provisions, and Agreements of the Agreement of Sublease dated 12/27/61 and recorded on 12/27/61 in Liber 5173 Page 155 made by Empire State Building Associates, as sub-landlord, to Lawrence A. Wien, Harry B. Helmsley, Martin Weiner Realty Corporation and Parempco Inc., Joint Venturers, associated under the name of Empire State Building Company, as sub-tenant., and with respect thereto:

          Terms, Covenants, Conditions and Provisions of First Modification of Sublease between Empire State Building Associates, as sublandlord, and Lawrence A. Wien, Harry B. Helmsley, Wico Trading Corporation and Martin Weiner Realty Corporation, Joint Venturers associated under the name of Empire State Building Company, subtenants, (with consent from The Prudential Insurance Company of America) dated 2/15/65 and recorded on 2/15/65 in Liber 5315 Page 1.

SUBORDINATION NON-DISTURBANCE AND ATTORNMENT AGREEMENT

CAPITAL ONE, N.A.

- with -

COTY INC.

PREPARED BY:

SUBORDINATION NONDISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination Nondisturbance and Attornment Agreement (being hereinafter referred to as this “Agreement”) made as of this 14th day of July, 2008, between CAPITAL ONE, N.A. a national banking association, successor by merger to North Fork Bank, having its principal offices at 275 Broadhollow Road, Melville, New York 11747 (“Mortgagee”) and COTY INC., a Delaware corporation, having an office at Two Park Avenue, New York, New York 10016 (“Tenant”).

W I T N E S S E T H:

          WHEREAS, Mortgagee now owns and holds a certain mortgage set forth on Schedule A annexed hereto (including, without limitation, all present and future renewals, modifications, consolidations, spreaders, replacements and extensions thereof, the “Mortgage”), made between Mortgagee and Empire State Land Associates L.L.C. (“ESLA”) and Empire State Building Associates L.L.C. (“ESBA”; ESBA and ESLA, collectively, “Mortgagor”), which Mortgage affects, among other things, (i) that certain parcel of land more particularly described in Schedule B annexed hereto (the “Property”) and (ii) the improvements located thereon (the “Building”); and

          WHEREAS, by lease dated July 14, 2008 (the “Lease”), a true copy of which has been furnished to Mortgagee, Empire State Building Company L.L.C. (“Landlord”) has leased and demised to Tenant and Tenant has hired and taken from Landlord a portion of the Building more particularly described in the Lease (the “Demised Premises”); and

          WHEREAS, at the request of Tenant, Mortgagee is willing to enter into this Agreement with Tenant upon the terms, covenants and conditions contained herein.

          NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements hereinafter set forth, the parties hereto mutually covenant and agree as follows:

          1. Subject to the provisions hereinafter provided, the Lease and all rights of Tenant thereunder are and shall be subject and subordinate to the Mortgage and to each and every advance made or to be made thereunder. The provisions of this paragraph shall be self-operative and no further instrument of subordination shall be required or needed. Nevertheless, in confirmation of such subordination, Tenant shall, at the reasonable request of the holder of the Mortgage, promptly execute, acknowledge and deliver such further instrument of subordination as may be required by such holder so long as such instrument does not increase the obligations and liabilities of Tenant as provided hereunder.

          2. As long as no default under the Lease on the part of Tenant then exists beyond the expiration of any notice and grace period:

                    (a) Tenant shall not be named or joined as a party defendant in any foreclosure action or proceeding to collect the debt secured by the Mortgage which may be instituted or taken by Mortgagee under or in connection with the Mortgage or any obligation secured thereby or by any holder of the Mortgage or by any holder of any interest in the Mortgage or by any successor or assignee of such interest (unless required by law); and

                    (b) Tenant shall not be evicted from the Demised Premises or any part(s) thereof nor shall Tenant’s leasehold estate or possession of the Demised Premises under the Lease be terminated or disturbed nor shall any of Tenant’s rights under the Lease be affected in any way solely by reason of any default under the Mortgage.

          3. If Mortgagee or any holder of the Mortgage or any holder of any interest in the Mortgage or any successor or assignee of any one or more of the foregoing shall succeed to the rights of Mortgagor or Landlord under the lease, whether through possession or foreclosure action or delivery of a new deed, then the Lease shall not terminate and Tenant shall attorn to and recognize the party so succeeding to Landlord’s rights (such party being hereinafter referred to as the “Successor Landlord”) as Tenant’s landlord under the Lease and Successor Landlord shall be conclusively deemed to have accepted such attornment and shall recognize Tenant as tenant under the Lease. Tenant shall promptly execute and deliver any instrument that Successor Landlord may reasonably request to evidence such attornment (so long as such instrument does not increase the obligations and liabilities of Tenant as provided hereunder). Upon such attornment the Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor Landlord and Tenant upon all of the same terms, conditions and covenants as are set forth in the Lease, except that Successor Landlord shall not:

                    (a) be responsible for any monies owing by or on deposit with Landlord to the credit of Tenant, except to the extent turned over to Successor Landlord;

                    (b) be bound by any previous modification or extension of the Lease not expressly provided for in the Lease such as in Articles 4, 32 and 43 of the Lease or by any previous prepayment of rent for more than one (1) month, unless such modification, extension or prepayment shall have been expressly approved in writing by Mortgagee;

                    (c) be liable for any act, omission, neglect or default on the part of Landlord under the Lease, but the foregoing shall not be construed or interpreted as exculpating Successor Landlord from liability for any damages, fees, costs or expenses arising out of Successor Landlord’s failure to perform any obligations of any prior landlord, which failure continues following the date title to the Property is transferred to Successor Landlord; or

                    (d) be subject to any claim, counterclaim, defense or setoff which shall have theretofore accrued to Tenant against Landlord.

          4. No modifications may be made to the Lease by Landlord and/or Tenant without Mortgagee’s prior written consent except for any modifications made to the Lease pursuant to the provisions of Articles 4, 32 and 43 of the Lease. Landlord shall not unreasonably withhold or delay its consent to any modification of the Lease requiring Landlord’s consent, provided that such modifications do not materially alter the economic or other material terms of the Lease.

          5. Tenant hereby represents and warrants to Mortgagee that as of the date hereof (i) Tenant is the owner and holder of the tenant’s interest under the Lease, (ii) the Lease has not been modified or amended, (iii) the Lease is in full force and effect in accordance with its terms,

(iv) to the best of Tenant’s knowledge, neither Tenant nor Landlord is in default under any of the terms, covenants or provisions of the Lease which default has continued beyond the expiration of any applicable cure period, no event has occurred which but for the passage of time or the giving of notice or both would constitute an event of default by Tenant or Landlord under the Lease, (v) neither Tenant nor Landlord has commenced any action or given or received any notice for the purpose of terminating the Lease, (vi) all rents, additional rents and other sums due and payable under the Lease have been paid in full and no rents, additional rents or other sums payable under the Lease have been paid for more than one (1) month in advance of the due dates thereof, and (vii) to the best of Tenant’s knowledge, there are no offsets or defenses to the payment of the rents, additional rents, or other sums payable by Tenant under the Lease.

          6. Tenant agrees that if there shall occur any action or omission by Landlord which would give Tenant the right to terminate the Lease or to claim a partial or total eviction, Tenant shall not exercise any such right until (i) Tenant has notified Mortgagee in writing of such act or omission and, provided Mortgagee shall have notified Tenant of Mortgagee’s intention to cure such act or omission within thirty (30) days after Mortgagee’s receipt of Tenant’s notice, (ii) a reasonable period for commencing and curing the remedy of such act or omission shall have elapsed following the giving of such notice by Tenant (which reasonable period shall in no event be (x) less than the period to which Landlord would be entitled under the Lease or otherwise after similar notice to effect such remedy and (y) more than ninety (90) days after the period to which Landlord would be entitled under the Lease or otherwise after similar notice to effect such remedy), and Mortgagee shall have failed, within such reasonable period, to commence and continue to remedy such act or omission and to cause the same to be remedied.

          7. This Agreement may not be discharged or modified orally or in any manner other than by an instrument in writing specifically referring to this Agreement and signed by a duly authorized officer or other representative of Mortgagee and by a duly authorized or other representative of Tenant.

          8. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

          9. The covenants and agreements herein contained shall apply to, inure to the benefit of, and be binding upon Mortgagee, Tenant and their respective successors, assigns and legal representatives.

[SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, Mortgagee and Tenant, intended to be legally bound, have duly executed this Agreement as of the day and year first above written.

CAPITAL ONE, N.A.

By:	/s/ Louis J. Rosado

Name: Louis J. Rosado
Title: Senior Vice President

COTY INC.

By:	/s/ Michael Fishoff

Name: Michael Fishoff
Title: CFO

STATE OF NEW YORK)
:ss.:
COUNTY OF SUFFOLK)

          On the 11 day of July, 2008, before me, the undersigned, personally appeared Louis J. Rosado, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

/s/ Tara J. Leetom

Notary Public
TARA J. LEETOM
Notary Public, State of New York
No. 02LE6013427
Qualified in Queens County
Commission Expires Sept. 14, 2010

STATE OF NEW YORK)
:ss.:
COUNTY OF NEW YORK)

          On the 14 day of July, 2008, before me, the undersigned, personally appeared Michael Fishoff, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

/s/ Lori Rosario-Griffin

Notary Public
LORI ROSARIO-GRIFFIN
NOTARY PUBLIC, State of New York
No. 02RO6106850
Qualified in New York County
Commission Expires March 15, 2012

2

SCHEDULE A - MORTGAGE CHAIN

1.

Mortgage and Security Agreement dated June 28, 1994 in the principal amount of $11,700,000.00 made by Trump Empire State Partners to Principal Mutual Life Insurance Company and recorded July 1, 1994 in Reel 2111 Page 2049 in the Office of the City Register, New York County;

Mortgage Tax Paid: $321,750.00

Which mortgage was assigned by Principal Mutual Life Insurance Company to North Fork Bank by Assignment of Mortgage dated as of April 9, 2002 and recorded April 26, 2002 in Reel 3500 Page 805 in the Office of the City Register, New York County;

which mortgage was spread to encumber the Leasehold Estate in the Mortgaged Property by Spreader Agreement dated as of April 17, 2002 made by and between Empire State Building Associates L.L.C. and Empire State Land Associates L.L.C. to North Fork Bank and recorded April 26, 2002 in Reel 3500 Page 810 in the Office of the City Register, New York County

2.

Mortgage dated as of April 17, 2002 made by Empire State Building Associates L.L.C. and Empire State Land Associates L.L.C. to North Fork Bank in the principal sum of $48,800,000.00 and recorded April 26, 2002 in Reel 3500 Page 819 in the Office of the City Register, New York County;

Mortgage Tax Paid: $1,342,000.00;

Which two (2) mortgages were consolidated to form a single lien of $60,500,000.00 by Consolidation and Extension Agreement dated as of April 17, 2002 made by and among Empire State Building Associates L.L.C. and Empire State Land Associates L.L.C. and North Fork Bank and recorded April 26, 2002 in Reel 3500 Page 831 in the Office of the City Register, New York County;

Which two (2) mortgages, as consolidated, were modified by unrecorded Modification Agreement dated as of November 1, 2006 made by and among Empire State Building Associates L.L.C. and Empire State Land Associates L.L.C. and North Fork Bank.

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SCHEDULE B - LEGAL DESCRIPTION

SCHEDULE A

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of 34th Street with the westerly side of 5th Avenue;

THENCE southerly along the westerly side of 5th Avenue 197 feet 6 inches to the northerly side of 33rd Street;

THENCE westerly along the northerly side of 33rd Street 500 feet;

THENCE northerly and parallel with the westerly side of 5th Avenue 98 feet 9 inches to the middle line of the block;

THENCE easterly and parallel with the northerly side of 33rd Street, 75 feet;

THENCE again northerly and parallel with the westerly side of 5th Avenue and part of the distance through a party wall 98 feet 9 inches to the southerly side of 34th Street;

THENCE easterly along the southerly side of 34th Street 425 feet to the corner aforesaid, the point or place of BEGINNING.

Said premises known as: 350 Fifth Avenue, New York, N.Y.

Block: 835

Lot: 41

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FIRST LEASE MODIFICATION AGREEMENT

          AGREEMENT made as of this 17th             day of March, 2009, between EMPIRE STATE BUILDING COMPANY L.L.C., a New York limited liability company, with an office at 350 Fifth Avenue, New York, New York 10118 (hereinafter called “Landlord”), and CC TY INC., a New York corporation with an office at 350 Fifth Avenue, New York, New York 10118 (hereinafter called “Tenant”).

WITNESSETH:

          WHEREAS, Landlord and Tenant are the landlord and tenant, respectively, under that certain lease dated as of July 14, 2008 (the “Lease”), covering the entire rentable area of the fourteenth (14th) floor and a portion of the fifteenth (15th) floor (collectively, the “Demised Premises”) of the building (the “Building”) known as The Empire State Building, located at 350 Fifth Avenue, New York, New York; and

          WHEREAS, Landlord and Tenant have entered into a certain Commencement Date Agreement dated January 14, 2009 with respect to the Lease, confirming that the Commencement Date (as defined in the Lease) is December 15, 2008 and that the Expiration Date (as defined in the Lease) is October 31, 2024; and

          WHEREAS, Landlord and Tenant wish to modify the Lease by adding to the premises demised under the Lease approximately 483 rentable square feet of storage space, designated as Storerooms 15A & 15C, each on the fifteenth (15th) floor of the Building, approximately as shown on the space diagram attached hereto and made a part hereof as Exhibit A (collectively, the “First Additional Storage Premises”), in accordance with the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

          1. The First Additional Storage Premises shall be deemed to be, and hereby is, added to the premises demised under the Lease, for a term of years, to commence on the date (the “FASP Commencement Date”) that this Agreement is executed and delivered by Landlord and Tenant and consented to by the party named in Article 11 of this Agreement, and to expire on the Expiration Date, unless such term shall sooner terminate as in the Lease, as modified hereby, provided. Except as otherwise set forth herein, the First Additional Storage Premises shall be leased Tenant pursuant to all of the terms, covenants and conditions of the Lease (as modified hereby). Landlord and Tenant agree that the rentable square foot area of the First Additional Storage Premises shall be deemed to be 483 rentable square feet. Tenant shall use the First Additional Storage Premises solely for storage relating to Tenant’s business, and for no other purpose.

          2. Commencing on the FASP Commencement Date, Tenant shall pay Landlord fixed annual rent for the First Additional Storage Premises (exclusive of electricity and subject to adjustment under Article 2B of the Lease, as modified hereby) at the rate of Twelve Thousand Seventy-Five and 00/100 ($12,075.00) Dollars per annum ($1,006.50 per month).

          3. Tenant shall pay Landlord operating expense escalation additional rent for the First Additional Storage Premises, in accordance with Article 2B of the Lease, except that the term “The Percentage” shall mean .0178 percent (.0178%).

          4. Tenant shall pay Landlord real estate tax escalation additional rent for the First Additional Storage Premises, in accordance with Article 2C of the Lease, except that the term “The

Percentage” for purposes of computing tax escalation additional rent for the First Additional Storage Premises shall mean .0178 percent (.0178%).

          5. Tenant agrees to take and accept possession of the First Additional Storage Premises broom-clean, free of debris and otherwise in its “as is” condition. Tenant acknowledges and agrees that Landlord shall have no obligation to perform any work in or to the First Additional Storage Premises to make it suitable and ready for Tenant’s occupancy and use. Landlord shall deliver possession of the First Additional Storage Premises to Tenant on the FASP Commencement Date is said condition, free of any occupancies or tenancies.

          6. Landlord shall redistribute and furnish electricity to Tenant for the First Additional Storage Premises, on a rent inclusion basis, in accordance with Article 3B of the Lease, except that, if and so long as Tenant uses the First Additional Storage Premises solely for storage purposes, then the ERIF (as such term is defined in the Lease) for such space (but not the Demised Premises) shall be calculated at one (1) kilowatt (1KW) of demand. Landlord represents that, as of the date of this Agreement, such ERIF is $40.00 per month, which monthly payment shall be subject to adjustment due to rate changes or due to Tenant’s consumption, as in said Article 3B provided. However, if Tenant uses the First Additional Storage Premises for any purpose other than storage purposes, then and in that event, the ERIF for such space shall no longer be calculated at one (1) kilowatt (1KW) of demand, but shall be calculated solely in accordance with the terms of Article 3B of the Lease.

          7. A. Tenant represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to this Agreement other than CB Richard Ellis, Inc. and Colliers ABR, Inc. (collectively, the “Brokers”). Tenant shall indemnify, defend and save Landlord harmless from and against any claims for fees or commissions from anyone other than the Brokers with whom Tenant has dealt in connection with this Agreement.

                    B. Landlord represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to this Agreement other than the Brokers. Landlord shall indemnify, defend and save Tenant harmless from and against any claims for fees or commissions from anyone including the Brokers with whom Landlord has dealt in connection with this Agreement. Landlord shall pay any commission or fee due and owing to the Brokers pursuant to separate agreements with them.

          8. Landlord shall provide no heat, air-conditioning, cleaning, water or any other services to the First Additional Storage Premises, except as otherwise expressly set forth in Article 6 of this Agreement.

          9. A. Tenant shall not be entitled to any additional Empire State Building Observatory Executive Passes with respect to the leasing of the First Additional Storage Premises.

                    B. The provisions of Article 24E of the Lease shall not be applicable to the First Additional Storage Premises.

          10. The Renewal Option set forth in Article 32 of the Lease shall be applicable to the First Additional Storage Premises; provided, however, that Tenant may not exercise such Renewal Option with respect to the First Additional Storage Premises without also exercising such Renewal Option with respect to the Demised Premises, but Tenant may exercise such Renewal Option with respect to the Demised Premises without also exercising it with respect to the First Additional Storage Premises. Tenant’s renewal notice shall indicate whether Tenant is also exercising its Renewal Option with respect to the First Additional Storage Premises. If Tenant’s renewal notice shall fail to so indicate, Tenant shall be deemed to have exercised such Renewal Option with respect to the entire Demised Premises and the First Additional Storage Space.

          11. Landlord shall have no obligation to obtain any subordination, non-disturbance and attornment agreement with respect to the First Additional Storage Premises; provided, however, that Landlord shall obtain the consent to this Agreement from Capital One, N.A. (in the form attached hereto and made a part hereof as Exhibit B), as is required under certain Subordination, Non-Disturbance and Attornement Agreement dated as of July 14, 2008 between Capital One, N. A. and Tenant.

          12. A. Notwithstanding anything contained in the Lease, as modified hereby, to the contrary, it is understood and agreed that Landlord may, at Tenant’s reasonable expense, effect such work as is necessary to cause Tenant’s entrance door signage for the First Additional Storage Premises to conform to the then Building standards and specifications for entrance door signage. Landlord shall effect such work within thirty (30) days after Tenant’s Signage Proposal (as hereinafter defined) has been approved by Landlord. Tenant shall permit Landlord and its contractors such access to the First Additional Storage Premises (including on business days, during normal business hours) as is reasonably necessary to perform such work. Landlord and its contractors shall perform such work in a good and workmanlike manner and shall use commercially reasonable efforts to minimize any interference with Tenant’s use of the First Additional Storage Premises while such work is being performed.

                    B. It is further understood and agreed that any approved entrance signage for the First Additional Storage Premises shall conform to the then standards and specifications of Landlord for such signage (the “Signage Specifications”). Tenant may submit to Landlord for Landlord’s prior written approval a proposal regarding the content of any such entrance door signage (“Tenant’s Signage Proposal”). Any changes to such approved entrance door sign shall be subject to Landlord’s prior approval and to Landlord’s Signage Specifications. Landlord shall not withhold, condition or delay Landlord’s approval of Tenant’s Signage Proposal so long as Tenant’s Signage Proposal conforms to Landlord’s Signage Specifications.

          13. Landlord shall have the right, at any time during the term of the Lease, as modified hereby, upon not less than ten (10) business days’ notice to Tenant, to effect such work as is necessary to cause the entrance door to the First Additional Storage Premises to conform to the then Building standards and specifications for such entrance doors (the “Entrance Door Work”), at Landlord’s sole cost and expense. Tenant shall permit Landlord and its contractors such access to the First Additional Storage Premises (including on business days during normal business hours) as is reasonably necessary to perform the Entrance Door Work. Landlord and its contractors shall perform the Entrance Door Work in a good and workerlike manner, shall use commercially reasonable efforts to minimize any interference with Tenant’s use of the First Additional Storage Premises while such work is being performed, and shall repair any damage to the First Additional Storage Premises resulting from such work.

          14. The Lease, as modified hereby, shall be deemed to have been made in New York County, New York, and shall be construed in accordance with the laws of New York. All actions or proceedings relating, directly or indirectly, to the Lease, as modified hereby, shall be litigated only in courts located within the County of New York. Landlord and Tenant, and their respective successors and assigns, hereby subject themselves to the jurisdiction of any state or federal court located with such county. Tenant hereby waives the right to raise any defense based upon inconvenient forum or make any plea or motion seeking to remove any case to a county other than New York County.

          15. A. This Agreement shall not in any way bind Landlord or Tenant until such time as it has been fully executed and delivered by Landlord and Tenant.

                    B. Except as herein modified, all of the terms, covenants and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed.

                    C. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

                    D. Tenant hereby represents that, to the best of Tenant’s knowledge, Landlord is in full compliance with the Lease and is not in default beyond any applicable grace period of any of its respective obligations under the Lease and there exists no defense or counterclaim to the payment of any fixed annual rent or additional rent pursuant thereto.

                    E. Landlord hereby represents that, to the best of Landlord’s knowledge, Tenant is in full compliance with the Lease and is not in default beyond any applicable grace period of any of its respective obligations under the Lease.

          16. This Agreement may be executed in two (2) or more counterparts and all counterparts shall for all purposes constitute one agreement binding on all of the parties hereto, notwithstanding that all parties shall not have executed the same counterparts. Facsimile and photocopy signatures of this Agreement shall have the same force and effect as originals.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EMPIRE STATE BUILDING COMPANY L.L.C.,
Landlord

By: CB Richard Ellis, Inc., as Agent

BY:	/s/ Stephen K. Bynon

Stephen K. Bynon, Director of Leasing

COTY INC. Tenant

By:	/s/ James E. Shiah

Print Name: James E. Shiah
Print Title: SVP Finance & Global Controller

EXHIBIT A

First Additional Storage Premises

EXHIBIT B

Consent to First Lease Modification Agreement by Mortgagee

          The undersigned, as Mortgagee under that certain Subordination, Non-Disturbance and Attornment Agreement dated as of July 14, 2008 (the “SNDA”) between the undersigned and Tenant, hereby consents to the foregoing First Lease Modification Agreement between Empire State Building Company L.L.C. and Tenant, and agrees that the terms of the SNDA shall apply to the Lease, as modified by such First Lease Modification Agreement, including, without limitation, the First Additional Storage Premises.

CAPITAL ONE, N.A.

By:	/s/ Louis J. Rosado

Print Name: Louis J. Rosado
Print Title: Senior Vice President

COMMENCEMENT DATE AGREEMENT

          AGREEMENT made as of the 14th day of January, 2009 between EMPIRE STATE BUILDING COMPANY L.L.C. (hereinafter referred to as “Landlord”), and COTY INC. (hereinafter referred to as “Tenant”).

W I T N E S S E T H:

          WHEREAS, the parties hereto have entered into a certain agreement of lease (“Lease”) dated as of July 14, 2008, whereby Landlord has leased to Tenant and Tenant has hired of Landlord certain space on the 14th and 15th floors of the building known as the Empire State Building, 350 Fifth Avenue, New York, New York; and

          WHEREAS, the parties hereto agree, pursuant to Article 1A of the Lease, that the term of the Lease shall commence on December 15, 2008.

          NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

The “Commencement Date” under the Lease shall be and is hereby established to be December 15, 2008; and, accordingly, the “Rent Commencement Date” under the Lease shall be and is hereby established to be October 15, 2009, and the “Expiration Date” under the Lease shall be and is hereby established to be October 31, 2024.

2.	Except as herein modified, all of the terms, covenants and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed.

3.	This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

          IN WITNESS WHEREOF, the Landlord and Tenant have respectively signed and sealed this Agreement as of the day and year first above written.

Signed, Sealed and Delivered in the presence of:	LANDLORD: EMPIRE STATE BUILDING COMPANY L.L.C.
	By:	/s/ ILLEGIBLE

(As to Landlord)	Name: ILLEGIBLE Title: Director of Operations

TENANT: COTY INC.
/s/ James E. Shiah	By:	/s/ Jules P. Kaufman

(As to Tenant)	Name: Jules P. Kaufman Title: SVP, General Counsel & Secretary

COMMENCEMENT DATE AGREEMENT

          AGREEMENT made as of the 14th day of January, 2009 between EMPIRE STATE BUILDING COMPANY L.L.C. (hereinafter referred to as “Landlord”), and COTY INC. (hereinafter referred to as “Tenant”).

W I T N E S S E T H:

          WHEREAS, the parties hereto have entered into a certain agreement of lease (“Lease”) dated as of July 14, 2008, whereby Landlord has leased to Tenant and Tenant has hired of Landlord certain space on the 14th and 15th floors of the building known as the Empire State Building, 350 Fifth Avenue, New York, New York; and

          WHEREAS, the parties hereto agree, pursuant to Article 1A of the Lease, that the term of the Lease shall commence on December 15, 2008.

          NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

The “Commencement Date” under the Lease shall be and is hereby established to be December 15, 2008; and, accordingly, the “Rent Commencement Date” under the Lease shall be and is hereby established to be October 15, 2009, and the “Expiration Date” under the Lease shall be and is hereby established to be October 31, 2024.

2.	Except as herein modified, all of the terms, covenants and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed.

3.	This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

          IN WITNESS WHEREOF, the Landlord and Tenant have respectively signed and sealed this Agreement as of the day and year first above written.

Signed, Sealed and Delivered in the presence of:	LANDLORD: EMPIRE STATE BUILDING COMPANY L.L.C.

	By:	/s/ ILLEGIBLE

(As to Landlord)	Name: ILLEGIBLE Title: Director of Operations

TENANT: COTY INC.

/s/ James E. Shiah	By:	/s/ Jules P. Kaufman

(As to Tenant)	Name: Jules P. Kaufman Title: SVP, General Counsel & Secretary

SECOND LEASE MODIFICATION AGREEMENT

          AGREEMENT (“Agreement”) made as of May 19, 2011 between EMPIRE STATE BUILDING COMPANY L.L.C., a New York limited liability company with an office at 350 Fifth Avenue, Suite 300, New York, New York 10118 (hereinafter called “Landlord”), and COTY INC., a Delaware corporation with an office at 350 Fifth Avenue, New York, New York 10118 (hereinafter called “Tenant”).

W I T N E S S E T H:

          WHEREAS, Landlord and Tenant are the landlord and tenant, respectively, under that certain lease dated as of July 14, 2008, covering certain space (the “Original Demised Premises”) consisting of the entire rentable area of the fourteenth (14th) floor, and a portion of the fifteenth (15th) floor, of the building (“Building”) known as the Empire State Building, 350 Fifth Avenue, New York, New York (the “Original Lease”), which Original Lease was modified by a certain Commencement Date Agreement dated as of January 14, 2009, and by a certain First Lease Modification Agreement dated as of March 17, 2009 (the “First Modification”) (which Original Lease, as so modified, is hereinafter called the “Lease”); and

          WHEREAS, pursuant to the First Modification, certain storage space, designated as Storeroom 15A and Storeroom 15C (collectively, the “Storage Space”), each on the fifteenth (15th) floor of the Building, was added to the demised premises under the Original Lease (so that as of the date hereof, the demised premises under the Lease consists of the Original Demised Premises and the Storage Space, collectively, the “Existing Demised Premises”); and

          WHEREAS, the term of the Lease with respect to the Existing Demised Premises is scheduled to expire on October 31, 2024 (which date is defined in the Lease as the “Expiration Date”); and

          WHEREAS, Landlord and Tenant wish to modify the Lease as follows: (i) by adding to the demised premises thereunder certain space, consisting of the entire rentable area of each of the sixteenth (16th) floor and the seventeenth (17th) floor of the Building, approximately as shown on the space diagrams attached hereto and made a part hereof as Exhibit A (collectively, the “First Additional Office Premises”); (ii) by extending the term of the Lease with respect to the Existing Demised Premises to January 31, 2030; and (iii) by otherwise modifying the provisions of the Lease; all in accordance with the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

          1. Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms under the Lease.

          2. The First Additional Office Premises shall be deemed to be, and hereby is, added to the demised premises under the Lease, for a term of years commencing on the FAOP

Commencement Date (as such term is defined in Article 3 of this Agreement), and ending on January 31, 2030 (the “New Expiration Date”), unless such term shall sooner terminate as in the Lease, as modified hereby, provided. Except as otherwise set forth herein, the First Additional Office Premises shall be leased to Tenant pursuant to all of the terms, covenants and conditions of the Lease, as modified hereby. Landlord and Tenant agree that the rentable square foot area of the First Additional Office Premises shall deemed to be 101,736 rentable square feet, consisting of 52,574 rentable square feet on the sixteenth (16th) floor (the “16th Floor Portion”) and 49,162 rentable square feet on the seventeenth (17th) floor (the “17th Floor Portion”). The Existing Demised Premises and the First Additional Office Premises are hereinafter collectively called the “Expanded Demised Premises”. Unless the context otherwise requires, all references in the Original Lease to the “demised premises” shall be deemed to include the First Additional Office Premises, after the FAOP Commencement Date.

          3. A. The term “FAOP Commencement Date” when used in this Agreement shall mean the date on which the last of the following shall have occurred: (i) Landlord delivers vacant possession of the entire First Additional Office Premises to Tenant, free of any occupancies or tenancies, in broom clean condition and free of any construction debris, materials and equipment and otherwise in safe condition for the performance of Tenant’s FAOP Initial Installation Work (as such term is defined in Article 8C of this Agreement); and (ii) Landlord substantially completes Landlord’s FAOP Work (as such term is defined in Article 8B of this Agreement); provided, however, that in no event shall the FAOP Commencement Date occur prior to April 1, 2012. Landlord shall give Tenant at least fifteen (15) days’ prior written notice of the date Landlord will substantially complete Landlord’s FAOP Work, and shall use commercially reasonable efforts to cause the FAOP Commencement Date to occur on April 1, 2011.

                    B. Landlord’s FAOP Work shall be deemed to have been substantially completed despite the fact that minor insubstantial details of construction and mechanical adjustments (i.e., “punch list items”) remain to be completed, provided the First Additional Office Premises are accessible and reasonably usable by Tenant for the purpose of effecting Tenant’s FAOP Initial Installation Work; and provided, further, that the Building Systems (as such term is defined in Article 8C(ii) of this Agreement) through which any services which are required to be provided by Landlord to the First Additional Office Premises under the Lease, as modified hereby, are also available in the First Additional Office Premises (or in locations outside of the First Additional Office Premises, if so provided under the Lease, as modified hereby) and capable of providing the services that they are designed to provide, so that, upon completion of such Tenant’s FAOP Initial Installation Work (or upon completion of certain temporary or interim work by Tenant which is necessary to provide electricity and/or chilled water service to the First Additional Office Premises during the construction period), such services can be provided by Landlord as required hereunder. Landlord shall, subject to the terms, covenants and conditions of Article 24 of this Agreement, nevertheless perform all work (“Landlord’s Punch List Work”) required in order to complete such punch list items within thirty (30) days of the FAOP Commencement Date.

                    C. Landlord shall, in accordance with the foregoing, fix the FAOP Commencement Date and notify Tenant of the date so fixed. When the FAOP Commencement

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Date has so been determined, the parties hereto shall, within thirty (30) days thereafter, at the request of either Landlord or Tenant, execute a written agreement confirming such date as the FAOP Commencement Date. Any failure of the parties to execute such written agreement shall not affect the validity of the FAOP Commencement Date as fixed and determined by Landlord, as aforesaid. Any dispute regarding the occurrence of the FAOP Commencement Date shall be resolved by arbitration in accordance with the provisions of Article 41 of the Original Lease, as modified hereby.

                    D. Tenant by entering into occupancy of the First Additional Office Premises shall be conclusively deemed to have agreed that Landlord had substantially completed Landlord’s FAOP Work, unless within twenty (20) days after the date of such occupancy Tenant shall give written notice (hereinafter called the “FAOP Punch List Notice”) to Landlord specifying the respects in which the same were not in satisfactory condition. The giving of the FAOP Punch List Notice shall have no effect whatsoever upon the FAOP Commencement Date.

                    E. In connection with the occurrence of the FAOP Commencement Date, it is acknowledged as follows: that a portion of the First Additional Office Premises (i.e., the 16th Floor Portion) is currently leased to another tenant (the “FAOP Existing Tenant”), pursuant to a certain lease with Landlord, the term of which is scheduled to expire on July 31, 2012 (the “FAOP Existing Lease”); that the FAOP Existing Tenant has already vacated the First Additional Office Premises, notwithstanding the fact that the term of such lease has not yet expired; and that Landlord and Tenant are currently negotiating regarding the execution and delivery of a certain lease cancellation agreement (the “FAOP Existing Lease Cancellation Agreement”), pursuant to which the term of the FAOP Existing Lease is cancelled effective on or about July 1, 2011. Landlord shall use commercially reasonable efforts to cause the FAOP Existing Tenant to execute and deliver the FAOP Existing Lease Cancellation Agreement as expeditiously as reasonably possible. However, except as otherwise set forth in Article 3F of this Agreement, Landlord shall have no liability to Tenant whatsoever if, despite the exercise of such commercially reasonable efforts by Landlord, the FAOP Commencement Date shall be delayed as a result of the FAOP Existing Tenant failing or refusing to execute and deliver the FAOP Existing Lease Cancellation Agreement. Landlord shall (i) keep Tenant reasonably informed from time to time, on Tenant’s request, as to the status of Landlord’s negotiation with the FAOP Existing Tenant concerning the FAOP Lease Cancellation Agreement; and (ii) promptly notify Tenant when Landlord and the FAOP Existing Tenant have executed and delivered the FAOP Existing Lease Cancellation Agreement. In the event that Landlord and the FAOP Existing Tenant fail to enter into the FAOP Existing Lease Cancellation Agreement on or before July 31, 2012, and if the FAOP Existing Tenant holds over in the First Additional Office Premises after such date, then Landlord, if necessary, shall promptly commence summary proceedings to cause the FAOP Existing Tenant to vacate such space.

                    F. (i) If Landlord fails to cause the FAOP Commencement Date to occur on April 1, 2012 (the “First FAOP Outside Date”), then, notwithstanding anything contained hereinabove to the contrary, the FAOP Rent Commencement Date (as such term is defined in Article 4A of this Agreement) shall be extended by one (1) day for each day after the First FAOP Outside Date that Landlord fails to cause the FAOP Commencement Date to occur; provided, however, that if Landlord fails to cause the FAOP Commencement Date to occur on or before

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the Self Help FAOP Outside Date (as such term is defined in Article 3F(ii) of this Agreement), then, notwithstanding anything contained hereinabove to the contrary, the FAOP Rent Commencement Date shall be extended by two (2) days for each day after the FAOP Self Help FAOP Outside Date that Landlord fails cause the FAOP Commencement Date to occur.

                              (ii) If Landlord fails to cause the FAOP Commencement Date to occur on or before June 1, 2012 (the “Self Help FAOP Outside Date”), then, Tenant (without any obligation to do so) may give Landlord written notice (“Tenant’s FAOP Self Help Notice”) that, unless Landlord causes the FAOP Commencement Date to occur within ten (10) days after such notice shall have been given, Tenant intends to perform any and all work necessary to complete Landlord’s FAOP Work and/or otherwise cause the FAOP Commencement Date to occur. Any such work by Tenant shall be performed in accordance with all applicable laws, rules and regulations and all applicable provisions of the Lease, as modified hereby, other than any such provisions requiring Landlord’s prior approval with respect to any alterations by Tenant. Tenant agrees that Tenant’s FAOP Self Help Notice shall specify (in bold face type and capital letters) that in the event Landlord does not cause the FAOP Commencement Date to occur within such ten (10) day period, then Tenant may exercise its “self-help” rights under this subparagraph (ii). Tenant shall provide Landlord with reasonable written proof of the out-of-pocket costs incurred by Tenant in connection with the work performed by Tenant pursuant to this subparagraph (ii), and Landlord shall reimburse Tenant for such costs within thirty (30) days after Landlord’s receipt of such proof. In the event that Landlord fails to reimburse Tenant all or any part of such costs within such thirty (30) day period, then Tenant shall be entitled to a rent credit (i.e., Tenant may offset the amount of such reimbursement due Tenant against rent) in the amount of the portion of such reimbursement that Landlord has failed to pay Tenant (within such thirty (30) day period), with interest at the Applicable Rate from the date such sums were to have been reimbursed or paid to Tenant until the date recovered in full by Tenant. Such rent credit shall be applied, until fully depleted, against the next fixed annual rent payable under the Lease, as modified hereby. If Tenant shall exercise its self-help rights under this subparagraph (ii), then (1) any extension of the FAOP Rent Commencement Date to which Tenant is then entitled under subparagraph (i) above shall only continue until the earlier to occur of (x) the date that Tenant substantially completes Landlord’s FAOP Work or (y) the date (as the same may be extended by any of the causes set forth in Article 22A(i) of the Original Lease) on which Tenant, using commercially reasonable efforts to complete Landlord’s FAOP Work, should have completed such work, and (2) Tenant shall no longer have the right to terminate this Agreement pursuant to subparagraph (iii) below.

                              (iii) If Landlord fails to cause the FAOP Commencement Date to occur on or before August 1, 2012 (the “Second FAOP Outside Date”), and Tenant shall not have elected to use self-help pursuant to subparagraph (ii) above, then, notwithstanding anything contained hereinabove to the contrary, Tenant may elect by written notice given to Landlord at any time after the Second FAOP Outside Date to terminate this Agreement, and unless Landlord causes the FAOP Commencement Date to occur within ten (10) days after Tenant gives such notice to Landlord, then this Agreement shall be deemed terminated and the parties shall have no further obligations or liabilities to each other hereunder, except those expressly stated to survive the expiration or earlier termination of this Agreement (but the Lease shall remain in full force and effect in accordance with its terms).

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                              (iv) Notwithstanding the foregoing, the First FAOP Outside Date, the Self Help FAOP Outside Date and the Second FAOP Outside Date shall each be extended, for no more than thirty (30) days in the aggregate, by one day for each day that the performance of Landlord’s FAOP Work is delayed as a result of any of the causes set forth in Article 22A(i) of the Original Lease, other than Landlord’s failure to enter into the FAOP Existing Lease Cancellation Agreement or the holding over by the FAOP Existing Tenant in the premises demised under the FAOP Existing Lease.

          4. A. (i) Tenant shall pay Landlord fixed annual rent for the First Additional Office Premises, commencing on the FAOP Rent Commencement Date, and otherwise in accordance with Article 2A of the Lease, except that such fixed annual rent shall be payable at the following rates:

$4,272,912.00 per annum ($356,076.00 per month) from the FAOP Rent Commencement Date through the last day of the fifth FAOP Lease Year (as such term is defined in Article 4B of this Agreement);

$4,679,856.00 per annum ($389,988.00 per month) from the first day of the sixth FAOP Lease Year through the last day of the tenth FAOP Lease Year; and

$5,086,800.00 per annum ($423,900.00 per month) from the first day of the eleventh FAOP Lease Year through the New Expiration Date.

Should the FAOP Rent Commencement Date occur on any day other than the first day of a month, then the fixed annual rent for the unexpired portion of such month shall be adjusted and prorated on a per diem basis based on the actual number of days in said month.

                              (ii) The term “FAOP Rent Commencement Date” when used in this Agreement shall mean the date which is twelve (12) months after the FAOP Commencement Date, as such date may be extended pursuant to Article 3F(i) of this Agreement.

                    B. The term “FAOP Lease Year” when used in this Agreement shall mean the twelve (12) months commencing on the FAOP Rent Commencement Date (or if the FAOP Rent Commencement Date is not the first day of a month, the first day of the month following the month in which occurs the FAOP Rent Commencement Date) and each subsequent period of twelve (12) months. The first FAOP Lease Year shall include the period, if any, from the FAOP Rent Commencement Date to the end of the month in which the FAOP Rent Commencement Date occurs.

          5. Tenant shall pay Landlord operating expense escalation additional rent for the First Additional Office Premises, in accordance with Article 2B of the Original Lease, except that the term “Base Year” shall mean the twelve (12) month period commencing on April 1, 2012 and ending March 31, 2013; the term “The Percentage” shall mean 3.7395 percent (3.7395%); and the term “comparative year” shall mean the twelve (12) month period commencing April 1, 2013 and ending March 31, 2014, and each twelve (12) month period thereafter, in which occurs any part of the term of this Lease, as modified hereby, with respect to

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the First Additional Office Premises; provided, however, that in the event that the FAOP Commencement Date shall not occur by or before April 1, 2012, then the “Base Year” shall mean the twelve (12) month period commencing on the FAOP Commencement Date, and the “comparative year” shall mean the twelve (12) month period immediately following such Base Year, and each twelve (12) month period thereafter, in which occurs any part of the term of the Lease, as modified hereby, with respect to the First Additional Office Premises; provided, further, that if the FAOP Commencement Date does not occur on the first day of a month, then the “Base Year” shall mean as follows: (i) the twelve (12) month period beginning on the first day of the month in which the FAOP Commencement Date occurs, if the FAOP Commencement Date occurs on or before the fifteenth day of such month, or (ii) the twelve (12) month period beginning on the first day of the month following the month in which the FAOP Commencement Date occurs, if the FAOP Commencement Date occurs after the fifteenth day of the month in which such date occurs; and the “comparative year” shall mean the twelve (12) month period immediately following such Base Year, and each twelve (12) month period thereafter, in which occurs any part of the term of the Lease, as modified hereby, with respect to the First Additional Office Premises (subject, however, to the provisions of Article 2G of the Original Lease with respect to any partial comparative year in which the FAOP Commencement Date or the scheduled expiration date or sooner termination of the term of the Lease, as modified hereby, occurs). The rent credit set forth in the last sentence of Article 2B(ii) of the Original Lease shall not be applicable to the First Additional Office Premises.

          6. Tenant shall pay Landlord real estate tax escalation additional rent for the First Additional Office Premises, in accordance with Article 2C of the Original Lease, except that the term “base tax year” shall mean the New York City real estate tax year commencing July 1, 2012 and ending June 30, 2013; the term “The Percentage” shall mean 3.7395 percent (3.7395%); and the term “comparative year” shall mean the New York City real estate tax year commencing July 1, 2013 and ending June 30, 2014, and each subsequent period of twelve (12) months (or such other period of twelve (12) months occurring during the term of the Lease, as modified hereby, as hereafter may be duly adopted as the tax year for real estate tax purposes by the City of New York). The rent credit set forth in the last sentence of Article 2C(ii)(a) of the Original Lease shall not be applicable to the First Additional Office Premises. However, notwithstanding the foregoing, if the FAOP Commencement Date shall not occur until after April 1, 2012, then Tenant shall be entitled to a rent credit in the amount of all real estate tax escalation additional rent due under the Lease, as modified hereby, with respect to the First Additional Office Premises for the period from July 1, 2013 through the date which is fifteen (15) months after the FAOP Commencement Date; and provided, further that if the FAOP Commencement Date shall not occur by or before December 31, 2012, then the “base tax year” for the First Additional Office Premises shall be the calendar year 2013, and the comparative year for such space shall be the calendar year 2014 and each subsequent period of twelve (12) months in which occurs any part of the term of the Lease, as modified hereby, with respect to such space.

          7. Landlord shall redistribute and furnish electricity to Tenant for the First Additional Office Premises, on a submetering basis, in accordance with the provisions of Article 3 of the Original Lease, except as follows:

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                    A. Landlord shall perform such work (“Landlord’s Submetering Work”) as is necessary to furnish redistributed electricity to the First Additional Office Premises on a submetering basis. Such work shall include, without limitation, the installation of a submeter or submeters and the connection of such submeter or submeters to the electrical panels for the First Additional Office Premises (it being acknowledged and agreed, however, that such work that is necessary to connect the submeter(s) to such electrical panels may not be performed by Landlord unless and until Tenant performs such work as is necessary to connect Tenant’s local electrical distribution to such panels (“Tenant’s Electrical Panel Work”)). Landlord shall perform Landlord’s Submetering Work at its sole cost and expense, except that Tenant shall reimburse Landlord for the cost of connecting more than a total of twenty-four (24) electrical panels to such submeter or submeters, which sums shall be deemed additional rent under the Lease, as modified hereby, and due within thirty (30) days after demand. Landlord shall, subject to the terms, covenants and conditions of Article 24 of this Agreement, complete Landlord’s Submetering Work within thirty (30) days after Landlord receives notice from Tenant that Tenant has completed Tenant’s Electrical Panel Work (and Tenant has in fact completed such work). If Landlord’s Submetering Work has not been completed by the FAOP Commencement Date (so that Landlord may not yet furnish electricity to the First Additional Office Premises on a submetering basis), then Tenant shall pay, for the distribution of electric power and use of Landlord’s facilities to provide electrical power to the First Additional Office Premises, a charge equal to the amount that results from (i) multiplying $1.25 by the number of rentable square feet within the First Additional Office Premises (i.e., 101,736), (ii) dividing the result of (i) by 360, and then (iii) multiplying the result of (ii) by the number of days, if any, until the appropriate submeter(s) are installed and are properly functioning; provided, however, that if Landlord’s Submetering Work has not been completed by the date that Tenant occupies all or any part of the First Additional Office Premises for the conduct of its business as a result of the failure of Tenant to complete Tenant’s Electrical Panel Work or any other act or omission of Tenant, its agents, employees or contractors that actually delays the completion of Landlord’s Submetering Work, then the foregoing charge shall be changed as follows: the reference to “$1.25” shall be changed to “$3.45”, effective as of such date that Tenant occupies all or any part of the First Additional Office Premises for the conduct of its business.

                    B. The electrical capacity which Landlord shall be obligated to provide to the First Additional Office Premises, for all purposes other than any Building air-conditioning systems and equipment and any other Building Systems servicing the First Additional Office Premises, shall be the FAOP Electrical Capacity, as hereinafter defined (and not the 6 watts per rentable square foot of demand load described in Article 3C(ii) of the Original Lease). The term “FAOP Electrical Capacity” when used herein, initially, shall mean the electrical capacity which is currently available in the First Additional Office Premises for Tenant’s use (for all purposes other than such Building air-conditioning equipment and Building Systems) as of the date of this Agreement; provided, however, that if at any time after the date of this Agreement Tenant shall provide Landlord with a “load letter” from Tenant’s engineer or from a reputable electrical consultant which substantiates (to the reasonable satisfaction of Landlord) Tenant’s need for any additional electrical capacity for its operations in the First Additional Office Premises, then Landlord, at Landlord’s sole cost and expense, and subject to the terms, covenants and conditions of Article 24 of this Agreement, shall perform all such work (collectively, “Landlord’s Additional Electrical Capacity Work”) as is necessary to provide such additional

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electrical capacity to the First Additional Office Premises (at the existing electrical panels or then existing electrical busways located on each applicable floor, as determined by Landlord) and the “FAOP Electrical Capacity” shall be the total of such increased electrical capacity which is then available to the First Additional Office Premises, provided that in no event shall the FAOP Electrical Capacity ever exceed six (6) watts per usable square foot of demand load (based on a usable square foot area of 76,959 square feet). Subject to the terms, covenants and conditions of Article 14 of this Agreement, Tenant agrees that such additional electrical capacity may be obtained from any excess capacity then available in the Original Demised Premises.

          8. A. Tenant expressly acknowledges that it has inspected the First Additional Office Premises and agrees to accept the First Additional Office Premises broom clean but otherwise in their “as is” condition, subject to Landlord’s obligation to perform Landlord’s FAOP Work pursuant to Article 8B of this Agreement. Tenant acknowledges that Landlord (i) has made no representation respecting the physical condition of the First Additional Office Premises and (ii) shall have no obligation to do any work in and to the First Additional Office Premises in order to make them suitable and ready for occupancy and use by Tenant, except as otherwise specifically provided in this Article.

                    B. Landlord, at its expense, shall perform the following work (“Landlord’s FAOP Work”) in order to prepare the First Additional Office Premises for Tenant’s use and occupancy and as a condition precedent to the FAOP Commencement Date (except for the work set forth in the second sentence of subparagraph (ii) below, which work, if necessary, will not occur until after the FAOP Commencement Date):

                              (i) Landlord shall perform demolition work in the First Additional Office Premises, including removal of ceiling, ductwork (except for duct work which services other space in the Building), lighting and flooring, so as to create a “slab to slab” condition in the First Additional Office Premises.

                              (ii) Landlord shall perform all work necessary to remove all asbestos from the First Additional Office Premises (other than shafts that run through the core of the Building), and will obtain and provide to Tenant a duplicate original counterpart of a Form ACP-5 and/or ACP-7 (as appropriate) for the First Additional Office Premises. If during the performance of Tenant’s FAOP Initial Installation Work, Tenant discovers any asbestos containing materials within the First Additional Office Premises (a) that is required by law to be removed in connection with such work or (b) that is located within the shafts that run through the First Additional Office Premises (excluding the core of the Building, other than piping and duct work required for tie-ins or connections, which shall be abated as herein provided), then Landlord shall promptly remove such asbestos containing materials at Landlord’s sole cost and expense. All work required to be performed by Landlord pursuant to the subparagraph (ii) is hereinafter referred to, collectively, as “Landlord’s Asbestos Removal Work.” If Landlord is required to perform Landlord’s Asbestos Removal Work pursuant to this subparagraph (ii) at any time after the occurrence of the FAOP Commencement Date but before the occurrence of the FAOP Rent Commencement Date, then, notwithstanding anything contained hereinabove to the contrary, the FAOP Rent Commencement Date shall be extended on a day-for-day basis for each day Landlord is performing such work and such performance actually delays the completion of Tenant’s FAOP Initial Installation Work; it being understood and agreed, however, that if Tenant

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is entitled to such an extension of the FAOP Rent Commencement Date, the same shall continue until Landlord has completed Landlord’s Asbestos Removal Work (including, without limitation, obtaining any sign-offs or approvals that are required for Tenant to legally use the First Additional Office Premises) and has vacated the First Additional Office Premises. If Landlord is required to perform Landlord’s Asbestos Removal Work pursuant to this subparagraph (ii) after the occurrence of the FAOP Rent Commencement Date, then, notwithstanding anything contained hereinabove to the contrary, all fixed annual rent, operating expense escalation additional rent and real estate tax escalation additional rent attributable to the portion of the First Additional Office Premises that Tenant is unable to use or occupy during the performance of such work by Landlord shall be equitably and proportionately abated until Landlord has completed Landlord’s Asbestos Removal Work (including, without limitation, obtaining any sign-offs or approvals that are required for Tenant to legally use the First Additional Office Premises) and has vacated the First Additional Office Premises.

                              (iii) Landlord shall flash patch the floors of the First Additional Office Premises where necessary and perform all work necessary to cause the floors to be reasonably smooth and reasonably flat in accordance with industry standards.

                              (iv) Landlord shall perform all work necessary to provide Tenant with adequate points of connection to the Building’s Class E fire alarm system, but in no event fewer than (x) ten (10) such points in a location or locations on the 16th Floor Portion and (y) ten (10) such points in a location or locations on the 17th Floor Portion, so that Tenant may connect the fire alarm system for the First Additional Office Premises to such Building System. Any modifications, upgrades, additional panels, devices or equipment shall be furnished and installed by Tenant.

                              (v) Landlord shall effect all work necessary to provide a stand pipe connection to the Building’s sprinkler system, in a location designated by Landlord on each of the 16th Floor Portion and the 17th Floor Portion, so that Tenant may provide sprinkler service in the First Additional Office Premises. Tenant, as part of Tenant’s FAOP Initial Installation Work, shall effect all work necessary to distribute such sprinkler service throughout the First Additional Office Premises.

                              (vi) Landlord shall install fireproofing and stopping at all locations required by code and perform all other work in and to the First Additional Office Premises so that such space may be delivered by Landlord to Tenant in compliance with all applicable laws, rules and regulations and free of any violations of record.

                              (vii) Landlord shall (a) install new, Building standard radiator convector covers and grills so that the same are primed and ready for painting and (b) perform all work necessary to cause the existing radiators in the First Additional Office Premises to be in good working order.

                              (viii) Landlord shall effect all work necessary to cause the elevator call buttons, lanterns, doors (including the hardware thereon) and service closets in the First Additional Office Premises or which service the First Additional Office Premises (whether or not in the First Additional Office Premises) to comply with the requirements of the ADA.

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                              (ix) Landlord shall perform all work necessary to provide to Tenant the existing electric closets located on each of the 16th Floor Portion and the 17th Floor Portion stripped with main feeds in place.

                              (x) Landlord shall install new, Building standard radiator valves which are compatible with the Building’s direct digital control system.

Landlord shall perform Landlord’s FAOP Work in a good and workerlike manner, and in a prompt and expeditious fashion after this Agreement has been executed and delivered by Landlord and Tenant.

                    C. (i) Tenant, at its expense (except as provided in subparagraph (iii) below), shall perform all other work (“Tenant’s FAOP Initial Installation Work”) in and to the First Additional Office Premises as is necessary for Tenant to conduct its business therein, and in order to make such space suitable and ready for Tenant’s initial occupancy and use. Tenant shall perform Tenant’s FAOP Initial Installation Work in a prompt and expeditious manner following the FAOP Commencement Date, in accordance with the provisions of Article 8 of the Original Lease, this Article and all other applicable provisions of the Lease, as modified hereby, and in compliance with all applicable laws, rules and regulations.

                              (ii) Tenant shall submit to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed with respect to nonstructural interior alterations which do not adversely affect the proper functioning of utility services, plumbing and electrical lines or other systems of the Building (collectively, “Building Systems”), a full set of architectural and engineering plans and specifications (including architectural plans and specifications comprised of partition plans, reflected ceiling plans as well as air conditioning, heating and all other mechanical drawings and electric plans) in form suitable for filing with the appropriate agencies of the City of New York to obtain such alteration or building permit to perform Tenant’s FAOP Initial Installation Work. If Landlord withholds its approval of the plans and specifications (in accordance with the foregoing), Landlord shall specify in reasonable detail the basis for withholding such approval and Tenant shall make appropriate modifications to the plans and specifications to correct or eliminate the objections specified by Landlord in such disapproval and shall resubmit the modified plans and specifications to Landlord within a reasonable period of time after they are returned to Tenant unapproved. If Landlord fails to respond to any such request for approval within ten (10) days after such plans and specifications shall have been given to Landlord, Tenant may send Landlord a second request for approval of such plans and specifications. If Landlord fails to respond to such second request for approval within five (5) Business Days after the same shall have been given to Landlord, then Landlord shall be deemed to have approved such plans and specifications (provided such second request specifies in bold face type and capital letters that Landlord shall be deemed to have approved such plans and specifications if it fails to respond to such second request within such five (5) Business Day period). The terms and provisions set forth in this subparagraph (ii) governing the approval and disapproval of plans and specifications shall apply equally to approving and disapproving revised plans and specifications and all change orders. No work may be performed without Landlord’s prior approval of the plans and specifications and all contractors and sub-contractors engaged to perform Tenant’s FAOP Initial Installation Work. No such work shall be commenced without the plans and specifications

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therefor having been approved by Landlord and the appropriate permits and approvals therefor having been issued by the City of New York Department of Buildings and any other governmental agency having jurisdiction thereof. Approval by Landlord of any plans or specifications shall not be deemed to constitute a warranty or representation that such plans or specifications shall conform to applicable laws and regulations or shall be approved by the Department of Buildings or any other governmental agency. At Tenant’s request, Landlord shall execute all required permit applications and other forms upon submission of Tenant’s plans and specifications by Tenant but prior to Landlord’s review of same, but execution of such forms by Landlord shall not constitute approval of the alterations in question.

                              (iii) Landlord shall provide Tenant an allowance of up to $6,980,688.00 to defray the cost of construction of any Tenant’s FAOP Initial Installation Work which is performed prior to the fourth anniversary of the FAOP Commencement Date. Such sum (“Landlord’s FAOP Contribution”) shall be payable (as hereinafter provided) against requisitions therefor accompanied by (a) the certification by Tenant’s architect that the work described on such requisition has been completed substantially in accordance with the plans and specifications theretofor approved (or deemed approved) by Landlord, (b) a list specifying the work performed for which such requisition is being submitted and (c) partial conditional waivers of mechanics liens for all work for which such installment of Landlord’s FAOP Contribution has been requisitioned, and partial unconditional waivers of mechanics liens for all work for which payments were made by Landlord with respect to previous requisitions, from each contractor, sub-contractor, vendor and supplier of labor and materials for whom and to the extent such installment of Landlord’s FAOP Contribution is being requisitioned; it being agreed, however, that Tenant shall not be required to submit such lien waivers for (x) any such contractor or sub-contractor performing work the cost of which shall be less than $10,000.00, or (y) for any such vendor or supplier providing materials the cost of which (in the aggregate for the entire job, and not for such installment) shall be less than $250,000.00. Payments on account of Landlord’s FAOP Contribution shall not be payable more frequently than monthly. Each such installment of Landlord’s FAOP Contribution shall be equal to (1) the total amount of Landlord’s FAOP Contribution requisitioned by Tenant as of the date of the most recent requisition (including the amount of the most recent requisition), less (2) the total amount of Landlord’s FAOP Contribution paid to Tenant as of the date the most recent requisition. To illustrate such calculation, and assuming, for example, that the total of all requisitions submitted by Tenant (including the most recent requisition) is $100,000, of which $60,000 has been paid to Tenant, and $40,000 is the unpaid amount of the most recent requisition, then the amount of such installment shall be $40,000, calculated as follows: (1) $100,000, less (2) $60,000, equals $40,000. Notwithstanding anything contained herein to the contrary, no portion of Landlord’s FAOP Contribution shall be applied by Tenant against expenses for furniture, office equipment or other personal property, and not more than $1,047,103.20 may be applied by Tenant for architectural and engineering fees or other soft costs relating to Tenant’s FAOP Initial Installation Work (which payments of Landlord’s FAOP Contribution for such architectural and engineering fees and other soft costs shall be made by Landlord upon Tenant’s submission of invoices therefor (whether before or after the FAOP Commencement Date) which have been approved for payment by an officer of Tenant, anything contained herein to the contrary notwithstanding). Any dispute regarding Landlord’s FAOP Contribution shall be resolved by expedited arbitration in accordance with the provisions of Article 41 of the Original Lease. In

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the event that any such dispute shall be resolved in Tenant’s favor, so that Landlord shall be obligated to pay Tenant all or any part of Landlord’s FAOP Contribution, but Landlord fails to do so within fifteen (15) days after such decision is rendered in such arbitration proceeding, then Tenant shall be entitled to a rent credit (i.e., Tenant may offset such amount due Tenant against rent) in the amount of the portion of Landlord’s FAOP Contribution which Landlord has failed to pay Tenant (within such fifteen (15) day period) in accordance with the decision in such arbitration proceeding, with interest at the Applicable Rate from the date such sums were to have been reimbursed or paid to Tenant from Landlord’s FAOP Contribution until the date recovered in full by Tenant, and with all reasonable legal fees incurred by Tenant in connection with such dispute (provided Tenant furnishes Landlord with paid invoices or other reasonably sufficient evidence of such fees). Such rent credit shall be applied, until fully depleted, against the next fixed annual rent payable under the Lease, as modified hereby. As an inducement to Tenant to execute and deliver this Agreement, Landlord shall deposit in escrow with Landlord’s attorneys, David J. Bleckner, P.C. (“Escrowee”), concurrently with the execution and delivery of this Agreement by Landlord and Tenant, the sum of $6,980,688.00 to be held by Escrowee as security for the payment of Landlord’s FAOP Contribution to Tenant, in accordance with the terms, covenants and conditions of that certain letter agreement of even date herewith among Landlord, Tenant and Escrowee, a copy of which is attached hereto and made a part hereof as Exhibit E.

                              (iv) The installation or connection to the Building systems of each item of Tenant’s property and systems shall be performed at Tenant’s expense (subject to subparagraph (iii) above) and, unless otherwise provided in the Lease, as modified hereby, by Tenant using contractors approved by Landlord in accordance with the applicable provisions of the Lease, as modified hereby.

                              (v) Notwithstanding anything contained herein to the contrary, Tenant shall maintain, at Tenant’s expense, in addition to any other insurance required pursuant to the Lease, as modified hereby, with respect to alterations, a Builders “All Risk” insurance policy (Broad Form) covering the full replacement cost of Landlord’s FAOP Work and Tenant’s FAOP Initial Installation Work and the materials and supplies delivered and stored in the First Additional Office Premises for the purpose of being incorporated in such work.

                              (vi) Notwithstanding anything contained herein to the contrary, Tenant shall deliver to the Landlord final record drawings of Tenant’s FAOP Initial Installation Work, including, as may be pertinent to the work performed, a reflected ceiling plan, mechanical and electrical drawings, partition plan and any other drawings which may be required to indicate accurately the layout and systems of the First Additional Office Premises. Tenant shall require its architect to load and maintain such record plans on a CADD system and to deliver diskettes or other medium suitable for Landlord’s needs and compatible, if feasible, with Landlord’s computer applications, so as to enable Landlord to use such CADD-saved plans.

                              (vii) Landlord shall, at the request of Tenant, schedule the Building’s freight elevator (or a passenger elevator converted for use as a freight elevator) for Tenant’s move into the First Additional Office Premises, after 6:00 p.m. and before 7:00 a.m. on Business Days (and at any time on weekends). Such use shall be subject to a prior reservation by another

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tenant and/or the need by Landlord for the use of such elevator for other operating or construction purposes. Notwithstanding anything contained in the Lease, as modified hereby, to the contrary, in connection with Tenant’s FAOP Initial Installation Work and initial move-in to the First Additional Office Premises, it is agreed that Tenant shall not be required to pay for the first eighty (80) hours of such freight elevator use on an after-hours basis. Any other after-hours use of the freight elevator by Tenant shall be subject to the applicable provisions of the Lease, including, without limitation, Landlord’s standard charges therefor.

                              (viii) Tenant agrees that Tenant’s FAOP Initial Installation Work shall include, without limitation, all work necessary to tie all HVAC controls for the First Additional Office Premises into the Building’s direct digital control system.

                    D. It is acknowledged and agreed that Tenant, at its expense (except as hereinabove provided) and as part of Tenant’s FAOP Initial Installation Work, shall provide, and shall effect all work (the “Tenant’s FAOP A/C Work”) necessary to install, new chilled water cooled air-conditioning units for the First Additional Office Premises (the “FAOP A/C Units”), with a total cooling capacity of 120 tons for each of the 16th Floor Portion and the 17th Floor Portion (for a total cooling capacity in the First Additional Office Premises of 240 tons), each of which units shall be of equal or better quality to the current Building standard air-conditioning unit, the York Floor Mounted Model Solution XTI. Tenant’s FAOP A/C Work shall include, without limitation, (i) the connection of the FAOP A/C Units to the Building Chilled Water and Warm Water Circulating System, and (ii) all work necessary to install all associated duct work, fans, diffusers and other equipment necessary to distribute air-conditioning service throughout the First Additional Office Premises from the FAOP A/C Units.

                    E. It is acknowledged and agreed that Tenant, at its expense (except as hereinabove provided) and as part of Tenant’s FAOP Initial Installation Work, shall effect all work (the “FAOP Bathroom Renovation Work”) necessary to renovate and refurbish all of the existing core bathrooms in each of the 16th Floor Portion and the 17th Floor Portion, so that the condition of, and quality of installation in, all such bathrooms shall be at least equivalent to the condition of, and quality of installation in, the core bathrooms located in 14th floor portion of the Original Demised Premises as of the date of this Agreement.

                    F. Reference is hereby made to the Environmental Design Guidelines set forth in Exhibit B attached hereto and made a part hereof, which include certain materials and/or items of work required in order to obtain LEED-CI designation with respect to an office space construction project (it being understood and agreed, however, that the intent of the Environmental Design Guidelines is to optimize performance of the First Additional Office Premises, not just to obtain LEED-CI designation). Notwithstanding anything contained in the Lease, as modified by this Agreement, to the contrary, Tenant shall (i) submit its plans and specifications for Tenant’s FAOP Initial Installation Work to Landlord’s project manager, Jones Lang LaSalle (“JLL”), concurrently with Tenant’s submission of such plans and specifications to Landlord, and (ii) incorporate into such plans and specifications as part of Tenant’s FAOP Initial Installation Work such sustainability measures as are recommended by JLL to Tenant (the “Recommended Sustainability Measures”); provided, however, that (a) the Recommended Sustainability Measures shall be limited solely to the items set forth in said Exhibit B, and JLL

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shall designate such Recommended Sustainability Measures to Tenant in reasonable detail and within the same time periods applicable to Landlord with respect to Tenant’s request for Landlord’s approval of such plans and specifications (as such time periods are more particularly set forth in Article 8C(ii) of this Agreement); (b) with respect to items A1, A2 and A4 of the Environmental Design Guidelines, JLL demonstrates, to the reasonable satisfaction of Tenant and Tenant’s consultants, that such Recommended Sustainability Measures will result in the payback to, or the recouping by, Tenant of the cost thereof over a period of not more than five (5) years; (c) in no event shall the Recommended Sustainability Measures materially delay the performance of Tenant’s FAOP Initial Installation Work (as reasonably determined by Tenant); and (d) in no event shall Tenant be required to perform any structural alterations, alterations to any of the Building Systems or alterations outside of the First Additional Office Premises, in connection with the Recommended Sustainability Measures.

          9. Article 4 of the Lease shall be deemed to be, and hereby is, modified as follows:

                    A. With respect to the First Additional Office Premises, the references in Article 4J(ii) of the Original Lease to “Tenant’s Initial Installation Work” shall mean “Tenant’s FAOP Initial Installation Work”.

                    B. Anything contained in said Article 4 of the Original Lease to the contrary notwithstanding, the provisions of paragraphs B, C, E, J, M and N of said Article 4 shall not apply to, and Landlord’s consent shall not be required, with respect to one or more sub-lettings to a third party, from time to time, of up to an aggregate of 15,000 rentable square feet of the 15th Floor Portion referred to in Article 4I of the Original Lease, provided that (i) Tenant shall give Landlord at least fifteen (15) days’ prior written notice of any such transaction, which notice shall include a copy of the executed sublease agreement for any such transaction; (ii) the term of any such sublease agreement shall not expire later than the last day of the tenth FAOP Lease Year; (iii) any such subtenant shall be reputable and financially responsible; (iv) Tenant shall not be in default under the Lease, as modified hereby, beyond any applicable notice and/or cure period at the time Tenant enters into any such sublease; and (v) any such transaction shall comply with the following provisions of said Article 4: paragraph F (other than the references to Landlord’s right of recapture and right to share in profits) and paragraph K (and the following provisions of said Article 4 shall apply to any such transaction: the fourth, sixth, seventh, eighth, ninth and tenth sentences of paragraph A).

                    C. The reference to the number “six (6)” in Article 4F(iii)(d) of the Original Lease shall be changed to the number “twelve (12)”. Additionally, in no event may any assignment or subletting be made which results in the occupancy of any full floor included in the Expanded Demised Premises by more than three (3) occupants (including Tenant).

          10. Article 31 of the Lease shall be deemed to be, and hereby is, modified with respect to the First Additional Office Premises as follows:

                    A. The third sentence of Article 31A(i) of the Original Lease shall be deemed to be, and hereby is, modified so that Landlord shall furnish heat to the First Additional Office Premises so as to provide for reasonably comfortable occupancy thereof, for normal office use,

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during all Business Hours on all Business Days, during the cold season, at no charge to Tenant. Air conditioning service shall be provided by the FAOP A/C Units to be installed by Tenant, and Landlord shall provide Tenant with 240 tons per annum of chilled water from the Building Chilled Water and Warm Water Circulating System in connection with the operation of such Units, at no charge to Tenant during Business Hours. Such chilled water service shall be provided to Tenant in accordance with the provisions of Article 24C of the Original Lease and, for purposes of subparagraph (v) of Article 24C of the Original Lease, Tenant acknowledges that it has been advised by Landlord that the Expanded Demised Premises and all of the Option Space/ROFO Space are in the same zone and Landlord agrees that such space will remain in the same zone during the term of the Lease (as modified hereby).

                    B. Article 31A(ii) of the Original Lease shall be deemed to be, and hereby is, modified so that, if (i) the FAOP A/C Units to be installed by Tenant shall provide a minimum of 240 tons of cooling capacity to the First Additional Office Premises (with a minimum of 120 tons to the 16th Floor Portion and 120 tons to the 17th Floor Portion), (ii) occupancy levels in the First Additional Office Premises will not exceed one (1) person per one hundred (100) square feet of rentable area (and such occupants are evenly distributed throughout the First Additional Office Premises), (iii) the electrical load in the First Additional Office Premises shall not exceed six (6) watts per usable square foot on a demand load basis and (iv) Tenant shall at all times comply with applicable and relevant Building regulations affecting the operation of the FAOP A/C Units, then the FAOP A/C Units and the Building heating system shall be capable of maintaining the following conditions: (i) a minimum average indoor dry bulb temperature of not less than 68 degrees Fahrenheit, whenever the outdoor dry-bulb temperature, during Business Hours, is lower than 65 degrees and not lower than 0 degrees Fahrenheit; and (ii) a minimum average indoor dry-bulb temperature of no higher than 75 degrees Fahrenheit, whenever the outdoor dry-bulb temperature, during Business Hours, is higher than 65 degrees and not higher than 95 degrees Fahrenheit, and the outdoor wet-bulb temperature does not exceed 75 degrees Fahrenheit.

                    C. Article 31 C of the Original Lease shall be deemed to be, and hereby is, modified so that any Supplemental A/C Unit(s) to be installed by or on behalf of Tenant in and for the First Additional Office Premises shall be a water cooled unit (and not an air-cooled unit). Additionally, as a condition to the installation of any such Supplemental A/C Unit(s) in and for the First Additional Office Premises, Tenant shall provide Landlord with a letter from a reputable HVAC consultant or Tenant’s engineer confirming that the installation of such equipment is required or desired based on Tenant’s plans and specifications for Tenant’s FAOP Initial Installation Work and Tenant’s proposed business operations in the First Additional Office Premises. In the event that Tenant provides such confirmation letter and thereafter installs any such Supplemental A/C Unit(s) in and for the First Additional Office Premises, then Landlord shall provide Tenant with up to 30 tons per annum of chilled water from the Building Chilled Water and Warm Water Circulating System for the operation of such unit(s) (which 30 tons of chilled water shall be in addition to the 240 tons per annum of chilled water to be supplied by Landlord for the FAOP A/C Units pursuant to paragraph A above). It is acknowledged and agreed by Tenant that the use of such chilled water for any Supplemental A/C Unit(s) in the First Additional Office Premises shall be subject to the following limitations: (i) during Business Hours, it shall be used as chilled water (which runs through a coil in such Supplemental A/C

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Unit(s)) in order to provide cooling in the First Additional Office Premises; and (ii) outside of Business Hours, the chilled water shall be used as if it were condenser water (which utilizes a compressor in such Supplemental A/C Unit(s)) in order to provide cooling to the First Additional Office Premises. Landlord, at Tenant’s expense, shall (a) modify one (1) of the existing taps on the 16th Floor Portion and/or one of the existing taps on the 17th Floor Portion in order to provide up to a total of thirty (30) tons of additional chilled water service for any such Supplemental A/C Unit(s) (it being acknowledged that there are currently two (2) taps on each such floor, each with the capacity to provide sixty (60) tons of chilled water service, as required for the operation of the FAOP A/C Units), and (b) a BTU submeter(s) to measure Tenant’s actual consumption of such chilled water. Tenant shall reimburse Landlord for any and all actual out-of-pocket costs incurred by Landlord in connection with the modification of such taps and the purchase and installation of such BTU submeter(s), which costs shall be deemed additional rent under the Lease, as modified hereby, and due within thirty (30) days after demand, accompanied by documentation reasonably supporting such costs. Tenant shall pay Landlord a charge in the amount of $2,000 per ton per annum (“Landlord’s Annual Supplemental Chilled Water Charge”) for chilled water used in connection with any Supplemental A/C Unit(s) in the First Additional Office Premises, as measured by such BTU submeter(s), which Landlord’s Annual Supplemental Chilled Water Charge shall be subject to adjustment as hereinafter provided, and shall be deemed additional rent under the Lease, as modified hereby, and due within thirty (30) days after demand. Except as otherwise provided above, there shall be no tap-in fees or charges associated with accessing the Building’s Chilled Water and Warm Water Circulating System. Landlord’s Annual Supplemental Chilled Water Charge shall be adjusted effective as of the first month of each FAOP Lease Year hereunder (but never decreased below $2,000) by multiplying Landlord’s Annual Supplemental Chilled Water Charge by the percentage difference between the Price Index (as such term is hereinafter defined) for the month prior to such first month and the Base Price Index (as such term is hereinafter defined), and by adding the result to the Landlord’s Annual Supplemental Chilled Water Charge. The term “Price Index” when used herein shall mean the “Consumer Price Index” published by the Bureau of Labor Statistics of the U.S. Department of Labor, All Items, New York, NY – Northeastern, N.J., for urban wage earners and clerical workers, or a successor or substitute index approximately adjusted. The term “Base Price Index” shall mean the Price Index for December 2012. Anything contained herein to the contrary notwithstanding, in the event that the Price Index ceases to use 1982-84=100 as the basis of calculation, or if a substantial change is made in the terms or number of items contained in the Price Index, then the Price Index shall be adjusted to the figure that would have been arrived at had the manner of computing the Price Index in effect at the date of this Agreement not been altered. In the event such Price Index (or a successor or substitute index) is not available, a reliable governmental or other non-partisan publication evaluating the information theretofore used in determining the Price Index shall be used.

          11. The following provisions of the Original Lease shall not be applicable to the First Additional Office Premises: paragraphs A, B, C, D, E, F and H of Article 1; the fixed annual rental rates set forth in Article 2A; paragraphs A, B, C, E and F of Article 23; Article 40; Article 43A; and Exhibits A, H, I and J (except that a new Exhibit H in the form attached to and made a part of this Agreement shall be deemed to be, and hereby is, added to the Original Lease).

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          12. The term of the Lease with respect to the Original Demised Premises shall be deemed to be, and hereby is, extended for a period of five (5) years and three (3) months, commencing on November 1, 2024 and ending on January 31, 2030 (the “ODP Extension Period”), unless such term shall sooner terminate as in the Lease, as modified hereby, provided. During the ODP Extension Period, the Original Demised Premises shall be leased to Tenant pursuant to all of the terms, covenants and conditions of the Lease, as modified hereby, except as follows:

                    A. During the ODP Extension Period, Tenant shall pay Landlord fixed annual rent for the Original Demised Premises at a rate equal to the lesser of the following: (i) one hundred percent (100%) of the fair and reasonable annual market rental rate for the Original Demised Premises as of the first day of the ODP Extension Period, taking into account the rentals at which leases are being concluded for comparable space in the Building and in comparable buildings in the same rental area as the Building, and all other relevant factors (including, without limitation, the new Base Year and base tax year applicable to the ODP Extension Period); and (ii) the aggregate of the fixed annual rental rate payable for the Original Demised Premises as of October 1, 2024, plus the sum of the operating expense and real estate tax escalation additional rents payable for the Original Demised Premises under paragraphs B and C of Article 2 of the Original Lease, respectively, for the last twelve (12) months of the initial term of the Lease, as modified hereby, with respect to the Original Demised Premises (i.e., the twelve (12) month period from November 1, 2023 through October 31, 2024). The fair and reasonable annual market rental rate for the Original Demised Premises effective as of the commencement of the ODP Extension Period shall take into account, also, the five (5) year, three (3) month term of the extension, and it shall be determined during the last six (6) months of the initial term of the Lease, as modified hereby, with respect to the Original Demised Premises (i.e., during the six (6) month period from May 1, 2024 through October 31, 2024). On or before the commencement of such six (6) month period, Landlord shall notify Tenant of Landlord’s determination of such fair and reasonable annual market rental rate for the Original Demised Premises. Within thirty (30) days after the later of (x) the commencement of such six (6) month period, or (y) Tenant’s receipt of Landlord’s determination of such fair and reasonable annual market rental rate, Tenant shall respond to Landlord’s notice with Tenant’s determination of the fair and reasonable annual market rental rate for the Original Demised Premises. Upon receipt of such notice from Tenant, Landlord and Tenant shall seek to agree as to the amount of such fair and reasonable annual market rental rate for the Original Demised Premises. If they shall not agree as to such rate within thirty (30) days after receipt of such notice from Tenant, then and in such event said fair and reasonable annual market rental rate shall be determined by appraisal as provided in Article 32A(e) of the Original Lease. If at the commencement date of the ODP Extension Period, the amount of the fixed annual rental rate payable during said period in accordance with the foregoing provisions shall not have been determined, then, pending such determination, Tenant shall pay fixed annual rent at a rate equal to 100% of (x) the fixed annual rental rate payable under the Lease, as modified hereby, with respect to the Original Demised Premises, as of October 1, 2024, plus (y) the sum of the operating expense and real estate tax escalation additional rent payable under paragraphs B and C of Article 2 of the Original Lease, respectively, for the last twelve (12) months of the initial term of the Lease, as modified hereby, with respect to the Original Demised Premises (the “ODP Temporary Rate”). After the determination by appraisal or agreement, as the case may be, of the fair and reasonable annual

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market rental rate for the Original Demised Premises, if the fixed annual rental rate payable pursuant to this Article is less than the ODP Temporary Rate, Landlord shall promptly pay to Tenant the difference between the rent theretofore paid at the ODP Temporary Rate and the lesser rental rate determined after the appraisal or agreement, as the case may be (or, at Landlord’s option, Tenant shall be entitled to a rent credit in such amount, to be applied, until fully depleted, against the next rent due under the Lease, as modified hereby, with respect to the Original Demised Premises); and the lesser fixed annual rental rate so determined after the appraisal shall be payable during the ODP Extension Period.

                    B. During the ODP Extension Period, Tenant shall continue to pay Landlord operating expense escalation additional rent for the Original Demised Premises, in accordance with Article 2B of the Original Lease, except that the Base Year shall mean the calendar year 2024, and the first “comparative year” shall mean the calendar year 2025.

                    C. During the ODP Extension Period, Tenant shall continue to pay Landlord real estate tax escalation additional rent for the Original Demised Premises, in accordance with Article 2C of the Original Lease, except that the “base tax year” shall mean the New York City real estate tax year commencing July 1, 2024 and ending June 30, 2025; and the first “comparative year” shall mean the New York City real estate tax year commencing July 1, 2025 and ending June 30, 2026.

                    D. During the ODP Extension Period, Landlord shall continue to furnish and redistribute electricity to Tenant on a submetering basis, in accordance with the provisions of Article 3 of the Original Lease.

                    E. Tenant shall continue in possession of the Original Demised Premises, at the commencement of the ODP Extension Period in its “as is” condition, and Tenant agrees that Landlord shall have no obligation to perform any work in or to the Original Demised Premises to make such space suitable and ready for Tenant’s continued occupancy and use during the ODP Extension Period. Nothing contained in this Article 12E shall be deemed to limit Landlord’s obligations with respect to the repair and/or restoration of the Original Demised Premises and the First Additional Office Premises as set forth in the Lease, as modified hereby, including, without limitation, Landlord’s obligations set forth in Articles 10, 11 and 14 of the Original Lease.

          13. The term of the Lease with respect to the Storage Space shall be deemed to be, and hereby is, extended for the ODP Extension Period, unless such term shall sooner terminate as in the Lease, as modified hereby, provided. During the ODP Extension Period, the Storage Space shall be leased to Tenant pursuant to all of the terms, covenants and conditions of the Lease, as modified hereby, except as follows:

                    A. During the ODP Extension Period, Tenant shall pay Landlord fixed annual rent for the Storage Space at a rate equal to the lesser of the following: (i) one hundred percent (100%) of the fair and reasonable annual market rental rate for the Storage Space as of the first day of the ODP Extension Period, taking into account the rentals at which leases are being concluded for comparable space in the Building and in comparable buildings in the same rental area as the Building, and all other relevant factors (including, without limitation, the new Base

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Year and base tax year applicable to the ODP Extension Period); and (ii) the aggregate of the fixed annual rental rate payable for the Storage Space under the First Modification as of October 1, 2024, plus the sum of the operating expense and real estate tax escalation additional rents payable under Articles 3 and 4 of the First Modification, respectively, for the Storage Space for the last twelve (12) months of the initial term of the Lease, as modified hereby, with respect to the Storage Space (i.e., the twelve (12) month period from November 1, 2023 through October 31, 2024). The fair and reasonable annual market rental rate for the Storage Space effective as of the commencement of the ODP Extension Period shall take into account, also, the five (5) year, three (3) month term of the extension, and it shall be determined during the last six (6) months of the initial term of the Lease, as modified hereby, with respect to the Storage Space (i.e., during the six (6) month period from May 1, 2024 through October 31, 2024). On or before the commencement of such six (6) month period, Landlord shall notify Tenant of Landlord’s determination of such fair and reasonable annual market rental rate for the Storage Space. Within thirty (30) days after the later of (x) the commencement of such six (6) month period, or (y) Tenant’s receipt of Landlord’s determination of such fair and reasonable annual market rental rate, Tenant shall respond to Landlord’s notice with Tenant’s determination of the fair and reasonable annual market rental rate for the Storage Space. Upon receipt of such notice from Tenant, Landlord and Tenant shall seek to agree as to the amount of such fair and reasonable annual market rental rate for the Storage Space. If they shall not agree as to such rate within thirty (30) days after receipt of such notice from Tenant, then and in such event said fair and reasonable annual market rental rate shall be determined by appraisal as provided in Article 32A(e) of the Original Lease. If at the commencement date of the ODP Extension Period, the amount of the fixed annual rental rate payable during said period in accordance with the foregoing provisions shall not have been determined, then, pending such determination, Tenant shall pay fixed annual rent at a rate equal to 100% of (x) the fixed annual rental rate payable under the Lease with respect to the Storage Space, as of October 1, 2024, plus (y) the sum of the operating expense and real estate tax escalation additional rents payable under paragraphs 3 and 4 of the First Modification, respectively, for the Storage Space, for the last twelve (12) months of the initial term of the Lease, as modified hereby, with respect to the Storage Space (the “ODP Storage Space Temporary Rate”). After the determination by appraisal or agreement, as the case may be, of the fair and reasonable annual market rental rate for the Storage Space, if the fixed annual rental rate payable pursuant to this Article is less than the ODP Storage Space Temporary Rate, Landlord shall promptly pay to Tenant the difference between the rent theretofore paid at the ODP Storage Space Temporary Rate and the lesser rental rate determined after the appraisal or agreement, as the case may be (or, at Landlord’s option, Tenant shall be entitled to a rent credit in such amount, to be applied, until fully depleted, against the next rent due under the Lease, as modified hereby, with respect to the Storage Space); and the lesser fixed annual rental rate so determined after the appraisal shall be payable during the ODP Extension Period.

                    B. During the ODP Extension Period, Tenant shall continue to pay Landlord operating expense escalation additional rent for the Storage Space, in accordance with the provisions of Article 3 of the First Modification, except that the Base Year shall mean the calendar year 2024, and the first “comparative year” shall mean the calendar year 2025.

                    C. During the ODP Extension Period, Tenant shall continue to pay Landlord real estate tax escalation additional rent for the Storage Space, in accordance with the provisions

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of Article 4 of the First Modification, except that the “base tax year” shall mean the New York City real estate tax year commencing July 1, 2024 and ending June 30, 2025; and the first “comparative year” shall mean the New York City real estate tax year commencing July 1, 2025 and ending June 30, 2026.

                    D. During the ODP Extension Period, Landlord shall continue to furnish and redistribute electricity to Tenant on a rent inclusion basis, in accordance with the provisions of Article 6 of the First Modification.

                    E. Tenant shall continue in possession of the Storage Space, at the commencement of the ODP Extension Period in its “as is” condition, and Tenant agrees that Landlord shall have no obligation to perform any work in or to the Storage Space to make such space suitable and ready for Tenant’s continued occupancy and use during the ODP Extension Period. Nothing contained in this Article 13E shall be deemed to limit Landlord’s obligations with respect to the repair and/or restoration of the Storage Space as set forth in the Lease, as modified hereby, including, without limitation, Landlord’s obligations set forth in Articles 10, 11 and 14 of the Original Lease.

          14. Article 3 of the Original Lease shall be deemed to be, and hereby is, modified so that Landlord may, from time to time, following the expiration of the first FAOP Lease Year (but not more frequently than once in any FAOP Lease Year), cause Landlord’s electrical consultant to determine Tenant’s electrical requirements for the Expanded Demised Premises over the twelve (12) months immediately preceding each such determination. If Landlord’s electrical consultant shall determine that Tenant’s electrical requirements are less than the electrical capacity which Landlord is responsible hereunder to provide to the Expanded Demised Premises (i.e., six (6) watts per rentable square foot of demand load in the Original Demised Premises and the FAOP Electrical Capacity in the First Additional Office Premises), then Landlord may, in its sole discretion, at any time following the sixtieth (60th) day after giving Tenant notice (hereinafter referred to as the “Electric Recapture Notice”) of Landlord’s intent to do so, perform all work (collectively, “Landlord’s Excess Capacity Recapture Work”) required in order to recapture up to eighty percent (80%) of any such excess electrical capacity then so determined to exist (provided such recapture of electrical capacity has no adverse impact (other than to a de minimis extent) on the operation of Tenant’s business in the Expanded Demised Premises), unless Tenant shall have objected to such recapture in the manner hereinafter provided within such sixty (60) day period. The Electric Recapture Notice shall be (a) given not later than sixty (60) days following the determination of such excess capacity and (b) accompanied by an explanation in reasonable detail of how the determination of such excess capacity was made (including, without limitation, calculations thereof prepared by a licensed electrical engineer). Any objection to such recapture of excess electrical capacity shall be in writing specifying in reasonable detail the reasons for such objection, including, without limitation, calculations of Tenant’s electrical requirements prepared by a licensed electrical engineer. Any such dispute shall be resolved pursuant to the dispute resolution provisions of Article 3B(iv) of the Original Lease. If it then shall be determined that excess capacity exists, then upon not less than thirty (30) days’ notice to Tenant and subject to the terms, covenants and conditions of Article 24 of this Agreement, Landlord may perform Landlord’s Excess Capacity Recapture Work in order to recapture up to eighty percent (80%) of such excess capacity. Tenant acknowledges that the

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purpose of this Article is to foster conservation of electric consumption in the Building. Notwithstanding the foregoing, if Landlord recaptures any such excess capacity and Tenant thereafter provides Landlord with a “load letter” from Tenant’s engineer or from a reputable electrical consultant which substantiates (to the reasonable satisfaction of Landlord) Tenant’s need for any additional electrical capacity for its operations in the Expanded Demised Premises, then Landlord, at Landlord’s sole cost and expense and subject to the terms, covenants and conditions of Article 24 of this Agreement, shall as expeditiously as reasonably possible perform all work (collectively, “Landlord’s Electrical Restoration Work”) as is necessary to provide such additional electrical capacity to the Expanded Demised Premises (at the existing electrical panels or then existing electrical busways located on each applicable floor, as determined by Landlord), provided that in no event shall Landlord be responsible for providing any electrical capacity in excess of six (6) watts per rentable square foot of demand load in the Original Demised Premises and the FAOP Electrical Capacity in the First Additional Office Premises.

          15. A. Reference is hereby made to the following subordination, non-disturbance and attornment agreements (each an “Existing SNDA” and collectively, the “Existing SNDA’s”): (i) SNDA between Empire State Building L.L.C. and Tenant dated as of July 14, 2008; (ii) SNDA between Empire State Land Associates L.L.C. and Tenant dated as of July 14, 2008; and (iii) SNDA between CO and Tenant dated as of July 14, 2008. Landlord agrees to obtain and deliver to Tenant an agreement from the grantor under each of the Existing SNDA’s confirming that its Existing SNDA will remain in full force and effect with respect to the Lease, as modified by this Agreement, executed by the applicable grantor, and acknowledged. Landlord shall deliver such confirmation from Empire State Building Associates L.L.C. and Empire State Land Associates L.L.C. to Tenant simultaneously with the execution and delivery of this Agreement by Landlord and Tenant, and Landlord shall deliver such confirmation from CO to Tenant within thirty (30) days of the date that this Agreement is executed and delivered by Landlord and Tenant. In the event that Landlord fails to so deliver such confirmation from CO to Tenant within such thirty (30) day period, then, at Tenant’s election, to be made by notice to Landlord given within ten (10) days after the end of such thirty (30) day period, this Agreement shall be deemed null and void and of no further force and effect, and neither party shall have any further obligation or liability to the other hereunder.

                    B. As of the date hereof, the real property of which the Building forms a part is encumbered by the first mortgage with CO referred to in the Existing SNDA with CO described in paragraph A above, and a certain second mortgage made by Empire State Land Associates L.L.C. and Empire State Building Associates L.L.C. in favor of Signature Bank (“Signature”). Notwithstanding anything contained in the Lease, as modified hereby, to the contrary, Landlord shall obtain from Signature, for the benefit of Tenant, a subordination, non-disturbance and attornment agreement, substantially in the form attached hereto and made a part hereof as Exhibit C. Landlord shall deliver such subordination, non-disturbance and attornment agreement to Tenant executed by Signature, Landlord, Empire State Land Associates L.L.C. and Empire State Building Associates L.L.C., and acknowledged, within thirty (30) days of the date that this Agreement is executed and delivered by Landlord and Tenant. In the event that Landlord fails to so deliver such subordination, non-disturbance and attornment agreement to Tenant within such thirty (30) day period, then, at Tenant’s election, to be made by notice to Landlord given within ten (10) days after the end of such thirty (30) day period, this Agreement

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shall be deemed to be null and void and of no further force and effect, and neither party shall have any further obligation or liability to the other hereunder. Tenant shall promptly execute, have acknowledged and deliver any such subordination, non-disturbance and attornment agreement.

          16. Article 32 of the Original Lease shall be deemed to be, and hereby is, modified so that (i) all references therein to the “demised premises” shall mean the EP Renewal Premises (as such term is hereinafter defined); (ii) the “Extended Term” shall mean the five (5) year period commencing on February 1, 2030 and ending January 31, 2035; and (iii) the reference to the “Expiration Date” in Article 32A(a) shall mean the “New Expiration Date”. The term “EP Renewal Premises” when used in this Agreement shall mean the portion of the Expanded Demised Premises as to which Tenant exercises its renewal option pursuant to Article 32 of the Lease, as modified hereby; it being understood and agreed, however, that Tenant may only exercise such renewal option with respect to the entire Expanded Demised Premises or any portion thereof consisting of two (2) or more contiguous floors (which floors may include, without limitation, the portion of the 15th floor included in the Expanded Demised Premises) located at the top or bottom of Tenant’s stack of floors (so that there is no separation of any floors which are included in the Expanded Demised Premises but not the EP Renewal Premises). If Tenant exercises such renewal option with respect to less than all of the Expanded Demised Premises, then “The Percentage” for purposes of calculating operating expense and real estate tax escalation additional rents payable under paragraphs B and C of Article 2 of the Original Lease, as modified hereby, respectively, during the Extended Term shall be calculated in the same manner as under the Original Lease with respect to the Original Demised Premises.

          17. The Right of First Offer set forth in Article 43B of the Original Lease shall be deemed to be, and hereby is, modified so that it shall apply to the portion of the 15th floor of the Building which is not included in the Expanded Demised Premises (and is approximately as shown on the space diagram attached hereto and made a part hereof as Exhibit D), as well as the 13th, 18th and 19th floors of the Building. Additionally, Article 43G of the Original Lease shall be deemed to be, and hereby is, modified so that the reference therein to “eighty-five percent (85%)” shall be changed to “eighty percent (80%)” with respect to the entire Expanded Demised Premises.

          18. A. Tenant represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to this Agreement other than Newmark & Co. Real Estate, Inc., d/b/a Newmark Knight Frank and Cassidy Turley New York, Inc. (collectively, the “Brokers”). Tenant shall indemnify, defend and hold Landlord harmless from and against any claims for fees or commissions from anyone other than the Brokers with whom Tenant has dealt in connection with this Agreement.

                    B. Landlord represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to this Agreement other than the Brokers. Landlord shall indemnify, defend and hold Tenant harmless from and against any claims for fees or commissions from anyone including the Brokers, with whom Landlord has dealt in connection with this Agreement. Landlord agrees to pay any commission or fee owing to the Brokers

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pursuant to separate agreements with them. Nothing in this Article shall be construed to be a third party beneficiary contract.

          19. A. Tenant hereby represents that, to the best of its knowledge: (i) Landlord is in full compliance with the Lease, (ii) Landlord is not in default beyond any applicable grace period of any of its respective obligations under the Lease, and (iii) there exists no defense or counterclaim to the payment of any fixed annual rent or additional rent Landlord has billed Tenant to date under the Lease.

                    B. Landlord hereby represents that, to the best of its knowledge: (i) Tenant is in full compliance with the Lease, and (ii) Tenant is not in default beyond any applicable grace period of any of its respective obligations under the Lease.

          20. This Agreement shall not in any way bind Landlord or Tenant until such time as it has been executed by both Landlord and Tenant, and thereafter has been duly delivered to the respective parties.

          21. Except as herein modified, all of the terms, covenants and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed.

          22. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns. This Agreement constitutes the entire agreement of the parties concerning the matters and transactions covered by this Agreement.

          23. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument. The signature page of any counterpart of this Agreement may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart of this Agreement identical thereto except having an additional signature page executed by the other party to this Agreement attached thereto. Any counterpart of this Agreement may be delivered via facsimile, email or other electronic transmission, and shall be legally binding upon the parties hereto to the same extent as originals.

          24. Tenant shall reasonably cooperate with Landlord in connection with any Landlord’s Punch List Work, Landlord’s Asbestos Removal Work, Landlord’s Submetering Work, Landlord’s Additional Electrical Capacity Work, Landlord’s Excess Capacity Recapture Work, Landlord’s Electrical Restoration Work and Landlord’s 15th Floor Corridor Work, including, without limitation, by providing Landlord and its contractors with such access to the Expanded Demised Premises as is reasonably necessary for the performance of such work. Landlord shall use commercially reasonable efforts to effect such access and work in a manner which minimizes any interference with, as the case may be, the performance of Tenant’s FAOP Initial Installation Work or the conduct of Tenant’s business at the Expanded Demised Premises; it being understood and agreed, however, that any such work may be performed on Business Days during Business Hours unless (a) such entry or work (1) results in a denial of any reasonable means of access to the Expanded Demised Premises or use of the Expanded Demised

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Premises for the performance of Tenant’s FAOP Initial Installation Work or for the conduct of Tenant’s business in the normal course thereof or (2) imminently threatens the health or safety of any authorized occupant of the Expanded Demised Premises; or (b) Tenant shall request that Landlord perform the work on an overtime or premium basis and Tenant shall agree to reimburse Landlord for the cost of same (provided such work is capable of being performed on such overtime or premium basis and it is possible to do so), in which event Tenant shall pay to Landlord, within thirty (30) days after demand therefor, an amount equal to the difference between overtime or premium pay rates and the regular pay rates for performing such work.

          25. It is acknowledged that the portion of the 15th floor of the Building which is not included in the Expanded Demised Premises is currently occupied by another tenant (the “15th Floor Existing Tenant”), pursuant to a certain lease with Landlord, the term of which is scheduled to expire on December 31, 2012 (the “15th Floor Existing Lease”). Notwithstanding anything contained in Article 23E of the Original Lease to the contrary, unless Tenant leases such portion of the 15th floor of the Building which is not included in the Expanded Demised Premises as ROFO Space pursuant to the provisions of Article 43B of the Lease, as modified hereby, then Landlord shall, subject to the terms, covenants and conditions of Article 24 of this Agreement, substantially complete such portion of Landlord’s 15th Floor Corridor Work which has not yet been completed, within one hundred eighty (180) days after the date that the 15th Floor Existing Tenant vacates the demised premises under the 15th Floor Existing Lease (and if the 15th Floor Existing Tenant holds over in such space for a period of more than thirty (30) days after the expiration or earlier termination of the 15th Floor Existing Lease, Landlord hereby agrees to promptly commence summary proceedings if reasonably necessary to cause the 15th Floor Existing Tenant to vacate such space). However, in the event that Tenant does lease such portion of the 15th floor of the Building which is not included in the Expanded Demised Premises as ROFO Space pursuant to the provisions of Article 43B of the Lease, as modified hereby, then Landlord shall not be required to complete such portion of Landlord’s 15th Floor Corridor Work which has not yet been completed, but Tenant shall be entitled to a rent credit in the amount of $45,000.00, which rent credit shall be applied, until fully depleted, against the first fixed annual rent payable under the Lease, as modified hereby, with respect to such 15th floor ROFO Space.

          26. The following sentence shall be deemed to be, and hereby is, added to the end of Article 41 of the Original Lease: “Landlord and Tenant each (i) consent to the entry of judgment in any court upon any award rendered in any arbitration held pursuant to this Article; and (ii) acknowledge that any award rendered in any arbitration held pursuant to this Article, whether or not such award has been entered for judgment, shall be final and binding upon Landlord and Tenant.”

          27. Effective as of the date this Agreement is executed and delivered by Landlord and Tenant, Article 24D of the Original Lease shall be deemed to be, and hereby is, modified so that the reference therein to “two (2) Executive Passes” shall be changed to “four (4) Executive Passes”.

[THIS SPACE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGE FOLLOWS THIS PAGE]

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LANDLORD:
EMPIRE STATE BUILDING COMPANY L.L.C.

By:	/s/ Peter L. Malkin

Peter L. Malkin, Member

TENANT: COTY INC.

By:	/s/ James E. Shiah

James E. Shiah, SVP Finance and Global Controller

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EXHIBIT A

FIRST ADDITIONAL OFFICE PREMISES

[Floor Plan]

[Floor Plan]

EXHIBIT B

BUILDING STANDARD
ENVIRONMENTAL DESIGN AND CONSTRUCTION GUIDELINES

BUILDING STANDARD ENVIRONMENTAL DESIGN
AND CONSTRUCTION GUIDELINES

A. Energy Efficiency:

          1. Reduce lighting power density from ASHRAE/IESNA 90.1-2007 standards by at least 10% and up to 35%, as long as the measures required in order to do so do not affect the design intent of the First Additional Office Premises in any material respect. This may be achieved through efficient lighting design, use of low wattage fixtures and reflective surfaces as well as LED task lights and day-lighting optimization strategies.

          2. Implement lighting controls, including daylight dimming controls, for lighting within the perimeter zone (approximately fifteen (15) feet from the perimeter walls), except for non windowed areas that have no penetration of natural light. Install occupancy sensors for a target of 75% of the connected lighting load of the useable space.

          3. Optimize energy performance of HVAC systems through zoning controls, VFD’s on pumps and motors, and VAV distribution systems, and specify CFC-free refrigerants.

          4. Implement Demand Controlled Ventilation through the use of CO2 sensors in the First Additional Office Premises and in the return air stream to the Air Handling Unit serving the First Additional Office Premises and tie in to controls.

          5. Tie in radiators to VAV box controls and building management system.

          6. Install local instantaneous hot water heaters.

          7. Target lighting and plug load of 2.0-2.5 Watts per usable square foot of demand load.

          8. Reduce plug loads by specifying equipment and appliances (including, without limitation, computers, printers, refrigerators, copiers, and A/V and IT equipment) that meet or exceed Energy Star requirements in effect as of the date hereof. This provision shall only apply to new equipment and appliances purchased by Tenant for use within the First Additional Office Premises.

          9. Perform a one-time commissioning of energy systems within the First Additional Office Premises (including, without limitation, lighting, HVAC and electrical) after substantial completion of Tenant’s FAOP Initial Installation Work in order to ensure design optimizes performance and systems are constructed and function per efficient design.

B. Water Efficiency:

          1. Specify low flow fixtures, including, without limitation, lavatories, water closets, urinals and pantry sinks.

C. Materials and Resources:

          1. Divert construction waste from landfills through recycling and donation programs.

          2. Reuse materials whenever possible, including construction materials.

          3. Specify recycled content materials whenever reasonably possible, which may include, without limitation, gypsum board, acoustical tiles, carpet and carpet backing.

          4. Specify regionally produced and extracted materials whenever possible.

          5. Specify rapidly renewable resources whenever reasonably possible, including, without limitation, bamboo, wool, linoleum and cork.

          6. Specify and use wood products certified by the Forest Stewardship Council (FSC) whenever reasonably possible, provided that the cost of such wood products is consistent with the market price of comparable non-certified products.

D. Indoor Environmental Quality:

          1. Monitor delivery of outside air to ensure indoor air quality compliance with ASHRAE 62.1 and 55.

          2. Implement Construction Indoor Air Quality Management Plans during performance of Tenant’s FAOP Initial Installation Work and prior to occupancy to minimize the presence and spread of air pollutants.

          3. Specify and install low-emitting (low or no Volatile Organic Compounds) adhesives, sealants, paints, coatings, flooring systems, composite wood and agrifiber products, systems furniture and seating.

          4. Offer occupants control of lighting.

          5. Design and build to optimize daylight and views for occupants, which may be achieved through interior rather than exterior offices, or perimeter offices with glass fronts.

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EXHIBIT C

SIGNATURE BANK SNDA

SUBORDINATION, NON-DISTURBANCE AND
ATTORNMENT AGREEMENT

AGREEMENT dated as of the day of ________ May, 2011 among SIGNATURE BANK, a New York banking corporation with offices at 68 South Service Road, Melville, New York 11747 (“Mortgagee”), COTY, INC., a Delaware corporation with offices at 350 Fifth Avenue, New York, New York 10118 (“Tenant”), EMPIRE STATE LAND ASSOCIATES L.L.C. (“Land Associates”), a New York limited liability company, and EMPIRE STATE BUILDING ASSOCIATES L.L.C. (“Associates”, together with Land Associates, collectively, “Mortgagor”), a New York limited liability company, each with an address c/o Malkin Holdings LLP, 60 East 42nd Street, New York, New York 10165; and EMPIRE STATE BUILDING COMPANY L.L.C. (“Landlord”), a New York Limited Liability Company, with offices at 350 Fifth Avenue, New York, New York 10118.

          WHEREAS, Land Associates is the fee title owner of certain real property located at 350 Fifth Avenue, New York, New York as more fully described on Schedule A attached hereto and made a part hereof (the “Premises”), which Premises are subject to a long-term ground lease in favor of Associates, and which Premises is subleased to Landlord pursuant to a certain long term operating sublease.

          WHEREAS, Tenant is the tenant under a certain lease described as follows:

          Lease dated as of July 14, 2008, between Landlord and Tenant, as modified by that certain Commencement Date Agreement, dated as of January 14, 2009, that certain First Lease Modification Agreement, dated as of March 17, 2009, and that certain Second Lease Modification Agreement, dated as of May ________, 2011 for the lease of space located at the Premises (which lease, as so modified, is hereinafter called the “Lease”); and

          WHEREAS, the Mortgagee is the holder of a second mortgage on the Premises given by Mortgagor to the Mortgagee in the original aggregate principal amount of $31,500,000.00 to be recorded in the Office of the City Register of New York County (collectively, the “Mortgage”); and

          WHEREAS, each of the parties wishes to protect their particular interests;

          NOW, THEREFORE, in consideration of the mutual benefits and covenants contained in each of the agreements the parties covenant and agree as follows:

          1. Subject to the terms hereof, Tenant acknowledges and confirms that the Lease and the rights of the Tenant thereunder are subordinate to the said Mortgage and agrees that same will be subordinate to any amendment, modification, consolidation, increase, renewal, substitution, replacement or extension thereof as though said amendment, modification, consolidation, increase, renewal, substitution, replacement or extension were executed prior in point of time to the execution of the Lease. Said Mortgage, amendment, modification, consolidation, increase, renewal, substitution, replacement or extension shall hereinafter be referred to as the “Mortgage”.

          2. The Mortgagee covenants that so long as the Lease is in full force and effect, and no default by Tenant has occurred and is continuing thereunder beyond the expiration of any applicable notice, grace and cure periods provided under the Lease, the Tenant shall not be joined as a party defendant in any foreclosure action or proceeding which may be instituted or taken by the Mortgagee, nor shall the Tenant be evicted from the Premises, or any of the Tenant’s rights under the Lease be affected in any way, by reason of any default in the Mortgage by the Mortgagor or by the exercise of any rights of the Mortgagee under the Loan Documents (as such term is hereinafter defined), except as hereinafter provided (provided, however, that Tenant may be named or joined as a party defendant in any suit, action or proceeding for the appointment of a receiver to quiet title to the Premises or to prevent impairment of Mortgagee’s security under the Mortgage and other documents executed in connection with said Mortgage (collectively, the “Loan Documents”) so long as same does not extinguish or interfere with the rights of Tenant under the Lease).

          3. If the Mortgagee shall succeed to the position of the Landlord under the Lease, the Tenant shall attorn to the Mortgagee and recognize it as the Landlord under the Lease and promptly execute and deliver an attornment agreement upon request of the Mortgagee.

          4. If the Tenant is not then in default under the Lease continuing beyond the expiration of any applicable notice, grace and cure periods provided under the Lease, the Mortgagee agrees that it will not disturb the possession of the Tenant as a result of any default by Mortgagor under the Loan Documents and/or upon any foreclosure of the Mortgage, and that it will accept the attornment of the Tenant if the Mortgagee succeeds to the position of Landlord under the Lease.

          5. In the event that Mortgagee succeeds to the position of the Landlord under the Lease, then the Lease shall continue in full force and effect as a direct lease between Mortgagee, as landlord, and Tenant, as tenant, upon all of the terms, covenants and conditions set forth in the Lease; provided, however, that Tenant hereby agrees that Mortgagee shall in no event (i) be liable for any previous act or omission by the Landlord under the Lease, but the foregoing shall not be construed or interpreted as exculpating Mortgagee from liability for any damages, fees, costs or expenses arising out of Mortgagee’s failure to perform any obligations of any prior landlord, which failure continues following the date fee title to the Premises is transferred to Mortgagee; (ii) be subject to any offset which shall have accrued to the Tenant against the Landlord, except for any offsets permitted by applicable law or specifically provided for under the Lease; (iii) be bound by any material amendment or modification of the Lease, including, but not limited to, any reduction in the fixed rent or any lengthening of the term of the lease, unless the Mortgagee shall have consented thereto in writing (which consent shall not be unreasonably withheld), except for any such amendments or modifications made pursuant to provisions of the Lease which contemplate the making of such amendments or modifications; (iv) be bound by any payment of rent which Tenant might have paid more than one (1) month in advance of its date due pursuant to the provisions of the Lease to the Landlord or any prior lessor; or (v) be liable for the return or application of any security deposited by or on behalf of the Tenant except to the extent actually received by or credited to the Mortgagee.

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          6. Notwithstanding any provision in the Lease to the contrary, Tenant shall not surrender or terminate the Lease as a result of Landlord’s default under said Lease, claim a partial or total eviction by reason of any default of Landlord under the Lease except to the extent expressly provided in the Lease and, in such instance, not unless and until Mortgagee shall have received written notice from Tenant of such default and the Mortgagee is given a reasonable period of time to remedy such default which period in no event shall exceed thirty (30) days after the date Tenant gives Mortgagee such notice. Tenant shall accept performance by Mortgagee, Mortgagee’s designee or a receiver of any term, covenant or agreement of lessor under the Lease as full satisfaction thereof, but under no circumstances shall Mortgagee be obligated to perform any of the terms, covenants or agreements to be performed by lessor under the Lease until such time, and then only subsequent to the time, if at all, that Mortgagee shall acquire fee title to the Premises and, in such event, Mortgagee shall have no obligation or liability with respect to any matter referred to in clauses (i) through (v) of Paragraph 5 above.

          7. Upon receipt by Tenant of any written notice (a “Rent Payment Notice”) from Mortgagee to do so, all rent shall be paid by Tenant to Mortgagee until further notice from Mortgagee. Landlord irrevocably directs Tenant to comply with any Rent Payment Notice, notwithstanding any directions or instructions to the contrary given by Landlord, and Landlord hereby (i) agrees that Tenant’s compliance with a Rent Payment Notice shall not be deemed a violation of the Lease, (ii) agrees that all such payments shall be fully credited against Tenant’s obligations under the Lease, and (iii) releases Tenant from all liability to Landlord in connection with Tenant’s compliance with the provisions of this Paragraph 7. The receipt by the Mortgagee of rent shall not render Mortgagee liable for compliance by Mortgagee with any obligation under the Lease unless and until Mortgagee acquires fee title to the Premises and succeeds to the position of lessor under the Lease.

          8. All notices or other communications required or otherwise given pursuant to this Agreement shall be in writing and shall be personally delivered, delivered by overnight courier or mailed by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

If to the Mortgagee:

Signature Bank
68 South Service Road Melville, New York 11747 Attention:

If to the Mortgagor:

Empire State Land Associates L.L.C. Empire State Building Associates L.L.C. c/o Malkin Holdings LLP
60 East 42nd Street
New York, New York 10165

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Attention: Senior Asset Supervisor

If to the Tenant:

Coty, Inc.
Two Park Avenue
New York, New York 10016 Attention: Chief Financial Officer

With a copy to:

Coty, Inc.
Two Park Avenue
New York, New York 10016 Attention: General Counsel

If to Landlord:

Empire State Building Company L.L.C. 350 Fifth Avenue, Third Floor
New York, New York 10118
Attention: General Manager

          Any party may change the person or address to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed. Any notice or other communication given hereunder shall be deemed to have been given or delivered, if personally delivered, upon delivery, if sent by overnight courier, on the first (1st) business day after being sent, and if sent by mail, on the third (3rd) business day after mailing. Each party shall be entitled to rely on all communications which purport to be given on behalf of any other party hereto and purport to be signed by an authorized signatory of such party.

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          9. The agreements herein contained shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns and, without limiting the foregoing, the agreement of the Mortgagee shall be binding upon any purchaser of the Premises at a sale foreclosing the Mortgage.

          IN WITNESS WHEREOF, the parties hereto have caused the execution hereof as of the day and year first above written.

SIGNATURE BANK

By:

Name:
Title:

COTY, INC.

By:

Name:
Title:

EMPIRE STATE LAND ASSOCIATES L.L.C.

By:

Name:
Title:

EMPIRE STATE BUILDING ASSOCIATES L.L.C.

By:

Name:
Title:

EMPIRE STATE BUILDING COMPANY L.L.C.

By:

Name:
Title:

5

STATE OF NEW YORK)
) ss.:
COUNTY OF SUFFOLK)

          On the _______ day of _____________ in the year 2011, before me, the undersigned, personally appeared ____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF )
) ss.:
COUNTY OF )

          On the _______ day of _____________ in the year 2011, before me, the undersigned, personally appeared ____________________, proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF NEW YORK )
) ss.:
COUNTY OF )

          On the ______ day of ___________ in the year 2011, before me, the undersigned, personally appeared _____________________________, proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF NEW YORK )
) ss.:
COUNTY OF )

          On the _______ day of _____________ in the year 2011, before me, the undersigned, personally appeared ____________________ , proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF NEW YORK )
) ss.:
COUNTY OF )

          On the _______ day of _____________ in the year 2011, before me, the undersigned, personally appeared ____________________, proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

7

SCHEDULE A

Description of Premises

EXHIBIT D

PORTION OF 15th FLOOR COVERED BY ROFO

[Floor Plan]

EXHIBIT E

ESCROW AGREEMENT FOR LANDLORD’S FAOP CONTRIBUTION

EMPIRE STATE BUILDING COMPANY L.L.C.
350 Fifth Avenue, Third Floor
New York, New York 10118

May ___ 2011

Coty Inc.
Two Park Avenue
New York, New York 10016

          Re:          Empire State Building, New York, New York

Ladies and Gentlemen:

          Reference is hereby made to the following documents:

          (i) that certain lease (“Original Lease”) dated as of July 14, 2008 between Empire State Building Company L.L.C., as landlord (“Landlord”) and Coty Inc., as tenant (“Tenant”), covering certain space (the “Original Demised Premises”) consisting of the entire rentable area of the 14th floor, and a portion of the 15th floor, of the building (“Building”) known as the Empire State Building, 350 Fifth Avenue, New York, New York, which Original Lease was modified by a certain Commencement Date Agreement dated as of January 14, 2009, and by a certain First Lease Modification Agreement dated as of March 17, 2009 (“First Lease Modification”) (which Original Lease, as so modified, is hereinafter called the “Lease”); and

          (ii) that certain proposed Second Lease Modification Agreement, pursuant to which the entire rentable area of the 16th and 17th floors of the Building will be added to the premises demised under the Lease (the “Proposed Modification”).

          Pursuant to the First Modification, certain storage space on the fifteenth floor of the Building (the “Storage Space”; together with the Original Demised Premises, collectively, the “Existing Demised Premises”) was added to the premises demised under the Original Lease.

          Capital One, N.A. (“Capital One”), the holder of a certain first mortgage currently encumbering the Building (the “Capital One Mortgage”), is not willing to assume responsibility for the payment of any unpaid portion of Landlord’s FAOP Contribution (as such term is defined in Article 8C(iii) of the Proposed Modification) if Capital One succeeds to the interest of Landlord under the Lease, as modified by the Proposed Modification, notwithstanding its agreement to enter into a non-disturbance agreement with Tenant. Tenant is not willing to execute and deliver the Proposed Modification unless and until Landlord provides Tenant with adequate security for the payment of any portion of Landlord’s FAOP Contribution remaining unpaid if, as and when Capital One succeeds to the interest of Landlord under the Lease, as modified by the Proposed Modification. As an inducement to Tenant to execute and deliver the

Proposed Modification, Landlord is willing to provide such adequate security by depositing the amount of Landlord’s FAOP Contribution (i.e., $6,980,688.00) into escrow, in accordance with the terms and conditions hereinafter set forth.

          Therefore, it is hereby agreed as follows:

          1. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Lease and the Proposed Modification.

          2. Simultaneously with the execution and delivery of this letter agreement by Landlord and Tenant, Landlord deposited the sum of $6,980,688.00 (the “FAOP Escrow Deposit”) with Landlord’s attorneys, David J. Bleckner, P.C. (“Escrowee”), which shall hold such sum in escrow, in an interest bearing attorney escrow account at Citibank, N.A. (or another bank selected by Escrowee, notice of which shall be given to Landlord and Tenant), in accordance with the terms and conditions of this letter agreement.

          3. The FAOP Escrow Deposit shall be disbursed by Escrowee as follows:

                    A. If, following Capital One’s succeeding to Landlord’s interest under the Lease, as modified by the Proposed Modification, Capital One shall refuse to pay any unpaid portion of Landlord’s FAOP Contribution (or interest or legal fees due in connection therewith) when due, then, within two (2) business days after Escrowee’s receipt of Tenant’s written demand therefor (accompanied by the documentation set forth in clauses (a), (b) and (c) of Article 8C(iii) of the Proposed Modification), Escrowee shall advise Landlord of Tenant’s demand by sending a copy thereof and the accompanying supporting documentation. If Landlord shall fail to object in writing to Escrowee’s disbursement of the amount so demanded within five (5) business days after the date Escrowee’s notice is given, Escrowee shall pay Tenant the amount so demanded on account of Landlord’s FAOP Contribution. If Landlord shall timely object to such disbursement (which objection, if made, shall be based solely on the claim that Tenant has failed to satisfy the conditions to the disbursement of such funds pursuant to the provisions of Article 8C(iii) of the Proposed Modification, and shall be accompanied by an explanation of the reason(s) therefor and details sufficient to enable Tenant to cure such objection), then Escrowee shall advise Tenant of Landlord’s objection by sending a copy thereof to Tenant, and Escrowee shall continue to hold such funds until resolution of the dispute (or, at its election, shall deposit such funds into court, as hereinafter provided in Article 4A). Any such dispute shall be resolved by arbitration in accordance with the provisions of Article 41 of the Original Lease, and if Tenant prevails in such arbitration proceeding, then Escrowee shall be required to pay Tenant (from the FAOP Escrow Deposit) the full amount awarded to Tenant in such proceeding, including, without limitation, any attorneys’ fees and/or interest awarded to Tenant in such proceeding in accordance with the provisions of said Article 8C(iii).

                    B. In the event that Landlord shall pay Tenant any portion of Landlord’s FAOP Contribution in accordance with the terms of the Proposed Modification, then Landlord shall notify Escrowee thereof. Within two (2) business days after Escrowee’s receipt of Landlord’s notice of such payment, Escrowee shall notify Tenant that Escrowee intends to refund to Landlord, from the FAOP Escrow Deposit, an amount equal to the portion of

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Landlord’s FAOP Contribution so paid by Landlord. If Tenant shall fail to object in writing to such refund by Escrowee, within five (5) business days after the date Escrowee’s notice is given, then Escrowee shall refund such portion of the FAOP Escrow Deposit to Landlord (and the amount of the FAOP Escrow Deposit which is required to maintained hereunder shall be deemed reduced by such amount). If Tenant shall timely object to such refund by Escrowee (which objection, if made, shall be based solely on the claim that Landlord has failed to actually pay such portion of Landlord’s FAOP Contribution (or interest or legal fees due in connection therewith), and shall be accompanied by a reasonably detailed explanation of the reason(s) therefor), then Escrowee shall advise Landlord of Tenant’s objection by sending a copy thereof to Landlord, and Escrowee shall continue to hold such funds until resolution of the dispute (or, at its election, shall deposit such funds into court, as hereinafter provided in Article 4A). Any such dispute shall be resolved by arbitration in accordance with the provisions of Article 41 of the Original Lease.

                    C. In the event that Tenant shall fail by the fourth anniversary of the FAOP Commencement Date to perform sufficient Tenant’s FAOP Initial Installation Work for Landlord’s FAOP Contribution to be fully applied, then Landlord shall notify Escrowee thereof. Within two (2) business days after Escrowee’s receipt of such notice from Landlord, Escrowee shall notify Tenant that Escrowee intends to refund to Landlord, from the FAOP Escrow Deposit, an amount equal to the then remaining balance of the FAOP Escrow Deposit. If Tenant shall fail to object in writing to such refund by Escrowee, within five (5) business days after the date Escrowee’s notice is given, then Escrowee shall refund such remaining balance of the FAOP Escrow Deposit to Landlord. If Tenant shall timely object to such refund by Escrowee (which objection, if made, shall be based solely on the claim that Tenant has, prior to the fourth anniversary of the FAOP Commencement Date, performed sufficient Tenant’s FAOP Initial Installation Work for Landlord’s FAOP Contribution to be fully applied, or that Landlord has not paid interest or legal fees which are then due to Tenant under the provisions of the Proposed Modification governing Landlord’s FAOP Contribution, and which objection shall be accompanied by a reasonably detailed explanation of the reason(s) therefor), then Escrowee shall advise Landlord of Tenant’s objection by sending a copy thereof to Landlord, and Escrowee shall continue to hold such funds until resolution of the dispute (or, at its election, shall deposit such funds into court, as hereinafter provided in Article 4A). Any such dispute shall be resolved by arbitration in accordance with the provisions of Article 41 of the Original Lease.

                    D. All interest earned on the FAOP Escrow Deposit shall be added onto and become part of the FAOP Escrow Deposit and, to the extent it has not been applied in accordance with the terms hereof, shall be released to Landlord when Landlord’s obligations under the Lease, as modified by the Proposed Modification, with respect to Landlord’s FAOP Contribution have been fully satisfied.

          4. A. In the event of any dispute regarding this letter agreement or the FAOP Escrow Deposit, or uncertainty as to the duties of Escrowee hereunder, then except as otherwise expressly provided for herein, Escrowee shall pay the FAOP Escrow Deposit or disputed portion thereof, as the case may be, into court pursuant to the relevant statute.

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                    B. The parties agree jointly to defend (by attorneys selected by Escrowee), indemnify and hold harmless Escrowee against and from any claim, judgment, loss, liability, cost or expense resulting from any dispute or litigation arising out of or concerning Escrowee’s duties or services hereunder. This indemnity shall include, without limitation, reasonable attorneys’ fees and disbursements either paid to retain attorneys or representing the fair value of legal services rendered by Escrowee itself.

                    C. Escrowee shall not be liable for any error in judgment or for any act done or step taken or omitted in good faith, or for any mistake of fact or law, except for Escrowee’s own gross negligence or willful misconduct. Notwithstanding anything contained in this letter agreement to the contrary, Escrowee shall have no obligation or responsibility to determine the validity of any objection by either Landlord or Tenant to the disbursement of all or any part of the FAOP Escrow Deposit; it being understood and agreed that such determination shall be made solely by the arbitrators in any arbitration proceeding relating to such objection.

                    D. The parties acknowledge that Escrowee is merely a stakeholder. Upon payment of the FAOP Escrow Deposit pursuant to this letter agreement, Escrowee shall be fully released from any and all liability and obligations with respect to the FAOP Escrow Deposit.

                    E. It is acknowledged and agreed that Escrowee is the attorney for Landlord and that Escrowee shall be entitled to represent Landlord in any lawsuit, except if same relates to the Escrow Deposit, unless the FAOP Escrow Deposit has been deposited into court by Escrowee, as hereinabove provided (in which case Escrowee shall be entitled to represent Landlord in such lawsuit).

                    I. Any notice or communication to Escrowee shall be in writing and either (a) delivered by hand or by overnight courier, with receipt acknowledged in either case, to Escrowee at 350 Fifth Avenue, Suite 2816, New York, New York 10118, or (b) given by telecopier to (212) 279-4495, in either case, Attn: David J. Bleckner, Esq. Each notice to Escrowee shall be deemed given when received (or refused). Any notice or communication to Landlord or Tenant shall be governed by the notice provisions of the Original Lease.

          5. The provisions of this letter agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed wholly in the State of New York, without regard to principles of conflicts of law.

          6. This letter agreement shall bind and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and permitted assigns.

          7. This letter agreement may not be modified, amended, altered or discharged except by an instrument in writing signed by the parties hereto.

          8. This letter agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

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          9. This letter agreement supersedes any and all understandings and agreements between the parties with respect to the subject matter hereof.

          10. In the event that any provision of this letter agreement shall be held to be invalid or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this letter agreement shall be unaffected thereby.

          11. This letter agreement may be executed in two or more counterparts and all counterparts so executed shall for all purposes constitute one agreement binding on all of the parties hereto, notwithstanding that all parties shall not have executed the same counterparts. Facsimile and photocopy signatures on this letter agreement shall have the same force and effect as originals.

          Please sign and return a copy of this letter to the undersigned so as to confirm your agreement with the foregoing.

Very truly yours,

EMPIRE STATE BUILDING COMPANY L.L.C.,
Landlord

By:

Name: Peter L. Malkin
Title: Member

AGREED:

COTY INC., Tenant

By:

Name: James E. Shiah
Title: SVP Finance and Global Controller

DAVID J. BLECKNER, P.C., Escrowee

By:

Name: David J. Bleckner, Esq.
Title: President

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NEW EXHBIT H FOR ORIGINAL LEASE

ESB CAPITAL IMPROVEMENT DESCRIPTON

ESB Capital Improvement Descriptions

Restroom Renovations - Phases I-V

Renovation of all building restrooms to replace the original finishes with more modern ones. 5th and final phase of renovations (36 restrooms). 2011 includes completion of phase 5 (36 restrooms).

Restroom Refurbishment

Refurbishment of all renovated restrooms to include lavatory counters, new efficient lighting and occupancy sensor controls. This project is scheduled to be done in conjunction with corridor renovations. This line also excludes Phase V restrooms, which were designed with full finishes.

On-Going A/C Replacement

The original base building standard was constant volume fan coil units installed above the ceiling. Over the past 5 years 115 have been replaced. There are 10 units scheduled for replacement in 2011. Units are scheduled based on lease expiration, performance and unit condition.

Lobby Master Plan

Lobby Master Plan was done to improve the tenant experience in the Lobby and replicate the original 1931 mural and lighting in the ceiling. Also included were relocation of turnstiles, installation of a central visitor desk and replacement of marble where it had been removed for modifications from the original design.

Corridor Renovation & A/C

New wall covering, marble restoration, carpet, ceilings, lighting, ductwork and controls are incorporated in this project. Through 2010, 12 floors have been completed. 7 corridors to be constructed in 2011.

Electrical Power & Switchboard Equipment

Enhancements to the current building substations and distribution systems to allow for the most efficient distribution of power throughout the facility

Elevator Modernization

The elevator modernization includes all passenger cars banks A-G; and all freight elevators. New hoists and electronic drives and destination dispatching system will create a state of the art vertical transportation system

Local Law 26

As mandated by the City of New York, Local Law 26 requires all high rise buildings to be fully sprinkled by 2019. The drain riser and rig installation portion was completed in 2009. The balance of the floors to be sprinkled by 2018.

Switchboard Distribution Board Renovation

Renovation of 6 switchgear distribution boards (33rd St., 34th St, 20th Fl., 41st Fl., 84th Fl., and 84 1/2th)

Chiller Plant Retrofit Completed

The chiller plant facility improvement measure includes retrofit of the electric chillers with new compressors and high efficiency motors, controls and bypass for minimum load operation. Heat exchangers are being retubed with high efficiency tubes. All controls are to be upgraded to direct digital control

Radiator Barriers Completed

Installation of insulation and a reflective energy bather behind existing radiators on exterior walls. This will lower overall heating costs in the building and make tenant spaces more comfortable.

Window Light Retrofit Completed

This project will increase the thermal performance of the building’s windows in order to reduce summer cooling loads and winter heating loads, and has a significant sustainable component that calls for the recycling of the existing window components on site. The increased performance results from the windows being converted to triple glazed gas-filled units.

Building Controls Automation Completed

This project includes (1) metering for all building electrical closets, (2) conversion of 350 air handling units to direct digital control and (3) installation of tenant damper control ventilation, which will monitor and regulate indoor CO2 levels.

Tenant Energy Management

Web-based energy and emissions tracking system that will provide tenants with useful utility cost information and will provide the building with an automated tenant energy billing system. This project will result in operational savings and will be completed in 2011.

LEED Gold Certification

Program to obtain a “Gold” rating for Leadership in Energy and Environmental Design.

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THIRD LEASE MODIFICATION AGREEMENT

          AGREEMENT (“Agreement”) made as of April 6th, 2012 between EMPIRE STATE BUILDING COMPANY L.L.C., a New York limited liability company with an office at 350 Fifth Avenue, Suite 300, New York, New York 10118 (hereinafter called “Landlord”), and COTY INC., a Delaware corporation with an office at 350 Fifth Avenue, New York, New York 10118 (hereinafter called “Tenant”).

WITNESSETH:

          WHEREAS, Landlord and Tenant are the landlord and tenant, respectively, under that certain lease dated as of July 14, 2008, covering certain space (the “Original Demised Premises”) consisting of the entire rentable area of the fourteenth (14th) floor, and a portion of the fifteenth (15th) floor, of the building (“Building”) known as the Empire State Building, 350 Fifth Avenue, New York, New York (the “Original Lease”), which Original Lease was modified by a certain Commencement Date Agreement dated as of January 14, 2009 (the “Commencement Date Agreement”), by a certain First Lease Modification Agreement dated as of March 17, 2009 (the “First Modification”), and by a certain Second Lease Modification Agreement dated as of May 19, 2011 (the “Second Modification”) (which Original Lease, as so modified, is hereinafter called the “Lease”); and

          WHEREAS, pursuant to the First Modification, certain storage space, designated as Storeroom 15A and Storeroom 15C (collectively, the “Storage Space”), each on the fifteenth (15th) floor of the Building, was added to the demised premises under the Original Lease; and

          WHEREAS, pursuant to the Second Modification, certain space, consisting of the entire rentable area of each of the sixteenth (16th) floor and the seventeenth (17th) floor of the Building (collectively, the “First Additional Office Premises”), was added to the demised premises under the Original Lease (as modified by the Commencement Date Agreement and the First Modification), so that as of the date hereof, the demised premises under the Lease consists of the Original Demised Premises, the Storage Space and the First Additional Office Premises (collectively, the “Second Existing Demised Premises”); and

          WHEREAS, the term of the Lease with respect to the Second Existing Demised Premises is scheduled to expire on January 31, 2030; and

          WHEREAS, Landlord and Tenant wish to modify the Lease by adding to the demised premises thereunder certain space, consisting of portions of the fifteenth (15th) and (18th) floors of the Building, and the entire rentable area of the nineteenth (19th) floor of the Building, all approximately as shown on the space diagrams attached hereto and made a part hereof as Exhibit A (collectively, the “Second Additional Office Premises”), all in accordance with the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

          1. Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms under the Lease.

          2. The Second Additional Office Premises shall be deemed to be, and hereby is, added to the demised premises under the Lease, for a term of years commencing on the SAOP Commencement Date (as such term is defined in Article 3 of this Agreement), and ending on January 31, 2030, unless such term shall sooner terminate as in the Lease, as modified hereby, provided. Except as otherwise set forth herein, the Second Additional Office Premises shall be leased to Tenant pursuant to all of the terms, covenants and conditions of the Lease, as modified hereby. Landlord and Tenant agree that the rentable square foot area of the Second Additional Office Premises shall deemed to be 118,792 rentable square feet, consisting of 15,854 rentable square feet on the fifteenth (15th) floor (the “15th Floor Portion”), 51,878 rentable square feet on the eighteenth (18th) floor (the “18th Floor Portion”) and 51,060 rentable square feet on the nineteenth (19th) floor (the “19th Floor Portion”). The Second Existing Demised Premises and the Second Additional Office Premises are hereinafter collectively called the “Second Expanded Demised Premises”. Unless the context otherwise requires, all references in the Original Lease to the “demised premises” shall be deemed to include the Second Additional Office Premises, after the SAOP Commencement Date.

          3. A. Subject to the provisions of paragraph E of this Article, the term “SAOP Commencement Date” when used in this Agreement shall mean the date on which the last of the following shall have occurred: (i) Landlord delivers vacant possession of the entire Second Additional Office Premises to Tenant, free of any occupancies or tenancies, in broom clean condition and free of any construction debris, materials and equipment and otherwise in safe condition for the performance of Tenant’s SAOP Initial Installation Work (as such term is defined in Article 8C of this Agreement); (ii) Landlord substantially completes Landlord’s SAOP Work (as such term is defined in Article 8B of this Agreement); and (iii) Landlord gives Tenant at least six (6) months’ prior written notice of the date that Landlord reasonably anticipates that the SAOP Commencement Date will occur; provided, however, that in no event shall the SAOP Commencement Date occur prior to April 1, 2013. Notwithstanding the foregoing, Tenant shall have the right to defer the SAOP Commencement Date for either one (1) month, two (2) months, three (3) months or four (4) months, by giving Landlord written notice thereof within thirty (30) days after Landlord gives Tenant such six (6) months’ notice of the anticipated SAOP Commencement Date; provided, however, that if Tenant initially exercises such right to defer the SAOP Commencement Date for less than a total of four (4) months, then Tenant shall continue to have such right to defer the SAOP Commencement Date, for one or more additional one (1) month periods, up to (but in no event in excess of) a total of four (4) months, by giving Landlord written notice thereof within thirty (30) days after the date of the initial or any prior exercise by Tenant of this right to defer the SAOP Commencement Date. If Tenant exercises such right to defer the SAOP Commencement Date, then the fixed annual rental rates for the Second Additional Office Premises shall be increased as set forth in Article 4C of this Agreement.

                    B. Landlord’s SAOP Work shall be deemed to have been substantially completed despite the fact that minor insubstantial details of construction and mechanical adjustments (i.e., “punch list items”) remain to be completed, provided the Second Additional

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Office Premises are accessible and reasonably usable by Tenant for the purpose of effecting Tenant’s SAOP Initial Installation Work; and provided, further, that the Building Systems through which any services which are required to be provided by Landlord to the Second Additional Office Premises under the Lease, as modified hereby, are also available in the Second Additional Office Premises (or in locations outside of the Second Additional Office Premises, if so provided under the Lease, as modified hereby) and capable of providing the services that they are designed to provide, so that, upon completion of such Tenant’s SAOP Initial Installation Work (or upon completion of certain temporary or interim work by Tenant which is necessary to provide electricity and/or chilled water service to the Second Additional Office Premises during the construction period), such services can be provided by Landlord as required hereunder. Landlord shall, subject to the terms, covenants and conditions of Article 22 of this Agreement, nevertheless perform all work (“Landlord’s SAOP Punch List Work”) required in order to complete such punch list items within thirty (30) days of the SAOP Commencement Date.

                    C. Landlord shall, in accordance with the foregoing, fix the SAOP Commencement Date and notify Tenant of the date so fixed. When the SAOP Commencement Date has so been determined, the parties hereto shall, within thirty (30) days thereafter, at the request of either Landlord or Tenant, execute a written agreement confirming such date as the SAOP Commencement Date. Any failure of the parties to execute such written agreement shall not affect the validity of the SAOP Commencement Date as fixed and determined by Landlord, as aforesaid. Any dispute regarding the occurrence of the SAOP Commencement Date shall be resolved by arbitration in accordance with the provisions of Article 41 of the Original Lease, as modified hereby.

                    D. Tenant by entering into occupancy of the Second Additional Office Premises shall be conclusively deemed to have agreed that Landlord had substantially completed Landlord’s SAOP Work, unless within twenty (20) days after the date of such occupancy Tenant shall give written notice (hereinafter called the “SAOP Punch List Notice”) to Landlord specifying the respects in which the same were not in satisfactory condition. The giving of the SAOP Punch List Notice shall have no effect whatsoever upon the SAOP Commencement Date.

                    E. (i) Tenant acknowledges that it has been advised that a portion of the 15th Floor Portion is currently leased to another tenant (the “15th Floor Portion Existing Tenant”), pursuant to a certain lease with Landlord (the “15th Floor Existing Lease”), the term of which is scheduled to expire on December 31, 2012. Tenant further acknowledges and agrees that Landlord shall have no liability to Tenant whatsoever (and the provisions of paragraph F shall not be applicable) in the event that the SAOP Commencement Date is delayed due to the fact that the 15th Floor Portion Existing Tenant holds over in the demised premises under the 15th Floor Existing Lease (the “15th Floor EL Demised Premises”) after such scheduled expiration date of the 15th Floor Portion Existing Lease. However, in the event of such a holdover, Landlord shall use commercially reasonable efforts to obtain vacant possession of the 15th Floor EL Demised Premises, including, without limitation, the commencement and diligent prosecution of a summary holdover dispossess proceeding against the 15th Floor Portion Existing Tenant.

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                              (ii) Notwithstanding anything contained herein to the contrary, in the event that the 15th Floor Portion Existing Tenant holds over in the 15th Floor EL Demised Premises and such holdover continues past December 31, 2012 despite the exercise by Landlord of commercially reasonable efforts to obtain vacant possession of such space, then the SAOP Commencement Date shall occur when Landlord delivers possession of the 18th Floor Portion and the 19th Floor Portion to Tenant in accordance with the provisions of paragraphs A and B of this Article (but in no event prior to April 1, 2013), in which case Tenant’s obligations under the Lease, as modified hereby, with respect to the 15th Floor Portion, including, without limitation, the obligations to pay fixed annual rent, real estate tax and operating expense escalation additional rent and electricity charges with respect to such space, shall not commence unless and until Landlord delivers possession of the entire 15th Floor Portion in accordance with the provisions of said paragraphs A and B of this Article (but in no event prior to April 1, 2013). In this regard, it is acknowledged that the fixed annual rental rates set forth in Article 4A of this Agreement shall be reduced by $681,722.00 per annum (based on a rate of $43.00 per rentable square foot per annum), and “The Percentage” for purposes of calculating real estate tax and operating expense escalation additional rent shall be reduced by .5827 percent (.5827%), until Landlord delivers possession of the 15th Floor Portion to Tenant in accordance with said paragraphs A and B of this Article (subject, however, to Tenant’s right to defer the SAOP Commencement Date and the corresponding increase in such fixed annual rental rate, as set forth in paragraph A of this Article and paragraph C of Article 4 below; and subject, also, to the 12-month free rent period between the SAOP Commencement Date and the SAOP Rent Commencement Date, to which Tenant shall also be entitled with respect to the 15th Floor Portion when it is so delivered to Tenant).

                    F. (i) If, for any reason, Landlord fails to cause the SAOP Commencement Date (as same may be affected by paragraph E of this Article) to occur on or before the date (the “First SAOP Outside Date”) which is fourteen (14) months after the date this Agreement is executed and delivered by Landlord and Tenant, then, notwithstanding anything contained hereinabove to the contrary, the SAOP Rent Commencement Date (as such term is defined in Article 4A of this Agreement) shall be extended by one (1) day for each day after the First SAOP Outside Date that Landlord fails to cause the SAOP Commencement Date to occur; provided, however, that if Landlord fails to cause the SAOP Commencement Date to occur on or before the Self Help SAOP Outside Date (as such term is defined in Article 3F(ii) of this Agreement), then, notwithstanding anything contained hereinabove to the contrary, the SAOP Rent Commencement Date shall be extended by two (2) days for each day after the Self Help SAOP Outside Date that Landlord fails cause the SAOP Commencement Date to occur.

                              (ii) If, for any reason, Landlord fails to cause the SAOP Commencement Date (as same may be affected by paragraph E of this Article) to occur on or before the date (the “Self Help SAOP Outside Date”) which is sixteen (16) months after the date this Agreement is executed and delivered by Landlord and Tenant, then, Tenant (without any obligation to do so) may give Landlord written notice (“Tenant’s SAOP Self Help Notice”) that, unless Landlord causes the SAOP Commencement Date to occur within ten (10) days after such notice shall have been given, Tenant intends to perform any and all work necessary to complete Landlord’s SAOP Work and/or otherwise cause the SAOP Commencement Date to occur. Any such work by Tenant shall be performed in accordance with all applicable laws, rules and regulations and all applicable provisions of the Lease, as modified hereby, other than any such

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provisions requiring Landlord’s prior approval with respect to any alterations by Tenant. Tenant agrees that Tenant’s SAOP Self Help Notice shall specify (in bold face type and capital letters) that in the event Landlord does not cause the SAOP Commencement Date to occur within such ten (10) day period, then Tenant may exercise its “self-help” rights under this subparagraph (ii). Tenant shall provide Landlord with reasonable written proof of the out-of-pocket costs incurred by Tenant in connection with the work performed by Tenant pursuant to this subparagraph (ii), and Landlord shall reimburse Tenant for such costs within thirty (30) days after Landlord’s receipt of such proof. In the event that Landlord fails to reimburse Tenant all or any part of such costs within such thirty (30) day period, then Tenant shall be entitled to a rent credit (i.e., Tenant may offset the amount of such reimbursement due Tenant against rent) in the amount of the portion of such reimbursement that Landlord has failed to pay Tenant (within such thirty (30) day period), with interest at the Applicable Rate from the date such sums were to have been reimbursed or paid to Tenant until the date recovered in full by Tenant. Such rent credit shall be applied, until fully depleted, against the next fixed annual rent payable under the Lease, as modified hereby. If Tenant shall exercise its self-help rights under this subparagraph (ii), then (1) any extension of the SAOP Rent Commencement Date to which Tenant is then entitled under subparagraph (i) above shall only continue until the earlier to occur of (x) the date that Tenant substantially completes Landlord’s SAOP Work or (y) the date (as the same may be extended by any of the causes set forth in Article 22A(i) of the Original Lease) on which Tenant, using commercially reasonable efforts to complete Landlord’s SAOP Work, should have completed such work, and (2) Tenant shall no longer have the right to terminate this Agreement pursuant to subparagraph (iii) below.

                              (iii) If, for any reason, Landlord fails to cause the SAOP Commencement Date (as same may be affected by paragraph E of this Article) to occur on or before the date (the “Second SAOP Outside Date”) which is eighteen (18) months after the date this Agreement is executed and delivered by Landlord and Tenant, and Tenant shall not have elected to use self-help pursuant to subparagraph (ii) above, then, notwithstanding anything contained hereinabove to the contrary, Tenant may elect by written notice given to Landlord at any time after the Second SAOP Outside Date to terminate this Agreement, and unless Landlord causes the SAOP Commencement Date to occur within ten (10) days after Tenant gives such notice to Landlord, then this Agreement shall be deemed terminated and the parties shall have no further obligations or liabilities to each other hereunder, except those expressly stated to survive the expiration or earlier termination of this Agreement (but the Lease shall remain in full force and effect in accordance with its terms).

                              (iv) Notwithstanding the foregoing, the First SAOP Outside Date, the Self Help SAOP Outside Date and the Second SAOP Outside Date shall each be extended, for no more than thirty (30) days in the aggregate, by one day for each day that the performance of Landlord’s SAOP Work is delayed as a result of any of the causes set forth in Article 22A(i) of the Original Lease.

          4. A. (i) Subject to the provisions of paragraph C of this Article, Tenant shall pay Landlord fixed annual rent for the Second Additional Office Premises, commencing on the SAOP Rent Commencement Date, and otherwise in accordance with Article 2A of the Lease, except that such fixed annual rent shall be payable at the following rates:

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$5,108,056.00 per annum ($425,671.33 per month) from the SAOP Rent Commencement Date through the last day of the fifth SAOP Lease Year (as such term is defined in Article 4B of this Agreement);

$5,583,224.00 per annum ($465,268.67 per month) from the first day of the sixth SAOP Lease Year through the last day of the tenth SAOP Lease Year; and

$6,058,392.00 per annum ($504,866.00 per month) from the first day of the eleventh SAOP Lease Year through January 31, 2030.

Should the SAOP Rent Commencement Date occur on any day other than the first day of a month, then the fixed annual rent for the unexpired portion of such month shall be adjusted and prorated on a per diem basis based on the actual number of days in said month.

                              (ii) The term “SAOP Rent Commencement Date” when used in this Agreement shall mean the date which is twelve (12) months after the SAOP Commencement Date, as such date may be extended pursuant to Article 3F(i) of this Agreement.

                    B. The term “SAOP Lease Year” when used in this Agreement shall mean the twelve (12) months commencing on the SAOP Rent Commencement Date (or if the SAOP Rent Commencement Date is not the first day of a month, the first day of the month following the month in which occurs the SAOP Rent Commencement Date) and each subsequent period of twelve (12) months. The first SAOP Lease Year shall include the period, if any, from the SAOP Rent Commencement Date to the end of the month in which the SAOP Rent Commencement Date occurs.

                    C. In the event Tenant exercises its option to defer the SAOP Commencement Date pursuant to Article 3A of this Agreement, then the fixed annual rental rates set forth in subparagraph A(i) of this Article shall not be applicable and Tenant shall pay Landlord fixed annual rent for the Second Additional Office Premises, commencing on the SAOP Rent Commencement Date, at the following rates:

                              (i) in the event of a one (1) month deferment of the SAOP Commencement Date:

$5,137,754.00 per annum ($428,146.17 per month) from the SAOP Rent Commencement Date through the last day of the fifth SAOP Lease Year;

$5,612,922.00 per annum ($467,743.50 per month) from the first day of the sixth SAOP Lease Year through the last day of the tenth SAOP Lease Year; and

$6,088,090.00 per annum ($507,340.83 per month) from the first day of the eleventh SAOP Lease Year through January 31, 3030; and

                              (ii) in the event of a two (2) month deferment of the SAOP Commencement Date:

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$5,203,089.60 per annum ($433,590.80 per month) from the SAOP Commencement Date through the last day of the fifth SAOP Lease Year;

$5,678,257.60 per annum ($473,188.13 per month) from the first day of the sixth SAOP Lease Year through the last day of the tenth SAOP Lease Year; and

$6,153,425.60 per annum ($512,785.47 per month) from the first day of the eleventh SAOP Lease Year through January 31, 2030; and

(iii) in the event of a three (3) month deferment of the SAOP Commencement Date:

$5,280,304.40 per annum ($440,025.37 per month) from the SAOP Rent Commencement Date through the last day of the fifth SAOP Lease Year;

$5,755,472.40 per annum ($479,622.70 per month) from the first day of the sixth SAOP Lease Year through the last day of the tenth Lease Year; and

6,230,640.40 per annum ($519,220.03 per month) from the first day of the eleventh SAOP Lease Year through January 31, 2030; and

(iv) in the event of a four (4) month deferment of the SAOP Commencement Date:

$5,363,458.80 per annum ($446,954.90 per month) from the SAOP Rent Commencement Date through the last day of the fifth SAOP Lease Year;

$5,838,626.80 per annum ($486,552.23 per month) from the first day of the sixth SAOP Lease Year through the last day of the tenth SAOP Lease Year; and

$6,313,794.80 per annum ($526,149.57 per month) from the first day of the eleventh SAOP Lease Year through January 31, 3030.

          5. Tenant shall pay Landlord operating expense escalation additional rent for the Second Additional Office Premises, in accordance with Article 2B of the Original Lease, except that the term “Base Year” shall mean the calendar year 2013; the term “The Percentage” shall mean 4.3664 percent (4.3664%); and the term “comparative year” shall mean the calendar year 2014, and each twelve (12) month period thereafter, in which occurs any part of the term of the Lease, as modified hereby, with respect to the Second Additional Office Premises; provided, however, that in the event that the SAOP Commencement Date shall not occur by or before the First SAOP Outside Date (other than due to a deferral of the SAOP Commencement Date pursuant to Article 3A of this Agreement), then the “Base Year” shall mean the twelve (12) month period commencing on the SAOP Commencement Date, and the “comparative year” shall mean the twelve (12) month period immediately following such Base Year, and each twelve (12) month period thereafter, in which occurs any part of the term of the Lease, as modified hereby,

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with respect to the Second Additional Office Premises; provided, further, that if the SAOP Commencement Date does not occur on the first day of a month, then the “Base Year” shall mean as follows: (i) the twelve (12) month period beginning on the first day of the month in which the SAOP Commencement Date occurs, if the SAOP Commencement Date occurs on or before the fifteenth day of such month, or (ii) the twelve (12) month period beginning on the first day of the month following the month in which the SAOP Commencement Date occurs, if the SAOP Commencement Date occurs after the fifteenth day of the month in which such date occurs; and the “comparative year” shall mean the twelve (12) month period immediately following such Base Year, and each twelve (12) month period thereafter, in which occurs any part of the term of the Lease, as modified hereby, with respect to the Second Additional Office Premises (subject, however, to the provisions of Article 2G of the Original Lease with respect to any partial comparative year in which the SAOP Commencement Date or the scheduled expiration date or sooner termination of the term of the Lease, as modified hereby, occurs). The rent credit set forth in the last sentence of Article 2B(ii) of the Original Lease shall not be applicable to the Second Additional Office Premises.

          6. Tenant shall pay Landlord real estate tax escalation additional rent for the Second Additional Office Premises, in accordance with Article 2C of the Original Lease, except that the term “base tax year” shall mean the New York City real estate tax year commencing July 1, 2013 and ending June 30, 2014; the term “The Percentage” shall mean 4.3664 percent (4.3664%); and the term “comparative year” shall mean the New York City real estate tax year commencing July 1, 2014 and ending June 30, 2015, and each subsequent period of twelve (12) months (or such other period of twelve (12) months occurring during the term of the Lease, as modified hereby, as hereafter may be duly adopted as the tax year for real estate tax purposes by the City of New York). The rent credit set forth in the last sentence of Article 2C(ii)(a) of the Original Lease shall not be applicable to the Second Additional Office Premises. However, notwithstanding the foregoing, if the SAOP Commencement Date shall not occur until after the First SAOP Outside Date (other than due to a deferral of the SAOP Commencement Date pursuant to Article 3A of this Agreement), then Tenant shall be entitled to a rent credit in the amount of all real estate tax escalation additional rent due under the Lease, as modified hereby, with respect to the Second Additional Office Premises for the period from July 1, 2014 through the date which is fifteen (15) months after the SAOP Commencement Date; and provided, further that if the SAOP Commencement Date shall not occur by or before the date which is nine (9) months after the First SAOP Outside Date (other than due to a deferral of the SAOP Commencement Date pursuant to Article 3A of this Agreement), then the “base tax year” for the Second Additional Office Premises shall be the calendar year 2014, and the comparative year for such space shall be the calendar year 2015 and each subsequent period of twelve (12) months in which occurs any part of the term of the Lease, as modified hereby, with respect to such space.

          7. Landlord shall redistribute and furnish electricity to Tenant for the Second Additional Office Premises, on a submetering basis, in accordance with the provisions of Article 3 of the Original Lease, except as follows:

                    A. Landlord shall perform such work (“Landlord’s SAOP Submetering Work”) as is necessary to furnish redistributed electricity to the Second Additional Office Premises on a submetering basis. Such work shall include, without limitation, the installation of

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a submeter or submeters and the connection of such submeter or submeters to the electrical panels for the Second Additional Office Premises (it being acknowledged and agreed, however, that such work that is necessary to connect the submeter(s) to such electrical panels may not be performed by Landlord unless and until Tenant performs such work as is necessary to connect Tenant’s local electrical distribution to such panels (“Tenant’s SAOP Electrical Panel Work”)). Landlord shall perform Landlord’s SAOP Submetering Work at its sole cost and expense, except that Tenant shall reimburse Landlord for the cost of connecting more than a total of twenty-four (24) electrical panels to such submeter or submeters, which sums shall be deemed additional rent under the Lease, as modified hereby, and due within thirty (30) days after demand. Landlord shall, subject to the terms, covenants and conditions of Article 22 of this Agreement, complete Landlord’s SAOP Submetering Work within thirty (30) days after Landlord receives notice from Tenant that Tenant has completed Tenant’s SAOP Electrical Panel Work (and Tenant has in fact completed such work). If Landlord’s SAOP Submetering Work has not been completed by the SAOP Commencement Date (so that Landlord may not yet furnish electricity to the Second Additional Office Premises on a submetering basis), then Tenant shall pay, for the distribution of electric power and use of Landlord’s facilities to provide electrical power to the Second Additional Office Premises, a charge equal to the amount that results from (i) multiplying $1.25 by the number of rentable square feet within the Second Additional Office Premises (i.e., 118,792), (ii) dividing the result of (i) by 360, and then (iii) multiplying the result of (ii) by the number of days, if any, until the appropriate submeter(s) are installed and are properly functioning; provided, however, that if Landlord’s SAOP Submetering Work has not been completed by the date that Tenant occupies all or any part of the Second Additional Office Premises for the conduct of its business, as a result of the failure of Tenant to complete Tenant’s SAOP Electrical Panel Work or any other act or omission of Tenant, its agents, employees or contractors that actually delays the completion of Landlord’s SAOP Submetering Work, then the foregoing charge shall be changed as follows: the reference to “$1.25” shall be changed to “$3.45”, effective as of such date that Tenant occupies all or any part of the Second Additional Office Premises for the conduct of its business.

                    B. The electrical capacity which Landlord shall be obligated to provide to the Second Additional Office Premises, for all purposes other than any Building air-conditioning systems and equipment and any other Building Systems servicing the Second Additional Office Premises, shall be the SAOP Electrical Capacity, as hereinafter defined (and not the 6 watts per rentable square foot of demand load described in Article 3C(ii) of the Original Lease). The term “SAOP Electrical Capacity” when used herein, initially, shall mean the electrical capacity which is currently available in the Second Additional Office Premises for Tenant’s use (for all purposes other than such Building air-conditioning equipment and Building Systems) as of the date of this Agreement; provided, however, that if at any time after the date of this Agreement Tenant shall provide Landlord with a “load letter” from Tenant’s engineer or from a reputable electrical consultant which substantiates (to the reasonable satisfaction of Landlord) Tenant’s need for any additional electrical capacity for its operations in the Second Additional Office Premises, then Landlord, at Landlord’s sole cost and expense, and subject to the terms, covenants and conditions of Article 22 of this Agreement, shall perform all such work (collectively, “Landlord’s SAOP Additional Electrical Capacity Work”) as is necessary to provide such additional electrical capacity to the Second Additional Office Premises (at the existing electrical panels or then existing electrical busways located on each applicable floor, as determined by

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Landlord) and the “SAOP Electrical Capacity” shall be the total of such increased electrical capacity which is then available to the Second Additional Office Premises, provided that in no event shall the SAOP Electrical Capacity ever exceed six (6) watts per usable square foot of demand load (based on a usable square foot area of 88,862 square feet). Subject to the terms, covenants and conditions of Article 22 of this Agreement, Tenant agrees that such additional electrical capacity may be obtained from any excess capacity then available in the Original Demised Premises or the First Additional Office Premises.

          8. A. Tenant expressly acknowledges that it has inspected the Second Additional Office Premises and agrees to accept the Second Additional Office Premises broom clean but otherwise in their “as is” condition, subject to Landlord’s obligation to perform Landlord’s SAOP Work pursuant to Article 8B of this Agreement. Tenant acknowledges that Landlord (i) has made no representation respecting the physical condition of the Second Additional Office Premises and (ii) shall have no obligation to do any work in and to the Second Additional Office Premises in order to make them suitable and ready for occupancy and use by Tenant, except as otherwise specifically provided in this Article.

                    B. Landlord, at its expense, shall perform the following work (“Landlord’s SAOP Work”) in order to prepare the Second Additional Office Premises for Tenant’s use and occupancy and as a condition precedent to the SAOP Commencement Date (except for the work set forth in the second sentence of subparagraph (ii) below, which work, if necessary, will not occur until after the SAOP Commencement Date):

                              (i) Landlord shall perform demolition work in the Second Additional Office Premises, including removal of ceiling, ductwork (except for duct work which services other space in the Building), lighting and flooring, so as to create a “slab to slab” condition in the Second Additional Office Premises.

                              (ii) Landlord shall perform all work necessary to remove all asbestos from the Second Additional Office Premises (other than shafts that run through the core of the Building), and will obtain and provide to Tenant a duplicate original counterpart of a Form ACP-5 and/or ACP-7 (as appropriate) for the Second Additional Office Premises. If during the performance of Tenant’s SAOP Initial Installation Work, Tenant discovers any asbestos containing materials within the Second Additional Office Premises (a) that is required by law to be removed in connection with such work or (b) that is located within the shafts that run through the Second Additional Office Premises (excluding the core of the Building, other than piping and duct work required for tie-ins or connections, which shall be abated as herein provided), then Landlord shall promptly remove such asbestos containing materials at Landlord’s sole cost and expense. All work required to be performed by Landlord pursuant to the subparagraph (ii) is hereinafter referred to, collectively, as “Landlord’s SAOP Asbestos Removal Work.” If Landlord is required to perform Landlord’s SAOP Asbestos Removal Work pursuant to this subparagraph (ii) at any time after the occurrence of the SAOP Commencement Date but before the occurrence of the SAOP Rent Commencement Date, then, notwithstanding anything contained hereinabove to the contrary, the SAOP Rent Commencement Date shall be extended on a day-for-day basis for each day Landlord is performing such work and such performance actually delays the completion of Tenant’s SAOP Initial Installation Work; it being understood and agreed, however, that if Tenant is entitled to such an extension of the SAOP Rent

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Commencement Date, the same shall continue until Landlord has completed Landlord’s SAOP Asbestos Removal Work (including, without limitation, obtaining any sign-offs or approvals that are required for Tenant to legally use the Second Additional Office Premises) and has vacated the Second Additional Office Premises. If Landlord is required to perform Landlord’s SAOP Asbestos Removal Work pursuant to this subparagraph (ii) after the occurrence of the SAOP Rent Commencement Date, then, notwithstanding anything contained hereinabove to the contrary, all fixed annual rent, operating expense escalation additional rent and real estate tax escalation additional rent attributable to the portion of the Second Additional Office Premises that Tenant is unable to use or occupy during the performance of such work by Landlord shall be equitably and proportionately abated until Landlord has completed Landlord’s SAOP Asbestos Removal Work (including, without limitation, obtaining any sign-offs or approvals that are required for Tenant to legally use the Second Additional Office Premises) and has vacated the Second Additional Office Premises.

                              (iii) Landlord shall flash patch the floors of the Second Additional Office Premises where necessary and perform all work necessary to cause the floors to be reasonably smooth and reasonably flat in accordance with industry standards.

                              (iv) Landlord shall perform all work necessary to provide Tenant with adequate points of connection to the Building’s Class E fire alarm system, but in no event fewer than (x) ten (10) such points in a location or locations on the 18th Floor Portion, (y) ten (10) such points in a location or locations in the 19th Floor Portion, and (z) four (4) such points in a location or locations in the 15th Floor Portion, so that Tenant may connect the fire alarm system for the Second Additional Office Premises to such Building System. Any modifications, upgrades, additional panels, devices or equipment shall be furnished and installed by Tenant.

                              (v) Landlord shall effect all work necessary to provide a stand pipe connection to the Building’s sprinkler system, in a location designated by Landlord in each of the 18th Floor Portion and the 19th Floor Portion, so that Tenant may provide sprinkler service in such portions of the Second Additional Office Premises (it being acknowledged that there is already a standpipe connection to the Building’s sprinkler system on the 15th floor of the Building). Tenant, as part of Tenant’s SAOP Initial Installation Work, shall effect all work necessary to distribute such sprinkler service throughout the Second Additional Office Premises.

                              (vi) Landlord shall install fireproofing and stopping at all locations required by code and perform all other work in and to the Second Additional Office Premises so that such space may be delivered by Landlord to Tenant in compliance with all applicable laws, rules and regulations and free of any violations of record.

                              (vii) Landlord shall (a) install new, Building standard radiator convector covers and grills so that the same are primed and ready for painting and (b) perform all work necessary to cause the existing radiators in the Second Additional Office Premises to be in good working order.

                              (viii) Landlord shall effect all work necessary to cause the elevator call buttons, lanterns, doors (including the hardware thereon) and service closets in the 18th Floor Portion and the 19th Floor Portion or which service the Second Additional Office Premises (whether or not in the Second Additional Office Premises) to comply with the requirements of

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the ADA.

                              (ix) Landlord shall perform all work necessary to provide to Tenant the existing electric closets located on each of the 18th Floor Portion and the 19th Floor Portion stripped with main feeds in place.

                              (x) Landlord shall install new, Building standard radiator valves which are compatible with the Building’s direct digital control system.

Landlord shall perform Landlord’s SAOP Work in a good and workerlike manner, and in a prompt and expeditious fashion after this Agreement has been executed and delivered by Landlord and Tenant.

                    C. (i) Tenant, at its expense (except as provided in subparagraph (iii) below), shall perform all other work (“Tenant’s SAOP Initial Installation Work”) in and to the Second Additional Office Premises as is necessary for Tenant to conduct its business therein, and in order to make such space suitable and ready for Tenant’s initial occupancy and use. Tenant shall perform Tenant’s SAOP Initial Installation Work in a prompt and expeditious manner following the SAOP Commencement Date, in accordance with the provisions of Article 8 of the Original Lease, this Article and all other applicable provisions of the Lease, as modified hereby, and in compliance with all applicable laws, rules and regulations.

                              (ii) Tenant shall submit to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed with respect to nonstructural interior alterations which do not adversely affect the proper functioning of utility services, plumbing and electrical lines or other systems of the Building (collectively, “Building Systems”), a full set of architectural and engineering plans and specifications (including architectural plans and specifications comprised of partition plans, reflected ceiling plans as well as air conditioning, heating and all other mechanical drawings and electric plans) in form suitable for filing with the appropriate agencies of the City of New York to obtain such alteration or building permit to perform Tenant’s SAOP Initial Installation Work. If Landlord withholds its approval of the plans and specifications (in accordance with the foregoing), Landlord shall specify in reasonable detail the basis for withholding such approval and Tenant shall make appropriate modifications to the plans and specifications to correct or eliminate the objections specified by Landlord in such disapproval and shall resubmit the modified plans and specifications to Landlord within a reasonable period of time after they are returned to Tenant unapproved. If Landlord fails to respond to any such request for approval within ten (10) days after such plans and specifications shall have been given to Landlord, Tenant may send Landlord a second request for approval of such plans and specifications. If Landlord fails to respond to such second request for approval within five (5) Business Days after the same shall have been given to Landlord, then Landlord shall be deemed to have approved such plans and specifications (provided such second request specifies in bold face type and capital letters that Landlord shall be deemed to have approved such plans and specifications if it fails to respond to such second request within such five (5) Business Day period). The terms and provisions set forth in this subparagraph (ii) governing the approval and disapproval of plans and specifications shall apply equally to approving and disapproving revised plans and specifications and all change orders. No work may be performed without Landlord’s prior approval of the plans and

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specifications and all contractors and sub-contractors engaged to perform Tenant’s SAOP Initial Installation Work. No such work shall be commenced without the plans and specifications therefor having been approved by Landlord and the appropriate permits and approvals therefor having been issued by the City of New York Department of Buildings and any other governmental agency having jurisdiction thereof. Approval by Landlord of any plans or specifications shall not be deemed to constitute a warranty or representation that such plans or specifications shall conform to applicable laws and regulations or shall be approved by the Department of Buildings or any other governmental agency. At Tenant’s request, Landlord shall execute all required permit applications and other forms upon submission of Tenant’s plans and specifications by Tenant but prior to Landlord’s review of same, but execution of such forms by Landlord shall not constitute approval of the alterations in question.

                              (iii) Landlord shall provide Tenant an allowance of up to $8,079,874.00 to defray the cost of construction of any Tenant’s SAOP Initial Installation Work which is performed prior to the fourth anniversary of the SAOP Commencement Date. Such sum (“Landlord’s SAOP Contribution”) shall be payable (as hereinafter provided) against requisitions therefor accompanied by (a) the certification by Tenant’s architect that the work described on such requisition has been completed substantially in accordance with the plans and specifications theretofor approved (or deemed approved) by Landlord, (b) a list specifying the work performed for which such requisition is being submitted and (c) partial conditional waivers of mechanics liens for all work for which such installment of Landlord’s SAOP Contribution has been requisitioned, and partial unconditional waivers of mechanics liens for all work for which payments were made by Landlord with respect to previous requisitions, from each contractor, sub-contractor, vendor and supplier of labor and materials for whom and to the extent such installment of Landlord’s SAOP Contribution is being requisitioned; it being agreed, however, that Tenant shall not be required to submit such lien waivers for (x) any such contractor or subcontractor performing work the cost of which shall be less than $10,000.00, or (y) for any such vendor or supplier providing materials the cost of which (in the aggregate for the entire job, and not for such installment) shall be less than $250,000.00. Payments on account of Landlord’s SAOP Contribution shall not be payable more frequently than monthly. Each such installment of Landlord’s SAOP Contribution shall be equal to (1) the total amount of Landlord’s SAOP Contribution requisitioned by Tenant as of the date of the most recent requisition (including the amount of the most recent requisition), less (2) the total amount of Landlord’s SAOP Contribution paid to Tenant as of the date the most recent requisition. To illustrate such calculation, and assuming, for example, that the total of all requisitions submitted by Tenant (including the most recent requisition) is $100,000, of which $60,000 has been paid to Tenant, and $40,000 is the unpaid amount of the most recent requisition, then the amount of such installment shall be $40,000, calculated as follows: (1) $100,000, less (2) $60,000, equals $40,000. Notwithstanding anything contained herein to the contrary, no portion of Landlord’s SAOP Contribution shall be applied by Tenant against expenses for furniture, office equipment or other personal property, and not more than $1,211,981.00 may be applied by Tenant for architectural and engineering fees or other soft costs relating to Tenant’s SAOP Initial Installation Work (which payments of Landlord’s SAOP Contribution for such architectural and engineering fees and other soft costs shall be made by Landlord upon Tenant’s submission of invoices therefor (whether before or after the SAOP Commencement Date) which have been approved for payment by an officer of Tenant, anything contained herein to the contrary

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notwithstanding). Any dispute regarding Landlord’s SAOP Contribution shall be resolved by expedited arbitration in accordance with the provisions of Article 41 of the Original Lease. In the event that any such dispute shall be resolved in Tenant’s favor, so that Landlord shall be obligated to pay Tenant all or any part of Landlord’s SAOP Contribution, but Landlord fails to do so within fifteen (15) days after such decision is rendered in such arbitration proceeding, then Tenant shall be entitled to a rent credit (i.e., Tenant may offset such amount due Tenant against rent) in the amount of the portion of Landlord’s SAOP Contribution which Landlord has failed to pay Tenant (within such fifteen (15) day period) in accordance with the decision in such arbitration proceeding, with interest at the Applicable Rate from the date such sums were to have been reimbursed or paid to Tenant from Landlord’s SAOP Contribution until the date recovered in full by Tenant, and with all reasonable legal fees incurred by Tenant in connection with such dispute (provided Tenant furnishes Landlord with paid invoices or other reasonably sufficient evidence of such fees). Such rent credit shall be applied, until fully depleted, against the next fixed annual rent payable under the Lease, as modified hereby. As an inducement to Tenant to execute and deliver this Agreement, Landlord shall deposit in escrow with Landlord’s attorneys, David J. Bleckner, P.C. (“Escrowee”), concurrently with the execution and delivery of this Agreement by Landlord and Tenant, the sum of $8,079,874.00 to be held by Escrowee as security for the payment of Landlord’s SAOP Contribution to Tenant, in accordance with the terms, covenants and conditions of that certain letter agreement of even date herewith among Landlord, Tenant and Escrowee, a copy of which is attached hereto and made a part hereof as Exhibit D.

                              (iv) The installation or connection to the Building systems of each item of Tenant’s property and systems shall be performed at Tenant’s expense (subject to subparagraph (iii) above) and, unless otherwise provided in the Lease, as modified hereby, by Tenant using contractors approved by Landlord in accordance with the applicable provisions of the Lease, as modified hereby.

                              (v) Notwithstanding anything contained herein to the contrary, Tenant shall maintain, at Tenant’s expense, in addition to any other insurance required pursuant to the Lease, as modified hereby, with respect to alterations, a Builders “All Risk” insurance policy (Broad Form) covering the full replacement cost of Landlord’s SAOP Work and Tenant’s SAOP Initial Installation Work and the materials and supplies delivered and stored in the Second Additional Office Premises for the purpose of being incorporated in such work.

                              (vi) Notwithstanding anything contained herein to the contrary, Tenant shall deliver to the Landlord final record drawings of Tenant’s SAOP Initial Installation Work, including, as may be pertinent to the work performed, a reflected ceiling plan, mechanical and electrical drawings, partition plan and any other drawings which may be required to indicate accurately the layout and systems of the Second Additional Office Premises. Tenant shall require its architect to load and maintain such record plans on a CADD system and to deliver diskettes or other medium suitable for Landlord’s needs and compatible, if feasible, with Landlord’s computer applications, so as to enable Landlord to use such CADD-saved plans.

                              (vii) Landlord shall, at the request of Tenant, schedule the Building’s freight elevator (or a passenger elevator converted for use as a freight elevator) for Tenant’s

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move into the Second Additional Office Premises, after 6:00 p.m. and before 7:00 a.m. on Business Days (and at any time on weekends). Such use shall be subject to a prior reservation by another tenant and/or the need by Landlord for the use of such elevator for other operating or construction purposes. Notwithstanding anything contained in the Lease, as modified hereby, to the contrary, in connection with Tenant’s SAOP Initial Installation Work and initial move-in to the Second Additional Office Premises, it is agreed that Tenant shall not be required to pay for the first eighty (80) hours of such freight elevator use on an after-hours basis. Any other after-hours use of the freight elevator by Tenant shall be subject to the applicable provisions of the Lease, including, without limitation, Landlord’s standard charges therefor.

                              (viii) Tenant agrees that Tenant’s SAOP Initial Installation Work shall include, without limitation, all work necessary to tie all HVAC controls for the Second Additional Office Premises into the Building’s direct digital control system.

                              (ix) In connection with Tenant’s SAOP Initial Installation Work, Landlord agrees that it shall sign Tenant’s Landmarks Louver application to coincide with Tenant’s schedule in order to allow for an early Louver filing. Upon submission of Tenant’s plans and specifications for Tenant’s SAOP Initial Installation Work, as described in subparagraph (ii) above, Landlord shall review the same for a Landmarks “no effect” filing, and shall sign the application for such filing, within a period of five (5) days of Landlord’s receipt of such plans and specifications, provided the final approved set of plans and specifications which Tenant submits to the Building Department in connection with its building permit application for Tenant’s SAOP Initial Installation Work shall be consistent with any drawing included in such “no effect” filing.

                    D. It is acknowledged and agreed that Tenant, at its expense (except as hereinabove provided) and as part of Tenant’s SAOP Initial Installation Work, shall provide, and shall effect all work (the “Tenant’s SAOP A/C Work”) necessary to install, new chilled water cooled air-conditioning units for the Second Additional Office Premises (the “SAOP A/C Units”), with a total cooling capacity of 120 tons for each of the 18th Floor Portion and the 19th Floor Portion, and 35 tons for the 15th Floor Portion (for a total cooling capacity in the Second Additional Office Premises of 275 tons), each of which units shall be of equal or better quality to the current Building standard air-conditioning unit, the York Floor Mounted Model Solution XTI. Tenant’s SAOP A/C Work shall include, without limitation, (i) the connection of the SAOP A/C Units to the Building Chilled Water and Warm Water Circulating System, and (ii) all work necessary to install all associated duct work, fans, diffusers and other equipment necessary to distribute air-conditioning service throughout the Second Additional Office Premises from the SAOP A/C Units.

                    E. It is acknowledged and agreed that Tenant, at its expense (except as hereinabove provided) and as part of Tenant’s SAOP Initial Installation Work, shall effect all work (the “SAOP Bathroom Renovation Work”) necessary to renovate and refurbish all of the existing core bathrooms in each of the 18th Floor Portion and the 19th Floor Portion, so that the condition of, and quality of installation in, all such bathrooms shall be at least equivalent to the condition of, and quality of installation in, the core bathrooms located in 14th floor portion of the Original Demised Premises as of the date of this Agreement.

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                    F. Reference is hereby made to the Environmental Design Guidelines set forth in Exhibit B attached hereto and made a part hereof, which include certain materials and/or items of work required in order to obtain LEED-CI designation with respect to an office space construction project (it being understood and agreed, however, that the intent of the Environmental Design Guidelines is to optimize performance of the Second Additional Office Premises, not just to obtain LEED-CI designation). Notwithstanding anything contained in the Lease, as modified by this Agreement, to the contrary, Tenant shall (i) submit its plans and specifications for Tenant’s SAOP Initial Installation Work to Landlord’s project manager, Jones Lang LaSalle (“JLL”), concurrently with Tenant’s submission of such plans and specifications to Landlord, and (ii) incorporate into such plans and specifications as part of Tenant’s SAOP Initial Installation Work such sustainability measures as are recommended by JLL to Tenant (the “Recommended Sustainability Measures”); provided, however, that (a) the Recommended Sustainability Measures shall be limited solely to the items set forth in said Exhibit B, and JLL shall designate such Recommended Sustainability Measures to Tenant in reasonable detail and within the same time periods applicable to Landlord with respect to Tenant’s request for Landlord’s approval of such plans and specifications (as such time periods are more particularly set forth in Article 8C(ii) of this Agreement); (b) with respect to items A1, A2 and A4 of the Environmental Design Guidelines, JLL demonstrates, to the reasonable satisfaction of Tenant and Tenant’s consultants, that such Recommended Sustainability Measures will result in the payback to, or the recouping by, Tenant of the cost thereof over a period of not more than five (5) years; (c) in no event shall the Recommended Sustainability Measures materially delay the performance of Tenant’s SAOP Initial Installation Work (as reasonably determined by Tenant); and (d) in no event shall Tenant be required to perform any structural alterations, alterations to any of the Building Systems or alterations outside of the Second Additional Office Premises, in connection with the Recommended Sustainability Measures.

          9. A. (i) Reference is hereby made to certain space on the 18th floor of the Building, designated as Suites 18A-18C, which is approximately as shown on the space diagram attached hereto and made a part hereof as Exhibit E (“18th Floor Must Take Premises”). Tenant acknowledges that it has been advised that a portion of the 18th Floor Must Take Premises is currently occupied by a certain tenant (the “18th Floor Must Take Existing Tenant”) pursuant to a certain lease with Landlord, the term of which is scheduled to expire on December 31, 2018 (the 18th Floor Must Take Existing Lease”). It is hereby agreed that the 18th Floor Must Take Premises shall be deemed to be, and hereby is, added to the premises demised under the Lease, as modified hereby, for a term commencing on the 18th Floor Must Take Commencement Date (as such term is hereinafter defined) and ending on January 31, 2030, unless such term shall sooner terminate as in the Lease, as modified hereby, provided. It is further acknowledged and agreed that, for all purposes under the Lease, as modified hereby, the rentable square foot area of the 18th Floor Must Take Premises shall be deemed to be 890 rentable square feet.

                              (ii) The term “18th Floor Must Take Commencement Date” when used herein shall mean the date on which the last of the following shall have occurred: (i) Landlord delivers vacant possession of the 18th Floor Must Take Premises to Tenant, free of any occupancies or tenancies, in broom clean condition and free of any construction debris, materials and equipment and otherwise in safe condition for the performance of Tenant’s 18th Floor Must

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Take Initial Installation Work (as such term is hereinafter defined); and (ii) Landlord substantially completes Landlord’s 18th Floor Must Take Work (as such term is hereinafter defined); provided, however, that in no event shall the 18th Floor Must Take Commencement Date occur prior to April 1, 2013. Landlord shall use commercially reasonable efforts to cause the 18th Floor Must Take Commencement Date to occur on the same date as the SAOP Commencement Date, including, without limitation, by seeking to relocate the 18th Floor Must Take Existing Tenant to other space in the Building or by terminating the 18th Floor Must Take Existing Lease prior to such date. However, if despite the exercise of such commercially reasonable efforts by Landlord, Landlord is unable to cause the 18th Floor Must Take Commencement Date to occur simultaneously with the SAOP Commencement Date, then Landlord shall have no liability whatsoever to Tenant in connection therewith, but Landlord shall give Tenant at least three (3) months’ prior written notice of the date that Landlord reasonably anticipates that the 18th Floor Must Take Commencement Date will actually occur.

                              (iii) Landlord’s 18th Floor Must Take Work shall be deemed to have been substantially completed despite the fact that minor insubstantial details of construction and mechanical adjustments (i.e., “punch list items”) remain to be completed, provided the 18th Floor Must Take Premises are accessible and reasonably usable by Tenant for the purpose of effecting Tenant’s 18th Floor Must Take Initial Installation Work; and provided, further, that the Building Systems through which any services which are required to be provided by Landlord to the 18th Floor Must Premises under the Lease, as modified hereby, are also available in the 18th Floor Must Take Premises (or in locations outside of the 18th Floor Must Take Premises, if so provided under the Lease, as modified hereby) and capable of providing the services that they are designed to provide, so that, upon completion of such Tenant’s 18th Floor Must Take Initial Installation Work (or upon completion of certain temporary or interim work by Tenant which is necessary to provide electricity and/or chilled water service to the 18th Floor Must Take Premises during the construction period), such services can be provided by Landlord as required hereunder. Subject to the terms, covenants and conditions of Article 22 of this Agreement, Landlord shall nevertheless perform all work (“Landlord’s 18th Floor Must Take Punch List Work”) required in order to complete such punch list items within thirty (30) days of the 18th Floor Must Take Commencement Date.

                              (iv) Landlord shall, in accordance with the foregoing, fix the 18th Floor Must Take Commencement Date and notify Tenant of the date so fixed. When the 18th Floor Must Take Commencement Date has so been determined, the parties hereto shall, within thirty (30) days thereafter, at the request of either Landlord or Tenant, execute a written agreement confirming such date as the 18th Floor Must Take Commencement Date. Any failure of the parties to execute such written agreement shall not affect the validity of the 18th Floor Must Take Commencement Date as fixed and determined by Landlord, as aforesaid. Any dispute regarding the occurrence of the 18th Floor Must Take Commencement Date shall be resolved by arbitration in accordance with the provisions of Article 41 of the Original Lease, as modified hereby.

                              (v) Tenant by entering into occupancy of the 18th Floor Must Take Premises shall be conclusively deemed to have agreed that Landlord had substantially completed Landlord’s 18th Floor Must Take Work, unless within twenty (20) days after the date of such occupancy Tenant shall give written notice (hereinafter called the “18th Floor Must Take Punch

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List Notice”) to Landlord specifying the respects in which the same were not in satisfactory condition. The giving of the 18th Floor Must Take Punch List Notice shall have no effect whatsoever upon the 18th Floor Must Take Commencement Date.

                    B. The 18th Floor Must Take Premises shall be leased to Tenant pursuant to all of the same terms, covenants and conditions of the Lease, as modified hereby, as are applicable to the Second Additional Office Premises, except as follows:

                              (i) Commencing on the date which is twelve (12) months after the 18th Floor Must Take Commencement Date (the “18th Floor Must Take Rent Commencement Date”), Tenant shall pay Landlord fixed annual rent for the 18th Floor Must Take Premises at the following rates: $38,270.00 per annum ($3,189.17 per month) from the 18th Floor Must Take Rent Commencement Date through the last day of the fifth SAOP Lease Year; $41,830.00 per annum ($3,485.83 per month) from the first day of the sixth SAOP Lease Year through the last day of the tenth SAOP Lease Year; and $45,390.00 per annum ($3,782.80 per month) from the first day of the eleventh SAOP Lease Year through January 31, 2030.

                              (ii) Tenant shall pay Landlord operating expense escalation additional rent for the 18th Floor Must Take Premises, in accordance with Article 5 of this Agreement, except that “The Percentage” shall be .03271 percent (.03271%).

                              (iii) Tenant shall pay Landlord real estate tax escalation additional rent for the 18th Floor Must Take Premises, in accordance with Article 6 of this Agreement, except that “The Percentage” shall be .03271 percent (.03271%).

                              (iv) Landlord shall redistribute and furnish electricity to Tenant for the 18th Floor Must Take Premises, on a submetering basis, in accordance with the provisions of Article 7 of this Agreement, except that Landlord shall have no obligation to perform any of the work described in paragraph A of said Article 7 in the 18th Floor Must Take Premises (it being understood and agreed that Landlord shall not be obligated to install a separate submeter for such space, and that Tenant shall effect all work necessary to connect Tenant’s local electrical distribution in such space to the electrical panels on the 18th floor); and that the reference to “88,862 usable square feet” in paragraph B of said Article 7 shall be deemed to be “668 square feet” with respect to the 18th Floor Must Take Premises. The SAOP Electrical Capacity shall be applicable to the 18th Floor Must Take Premises.

                              (v) Tenant expressly acknowledges that it has inspected the 18th Floor Must Take Premises and agrees to accept the 18th Floor Must Take Premises broom clean but otherwise in their “as is” condition as of the date hereof, subject to reasonable wear and tear, damage by fire or other casualty and Landlord’s obligation to perform Landlord’s 18th Floor Must Take Work pursuant to the terms hereof. Tenant acknowledges that Landlord (a) has made no representation respecting the physical condition of the 18th Floor Must Take Premises and (b) shall have no obligation to do any work in and to the 18th Floor Must Take Premises in order to make them suitable and ready for occupancy and use by Tenant, except as otherwise specifically provided in this Article. Landlord, at its expense, shall effect the following work (“Landlord’s 18th Floor Must Take Work”) in and to the 18th Floor Must Take Premises: the items of

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Landlord’s SAOP Work which are set forth in subparagraphs (i), (ii), (iii) and (vi) of Article 8B of this Agreement, which items Landlord shall perform in the 18th Floor Must Take Premises in accordance with the applicable provisions of said Article 8B (it being agreed that the provisions of said subparagraph (ii) regarding the performance of Landlord’s SAOP Asbestos Removal Work during the period between the SAOP Commencement Date and the SAOP Rent Commencement Date shall apply, also, with respect to any such asbestos removal work which Landlord is required to perform in the 18th Floor Must Take Premises during the period between the 18th Floor Must Take Commencement Date and the 18th Floor Must Take Rent Commencement Date). Tenant, at its expense (except as hereinafter provided) shall effect all other work which is necessary to make the 18th Floor Must Take Premises suitable and ready for Tenant’s occupancy and use (“Tenant’s 18th Floor Must Take Initial Installation Work”). Tenant shall perform Tenant’s 18th Floor Must Take Initial Installation Work in accordance with the provisions of paragraphs C and F of Article 8 of this Agreement, except that the amount of Landlord’s contribution with respect to such work (for purposes of subparagraph C(iii) of said Article 8) shall be $48,950.00, of which $7,343 may be applied to architectural and engineering fees and other soft costs, and Tenant shall not be entitled to any additional free hours of after-hours freight elevator usage for the 18th Floor Must Take Premises. The provisions of paragraphs D and E of Article 8 shall not be applicable to the 18th Floor Must Take Premises.

                              (vi) The 18th Floor Must Take Premises shall be deemed part of the Second Expanded Demised Premises for purposes of Articles 10B, 11, 12, 13, 15 and 22 of this Agreement.

                    C. In the event that the 18th Floor Must Take Commencement Date shall not occur simultaneously with the SAOP Commencement Date, then the amount of Landlord’s SAOP Contribution shall be increased by $300,000.00 to a total of $8,379,874.00 (with the maximum amount to be applied to architectural and engineering fees to be increased by $45,000.00 to a total of $1,256,981.00).

                    D. In the event that the 18th Floor Must Take Commencement Date shall occur simultaneously with the SAOP Commencement Date, but Tenant shall exercise its right to defer the SAOP Commencement Date pursuant to Article 3A of this Agreement, then the 18th Floor Must Take Commencement Date shall be deemed deferred to the same date as the deferred SAOP Commencement Date, and the fixed annual rental rates for the 18th Floor Must Take Premises, as set forth in subparagraph B(i) above, shall be increased by the same amounts (on a dollars per rentable square foot basis) as the fixed annual rental rates for the Second Additional Office Premises are increased pursuant to Article 4C of this Agreement (i.e., $0.25 per rentable square foot per annum for a one-month deferral; $0.80 per rentable square foot per annum for a two-month deferral; $1.45 per rentable square foot per annum for a three-month deferral; and $2.15 per rentable square foot per annum for a four-month deferral).

          10. Article 4 of the Lease shall be deemed to be, and hereby is, modified as follows:

                    A. With respect to the Second Additional Office Premises, the references in Article 4J(ii) of the Original Lease to “Tenant’s Initial Installation Work” shall mean “Tenant’s

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SAOP Initial Installation Work” (and with respect to the 18th Floor Must Take Premises, shall mean “Tenant’s 18th Floor Must Take Initial Installation Work”).

                    B. The reference to the number “twelve (12)” in Article 4F(iii)(d) of the Lease shall be changed to the number “eighteen (18)”. Additionally, in no event may any assignment or subletting be made which results in the occupancy of any full floor included in the Second Expanded Demised Premises by more than three (3) occupants (including Tenant).

          11. Article 31 of the Lease shall be deemed to be, and hereby is, modified with respect to the Second Additional Office Premises as follows:

                    A. The third sentence of Article 31A(i) of the Original Lease shall be deemed to be, and hereby is, modified so that Landlord shall furnish heat to the Second Additional Office Premises so as to provide for reasonably comfortable occupancy thereof, for normal office use, during all Business Hours on all Business Days, during the cold season, at no charge to Tenant. Air conditioning service shall be provided by the SAOP A/C Units to be installed by Tenant, and Landlord shall provide Tenant with 275 tons per annum of chilled water from the Building Chilled Water and Warm Water Circulating System in connection with the operation of such Units, at no charge to Tenant during Business Hours. Such chilled water service shall be provided to Tenant for the First Additional Office Space and the Second Additional Office Space (it being acknowledged that the Original Demised Premise is currently serviced by air-cooled air-conditioning units) in accordance with the provisions of Article 24C of the Original Lease, and for purposes of subparagraph (v) of said Article 24C of the Original Lease, Tenant acknowledges that it has been advised by Landlord that the Second Expanded Demised Premises and all of the Option Space/ROFO Space are in the same zone and Landlord agrees that such space will remain in the same zone during the term of the Lease (as modified hereby). Tenant acknowledges that it has been advised as follows with respect to the Building Chilled Water and Warm Water Circulating System: that it is currently operated on a year-around basis; that the temperature of the chilled water generated by such system is allowed to modulate to maintain suitable indoor temperatures (68 to 75 degrees F); that for the period from May 15th to September 15 (i.e., the cooling season), the system will deliver chilled water to the FAOP A/C Units and the SAOP A/C Units within a temperature range of 42 – 54 degrees F utilizing the mechanical cooling produced by the base Building refrigeration plant; that during such cooling season, the chillers will only be operated during Business Hours on Business Days; and that during the period from September 16th to May 14th (i.e., the heating season), the chillers will not be operated at all, but warm water will be circulated on a 24/7 basis, by the base Building’s pumps. It is further acknowledged and agreed that Landlord may from time to time modify or amend the manner in which the Building Chilled Water and Warm Water Circulating System operates, provided same does not materially and adversely affect the operation of the FAOP A/C Units or the SAOP A/C Units (including, without limitation, their ability comply with the temperature specifications set forth in (and pursuant to the provisions of) Article 10B of the Second Modification with respect to the FAOP A/C Units, and paragraph B of this Article with respect to the SAOP A/C Units), or result in any additional material expense to Tenant.

                    B. Article 31A(ii) of the Original Lease shall be deemed to be, and hereby is, modified with respect to the Second Additional Office Premises, so that if (i) the SAOP A/C

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Units to be installed by Tenant shall provide a minimum of 275 tons of cooling capacity to the Second Additional Office Premises (with a minimum of 120 tons to the 18th Floor Portion, 120 tons to the 19th Floor Portion and 35 tons to the 15th Floor Portion), (ii) occupancy levels in the Second Additional Office Premises will not exceed one (1) person per one hundred (100) square feet of rentable area (and such occupants are evenly distributed throughout the Second Additional Office Premises), (iii) the electrical load in the Second Additional Office Premises shall not exceed six (6) watts per usable square foot on a demand load basis and (iv) Tenant shall at all times comply with applicable and relevant Building regulations affecting the operation of the SAOP A/C Units, then the SAOP A/C Units and the Building heating system shall be capable of maintaining the following conditions: (a) a minimum average indoor dry bulb temperature of not less than 68 degrees Fahrenheit, whenever the outdoor dry-bulb temperature, during Business Hours, is lower than 65 degrees and not lower than 0 degrees Fahrenheit; and (b) a minimum average indoor dry-bulb temperature of no higher than 75 degrees Fahrenheit, whenever the outdoor dry-bulb temperature, during Business Hours, is higher than 65 degrees and not higher than 95 degrees Fahrenheit, and the outdoor wet-bulb temperature does not exceed 75 degrees Fahrenheit.

                    C. Article 31C of the Original Lease shall be deemed to be, and hereby is, modified with respect to the Second Additional Office Premises, so that any Supplemental A/C Unit(s) to be installed by or on behalf of Tenant in and for the Second Additional Office Premises shall be of the Direct Expansion (DX) water-cooled type (and not an air-cooled unit), and shall be equipped with a free cooling water-side economizer coil; and with respect to any such Supplemental A/C Unit(s) with an outside-air connection, Tenant shall be responsible for providing suitable electric duct heaters in order to prevent coil freezing. Additionally, as a condition to the installation of any such Supplemental A/C Unit(s) in and for the Second Additional Office Premises, Tenant shall provide Landlord with a letter from a reputable HVAC consultant or Tenant’s engineer confirming that the installation of such equipment is required or desired based on Tenant’s plans and specifications for Tenant’s SAOP Initial Installation Work and Tenant’s proposed business operations in the Second Additional Office Premises. In the event that Tenant provides such confirmation letter and thereafter installs any such Supplemental A/C Unit(s) in and for the Second Additional Office Premises, then Landlord shall provide Tenant with up to 30 tons per annum of chilled water from the Building Chilled Water and Warm Water Circulating System for the operation of such unit(s) (which 30 tons of chilled water shall be in addition to the 275 tons per annum of chilled water to be supplied by Landlord for the SAOP A/C Units pursuant to paragraph A above). It is acknowledged and agreed by Tenant that the use of such chilled water for any Supplemental A/C Unit(s) in the Second Additional Office Premises shall be subject to the following limitations: (i) during Business Hours on Business Days, it shall be used as chilled water (which runs through a coil in such Supplemental A/C Unit(s)) in order to provide cooling in the Second Additional Office Premises; and (ii) outside of Business Hours on Business Days, the chilled water shall be used as if it were condenser water (which utilizes a compressor in such Supplemental A/C Unit(s)) in order to provide cooling to the Second Additional Office Premises. Landlord, at Tenant’s expense, shall (a) modify one (1) of the existing taps on the 18th Floor Portion and/or one of the existing taps on the 19th Floor Portion and/or one of the existing taps in the 15th Floor Portion in order to provide up to a total of thirty (30) tons of additional chilled water service for any such Supplemental A/C Unit(s) (it being acknowledged that there are currently two (2) taps on each such floor, each with the

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capacity to provide sixty (60) tons of chilled water service), and (b) a BTU submeter(s) to measure Tenant’s actual consumption of such chilled water. Tenant shall reimburse Landlord for any and all actual out-of-pocket costs incurred by Landlord in connection with the modification of such taps and the purchase and installation of such BTU submeter(s), which costs shall be deemed additional rent under the Lease, as modified hereby, and due within thirty (30) days after demand, accompanied by documentation reasonably supporting such costs. Tenant shall pay Landlord a charge in the amount of $2,000 per ton per annum (“Landlord’s Annual Supplemental Chilled Water Charge”) for chilled water used in connection with any Supplemental A/C Unit(s) in the Second Additional Office Premises, as measured by such BTU submeter(s), which Landlord’s Annual Supplemental Chilled Water Charge shall be subject to adjustment as hereinafter provided, and shall be deemed additional rent under the Lease, as modified hereby, and due within thirty (30) days after demand. Except as otherwise provided above, there shall be no tap-in fees or charges associated with accessing the Building’s Chilled Water and Warm Water Circulating System. Landlord’s Annual Supplemental Chilled Water Charge shall be adjusted effective as of the first month of each SAOP Lease Year hereunder (but never decreased below $2,000) by multiplying Landlord’s Annual Supplemental Chilled Water Charge by the percentage difference between the Price Index (as such term is hereinafter defined) for the month prior to such first month and the Base Price Index (as such term is hereinafter defined), and by adding the result to the Landlord’s Annual Supplemental Chilled Water Charge. The term “Price Index” when used herein shall mean the “Consumer Price Index” published by the Bureau of Labor Statistics of the U.S. Department of Labor, All Items, New York, NY – Northeastern, N.J., for urban wage earners and clerical workers, or a successor or substitute index approximately adjusted. The term “Base Price Index” shall mean the Price Index for December 2013. Anything contained herein to the contrary notwithstanding, in the event that the Price Index ceases to use 1982-84=100 as the basis of calculation, or if a substantial change is made in the terms or number of items contained in the Price Index, then the Price Index shall be adjusted to the figure that would have been arrived at had the manner of computing the Price Index in effect at the date of this Agreement not been altered. In the event such Price Index (or a successor or substitute index) is not available, a reliable governmental or other non-partisan publication evaluating the information theretofore used in determining the Price Index shall be used.

          12. The following provisions of the Original Lease shall not be applicable to the Second Additional Office Premises: paragraphs A, B, C, D, E, F and H of Article 1; the fixed annual rental rates set forth in Article 2A; paragraphs A, B, C, E and F of Article 23; Article 40; Article 43A; and Exhibits A, I and J. Article 9B of the Second Modification shall be deemed to be, and hereby is, deleted from the Lease.

          13. Article 3 of the Lease shall be deemed to be, and hereby is, modified, so that Landlord may, from time to time, following the expiration of the first SAOP Lease Year (but not more frequently than once in any SAOP Lease Year), cause Landlord’s electrical consultant to determine Tenant’s electrical requirements for the Second Expanded Demised Premises over the twelve (12) months immediately preceding each such determination. If Landlord’s electrical consultant shall determine that Tenant’s electrical requirements are less than the electrical capacity which Landlord is responsible hereunder to provide to the Second Expanded Demised Premises (i.e., six (6) watts per rentable square foot of demand load in the Original Demised

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Premises and the FAOP Electrical Capacity in the First Additional Office Premises and the SAOP Electrical Capacity in the Second Additional Office Premises), then Landlord may, in its sole discretion, at any time following the sixtieth (60th) day after giving Tenant notice (hereinafter referred to as the “Electric Recapture Notice”) of Landlord’s intent to do so, perform all work (collectively, “Landlord’s Excess Capacity Recapture Work”) required in order to recapture up to eighty percent (80%) of any such excess electrical capacity then so determined to exist (provided such recapture of electrical capacity has no adverse impact (other than to a de minimis extent) on the operation of Tenant’s business in the Second Expanded Demised Premises), unless Tenant shall have objected to such recapture in the manner hereinafter provided within such sixty (60) day period. The Electric Recapture Notice shall be (a) given not later than sixty (60) days following the determination of such excess capacity and (b) accompanied by an explanation in reasonable detail of how the determination of such excess capacity was made (including, without limitation, calculations thereof prepared by a licensed electrical engineer). Any objection to such recapture of excess electrical capacity shall be in writing specifying in reasonable detail the reasons for such objection, including, without limitation, calculations of Tenant’s electrical requirements prepared by a licensed electrical engineer. Any such dispute shall be resolved pursuant to the dispute resolution provisions of Article 3B(iv) of the Original Lease. If it then shall be determined that excess capacity exists, then upon not less than thirty (30) days’ notice to Tenant and subject to the terms, covenants and conditions of Article 22 of this Agreement, Landlord may perform Landlord’s Excess Capacity Recapture Work in order to recapture up to eighty percent (80%) of such excess capacity. Tenant acknowledges that the purpose of this Article is to foster conservation of electric consumption in the Building. Notwithstanding the foregoing, if Landlord recaptures any such excess capacity and Tenant thereafter provides Landlord with a “load letter” from Tenant’s engineer or from a reputable electrical consultant which substantiates (to the reasonable satisfaction of Landlord) Tenant’s need for any additional electrical capacity for its operations in the Second Expanded Demised Premises, then Landlord, at Landlord’s sole cost and expense and subject to the terms, covenants and conditions of Article 22 of this Agreement, shall as expeditiously as reasonably possible perform all work (collectively, “Landlord’s Electrical Restoration Work”) as is necessary to provide such additional electrical capacity to the Second Expanded Demised Premises (at the existing electrical panels or then existing electrical busways located on each applicable floor, as determined by Landlord), provided that in no event shall Landlord be responsible for providing any electrical capacity in excess of six (6) watts per rentable square foot of demand load in the Original Demised Premises, the FAOP Electrical Capacity in the First Additional Office Premises and the SAOP Electrical Capacity in the Second Additional Office Premises.

          14. A. Reference is hereby made to the following subordination, non-disturbance and attornment agreements (each an “Existing SNDA” and collectively, the “Existing SNDA’s”): (i) SNDA between Empire State Building L.L.C. and Tenant dated as of July 14, 2008; and (ii) SNDA between Empire State Land Associates L.L.C. and Tenant dated as of July 14, 2008. Landlord agrees to obtain and deliver to Tenant an agreement from the grantor under each of the Existing SNDA’s confirming that its Existing SNDA will remain in full force and effect with respect to the Lease, as modified by this Agreement, executed by the applicable grantor, and acknowledged. Landlord shall deliver such confirmation from Empire State Building Associates

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L.L.C. and Empire State Land Associates L.L.C. to Tenant simultaneously with the execution and delivery of this Agreement by Landlord and Tenant.

                    B. As of the date hereof, the real property of which the Building forms a part is encumbered by a certain mortgage made by Empire State Land Associates L.L.C. and Empire State Building Associates L.L.C. in favor of HSBC Bank USA, National Association (“HSBC”), as agent. Notwithstanding anything contained in the Lease, as modified hereby, to the contrary, Landlord shall obtain from HSBC, for the benefit of Tenant, a subordination, non-disturbance and attornment agreement, substantially in the form attached hereto and made a part hereof as Exhibit C. Landlord shall deliver such subordination, non-disturbance and attornment agreement to Tenant executed by HSBC, Landlord, Empire State Land Associates L.L.C. and Empire State Building Associates L.L.C., and acknowledged, within forty-five (45) days of the date that this Agreement is executed and delivered by Landlord and Tenant. In the event that Landlord fails to so deliver such subordination, non-disturbance and attornment agreement to Tenant within such forty-five (45) day period, then, at Tenant’s election, to be made by notice to Landlord given within ten (10) days after the end of such forty-five (45) day period, this Agreement shall be deemed to be null and void and of no further force and effect, and neither party shall have any further obligation or liability to the other hereunder. Tenant shall promptly execute, have acknowledged and deliver any such subordination, non-disturbance and attornment agreement.

          15. The renewal option set forth in Article 32 of the Lease shall continue to be applicable with respect to the Lease, as modified by this Agreement, except that the term “EP Renewal Premises” shall mean the portion of the Second Expanded Demised Premises as to which Tenant exercises its renewal option pursuant to said Article 32, as modified hereby; it being understood and agreed, however, that Tenant may only exercise such renewal option with respect to the entire Second Expanded Demised Premises or any portion thereof consisting of two (2) or more contiguous floors, provided there is no separation of any floors which are included in the Second Expanded Demised Premises but not part of the EP Renewal Premises). If Tenant exercises such renewal option with respect to less than all of the Second Expanded Demised Premises, then “The Percentage” for purposes of calculating operating expense and real estate tax escalation additional rents payable under paragraphs B and C of Article 2 of the Lease, as modified hereby, respectively, during the Extended Term shall be calculated in the same manner as under the Original Lease with respect to the Original Demised Premises.

          16. A. Tenant represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to this Agreement other than Newmark & Company Real Estate, Inc., d/b/a Newmark Knight Frank and Cassidy Turley New York, Inc. (collectively, the “Brokers”). Tenant shall indemnify, defend and hold Landlord harmless from and against any claims for fees or commissions from anyone other than the Brokers with whom Tenant has dealt in connection with this Agreement.

                    B. Landlord represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to this Agreement other than the Brokers. Landlord shall indemnify, defend and hold Tenant harmless from and against any claims for fees or commissions from anyone including the Brokers, with whom Landlord has dealt in connection

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with this Agreement. Landlord agrees to pay any commission or fee owing to the Brokers pursuant to separate agreements with them. Nothing in this Article shall be construed to be a third party beneficiary contract.

          17. A. Tenant hereby represents that, to the best of its knowledge: (i) Landlord is in full compliance with the Lease, (ii) Landlord is not in default beyond any applicable grace period of any of its respective obligations under the Lease, and (iii) there exists no defense or counterclaim to the payment of any fixed annual rent or additional rent Landlord has billed Tenant to date under the Lease.

                    B. Landlord hereby represents that, to the best of its knowledge: (i) Tenant is in full compliance with the Lease, and (ii) Tenant is not in default beyond any applicable grace period of any of its respective obligations under the Lease.

          18. This Agreement shall not in any way bind Landlord or Tenant until such time as it has been executed by both Landlord and Tenant, and thereafter has been duly delivered to the respective parties.

          19. Except as herein modified, all of the terms, covenants and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed.

          20. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns. This Agreement constitutes the entire agreement of the parties concerning the matters and transactions covered by this Agreement.

          21. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument. The signature page of any counterpart of this Agreement may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart of this Agreement identical thereto except having an additional signature page executed by the other party to this Agreement attached thereto. Any counterpart of this Agreement may be delivered via facsimile, email or other electronic transmission, and shall be legally binding upon the parties hereto to the same extent as originals.

          22. Tenant shall reasonably cooperate with Landlord in connection with any Landlord’s SAOP Punch List Work, Landlord’s SAOP Asbestos Removal Work, Landlord’s SAOP Submetering Work, Landlord’s SAOP Additional Electrical Capacity Work, Landlord’s Excess Capacity Recapture Work and Landlord’s Electrical Restoration Work, including, without limitation, by providing Landlord and its contractors with such access to the Second Expanded Demised Premises as is reasonably necessary for the performance of such work. Landlord shall use commercially reasonable efforts to effect such access and work in a manner which minimizes any interference with, as the case may be, the performance of Tenant’s SAOP Initial Installation Work or the conduct of Tenant’s business at the Second Expanded Demised Premises; it being understood and agreed, however, that any such work may be performed on Business Days during Business Hours unless (a) such entry or work (1) results in a denial of any

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reasonable means of access to the Second Expanded Demised Premises or use of the Second Expanded Demised Premises for the performance of Tenant’s SAOP Initial Installation Work or for the conduct of Tenant’s business in the normal course thereof or (2) imminently threatens the health or safety of any authorized occupant of the Second Expanded Demised Premises; or (b) Tenant shall request that Landlord perform the work on an overtime or premium basis and Tenant shall agree to reimburse Landlord for the cost of same (provided such work is capable of being performed on such overtime or premium basis and it is possible to do so), in which event Tenant shall pay to Landlord, within thirty (30) days after demand therefor, an amount equal to the difference between overtime or premium pay rates and the regular pay rates for performing such work.

          23. It is acknowledged and agreed that Tenant shall be entitled to the $45,000.00 rent credit set forth in Article 25 of the Second Modification, which rent credit shall be applied, until fully depleted, against the first fixed annual rent due under the Lease, as modified hereby, with respect to the 15th Floor Portion.

          24. A. If, at any time during the term of the Lease, as modified hereby, Landlord issues a written proposal to a prospective tenant (or its agent) for the leasing of all or any part of the 20th and/or 21st floor of the Building (whether or not such proposal includes space on any other floor of the Building), then Landlord shall simultaneously give Tenant a copy of such proposal (but with the identity of the prospective tenant and any terms and conditions which are not applicable to the 20th and/or 21st floor space redacted), which shall include a diagram showing the 20th and/or 21st floor space covered thereby, as well as the following proposed terms for the leasing of such space: the term, the term commencement date, the rent commencement date, the fixed annual rental rates, the escalation additional rents (including base years), the electricity charges, the rentable square foot area of the space, the condition in which Landlord is willing to lease such space, including, without limitation, any base building work which Landlord is willing to perform and/or work allowance or contribution which Landlord is willing to make towards the cost of Tenant’s initial installation in such space, and the amount of any security required by Landlord in connection with the leasing of such space (each such proposal being a “Landlord Proposal”). If and so long as Tenant is not in default under the Lease, as modified hereby, beyond any applicable notice and/or cure period, Tenant shall have the option, with respect to the 20th and/or 21st floor space included in the Landlord Proposal (the “Landlord Proposal Space”), exercisable by written notice to Landlord given within five (5) business days after Tenant has been given the Landlord Proposal (time being of the essence), to add to the Second Expanded Demised Premises all but not part of such Landlord Proposal Space, pursuant to the terms and conditions set forth in the Landlord Proposal; it being understood and agreed, however, that Tenant shall only be required to provide the security required under the Landlord Proposal if there has been a material adverse change in the financial condition of Tenant following the date of this Agreement which remains in effect on the date Tenant exercises such option. If Tenant duly and timely exercises such option, then Landlord and Tenant shall enter into an amendment of the Lease, as modified hereby, confirming the inclusion of the Landlord Proposal Space in the Second Expanded Demised Premises pursuant to the terms and conditions set forth in the Landlord’s Proposal. In all other respects, the terms and conditions contained in the Lease, as modified hereby, shall remain unmodified. Any such amendment of the Lease, as modified hereby, shall be in Landlord’s then standard form for the Building (but in any event

26

shall be substantially similar to this Agreement). In the event that Tenant fails to exercise its option as aforesaid within such five (5) business day period, then Tenant shall be deemed to have waived its rights under this Article with respect to the leasing of such Landlord Proposal Space based on the Landlord Proposal. However, the foregoing provisions shall again apply with respect to any subsequent Landlord Proposal which Landlord issues with respect to such Landlord Proposal Space, even if it is to the same prospective tenant (or its agent) to whom the original Landlord Proposal was issued; provided, however, that with respect to any such subsequent Landlord Proposal to the same prospective tenant (or its agent) to whom the original Landlord Proposal was issued which is sent on a “Best and Final” basis, such five (5) business day period in which Tenant must respond to such subsequent Landlord Proposal shall be reduced to a period of twenty-four (24) hours (time being of the essence).

                    B. The foregoing provisions are intended to reflect the intention of the parties that Tenant shall have no other rights with respect to Landlord’s renting of the above described space or any other space in the Building, except as specifically set forth in Article 43 of the Lease.

                    C. The exercise by Tenant of its rights under this Article (or under said Article 43) shall be conditioned upon the occupancy of at least eighty percent (80%) of the then rentable square foot area of the Second Expanded Demised Premises by Tenant and/or any Affiliate of Tenant and/or Desk Space User.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LANDLORD:
EMPIRE STATE BUILDING COMPANY L.L.C.

By:	/s/ Peter L. Malkin

Peter L. Malkin, Member

TENANT:
COTY INC.

By:

Name:
Title:

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shall be substantially similar to this Agreement). In the event that Tenant fails to exercise its option as aforesaid within such five (5) business day period, then Tenant shall be deemed to have waived its rights under this Article with respect to the leasing of such Landlord Proposal Space based on the Landlord Proposal. However, the foregoing provisions shall again apply with respect to any subsequent Landlord Proposal which Landlord issues with respect to such Landlord Proposal Space, even if it is to the same prospective tenant (or its agent) to whom the original Landlord Proposal was issued; provided, however, that with respect to any such subsequent Landlord Proposal to the same prospective tenant (or its agent) to whom the original Landlord Proposal was issued which is sent on a “Best and Final” basis, such five (5) business day period in which Tenant must respond to such subsequent Landlord Proposal shall be reduced to a period of twenty-four (24) hours (time being of the essence).

                    B. The foregoing provisions are intended to reflect the intention of the parties that Tenant shall have no other rights with respect to Landlord’s renting of the above described space or any other space in the Building, except as specifically set forth in Article 43 of the Lease.

                    C. The exercise by Tenant of its rights under this Article (or under said Article 43) shall be conditioned upon the occupancy of at least eighty percent (80%) of the then rentable square foot area of the Second Expanded Demised Premises by Tenant and/or any Affiliate of Tenant and/or Desk Space User.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LANDLORD:
EMPIRE STATE BUILDING COMPANY L.L.C.

By:

Peter L. Malkin, Member

TENANT:
COTY INC.

By:	/s/ Jules Kaufman

Name: Jules Kaufman
Title: Senior VP, General Counsel and Secretary

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EXHIBIT A

SECOND ADDITIONAL OFFICE PREMISES

[Floor Plan]

[Floor Plan]

[Floor Plan]

EXHIBIT B

BUILDING STANDARD
ENVIRONMENTAL DESIGN AND CONSTRUCTION GUIDELINES

BUILDING STANDARD ENVIRONMENTAL DESIGN
AND CONSTRUCTION GUIDELINES

A.	Energy Efficiency:

          1. Reduce lighting power density from ASHRAE/IESNA 90.1-2007 standards by at least 10% and up to 35%, as long as the measures required in order to do so do not affect the design intent of the Second Additional Office Premises in any material respect. This may be achieved through efficient lighting design, use of low wattage fixtures and reflective surfaces as well as LED task lights and day-lighting optimization strategies.

          2. Implement lighting controls, including daylight dimming controls, for lighting within the perimeter zone (approximately fifteen (15) feet from the perimeter walls), except for non windowed areas that have no penetration of natural light. Install occupancy sensors for a target of 75% of the connected lighting load of the useable space.

          3. Optimize energy performance of HVAC systems through zoning controls, VFD’s on pumps and motors, and VAV distribution systems, and specify CFC-free refrigerants.

          4. Implement Demand Controlled Ventilation through the use of CO2 sensors in the Second Additional Office Premises and in the return air stream to the Air Handling Unit serving the Second Additional Office Premises and tie in to controls.

          5. Tie in radiators to VAV box controls and building management system.

          6. Install local instantaneous hot water heaters.

          7. Target lighting and plug load of 2.0-2.5 Watts per usable square foot of demand load.

          8. Reduce plug loads by specifying equipment and appliances (including, without limitation, computers, printers, refrigerators, copiers, and A/V and IT equipment) that meet or exceed Energy Star requirements in effect as of the date hereof. This provision shall only apply to new equipment and appliances purchased by Tenant for use within the Second Additional Office Premises.

          9. Perform a one-time commissioning of energy systems within the Second Additional Office Premises (including, without limitation, lighting, HVAC and electrical) after substantial completion of Tenant’s SAOP Initial Installation Work in order to ensure design optimizes performance and systems are constructed and function per efficient design.

B.	Water Efficiency:

          1. Specify low flow fixtures, including, without limitation, lavatories, water closets, urinals and pantry sinks.

C.	Materials and Resources:

          1. Divert construction waste from landfills through recycling and donation programs.

          2. Reuse materials whenever possible, including construction materials.

          3. Specify recycled content materials whenever reasonably possible, which may include, without limitation, gypsum board, acoustical tiles, carpet and carpet backing.

          4. Specify regionally produced and extracted materials whenever possible.

          5. Specify rapidly renewable resources whenever reasonably possible, including, without limitation, bamboo, wool, linoleum and cork.

          6. Specify and use wood products certified by the Forest Stewardship Council (FSC) whenever reasonably possible, provided that the cost of such wood products is consistent with the market price of comparable non-certified products.

D.	Indoor Environmental Quality:

          1. Monitor delivery of outside air to ensure indoor air quality compliance with ASHRAE 62.1 and 55.

          2. Implement Construction Indoor Air Quality Management Plans during performance of Tenant’s SAOP Initial Installation Work and prior to occupancy to minimize the presence and spread of air pollutants.

          3. Specify and install low-emitting (low or no Volatile Organic Compounds) adhesives, sealants, paints, coatings, flooring systems, composite wood and agrifiber products, systems furniture and seating.

          4. Offer occupants control of lighting.

          5. Design and build to optimize daylight and views for occupants, which may be achieved through interior rather than exterior offices, or perimeter offices with glass fronts.

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EXHIBIT C

HSBC SNDA

HSBC BANK USA, NATIONAL ASSOCIATION, as agent
(Agent)

- and -

COTY INC.
(Tenant)

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

Dated:	April ____, 2012

Location:	Empire State Building
350 Fifth Avenue
New York, New York

Block:	00835
Lot:	0041
County:	New York

PREPARED BY AND UPON
RECORDATION RETURN TO:

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Attention: Steven M. Herman, Esq.

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

          THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of the _________ day of April 2012 by and between HSBC BANK USA, NATIONAL ASSOCIATION, a bank organized under the laws of the United States of America (“HSBC”), having an address at 452 Fifth Avenue, New York, New York 10018, as administrative agent (“Agent”) for itself in its individual capacity as a lender and the other co-lenders that may exist from time to time (together with HSBC in its individual capacity as a lender, collectively, “Lenders”) and COTY INC., having an address at 350 Fifth Avenue, Suite 1400, New York, New York 10118 (“Tenant”).

RECITALS:

          A. Empire State Land Associates L.L.C. (“Ground Lessor”), as successor-in-interest to The Prudential Insurance Company of America, and Empire State Building Associates L.L.C. (“Ground Lessee”), as successor-in-interest to Alglan Realty Corporation, Rostev Realty Corporation and Bentob Realty Corporation, are parties to that certain Indenture of Ground Lease dated December 21, 1951 and recorded December 21, 1951 in the Office of the Register of the City of New York (the “City Register’s Office”) at book 4759, page 534 (the “Original Ground Lease”), which Original Ground Lease was amended by that certain (i) Modification of Indenture of Lease dated December 27, 1961 and recorded December 27, 1961 in the City Register’s Office at book 5173, page 49, (ii) Second Modification of Indenture of Lease dated February 15, 1965 and recorded February 15, 1965 in the City Register’s Office at book 5314, page 479, and (iii) Agreement and Declaration dated December 2, 1965 and recorded December 10, 1965 in the City Register’s Office at book 5353, page 260 (the Original Ground Lease, as so amended, the “Ground Lease”).

          B. Ground Lessee and Empire State Building Company L.L.C. (“Landlord”), as successor-in-interest to Lawrence A. Wien, Harry B. Helmsley, Martin Weiner Realty Corporation and Parempco Inc., as joint venturers associated under the name Empire State Building Company, are parties to that certain Agreement of Sublease dated December 27, 1961 and recorded December 27, 1961 in the City Register’s Office at book 5173, page 155 (the “Original Sublease”), which Original Sublease was amended by that certain (i) First Modification of Sublease dated February 15, 1965 and recorded February 15, 1965 in the City Register’s Office at book 5315, page 1, (ii) Second Modification of Sublease dated February 25, 2009 (which was not recorded) and (iii) Third Modification of Sublease dated July 26, 2011 and recorded August 9, 2011 in the City Register’s Office as CRFN 2011000279922 (the Original Sublease, as amended, the “Sublease”).

          C. Lenders have made a loan and will in the future advance additional amounts thereunder (collectively, the “Loan”) to Ground Lessor and Ground Lessee (Ground Lessor and Ground Lessee are hereinafter referred to collectively as “Borrower”), which Loan is given pursuant to the terms and conditions of that certain Loan Agreement (the “Loan Agreement”) dated July 26, 2011 by and among Agent, Lenders and Borrower. The Loan is secured by a certain Consolidated, Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement dated July 26, 2011 and recorded August 9, 2011 in the City

Register’s Office as CRFN 2011000279924 by and between Agent and Borrower (together with any and all future advances, renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof, the “Mortgage”), which Mortgage encumbers, among other things, the fee estate of Ground Lessor in and to the leasehold estate of Ground Lessee under the Ground Lease and the Sublease in the land more particularly described in Exhibit A attached hereto (the “Land”) and the building erected thereon commonly known as the Empire State Building (the “Building;” the Land and the Building are hereinafter referred to collectively as the “Property”);

          D. Tenant subleases a portion of the Building from Landlord under and pursuant to the provisions of that certain lease described on Exhibit B attached hereto (the “Lease”); and

          E. Tenant has agreed to subordinate the Lease to the Mortgage and to the lien thereof and Agent has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth and, accordingly, Tenant and Agent desire to confirm their understanding with respect to the Lease and the Mortgage.

AGREEMENT:

          For good and valuable consideration, Tenant and Agent agree as follows:

          1. Subordination. Subject to the terms, covenants and conditions of this Agreement, Tenant agrees that the Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder shall at all times be subject and subordinate in all respects to the lien of the Mortgage including, without limitation, all sums secured thereby, with the same force and effect as if the Mortgage had been executed, delivered and recorded prior to the execution and delivery of the Lease.

          2. Non-Disturbance. If any action or proceeding is commenced by Agent or any Lender for the foreclosure of the Mortgage or the sale of the Property, or to enforce any other right or remedy of Agent or any Lender, Tenant shall not be named as a party therein (unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or adversely affect Tenant’s rights under the Lease including, without limitation, Tenant’s rights to possess and use the premises demised thereunder), and the sale of the Property in any such action or proceeding and the exercise by Agent or Lender of any of its or their other rights or remedies under the Mortgage and the other documents executed in connection therewith (the “Loan Documents”) shall be made subject to all rights and remedies of Tenant under the Lease which Lease shall continue in full force and effect upon all of the terms, covenants and conditions set forth in the Lease except as otherwise expressly set forth in Section 3 below, provided, that, at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights or remedies, Tenant shall not be in default under any of the terms, covenants or conditions of the Lease on Tenant’s part to be observed or performed beyond the expiration of all applicable notice, grace and cure periods provided under the Lease or under applicable law and the Lease shall be in full force and effect.

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          3. Attornment. Upon any conveyance of the Property by reason of the foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise, and if the conditions set forth in Section 2 above have been met at the time of such transfer or, if such conditions have not been met at such time, at the option of the transferee of the Property (the “Transferee”), the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between the Transferee and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to the Transferee and the Transferee by virtue of its acquisition of the Property shall be deemed to have agreed to accept such attornment, provided, however, that the Transferee shall not be (a) liable (i) for Landlord’s failure to perform any of its obligations under the Lease which have accrued prior to the date (the “Transfer Date”) on which the Transferee shall become the owner of the Property (such obligations, “Landlord’s Obligations”) or (ii) for any act or omission of Landlord (whether prior to or after such foreclosure or sale); provided, however, that nothing contained in clauses (i) and (ii) above shall exculpate, or be construed as exculpating, the Transferee from liability for any default of Landlord under the Lease continuing after the Transfer Date, (b) subject to any offsets, defenses, abatements or counterclaims which shall have accrued to Tenant against Landlord prior to the Transfer Date; provided, however, that the Transferee shall be subject to such offsets, defenses, abatements and counterclaims in favor of Tenant as are expressly permitted pursuant to the terms of the Lease, including, without limitation, any offsets available to Tenant with respect to Landlord’s FAOP Contribution and Landlord’s SAOP Contribution (as such terms are defined in the Lease), (c) liable for the return of rental security deposits, if any, paid by Tenant to Landlord in accordance with the Lease unless such sums are actually received by or credited to the Transferee, (d) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance of their date due pursuant to the provisions of the Lease to Landlord unless (i) such sums are actually received by or credited to the Transferee or such sums are an estimated payment against annual pass-through charges, or (ii) such prepayment shall have been expressly approved of by the Transferee, (e) bound by any agreement amending, modifying or terminating the Lease made without the Agent’s prior written consent prior to the Transfer Date, except for any such agreements made pursuant to provisions of the Lease which contemplate the making of such agreements, and (f) liable for any tenant improvement allowance payable to Tenant as reimbursement for the costs incurred by Tenant in preparing the premises demised under the Lease for Tenant’s occupancy. Notwithstanding the foregoing, in no event shall the Transferee be liable to make any out-of-pocket payments to Tenant in order to reimburse Tenant for any overpayments of additional rent with respect to escalations in Expenses (as such term is defined in the Lease) and/or real estate taxes made by Tenant to Landlord prior to the Transfer Date, so long as the Transferee, at least twenty (20) days prior to the Transfer Date, requests Tenant in writing to inform the Transferee of any such amounts that may be payable to Tenant pursuant to the Lease and Tenant fails to do so before the Transfer Date and provided further that the foregoing shall not be deemed to abrogate Tenant’s audit rights under the Lease. If, as a result of any such audit, any such reimbursements are determined in accordance with the terms of the Lease to be due and payable to Tenant, Tenant shall have the right to offset the amount thereof against the next installment(s) of fixed annual rent payable under the Lease and in no event shall the Transferee be liable to make any out-of-pocket payments to Tenant on account thereof.

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          4. Notice to Tenant. After notice is given to Tenant by Agent that Landlord is in default under the Loan Agreement, the Mortgage and the other Loan Documents and that the rentals under the Lease should be paid to Agent pursuant to the terms of the assignment of leases and rents executed and delivered by Landlord to Agent in connection therewith, Tenant shall thereafter pay to Agent or as directed by Agent, all rentals and all other monies due or to become due to Landlord under the Lease and Landlord hereby (i) expressly authorizes Tenant to make such payments to Agent or as Agent may direct, (ii) releases and discharges Tenant from any liability to Landlord on account of any such payments and (iii) agrees that all such payments shall be fully credited against Tenant’s obligations under the Lease as and when they become due.

          5. Agent’s Consent. Tenant shall not, without obtaining the prior written consent of Agent (a) enter into any agreement amending, modifying or terminating the Lease (except for any such agreements made pursuant to provisions of the Lease which expressly contemplate the making of such agreements including, without limitation, Articles 32 and 43 of the Lease), (b) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of their dates due pursuant to the provisions of the Lease, or (c) voluntarily surrender the premises demised under the Lease or terminate the Lease without cause or shorten the term thereof; and any such amendment, modification, termination, prepayment or surrender, shall not be binding upon Agent. Agent shall not unreasonably withhold, condition or delay its consent to any agreement amending or modifying the Lease so long as such agreement does not amend or modify the rent, term or other material terms of the Lease.

          6. Agent to Receive Notices. Tenant shall notify (the “Default Notice”) Agent concurrently with any notice sent to Landlord pursuant to the Lease alleging any default by Landlord under the Lease which would entitle Tenant to cancel or terminate the Lease (a “Landlord Default”). Tenant agrees that, notwithstanding any provisions of the Lease to the contrary, no Default Notice shall be effective unless it shall have been given to Agent in accordance with the terms of Section 7 of this Agreement and Agent shall have failed to cure such Landlord Default within thirty (30) days thereafter (the “Cure Period”). Notwithstanding the foregoing, if a Landlord Default cannot with due diligence be cured by Agent within the Cure Period, then Agent shall have a reasonable period for curing such Landlord Default so long as Agent (i) within the Cure Period, advises Tenant, in writing, of Agent’s intention to cure such Landlord Default and (ii) duly commences curing such Landlord Default within the Cure Period and thereafter diligently prosecutes the same to completion; provided, however, that in no event shall Agent’s entire cure period exceed sixty (60) days. In addition to the foregoing, Tenant shall endeavor to notify Agent concurrently with any notice sent to Landlord pursuant to the Lease alleging any right of Tenant to abate the rents, additional rents or any other sums payable thereunder.

          7. Notices. All notices or other written communications hereunder shall be deemed to have been properly given (a) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof, (b) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (c) three (3) Business Days after having been deposited in any post

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office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Tenant:	Coty Inc.
Two Park Avenue
New York, New York 10016 Attention: Chief Financial Officer Facsimile No.: (212) 479-4317

with a copy to:	Coty Inc.
Two Park Avenue
New York, New York 10016 Attention: General Counsel Facsimile No.: (212) 479-4375

If to Agent:	HSBC Bank USA, National Association, as Agent 545 Washington Boulevard, 10th Floor
Jersey City, New Jersey 07310
Attention: Commercial Mortgage Servicing Department Facsimile No. (212) 525-1152

With a copy to:	Cadwalader, Wickersham & Taft LLP One World Financial Center
New York, New York 10281
Attention: Steven M. Herman, Esq. Facsimile No. (212) 504-6666

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Agreement, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

          8. Joint and Several Liability. If Tenant consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Agreement shall be binding upon and inure to the benefit of Agent, Tenant, Landlord (as to Section 4), the Transferee and their respective successors and assigns.

          9. Definitions. The term “Landlord” as used herein shall mean and include the present landlord under the Lease and such landlord’s predecessors in interest under the Lease, but shall not mean or include Agent. The term “Property” as used herein shall mean the Property, the improvements now or hereafter located thereon and the estates therein encumbered by the Mortgage.

          10. No Oral Modifications. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

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          11. Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State where the Property is located and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located without regard to conflicts of laws principles.

          12. Inapplicable Provisions. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

          13. Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.

          14. Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

          15. Further Acts. Tenant will execute, acknowledge and deliver all instruments as Agent shall, from time to time, reasonably require in order to confirm to Agent the rights hereby granted to Agent, carry out the intention or facilitate the performance of the terms of this Agreement or to record this Agreement, so long as such instruments do not in any event increase the obligations and liabilities of Tenant hereunder or otherwise abrogate the rights granted to Tenant hereunder. Agent will, at no cost or expense to Agent, execute, acknowledge and deliver all instruments as Tenant shall, from time to time, reasonably require in order to record this Agreement, so long as such instruments do not in any event increase the obligations and liabilities of Agent hereunder or otherwise abrogate the rights granted to Agent hereunder.

          16. Limitations on Agent’s and Lenders’ Liability. Tenant acknowledges that Lenders are obligated only to Landlord to make the Loan upon the terms and subject to the conditions set forth in the Loan Agreement, the Mortgage and the other Loan Documents. In no event shall Agent, Lenders or the Transferee, nor any heir, legal representative, successor, or assignee of Agent or Lenders or the Transferee (Agent, Lender, the Transferee and any such heir, legal representative, successor or assignee are hereinafter referred to collectively as the “Subsequent Landlord”) have any liability for the obligations of Landlord under the Lease unless and until the Subsequent Landlord succeeds to the interests of Landlord under the Lease. If the Subsequent Landlord succeeds to the interests of Landlord under the Lease, then Tenant shall look only to the Subsequent Landlord’s interest in and to the Property and the proceeds thereof for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by the Subsequent Landlord as landlord under the Lease, and no other property or assets of the Subsequent Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of such remedies; provided, however, that Tenant may exercise any other right or remedy provided under the Lease or by law in the event of any such default by the Subsequent Landlord.

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          17. Consent by Landlord. Landlord is executing this Agreement for the purpose of (i) evidencing its consent hereto, (ii) agreeing to be bound by the provisions of Section 4 hereof and (iii) acknowledging that nothing contained herein or resulting from the parties’ performance hereof creates any offsets, defenses or claims under the Loan Documents.

[SIGNATURE PAGE TO FOLLOW]

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          IN WITNESS WHEREOF, Agent and Tenant have duly executed this Agreement as of the date first above written.

AGENT:

HSBC BANK USA, NATIONAL ASSOCIATION, as agent

By:

Name:
Title:

COTY INC.

By:

Name:
Title:

The undersigned accepts and agrees to the provisions of Section 4 hereof:

LANDLORD:

EMPIRE STATE BUILDING COMPANY L.L.C.

By:

Name:
Title:

ACKNOWLEDGMENTS

STATE OF NEW YORK	)
ss.:
COUNTY OF NEW YORK	)

          On the ___ day of April, 2012, before me, the undersigned, a Notary Public in and for said State, personally appeared __________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individuals, or the persons upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF NEW YORK	)
ss.:
COUNTY OF NEW YORK	)

          On the ___ day of April, 2012, before me, the undersigned, a Notary Public in and for said State, personally appeared ________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individuals, or the persons upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF NEW YORK	)
ss.:
COUNTY OF NEW YORK	)

          On the ___ day of April, 2012, before me, the undersigned, a Notary Public in and for said State, personally appeared _________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individuals, or the persons upon behalf of which the individual acted, executed the instrument.

Notary Public

EXHIBIT A

LEGAL DESCRIPTION

          ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

          BEGINNING at the corner formed by the intersection of the southerly side of West 34th Street with the westerly side of Fifth Avenue;

          THENCE Southerly along the westerly side of Fifth Avenue, 197 feet 6 inches to the northerly side of West 33rd Street;

          THENCE Westerly along the northerly side of West 33rd Street, 500 feet;

          THENCE Northerly and parallel with the westerly side of Fifth Avenue, 98 feet 9 inches to the middle line of the block;

          THENCE Easterly and parallel with the northerly side of West 33rd Street, 75 feet;

          THENCE again Northerly and parallel with the westerly side of Fifth Avenue and part of the distance through a party wall, 98 feet 9 inches to the southerly side of West 34th Street;

          THENCE Easterly along the southerly side of West 34th Street, 425 feet to the comer aforesaid, the point or place of BEGINNING.

EXHIBIT B

LEASE DESCRIPTION

Agreement of Lease between Empire State Building Company L.L.C. and Coty Inc. dated July 14, 2008 as modified by that certain (i) Commencement Date Agreement dated as of January 14, 2009, (ii) First Lease Modification Agreement dated as of March 17, 2009, (iii) Second Lease Modification Agreement dated May 19, 2011 and (iv) Third Lease Modification Agreement dated April ____ , 2012.

Leased Premises: The entire rentable area of the fourteenth (14th) floor, a portion of the fifteenth (15th) floor, Storerooms 15A & 15C, and the entire rentable area of the sixteenth (16th) and seventeenth (17th) floors of the Building.

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT B

LEASE DESCRIPTION

Lease:

Amendments (if any):

Leased Premises:

EXHIBIT D

ESCROW AGREEMENT FOR LANDLORD’S SAOP CONTRIBUTION

EMPIRE STATE BUILDING COMPANY L.L.C.
350 Fifth Avenue, Third Floor
New York, New York 10118

As of April ___ , 2012

Coty Inc.
Two Park Avenue
New York, New York 10016

          Re: Empire State Building, New York, New York

Ladies and Gentlemen:

          Reference is hereby made to the following documents:

          (i) that certain lease (“Original Lease”) dated as of July 14, 2008 between Empire State Building Company L.L.C., as landlord (“Landlord”) and Coty Inc., as tenant (“Tenant”), covering certain space (the “Original Demised Premises”) consisting of the entire rentable area of the 14th floor, and a portion of the 15th floor, of the building (“Building”) known as the Empire State Building, 350 Fifth Avenue, New York, New York, which Original Lease was modified by a certain Commencement Date Agreement dated as of January 14, 2009 (“Commencement Date Agreement”), by a certain First Lease Modification Agreement dated as of March 17, 2009 (“First Modification”), and by a certain Second Lease Modification Agreement dated as of May 19, 2011 (which Original Lease, as so modified, is hereinafter called the “Lease”); and

          (ii) that certain proposed Third Lease Modification Agreement, pursuant to which 15th and 18th portions of the floors of the Building, and the entire rentable area of the 19th floor of the Building, will be added to the premises demised under the Lease (the “Proposed Modification”).

          Pursuant to the First Modification, certain storage space on the fifteenth floor of the Building (the “Storage Space”) was added to the premises demised under the Original Lease.

          Pursuant to the Second Modification, certain office space consisting of the entire rentable area of the 16th and 17th floors of the Building (the “First Additional Office Space”) was added to the premises demised under the Original Lease, as modified by the Commencement Date Agreement and the First Modification, so that, as of the date hereof, the premises demised under the Lease consists of the Original Demised Premises, the Storage Space and the First Additional Office Space (which are hereinafter collectively called the “Existing Demised Premises”).

          HSBC Bank USA, National Association (“HSBC”), the holder of a certain first mortgage currently encumbering the Building (the “HSBC Mortgage”), is not willing to assume responsibility for the payment of any unpaid portion of Landlord’s SAOP Contribution (as such term is defined in Article 8C(iii) of the Proposed Modification) if HSBC succeeds to the interest of Landlord under the Lease, as modified by the Proposed Modification, notwithstanding its agreement to enter into a non-disturbance agreement with Tenant. Tenant is not willing to execute and deliver the Proposed Modification unless and until Landlord provides Tenant with adequate security for the payment of any portion of Landlord’s SAOP Contribution remaining unpaid if, as and when HSBC succeeds to the interest of Landlord under the Lease, as modified by the Proposed Modification. As an inducement to Tenant to execute and deliver the Proposed Modification, Landlord is willing to provide such adequate security by depositing the amount of Landlord’s SAOP Contribution (i.e., $8,079,874.00) into escrow, in accordance with the terms and conditions hereinafter set forth.

          Therefore, it is hereby agreed as follows:

          1. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Lease and the Proposed Modification.

          2. Simultaneously with the execution and delivery of this letter agreement by Landlord and Tenant, Landlord deposited the sum of $8,079,874.00 (the “SAOP Escrow Deposit”) with Landlord’s attorneys, David J. Bleckner, P.C. (“Escrowee”), which shall hold such sum in escrow, in an interest bearing attorney escrow account at Citibank, N.A. (or another bank selected by Escrowee, notice of which shall be given to Landlord and Tenant), in accordance with the terms and conditions of this letter agreement.

          3. The SAOP Escrow Deposit shall be disbursed by Escrowee as follows:

                    A. If, following HSBC’s succeeding to Landlord’s interest under the Lease, as modified by the Proposed Modification, HSBC shall refuse to pay any unpaid portion of Landlord’s SAOP Contribution (or interest or legal fees due in connection therewith) when due, then, within two (2) business days after Escrowee’s receipt of Tenant’s written demand therefor (accompanied by the documentation set forth in clauses (a), (b) and (c) of Article 8C(iii) of the Proposed Modification), Escrowee shall advise Landlord of Tenant’s demand by sending a copy thereof and the accompanying supporting documentation. If Landlord shall fail to object in writing to Escrowee’s disbursement of the amount so demanded within five (5) business days after the date Escrowee’s notice is given, Escrowee shall pay Tenant the amount so demanded on account of Landlord’s SAOP Contribution. If Landlord shall timely object to such disbursement (which objection, if made, shall be based solely on the claim that Tenant has failed to satisfy the conditions to the disbursement of such funds pursuant to the provisions of Article 8C(iii) of the Proposed Modification, and shall be accompanied by an explanation of the reason(s) therefor and details sufficient to enable Tenant to cure such objection), then Escrowee shall advise Tenant of Landlord’s objection by sending a copy thereof to Tenant, and Escrowee shall continue to hold such funds until resolution of the dispute (or, at its election, shall deposit such funds into court, as hereinafter provided in Article 4A). Any such dispute shall be resolved by arbitration in accordance with the provisions of Article 41 of the Original Lease, and if Tenant prevails in such arbitration proceeding, then Escrowee shall be required to pay Tenant (from the SAOP Escrow Deposit) the full amount awarded to Tenant in such proceeding, including, without limitation, any attorneys’ fees and/or interest awarded to Tenant in such proceeding in accordance with the provisions of said Article 8C(iii).

                    B. In the event that Landlord shall pay Tenant any portion of Landlord’s SAOP Contribution in accordance with the terms of the Proposed Modification, then Landlord shall notify Escrowee thereof. Within two (2) business days after Escrowee’s receipt of Landlord’s notice of such payment, Escrowee shall notify Tenant that Escrowee intends to refund to Landlord, from the SAOP Escrow Deposit, an amount equal to the portion of Landlord’s SAOP Contribution so paid by Landlord. If Tenant shall fail to object in writing to such refund by Escrowee, within five (5) business days after the date Escrowee’s notice is given, then Escrowee shall refund such portion of the SAOP Escrow Deposit to Landlord (and the amount of the SAOP Escrow Deposit which is required to maintained hereunder shall be deemed reduced by such amount). If Tenant shall timely object to such refund by Escrowee (which objection, if made, shall be based solely on the claim that Landlord has failed to actually pay such portion of Landlord’s SAOP Contribution (or interest or legal fees due in connection therewith), and shall be accompanied by a reasonably detailed explanation of the reason(s) therefor), then Escrowee shall advise Landlord of Tenant’s objection by sending a copy thereof to Landlord, and Escrowee shall continue to hold such funds until resolution of the dispute (or, at its election, shall deposit such funds into court, as hereinafter provided in Article 4A). Any such dispute shall be resolved by arbitration in accordance with the provisions of Article 41 of the Original Lease.

                    C. In the event that Tenant shall fail by the fourth anniversary of the SAOP Commencement Date to perform sufficient Tenant’s SAOP Initial Installation Work for Landlord’s SAOP Contribution to be fully applied, then Landlord shall notify Escrowee thereof. Within two (2) business days after Escrowee’s receipt of such notice from Landlord, Escrowee shall notify Tenant that Escrowee intends to refund to Landlord, from the SAOP Escrow Deposit, an amount equal to the then remaining balance of the SAOP Escrow Deposit. If Tenant shall fail to object in writing to such refund by Escrowee, within five (5) business days after the date Escrowee’s notice is given, then Escrowee shall refund such remaining balance of the SAOP Escrow Deposit to Landlord. If Tenant shall timely object to such refund by Escrowee (which objection, if made, shall be based solely on the claim that Tenant has, prior to the fourth anniversary of the SAOP Commencement Date, performed sufficient Tenant’s SAOP Initial Installation Work for Landlord’s SAOP Contribution to be fully applied, or that Landlord has not paid interest or legal fees which are then due to Tenant under the provisions of the Proposed Modification governing Landlord’s SAOP Contribution, and which objection shall be accompanied by a reasonably detailed explanation of the reason(s) therefor), then Escrowee shall advise Landlord of Tenant’s objection by sending a copy thereof to Landlord, and Escrowee shall continue to hold such funds until resolution of the dispute (or, at its election, shall deposit such funds into court, as hereinafter provided in Article 4A). Any such dispute shall be resolved by arbitration in accordance with the provisions of Article 41 of the Original Lease.

                    D. All interest earned on the SAOP Escrow Deposit shall be added onto and become part of the SAOP Escrow Deposit and, to the extent it has not been applied in accordance with the terms hereof, shall be released to Landlord when Landlord’s obligations under the Lease, as modified by the Proposed Modification, with respect to Landlord’s SAOP Contribution have been fully satisfied.

          4. A. In the event of any dispute regarding this letter agreement or the SAOP Escrow Deposit, or uncertainty as to the duties of Escrowee hereunder, then except as otherwise expressly provided for herein, Escrowee shall pay the SAOP Escrow Deposit or disputed portion thereof, as the case may be, into court pursuant to the relevant statute.

                    B. The parties agree jointly to defend (by attorneys selected by Escrowee), indemnify and hold harmless Escrowee against and from any claim, judgment, loss, liability, cost or expense resulting from any dispute or litigation arising out of or concerning Escrowee’s duties or services hereunder. This indemnity shall include, without limitation, reasonable attorneys’ fees and disbursements either paid to retain attorneys or representing the fair value of legal services rendered by Escrowee itself.

                    C. Escrowee shall not be liable for any error in judgment or for any act done or step taken or omitted in good faith, or for any mistake of fact or law, except for Escrowee’s own gross negligence or willful misconduct. Notwithstanding anything contained in this letter agreement to the contrary, Escrowee shall have no obligation or responsibility to determine the validity of any objection by either Landlord or Tenant to the disbursement of all or any part of the SAOP Escrow Deposit; it being understood and agreed that such determination shall be made solely by the arbitrators in any arbitration proceeding relating to such objection.

                    D. The parties acknowledge that Escrowee is merely a stakeholder. Upon payment of the SAOP Escrow Deposit pursuant to this letter agreement, Escrowee shall be fully released from any and all liability and obligations with respect to the SAOP Escrow Deposit.

                    E. It is acknowledged and agreed that Escrowee is the attorney for Landlord and that Escrowee shall be entitled to represent Landlord in any lawsuit, except if same relates to the Escrow Deposit, unless the SAOP Escrow Deposit has been deposited into court by Escrowee, as hereinabove provided (in which case Escrowee shall be entitled to represent Landlord in such lawsuit).

                    F. Any notice or communication to Escrowee shall be in writing and either (a) delivered by hand or by overnight courier, with receipt acknowledged in either case, to Escrowee at 350 Fifth Avenue, Suite 2816, New York, New York 10118, or (b) given by telecopier to (212) 279-4495, in either case, Attn: David J. Bleckner, Esq. Each notice to Escrowee shall be deemed given when received (or refused). Any notice or communication to Landlord or Tenant shall be governed by the notice provisions of the Original Lease.

          5. The provisions of this letter agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed wholly in the State of New York, without regard to principles of conflicts of law.

          6. This letter agreement shall bind and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and permitted assigns.

          7. This letter agreement may not be modified, amended, altered or discharged except by an instrument in writing signed by the parties hereto.

          8. This letter agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

          9. This letter agreement supersedes any and all understandings and agreements between the parties with respect to the subject matter hereof.

          10. In the event that any provision of this letter agreement shall be held to be invalid or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this letter agreement shall be unaffected thereby.

          11. This letter agreement may be executed in two or more counterparts and all counterparts so executed shall for all purposes constitute one agreement binding on all of the parties hereto, notwithstanding that all parties shall not have executed the same counterparts. Facsimile and photocopy signatures on this letter agreement shall have the same force and effect as originals.

          Please sign and return a copy of this letter to the undersigned so as to confirm your agreement with the foregoing.

Very truly yours,

EMPIRE STATE BUILDING COMPANY L.L.C., Landlord

By:

Name: Peter L. Malkin
Title: Member

AGREED:

COTY INC., Tenant

By:

Name:
Title:

DAVID J. BLECKNER, P.C., Escrowee

By:

Name: David J. Bleckner, Esq.
Title: President

EXHIBIT E

18TH FLOOR MUST TAKE PREMISES

[Floor Plan]